As filed with the Securities and Exchange Commission on January 24, 2001
                                                      Registration No. 333-40762
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                  PRE-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                  iTract, Inc.
             (Exact name of Registrant as specified in its charter)

                                 --------------

        Delaware                                 7310                     66-0584851
(State or other jurisdiction         (Primary Standard Industrial      (I.R.S. Employer
of incorporation or organization)     Classification Code Number)     Identification No.)

                           Highway 690, Kilometer 5.8
                          Vega Alta, Puerto Rico 00692
                                 (787) 883-2570
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                 --------------

                               Michael J. Spector
                             Chief Executive Officer
                                  iTract, Inc.
                                  P.O. Box 706
                            Dorado, Puerto Rico 00646
                                 (787) 883-2570
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   Copies to:

    Ignacio Alvarez, Esq.                               Alfred G. Smith, Esq.
Pietrantoni Mendez & Alvarez LLP                         Shutts & Bowen LLP
Suite 1901, Banco Popular Center                          1500 Miami Center
   209 Munoz Rivera Avenue                          201 South Biscayne Boulevard
 San Juan, Puerto Rico 00918                            Miami, Florida 33131
       (787) 274-4911                                      (305) 379-9147
                                 --------------


     Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective and all other conditions under the merger agreements (described in the Proxy
Statement/Prospectus herein) are satisfied or waived.



     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________________

                                 --------------


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

                                     [LOGO]

                               MARGO CARIBE, INC.

                  MERGER PROPOSAL--YOUR VOTE IS VERY IMPORTANT


     The board of directors of Margo Caribe, Inc. is asking its shareholders to approve the sale of substantially all of Margo's assets and the merger of Margo with a newly formed Delaware holding company that will be engaged in the internet marketing business. The new Delaware holding company will enter the Internet marketing business through the merger of its newly formed subsidiary with itract, LLC, a privately held early-stage company. Upon completion of these transactions, Margo shareholders will own, on a fully diluted basis, 13.2% of the new Delaware holding company and itract, LLC members will own, on a fully diluted basis, 86.8% of the new Delaware holding company.

--------------------------------------------------------------------------------

     Margo's special meeting will be held:

                                 ______________, 2001
                                   10:00 a.m.
                         The Bankers Club of Puerto Rico
                              Banco Popular Center
                             209 Munoz Rivera Avenue
                              San Juan, Puerto Rico

--------------------------------------------------------------------------------


     We cannot complete these transactions unless we receive the approval of the shareholders of Margo holding a majority of Margo's outstanding common stock. Michael J. Spector, the Chairman of the Board, Chief Executive Officer and President of Margo, and Margaret D. Spector, the Secretary of Margo, who hold approximately 65.7% of Margo's outstanding common stock, have agreed to vote all of their shares in favor of the proposed transactions. Thus, approval of these transactions is assured.


     Margo's board of directors recommends that you vote in favor of the proposed transactions. We believe the proposed transactions will offer us significant opportunities to create shareholder value.



                                          MICHAEL J. SPECTOR
                                          Chairman of the Board, Chief Executive
                                          Officer and President
                                          Margo Caribe, Inc.


      Consider the risks described on pages II-1 through II-10 of this document.


--------------------------------------------------------------------------------
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this document or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------


     Since itract, LLC is a privately held company, its securities are not registered under the Securities Act of 1933 or the Securities Exchange Act of 1934. This proxy statement/prospectus is a prospectus with respect to the issuance of common stock of the new Delaware holding company to Margo shareholders and itract, LLC members. However, this proxy statement/ prospectus is a proxy statement only with respect to Margo.

     This proxy statement/prospectus is dated _________, 2000, and is first being mailed to the shareholders of Margo on or about ________, 2000.

                               MARGO CARIBE, INC.

                            ------------------------


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                          To Be Held on ________, 2001

                            ------------------------


To the Shareholders of Margo Caribe, Inc.:


      Margo Caribe, Inc. will hold its special meeting of shareholders at The Bankers Club of Puerto Rico, Banco Popular Center, 209 Munoz Rivera Avenue, San Juan, Puerto Rico, on _________, 2001, at 10:00 a.m., local time, to vote on:

      1. Approval of the merger between Margo and a newly-formed Delaware corporation named iTract, Inc.

      2. Approval of the sale of substantially all of Margo's assets to Empresas Margo, Inc.

      3. Any other matters that properly come before the meeting, or any adjournments or postponements of the meeting.

      Record holders of Margo common stock at the close of business on ________, 2001, will receive notice of and may vote at the meeting, including any adjournments or postponements. A list of these shareholders will be available for inspection for ten days before the meeting at Margo's offices at Road 690, Kilometer 5.8, Vega Alta, Puerto Rico 00692.

      The approval and adoption of the merger with the new Delaware holding company and the sale of substantially all of Margo's assets to Empresas Margo, Inc. will require the affirmative vote of the holders of a majority of the shares of Margo common stock outstanding on the record date.


      Under Puerto Rico law, Margo shareholders are entitled to assert dissenters' rights in connection with the merger.

      Your vote is important. Please mark, sign, date and return your proxy promptly, whether or not you plan to attend our special meeting. Our board of directors unanimously recommends that you vote FOR approval of the matters to be voted on at our special meeting.


                                          Margaret D. Spector
                                          Secretary




_________, 2001

                               TABLE OF CONTENTS


                                                                          Page

                                 CHAPTER ONE

                          FREQUENTLY ASKED QUESTIONS
                                 AND SUMMARY


QUESTIONS AND ANSWERS ABOUT
      THE TRANSACTION......................................................I-1
SUMMARY....................................................................I-3
   The Companies...........................................................I-3
   The Sale of Margo's Assets..............................................I-3
   The Merger with the New Delaware Holding
      Company..............................................................I-4
   The Merger with itract..................................................I-4
   Recommendations to Margo Shareholders...................................I-5
   Board of Directors and Management of the
      New Delaware Holding Company After
      the Merger with itract...............................................I-5
   Opinions of Financial Advisors..........................................I-5
   Interests of Persons Involved in the Merger.............................I-6
   Dissenters' Rights of Appraisal.........................................I-6
   Regulatory..............................................................I-7
   Federal and Puerto Rico Income Tax
      Consequences.........................................................I-7
   No Listing on the NASDAQ
      SmallCap Market......................................................I-7
SUMMARY HISTORICAL AND PRO FORMA
   FINANCIAL INFORMATION...................................................I-8
COMPARATIVE PER SHARE
   INFORMATION.............................................................I-8

                                 CHAPTER TWO

                               RISK FACTORS AND
                          FORWARD-LOOKING STATEMENTS

   Risks Associated with itract's Business................................II-1
   Risks Associated with itract's Technology..............................II-6
   Risks Associated with the Internet.....................................II-8
   Other Risks Relating to Your Investment
      in Margo and, Following the Merger
      with iTract, Inc., in the New Delaware
      Holding Company.....................................................II-8
FORWARD-LOOKING STATEMENTS...............................................II-10

                                CHAPTER THREE

                          THE SALE OF MARGO'S ASSETS

   Background to Sale of Businesses......................................III-1
   Recommendations of Margo's Board
      of Directors.......................................................III-2
   Terms of the Stock Purchase Agreement.................................III-3
   Opinion of Financial Advisor Regarding
      Sale of Margo's Businesses.........................................III-5


                                 CHAPTER FOUR

                       THE MERGER WITH THE NEW DELAWARE
                               HOLDING COMPANY

   General................................................................IV-1
   Background of the Transaction..........................................IV-1
   Recommendations of Margo's Board
      of Directors and Reasons for the
      Transaction.........................................................IV-2
   Opinion of Financial Advisor Regarding
      Merger with itract..................................................IV-4
   Terms of the Merger Agreement
      with iTract, Inc....................................................IV-8
   Federal Income Tax Consequences.......................................IV-12
   Puerto Rico Tax Consequences..........................................IV-13
   Terms of the Merger Agreement
      with itract........................................................IV-15
   Material Federal Income Tax
      Consequences.......................................................IV-20
   Directors and Principal Officers of
      iTract, Inc. after the Merger......................................IV-24
   Interests of Certain Persons in
      the Merger.........................................................IV-25
   Indemnification and Insurance.........................................IV-26
   Accounting Treatment..................................................IV-26
   Restriction on Resales by Affiliates..................................IV-26

                                 CHAPTER FIVE

                           SELECTED FINANCIAL DATA

   Selected Financial Data of Margo........................................V-1

                                 CHAPTER SIX

                          INFORMATION ABOUT THE NEW
                           DELAWARE HOLDING COMPANY

   General................................................................VI-1
   Directors and Officers.................................................VI-1
   Description of Securities..............................................VI-1
   Long Term Incentive Plan...............................................VI-2

                                CHAPTER SEVEN

                           INFORMATION ABOUT ITRACT


   Business Overview.....................................................VII-1
   Industry Overview.....................................................VII-1
   Itract's Business.....................................................VII-2

   Revenue Sources.......................................................VII-4
   Itract Sales and Marketing............................................VII-4
   Customer Relationship Management
      Tools..............................................................VII-6
   Technology............................................................VII-6
   Acquisitions..........................................................VII-7
   Competition...........................................................VII-7
   Intellectual Property Rights..........................................VII-8
   Government Regulation.................................................VII-9
   Employees and Facilities.............................................VII-10
   Legal Proceedings....................................................VII-10
   Certain Relationships and Related
      Transactions......................................................VII-10
   Employment Agreements................................................VII-11
   Financial Statements.................................................VII-12
MANAGEMENT'S DISCUSSION AND
   ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF
   OPERATIONS OF ITRACT.................................................VII-12
   Overview.............................................................VII-12
   Historical Results of Operations.....................................VII-13
   Liquidity and Capital Resources......................................VII-14
   Web site Development Costs...........................................VII-15
   Recently Issued Accounting Standards.................................VII-15

                                CHAPTER EIGHT

                           INFORMATION ABOUT MARGO

   Business.............................................................VIII-1
   Principal Operations.................................................VIII-1
   Income Taxes.........................................................VIII-4
   Property.............................................................VIII-5
   Legal Proceedings....................................................VIII-6
   Market for Common Equity and Related
      Shareholder Matters...............................................VIII-6
   Financial Statements.................................................VIII-7
   Share Ownership of Management and
      Certain Shareholders..............................................VIII-7
MANAGEMENT'S DISCUSSION AND
   ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF
   OPERATIONS OF MARGO..................................................VIII-8
   Results of Operations for Each of the
      Years Ended December 31, 1999,
      1998 and 1997.....................................................VIII-9
   Results of Operations for the Nine
      Months Ended September 30, 2000
      and 1999..........................................................VIII-9

                                 CHAPTER NINE

                        INFORMATION ABOUT THE MEETING
                                  AND VOTING

   Purpose, Time and Place................................................IX-1
   Record Date; Voting Power..............................................IX-1
   Votes Required.........................................................IX-1
   Voting of Proxies......................................................IX-2
   Revocability of Proxies................................................IX-2
   Solicitation of Proxies................................................IX-3

                                 CHAPTER TEN

                          CERTAIN LEGAL INFORMATION

COMPARATIVE RIGHTS OF
   SHAREHOLDERS OF MARGO AND
   THE NEW DELAWARE HOLDING
   COMPANY.................................................................X-1
COMPARATIVE RIGHTS OF MEMBERS
   OF ITRACT AND SHAREHOLDERS
   OF THE NEW DELAWARE HOLDING
   COMPANY.................................................................X-4
LEGAL MATTERS..............................................................X-6
EXPERTS....................................................................X-6

                                CHAPTER ELEVEN

                          ADDITIONAL INFORMATION FOR
                                 SHAREHOLDERS

   Where You Can Find More Information....................................XI-1


                                  APPENDICES


APPENDIX A    -  Merger Agreement with iTract, Inc.
APPENDIX B    -  Merger Agreement with
                 itract, LLC
APPENDIX C    -  Stock Purchase Agreement
APPENDIX D    -  Opinion of Schwartz Heslin
                 Group, Inc.
APPENDIX E    -  Opinion of San Juan
                 Holdings, Inc.
APPENDIX F    -  Section 10.12 of the Puerto
                 Rico General Corporations
                 Law - Appraisal Rights
APPENDIX G    -  Certificate of Incorporation of iTract, Inc.
APPENDIX H    -  Bylaws of iTract, Inc.

              Chapter One -- Frequently Asked Questions and Summary

--------------------------------------------------------------------------------


                                 CHAPTER ONE

                         FREQUENTLY ASKED QUESTIONS
                                 AND SUMMARY



                QUESTIONS AND ANSWERS ABOUT THE TRANSACTION


Q: Why is Margo proposing these transactions?


A: Margo believes that it will be able to create more value for its shareholders by participating in itract's Internet based business than in its current nursery farm business. To review Margo's reasons for the merger in greater detail, see pages III-1 and IV-1 to IV-2.



Q: What are the risks associated with these transactions?


A: Margo will sell substantially all of its assets, which includes all operations that have been responsible for Margo's revenues, and enter a new line of business through itract. itract is a development stage company. Thus, its revenues to date have been limited. itract's ability to continue as a going concern is in substantial doubt. To review the risks associated with the proposed transactions, see pages II-1 to II-10.

Q: When does Margo expect the proposed transactions to be completed?

A: We are working to complete the proposed transactions during the first quarter of 2001.

Q: Will Margo sell its assets even if the merger with itract is not consummated?

A: No. All of the proposed transactions would occur concurrently. The sale of assets or the merger with the new Delaware holding company cannot occur unless both transactions and the merger with itract are consummated.

Q: What do you need to do now?


A: After you carefully read this document, indicate on your proxy card how you wish to vote your shares and sign and mail the completed proxy card in the enclosed return envelope as soon as possible so that your shares can be represented and voted at the meeting. In order to assure that your vote is obtained, please vote your proxy as instructed in your proxy card even if you currently plan to attend the meeting in person.

Q: If you own shares of Margo common stock held in "street name" by a broker, can that broker vote those shares for you?

A: No. If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them. You should therefore be sure to provide your broker with instructions on how to vote your shares following the procedure provided by your broker.

Q: Can you change your vote after mailing your signed proxy card?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways:

   o  timely delivery of a valid, later dated, proxy;

   o written notice to Margaret D. Spector, Margo's Secretary, before the meeting stating that you have revoked your proxy;

   o  attending the special meeting and voting in person.

   If you have instructed a broker to vote your shares, you must follow directions from your broker to change those instructions.

Q: Should I send in my stock certificates now?

A: No. Certificates of Margo common stock will be deemed to be certificates for an equal number of shares in the new Delaware holding company. After the merger is completed, Margo


--------------------------------------------------------------------------------

              Chapter One -- Frequently Asked Questions and Summary

--------------------------------------------------------------------------------

   shareholders may exchange their stock certificates.

Q: Who can help answer your questions?


A: If you are a Margo shareholder and have more questions about the proposed transaction, you can contact:

   Alfonso Ortega
   Chief Financial Officer
   Margo Caribe, Inc.
   Road 690, Kilometer 5.8
   Vega Alta, Puerto Rico 00692
   Telephone: (787) 883-2570



--------------------------------------------------------------------------------

              Chapter One -- Frequently Asked Questions and Summary

--------------------------------------------------------------------------------

                                   SUMMARY


   This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. You should carefully read this entire document and the other documents which are referred to in this proxy statement/prospectus. Together, these documents will give you a more complete description of the transactions Margo is proposing.


The Companies

Margo Caribe, Inc.

Road 690, Kilometer 5.8
Vega Alta, Puerto Rico 00692
(787) 883-2570


   Margo is a Puerto Rico corporation engaged in the production and distribution of tropical and flowering plants, the sale and distribution of lawn and garden products as well as landscaping design and installation services. Margo is also engaged in seeking sites for the development of residential housing projects.


itract, LLC


18 West 18th Street, 10th Floor
New York, New York 10011
(212) 647-8483

   itract is a privately-held Internet based company that was organized in May 1999 to address the needs of small to medium-sized businesses that desire a more efficient and cost- effective means to market their products and services directly to prospective businesses and consumers. itract's services, which are provided online from its Web site, are intended to allow these businesses to analyze, assemble and launch their direct marketing campaigns in a simple low-cost and effective manner. By accessing itract's Web site, users are able to develop and launch comprehensive direct marketing campaigns delivering fax, e-mail and postal mail to a targeted audience of both on-line and off-line prospective customers. itract launched its Web site on June 30, 2000. However, to date, itract has had limited funds to operate its business and has generated minimal revenues of $1,197 through September 30, 2000.


iTract, Inc.

Road 690, Kilometer 5.8
Vega Alta, Puerto Rico 00692
(787) 883-2570


   iTract, Inc. is the new Delaware holding company into which Margo is proposing to merge. It was formed by Margo on April 5, 2000 as a wholly-owned subsidiary for the sole purpose of effecting the merger with itract. It has no assets other than a wholly-owned subsidiary, which also has no assets, that will merge with and into itract. Following these transactions, it will be a holding company whose sole assets will be its 100% membership interest in itract and the $5,000,000 to be received by Margo from the sale of its assets. Immediately after these transactions, this cash amount will be reduced by approximately $2,600,000. In addition, iTract, Inc. will be required to pay dissenting Margo shareholders exercising appraisal rights the amount determined by a Puerto Rico court to be the fair value of their Margo shares. After the consummation of these transactions, the current shareholders of Margo and members of itract will be shareholders of iTract, Inc.

Timing of the Proposed Transactions

   Although the closing of the proposed transactions will take place concurrently on the same closing date, from a legal standpoint the transactions will take place in the following order:

   1. Margo will sell substantially all of its assets to Empresas Margo;

   2. Margo will merge with and into iTract, Inc., the new Delaware holding company; and

   3. a wholly-owned subsidiary of iTract, Inc. will merge with and into itract.

The Sale of Margo's Assets

   Description. Margo will sell substantially all of its assets to Empresas Margo for a price of $5,000,000 plus the assumption of Margo's outstanding debt. Margo's assets consist principally of its shares of stock in its nursery subsidiary and other subsidiaries. As of September 30, 2000, Margo's outstanding debt to be assumed amounted to approximately $966,500.

   Conflict of Interest. Michael J. Spector, the Chairman, Chief Executive Officer and President


--------------------------------------------------------------------------------

              Chapter One -- Frequently Asked Questions and Summary

--------------------------------------------------------------------------------


of Margo, owns all of the outstanding capital stock of Empresas Margo and will act as its Chief Executive Officer.

   Conditions to Sale. Margo is not required to consummate the sale to Empresas Margo unless it receives evidence that the merger of Margo into the new Delaware holding company and the merger with itract will occur concurrently or immediately following the sale.

The Merger with the New Delaware Holding Company

   Description. Margo will merge into iTract, Inc., the new Delaware holding company.

   What Margo Shareholders will Receive. Margo shareholders will receive one share of common stock of the new Delaware holding company for each share of Margo common stock.

   Conditions to the Completion of the Merger. The completion of the merger depends upon the satisfaction or waiver of a number of conditions, including the following:

   o  approval of the merger by the Margo shareholders; and

   o receipt of a ruling from the Puerto Rico Treasury Department that the merger constitutes a tax-free reorganization for Puerto Rico income tax purposes.

   Termination of Merger Agreement. Margo can terminate the merger agreement without any liability at any time. If the conditions set forth above are not satisfied, Margo would abandon the merger.

The Merger with itract

   Description. Immediately after the sale of Margo's assets and the merger of Margo with the new Delaware holding company, a wholly-owned subsidiary of the Delaware holding company will merge into itract. Following this merger, the new Delaware holding company will have a 100% ownership of itract.

   What itract Members will Receive. Holders of itract membership units will receive an amount of shares of common stock in the new Delaware holding company that will constitute, on a fully diluted basis, 86.8% of the outstanding shares of common stock of the new Delaware holding company immediately following the merger.

   Ownership of the New Delaware Holding Company. After the merger with itract, Margo shareholders will own, on a fully diluted basis, 13.2% of the new Delaware holding company.

   Conditions to the Completion of the Merger. The completion of the merger depends upon the satisfaction or waiver of a number of conditions, including the following:

   o approval by the Margo shareholders and consummation of the sale of Margo's assets and the merger of Margo with the new Delaware holding company;

   o at the effective time of the merger, the new Delaware holding company shall have at least $5 million in cash and cash equivalents and not be subject to liabilities exceeding $10,000 in the aggregate, excluding any liabilities for amounts required to be paid to dissenting Margo shareholders exercising appraisal rights and liabilities for legal and accounting fees incurred by Margo after July 1, 2000 in an amount up to $250,000;

   o no more than ten percent of Margo shareholders exercise dissenters' rights;

   o the shares of the new Delaware holding company shall be listed on the Nasdaq SmallCap Market;

   o receipt of a ruling from the Puerto Rico Treasury Department that the merger of Margo with the new Delaware holding company qualifies as a tax-free reorganization for Puerto Rico income tax purposes;

   o  absence of any court or administrative order prohibiting the merger;

   o evidence that loans made by Michael J. Spector and J. Morton Davis to itract's indirect parent company shall be repaid immediately following the merger;

   o  material accuracy of the representations and warranties;

   o receipt of opinions of counsel that the merger with itract qualifies as a tax-free exchange for federal income tax purposes and is not subject to Puerto Rico taxation;

   o  execution of lock-up agreements by


--------------------------------------------------------------------------------

              Chapter One -- Frequently Asked Questions and Summary

--------------------------------------------------------------------------------


      Michael J. Spector, Margaret D. Spector and D.H. Blair Investment Banking Corp., an entity wholly-owned by J. Morton Davis, agreeing not to dispose of their shares in the new Delaware holding company until four months after the merger;

   o execution of lock-up agreements by itract members agreeing not to dispose of their shares in the new Delaware holding company until eight months after the merger.

   The parties do not currently anticipate that the Nasdaq SmallCap Market listing condition will be met. If this condition is not met, any of the parties could terminate the merger agreement.

   Termination of Merger Agreement. Margo, the new Delaware holding company and itract can agree to terminate the merger agreement without completing the merger at any time.

   Margo or the new Delaware holding company may terminate the merger agreement if any of the following occurs:

   o satisfaction of any of the closing conditions becomes impossible and is not waived or the merger has not occurred by December 31, 2000, subject to a 60-day extension, other than as a result of a material breach or default by Margo, the new Delaware holding company or Michael J. Spector; or

   o itract materially breaches the merger agreement and the breach remains uncured for ten days.

   itract may terminate the merger agreement if any of the following occurs:

   o satisfaction of any of the closing conditions becomes impossible and is not waived or the merger has not occurred by December 31, 2000, subject to a 60-day extension, other than as a result of a material breach or default by itract; or

   o Margo or the new Delaware holding company materially breaches the merger agreement and the breach remains uncured for ten days.

   Expenses Upon Termination. If the merger agreement is terminated, there is no further liability or obligation of any party except:

   o if Margo or the new Delaware holding company terminates the merger agreement because of a material breach by itract, itract and International Commerce Exchange Systems, Inc., itract's indirect parent company, have to reimburse Margo for expenses up to $100,000; and

   o if itract terminates the merger agreement because of a material breach by Margo or the new Delaware holding company, Margo and the new Delaware holding company have to reimburse itract for expenses up to $100,000.


Recommendations to Margo Shareholders

   Margo's board of directors believes that the proposed transactions are fair to Margo's shareholders and in their best interests, and unanimously recommends that the Margo shareholders vote "FOR" the following items:


   o approval of the sale of substantially all of Margo's assets to Empresas Margo; and

   o  approval of the merger with the new Delaware holding company.

   These proposals are conditions to the merger with itract.


Board of Directors and Management of the New Delaware Holding Company After the Merger with itract

   Following the merger with itract, the board of directors of the new Delaware holding company will consist of six directors designated by itract. The present management team of itract will serve as the management team of the new Delaware holding company.


Opinions of Financial Advisors


   Schwartz Heslin Group, Inc. provided a written opinion to Margo's board of directors that the merger with itract was fair from a financial point of view to Margo's shareholders. This written opinion is attached as Appendix D to this document. You should read this entire opinion carefully to understand the procedures followed, assumptions made, matters considered and limitations of the review undertaken by Schwartz Heslin Group in providing its opinion.


--------------------------------------------------------------------------------

              Chapter One -- Frequently Asked Questions and Summary

--------------------------------------------------------------------------------


   San Juan Holdings, Inc. provided a written opinion to Margo's board of directors that the sale by Margo of its assets to Empresas Margo was fair from a financial point of view to Margo's shareholders. This written opinion is attached as Appendix E to this document. You should read this entire opinion carefully to understand the procedures followed, assumptions made, matters considered and limitations of the review undertaken by San Juan Holdings, Inc. in providing its opinion.

   These opinions are directed to Margo's board of directors and do not constitute a recommendation to any of Margo's shareholders as to how they should vote at the special meeting. The opinions speak only as of their respective dates and the financial advisors are under no obligation to confirm their opinions as of a later date. Further, the Margo board of directors does not intend to request a confirmation of the opinions as of a later day.


Interests of Persons Involved in the Merger


   When you consider the board of directors' recommendations that you vote in favor of the sale of Margo's assets to Empresas Margo and the merger of Margo with the new Delaware holding company, you should be aware that several of Margo's officers and directors may have interests in the proposed transactions that may be different from, or in addition to, your interests. For example:

   o In connection with the execution of the letter of intent between Margo and itract, Michael J. Spector, the Chairman of the Board and Chief Executive Officer of Margo, and J. Morton Davis, who beneficially own 65.7% and 9.8%, respectively, of Margo's outstanding common stock, made loans of $1,715,000 and $285,000, respectively, to International Commerce Exchange Systems, the indirect parent company of itract. The entire principal balance plus accrued interest on the loans is payable immediately following the effective time of the merger with itract. However, Mr. Davis has agreed in principle to defer the repayment of his loan until the first anniversary of the closing of the merger. If the itract merger is not consummated by December 31, 2000, subject to a 60-day extension, these loans will be converted into common stock of International Commerce Exchange Systems.

   o From November 2000 through January 2001, Rosalind Davidowitz, Mr. Davis' wife, together with another affiliate of Mr. Davis, loaned itract $350,000. $250,000 of the principal amount of these loans are repayable upon the earlier to occur of the first anniversary of the closing of the merger and May 15, 2002. The remaining $100,000 in principal amount of these loans is currently due on the earlier to occur of the closing of the merger and May 15, 2001. However, the parties to these loans and International Commerce Exchange Systems have agreed in principle to modify these loans so that all of these loans will be due upon the earlier to occur of the first anniversary of the closing of the merger and May 15, 2002. The parties have also agreed that the obligor on these loans will be International Commerce Exchange Systems and itract will be relieved of all obligations under these loans. In connection with these loans, Ms. Davidowitz was issued warrants to purchase 75,000 shares of common stock of International Commerce Exchange Systems.

   o  Michael J. Spector owns all of the
      outstanding capital stock of Empresas
      Margo, Inc. and will act as its Chief
      Executive Officer.

   o In addition, all options to purchase shares of Margo common stock held by Margo's officers and directors will be converted into options to purchase the same number of shares of the new Delaware holding company's common stock and these options will become immediately exercisable upon consummation of the merger of Margo with the new Delaware holding company.


Dissenters' Rights of Appraisal


   Holders of Margo common stock who dissent to the merger of Margo with the new Delaware holding company have the right to seek an appraisal of, and to be paid in cash an amount that the Puerto Rico Court decides is the fair value of their shares. This amount may be more or less than the value of the shares of the new Delaware holding company's common stock you would receive pursuant to the merger. If more than ten percent of Margo shareholders exercise their appraisal rights, itract may terminate the merger agreement.

   If you wish to exercise your dissenter's rights


--------------------------------------------------------------------------------

              Chapter One -- Frequently Asked Questions and Summary

--------------------------------------------------------------------------------


of appraisal, you must not vote in favor of the merger of Margo with the new Delaware holding company and must take a series of steps which are described in this proxy statement/prospectus. We have attached the provisions of Puerto Rico law that govern appraisal rights as Appendix F.


Regulatory Approval

   No submissions to the Antitrust Division of the Department of Justice and the Federal Trade Commission are required of Margo pursuant to the Hart-Scott-Rodino Antitrust Improvements Act.

Federal and Puerto Rico Income Tax Consequences


   The exchange of shares of common stock of Margo for shares of common stock of the new Delaware holding company will be a taxable transaction for U.S. shareholders for federal income tax purposes.

   It is a condition to the closing of the transactions contemplated by the merger agreement with itract that Margo receive a ruling from the Puerto Rico Treasury Department confirming that the merger of Margo into the new Delaware holding company qualifies as a tax-free reorganization for Puerto Rico income tax purposes.

   The merger of a subsidiary of the new Delaware holding company with itract has been structured so that neither the new Delaware holding company, its shareholders, nor itract will recognize any gain or loss for Federal income taxes in that merger. itract's members will not recognize any gain or loss for Federal income tax purposes in that merger to the extent they exchange property for stock.

No Listing on the NASDAQ SmallCap Market

   Margo's common stock is currently listed on the Nasdaq SmallCap Market under the symbol "MRGO." It is a condition to the merger agreement that the shares of the new Delaware holding company be listed on the Nasdaq SmallCap Market. To obtain a listing on the Nasdaq SmallCap Market, the new Delaware holding company will need to meet Nasdaq's requirements for initial listing. Because it is not currently anticipated that the new Delaware holding company will meet these requirements, itract and Margo will have to waive this requirement in order for the merger to take place.

   If as anticipated, following the itract merger the common stock of the new Delaware holding company is not listed on the Nasdaq SmallCap Market, it will most likely trade on the OTC Bulletin Board or in the "pink sheets." This may make it more difficult to dispose of, or to obtain accurate quotations for the price of, the common stock of the new Delaware holding company following the itract merger, as compared to the common stock of Margo prior to the merger.

--------------------------------------------------------------------------------

              Chapter One -- Frequently Asked Questions and Summary

--------------------------------------------------------------------------------

           SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION



   The following table shows the historical financial results actually achieved by each of Margo and itract as well as the pro forma results as if the companies had been combined for the period shown under the following circumstances: (1) that the sale of substantitally all of Margo's assets to Empresas Margo has been consummated, and (2) that no Margo shareholder dissents to the merger or that 10% of Margo shareholders dissent to the merger, exercise appraisal rights and as a result are entitled to receive payment at a per share price of $2.88, based on the highest closing price of Margo's shares of common stock during the fourth quarter of 1999, instead of shares of iTract, Inc. If more than 10% of Margo's shareholders exercise their appraisal rights, itract can terminate the merger agreement. You should not assume that Margo and itract would have achieved the combined pro forma results if they had actually been combined during the periods shown.

   Margo's and itract's historical figures for the nine months ended September 30, 2000 are unaudited, but management of Margo and itract each believes that its own figures reflect all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations for that period. You should not assume that the results for the nine months ended September 30, 2000 will be repeated in later periods.


        Selected Historical and Pro Forma Data as of September 30, 2000
                                  (Unaudited)

                                                                   Pro Forma                   Pro Forma
                                      Margo        itract          Equivalent                  Equivalent
                                    Historical    Historical   (No Dissenting Shares)   (10% Dissenting Shares)
                                    ----------    ----------   ----------------------   -----------------------
Total assets                        $4,875,000    $ 1,066,176       $3,459,838                $3,459,838
Cash and cash equivalents           $  728,878    $       833       $2,394,495                $2,394,495
Total liabilities                   $        -    $ 3,154,096       $1,119,666                $1,661,775
Shareholders' equity (deficiency)   $4,875,000    $(2,087,920)      $2,340,172                $1,798,063



            Selected Historical and Pro Forma Data for the Year Ended June 30, 2000(1) and the Three Months Ended September 30, 2000


                   Three Months Ended                      Year Ended
                   September 30, 2000                   June 30, 2000(1)
                       (Unaudited)                         (Unaudited)
            --------------------------------   -----------------------------------

               Margo       itract      Pro Forma      Margo         itract      Pro Forma
            Historical   Historical   Equivalent    Historical    Historical    Equivalent
            ----------   ----------   ----------    ----------    ----------    ----------
Net Sales   $     -      $   1,197    $   1,197    $         -   $         -   $         -
Net Loss    $     -      $(550,992)   $(550,992)   $(1,564,401)  $(1,852,352)  $(1,852,352)

-------------

(1) Margo's fiscal year is the calendar year ending December 31, while itract's fiscal year ends June 30. This period refers to Margo's period from July 1, 1999 to June 30, 2000, and covers for itract the fiscal year ended June 30, 2000.



                      COMPARATIVE PER SHARE INFORMATION


   The following table sets forth unaudited data concerning the net income
(loss), dividends or distributions and book value per share of common stock for the new Delaware holding company on a pro forma basis after giving effect to the proposed mergers. The weighted average common shares outstanding have been computed assuming the new Delaware holding company issues 13,216,102 shares of common stock in exchange for the iTract membership units, which will constitute 86.8% of the outstanding shares of common stock immediately following the merger. The book value per share or unit is not presented for the period ended June 30, 2000 as a pro forma balance sheet was not prepared as of this date.


--------------------------------------------------------------------------------

              Chapter One -- Frequently Asked Questions and Summary


--------------------------------------------------------------------------------

Pro Forma Per Share Data (Unaudited)

                                      Three Months Ended         Year Ended           Three Months Ended          Year Ended
                                      September 30, 2000       June 30, 2000(1)       September 30, 2000        June 30, 2000(1)
                                    (No Dissenting Shares)  (No Dissenting Shares)  (10% Dissenting Shares)  (10% Dissenting Shares)
                                    ----------------------  ----------------------  -----------------------  -----------------------
Net loss per weighted average
common share
(basic and diluted)                        ($0.04)                   ($0.12)                ($0.04)                 ($0.12)

Weighted average common
shares outstanding                       15,098,424                15,098,424             14,910,192               14,910,424

Dividends declared per share                 --                        --                     --                      --

Book value per share at
end of period                               $0.20                      N/A                   $0.17                    N/A

-------------
(1) This period refers to Margo's period from July 1, 1999 to June 30, 2000, and covers for itract the fiscal year ended June 30, 2000.

   The following tables set forth data concerning the historical net income
(loss), dividends or distributions and book value per share of common stock for Margo and per membership unit for itract. The weighted average common shares or membership units outstanding have been computed based on the relation between the portion of time during the relevant period that common shares or units were outstanding to the total time in that period.


Margo Historical Per Share Data


                                               Nine Months Ended
                                                 September 30,                        Year Ended December 31,
                                                 (Unaudited)
                                              --------------------               -------------------------------
                                              2000           1999                1999         1998         1997
                                              ----           ----                ----         ----         ----
Net income (loss) per weighted
average common share
(basic and diluted)                          ($0.74)        $0.14              ($0.07)       ($0.59)      ($0.40)

Weighted average common shares
outstanding                                 1,882,322      1,875,322          1,875,322     1,878,655    1,895,322

Dividends declared per share                    --            --                  --            --          --

Book value per share at
end of period                                 $2.59         $3.54               $3.33         $3.39        $3.97


--------------------------------------------------------------------------------

              Chapter One -- Frequently Asked Questions and Summary

--------------------------------------------------------------------------------
itract Historical Per Unit Data

                                                                               Period from May 12,           Three Months
                                                                            1999 (inception) through            Ended
                                                    Fiscal Year                September 30, 2000         September 30, 2000
                                                Ended June 30, 2000                (Unaudited)               (Unaudited)
                                              ----------------------       --------------------------    --------------------
Net loss per weighted average
membership unit
(basic and diluted)                                   ($0.18)                       ($0.25)                     ($0.05)

Weighted average membership unit
outstanding                                          10,362,174                    10,395,890                  10,728,700

Distributions declared per
membership unit                                          --                            --                          --

Book value per membership unit at
end of period                                         ($0.14)                       ($0.19)                     ($0.19)

--------------------------------------------------------------------------------

           Chapter Two -- Risk Factors and Forward-Looking Statements


                                 CHAPTER TWO

                               RISK FACTORS AND
                          FORWARD-LOOKING STATEMENTS



   In addition to the other information contained in this proxy statement/prospectus, shareholders of Margo should carefully review the following factors in deciding whether to vote in favor of approval of the proposed transactions.


Risks Associated with itract's Business


itract is a Development Stage Company and its Prospects are Uncertain.

   itract was organized in May 1999 and is a development stage company. In addition, although itract's services have been available to the public since it launched its Web site on June 30, 2000, to date, itract has generated minimal revenue of $1,197 to September 30, 2000. While itract believes that the funds available to it upon the consummation of the mergers will permit it to increase the promotion of its services and upgrade its Web site to include additional features, which in turn may generate increased revenues, itract's revenue and income potential are unproven. itract has expended and will continue to expend substantial resources to create, launch and enhance its services. Because of itract's limited operating history, it is extremely difficult to evaluate its business and prospects.

itract Has a History of Losses, itract's Ability to Continue as a Going Concern is in Doubt and itract May Never Achieve Profitability.

   itract has incurred losses since inception, including a net loss of $550,992 for the quarter ended September 30, 2000. As of September 30, 2000, itract had an accumulated deficit of $2,087,920 representing accumulated losses of $2,634,445 offset by capital contributions of $546,525. itract expects to continue to incur losses and have negative cash flow from operations for the foreseeable future. As a result of these factors as well as itract's need for additional capital, itract's independent auditors have stated in their financial report and the notes accompanying itract's financial statements that there is substantial doubt about itract's ability to continue as a going concern.

   itract has invested substantial capital in technology and infrastructure development, and expects to expend even greater amounts in these areas as it begins to provide its services to customers on its Web site. itract will need to invest substantial financial and other resources to upgrade its Web site and develop and introduce new services. In addition, itract will be required to expend substantial financial resources to expand its sales and marketing efforts and operating infrastructure. itract expects that its cost of revenue, and sales and marketing, general and administrative, and customer support expenses, as well as other expenses, will increase if and when revenues are realized. itract will need to generate significant revenue to achieve profitability. Further, even if itract were to achieve profitability, itract may not be able to sustain profitability in the future.

itract Has Substantial Debt Does Not Have Sufficient Capital to Fund its Operations.

   itract does not currently have sufficient cash available to it to execute its business plan. At September 30, 2000, itract had total liabilities of approximately $3,100,000, including approximately $2,800,000 due to its affiliates. itract will be required to repay a substantial portion of these liabilities upon the closing of the merger. After these payments, itract expects to have liabilities in excess of $1,000,000. itract expects that the cash available to it after the consummation of the mergers, together with anticipated revenues from its services, will be sufficient to fund its capital requirements for a period of at least 12 months following the mergers. However, in the event of delays, cost overruns or unanticipated expenses or in the event itract does not realize anticipated revenues, itract may require additional cash within that period. In addition, itract's capital requirements are subject to numerous contingencies associated with development stage companies. itract will be required to seek additional financing after it has exhausted the cash that will be available to it upon completion of the mergers. There can be no assurance that financing will be available, or that, if available, financing will be on terms favorable to itract.

                     Chapter Two -- Risk Factors and Forward-Looking Statements


   If itract cannot obtain adequate funds on acceptable terms, itract may be unable to:

   o  fund its capital requirements;

   o  develop or enhance its services; and

   o   respond to competitive pressures.

   If additional funds are raised through the issuance of equity securities, shareholders of the new Delaware holding company following the mergers may experience dilution, and if funds are raised by issuing debt, itract may be subject to limitations on its operations imposed by the agreements providing for the issuance of the debt.

itract's Business Will Suffer If the Market for Outsourced Direct Marketing Fails to Grow.

   The market for outsourced Internet-based direct marketing and direct marketing via email and fax is new and rapidly evolving. If sufficient demand for itract's services does not develop, itract may not generate sufficient revenue to offset its costs and itract may never become profitable. Market acceptance of itract's services will depend on the acceptance and use of outsourced email and fax direct marketing services. These services are very different from the traditional advertising and direct mail methods that itract's targeted customers have historically used to attract new customers and maintain customer relationships. Businesses that have already invested substantial resources in traditional or other methods of marketing and communications may be reluctant to adopt new marketing strategies and methods.

Delays in Upgrading itract's Web site and Offering New Services May Harm itract's Business.

   Delays or failure to improve the itract system, introduce additional features or develop new services could result in itract's failure to attract and retain clients. itract completed the testing of a "beta"version of its software and launched a basic "version 1.0" of its Web site on June 30, 2000. itract experienced delays in the development and launch of its Web site. Several features intended to be provided by the itract system were not included in version 1.0. These features, which are expected to be made available following the consummation of the mergers, are intended to provide itract's clients with a wide variety of targeted marketing capabilities, a feature currently provided by competitors of itract, and the use of "reward points." Several factors, including unforeseen delays and the failure of third-party consultants to meet deadlines, may delay the development and launch of these additional features as well as any other new services which may be developed in the future. itract also expects to improve the itract system on an ongoing basis to increase its ease of use and to remedy any defects that it may discover.


Intense Competition Exists in Internet-Based Direct Marketing Services and itract Expects Competition to Continue to Intensify.


   Competition for Internet-based direct marketing in general, and email and fax services in particular, is intense. If itract does not respond successfully to competitive pressures, itract may not be able to develop sufficient market share to support its operations. itract may not be able to compete successfully against current or future competitors. These competitors include the in-house email capabilities of many businesses. An increasing number of companies are entering the market for direct marketing alternatives via the Internet. Many of itract's competitors have greater brand recognition, longer operating histories, larger customer bases and greater financial, marketing and other resources than itract. In addition, features that are not yet available from itract, such as analytical tools, are already available from some of itract's Internet-based competitors. These factors may place itract at a disadvantage when itract responds to its competitors' pricing strategies, technological advances and other initiatives. Additionally, itract's competitors may develop or provide services that are superior to itract's or that achieve greater market acceptance. itract expects competition to persist and intensify. Barriers to entry may be substantial and itract may face substantial and growing competitive pressures from companies both in the United States and abroad. See "Information About itract - Competition" for a list of itract's competitors.

                     Chapter Two -- Risk Factors and Forward-Looking Statements


itract Does Not Employ its own Technology Personnel and May Be Unable to Upgrade, Improve or Maintain the Itract System in a Timely or Effective Manner.

   itract does not employ any computer programmers or engineers and depends, and intends to continue to depend, on employees of affiliated companies and outside consultants to upgrade and maintain its Web site and the software and hardware that allows itract to deliver its services. The software at the core of the itract system was created for itract by an affiliated company. To enable itract to launch "version 1.0," itract retained outside consultants to modify and improve itract's proprietary software. itract was dissatisfied with the performance of these consultants and has since replaced them with new consultants. itract has retained these new consultants to enable itract to upgrade and make available from its Web site new features and functions. Because itract relies on third parties to develop and maintain its technological capabilities, itract is subject to a greater risk of delays in upgrading and maintaining the software and hardware that enables it to deliver its services and respond to system failures.

itract's Inability to Comply with Laws Relating to the Transmission of Unsolicited Faxes May Harm itract's Business.

   If itract is found to have violated federal or state laws relating to the transmission of unsolicited faxes, itract may have to pay significant damages, its reputation will be harmed and its business will suffer. Federal and state laws make it unlawful to use a computer or other device to send an unsolicited advertisement to a telephone facsimile machine. In particular, federal law provides a private right of action to recover $500 for each violation. To the extent itract sells fax numbers to its customers, itract intends that all of these numbers will belong to individuals that have explicitly agreed to receive advertisements transmitted to their fax machines. In addition, itract will require its customers that use their own fax mailing lists to acknowledge that their lists consist only of individuals that have agreed to receive the information being transmitted. However, despite itract's efforts, there can be no assurance that itract will be able to comply with applicable laws, and itract may also be held responsible for violations of its customers.


itract's Failure to Manage its Planned Rapid Growth Could Cause its Business to Suffer.


   itract's failure to manage its growth effectively could result in service disruptions, loss of competitive position and lack of adequate financial controls. itract plans to expand its operations rapidly and to significantly augment its infrastructure. itract must effectively manage its operational, customer service and financial systems, procedures and controls to manage this planned growth. Any growth will result in increased responsibility for existing and new management personnel. Growth will place a significant strain on itract's managerial, operational and financial resources.

itract's Faxing Capabilities are Dependent on Third Party Licenses and Relationships.

   itract licenses software technology from an unrelated third-party and utilizes the fax servers of this licensor to enable it to send faxes through the Internet. itract is dependent on this third party service provider for the transmission of faxes and for support services provided by this licensor for the integration of the fax servers and licensed software with itract's hardware and proprietary software. If this licensor ceases operations or otherwise becomes unavailable to itract, and itract is not able to promptly find a suitable replacement, the itract system will be unable to transmit faxes. Prior to the launch of "version 1.0" of the itract system, itract anticipated licensing fax transmission software and obtaining support services from a particular entity which subsequently ceased operations. As a result, itract was forced to delay the launch of version 1.0 of its Web site and incur additional costs. If a similar occurrence were to occur in the future, itract's business could be disrupted.

itract May Need to License Additional Technologies to Succeed in its Business.

   In the future, itract may need to license additional technologies to remain competitive. There is no assurance that itract will be able to license these technologies on commercially reasonable terms, or at all. itract's inability to obtain any license could delay the development of its services until equivalent technology can be identified, licensed and integrated. These delays could cause itract's business to suffer. Further, third party licenses may expose itract to increased risks. These risks include:

                     Chapter Two -- Risk Factors and Forward-Looking Statements

   o  risks related to the integration of new technology;

   o the diversion of resources from the development of itract's own proprietary technology; and

   o itract's inability to generate revenue from licensed technology sufficient to offset associated acquisition and maintenance costs.

Unknown Software Defects Could Disrupt itract's Services.


   itract's service offerings depend on its complex proprietary software. Complex software often contains defects, particularly when first introduced or when new versions are released. These defects may not be discovered until after the software has been in use for a significant amount of time. Accordingly, the itract system may be subject to unknown defects. These defects could:


   o  cause service interruptions;

   o  increase itract's service costs;

   o  cause itract to lose revenue;

   o  delay market acceptance; and

   o  divert itract's development resources.

   Although itract tests its software, itract may not discover software defects that affect current or planned services or enhancements until after they are deployed.


itract's Quarterly Operating Results May Fluctuate and Fall below Market Expectations Which Could Negatively Affect The Value of the new Delaware Holding Company's Common Stock Following the itract Merger.

   itract's operating results will be difficult to predict. itract's future quarterly operating results may fluctuate significantly. If this occurs, the new Delaware holding company's results may not meet the expectations of investors and the price of the new Delaware holding company's common stock would likely decline, perhaps substantially. Factors that may cause fluctuations of itract's operating results include the following:


   o  the level of market acceptance of itract's products and services;

   o  delays itract may encounter in introducing new products and services;

   o  competitive developments; and

   o  changes in pricing policies and resulting margins.


   itract expects that most of its revenues will be derived from email, fax and postal marketing services. The volume and timing of orders are difficult to predict because the market for these products is in its infancy and the sales cycle may vary substantially from customer to customer. Moreover, itract's sales are expected to fluctuate due to seasonal or cyclical marketing campaigns.


itract's Business Will Suffer If it Does Not Attract and Retain Additional Highly Skilled Personnel.


   itract currently has only six full-time and two part-time employees. In order for itract to succeed, it must identify, attract, retain and motivate highly skilled technical, managerial, sales and marketing personnel. Failure to retain and attract necessary personnel will limit itract's ability to compete effectively and provide services to its customers. itract plans to significantly expand its operations and will need to hire additional personnel as its business grows. Competition for qualified personnel is intense. itract may experience difficulties in hiring highly skilled technical personnel due to significant competition for experienced personnel in the Internet industry.

                     Chapter Two -- Risk Factors and Forward-Looking Statements

Need to Attract and Retain Executive Personnel.


   Following the itract merger, itract will need to recruit and hire additional executive officers, including a Chief Executive Officer and a full time Chief Financial Officer. Qualified executives are in short supply, and the competition for their services is intense. The process of identifying and recruiting executive personnel with the requisite combination of skills may be lengthy. Failure to recruit qualified executives may prevent itract from adequately managing its business.

Entities Affiliated With itract Will Have Significant Control of the new Delaware Holding Company after the itract Merger; Conflicts of Interest.

   International Commerce Exchange Systems, Inc., also known as "ICES", through its subsidiary The TechDepartment.com, Inc., currently owns approximately 91.7% of itract's outstanding units. Upon the consummation of the itract merger, the TechDepartment.com will own approximately 80% of the outstanding common stock of itract, Inc., the new Delaware holding company. Henry Kauftheil is currently the sole manager of itract and, upon the effectiveness of the itract merger, will be the Chairman of the Board of itract, Inc. Mr. Kauftheil is also the sole director of the TechDepartment.com and the Chairman and a controlling shareholder of ICES. Mr. Kauftheil controls the voting capital stock of both ICES and, as Chairman of ICES, of The TechDepartment.com. In addition, as described in the section of this proxy statement/prospectus entitled "Information About itract-Relationship with ICES and its Affiliates," itract currently occupies space leased by ICES and is provided various services from ICES and its affiliates such as investment banking, legal and accounting services as well as computer hardware, software and network services. itract was also indebted to ICES and its affiliates in the amount of $2,881,026 as of September 30, 2000. These arrangements may create conflicts of interest for Mr. Kauftheil and the entities that he controls in acting in the best interests of himself and these entities as opposed to the shareholders of itract, Inc. Additionally, Mr. Kauftheil and these entities will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combination transactions. This concentration of ownership might also have the effect of delaying or preventing a change in control.


itract May Face Claims for Activities of its Customers Which Could Harm itract's Business.


   A wide variety of laws and regulations govern the content of advertisements and regulate the sale of products and services. There is also uncertainty as to the application of these laws to the emerging world of advertising on the Internet. itract cannot predict whether its role in facilitating the marketing activities of its customers would expose it to liability under these laws. Providers of Internet products and services have been sued in the past, sometimes successfully, based on the content of material. In addition, some of the content may be compiled by itract or other parties. If this content is improperly used, it could result in liability. itract may also face civil or criminal liability for unlawful advertising or other activities of its customers. If itract is exposed to this kind of liability, itract could be required to pay substantial fines or penalties, redesign its business methods, discontinue some of its services or otherwise expend resources to avoid liability. Any costs incurred as a result of that liability or asserted liability could harm itract's business.


itract May Lose Customers and its Reputation May Suffer Because of Spam; Government Regulation of Email Transmissions.


   itract is subject to laws regulating the unsolicited transmission of e-mail ("spam"), violations of which laws may subject itract to damages. A number of states have passed statutes prohibiting and/or regulating the transmission of spam. In addition, due to the convergence of email and fax technology, federal law relating to the transmission of unsolicited faxes may also be applicable to the transmission of unsolicited email. A number of statutes have also been introduced in Congress and state legislatures to impose penalties for sending unsolicited email which, if passed, could impose additional restrictions on itract's business. In addition, a California court recently held that unsolicited email distribution is actionable as an illegal trespass for which the sender could be subject for monetary damages.


   While itract believes that its system and controls comply with current laws, there is no assurance that the itract system will not be utilized to transmit spam. Further, the growth and development of the market for online email may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online.

                     Chapter Two -- Risk Factors and Forward-Looking Statements


   If itract fails in its efforts to limit the distribution of unsolicited bulk email, or spam, itract's business and reputation may be harmed and itract may be subject to claims for violations of Federal or state civil or criminal law. In addition, spam-blocking efforts by others may also result in the blocking of legitimate messages forwarded by itract on behalf of its customers. itract's reputation may be harmed if email addresses with its domain names are used in this manner. Any of these events may cause itract's customers to become dissatisfied with itract's services and its customers may terminate their relationship with itract.


itract Depends on Third-party Vendors for the Delivery of Postal Mail.


   itract is dependent on a third-party vendor to handle the physical packaging and mailing of the postal mail to be delivered through the itract system. Accordingly, the failure of this vendor to satisfy on a timely basis the requirements of itract's customers could harm itract's business, operations and reputation. In addition, the termination of itract's relationship with this vendor without itract finding a prompt replacement could cause itract to lose customers and revenue.


Risks Associated with itract's Technology

If itract is Unable to Adequately Protect its Intellectual Property, its Business Will Suffer.


   itract's ability to successfully compete is substantially dependent upon its internally developed technology, which it protects through a combination of copyright, trade secret and trademark law. itract has no issued patents or patent applications pending. In addition, effective copyright and trademark protection may be unenforceable or limited in some countries. The failure of itract to adequately protect its proprietary rights may harm its business. In addition, unauthorized parties may attempt to copy or otherwise obtain and use itract's products or technology. Policing unauthorized use of itract's products is difficult, and itract cannot be certain that the steps it has taken will prevent misappropriation of its technology, particularly in foreign countries where the laws may not protect its proprietary rights as fully as in the United States. For a more detailed description of the protection of itract's intellectual property, please see "Information About itract -- Intellectual Property Rights."


itract's Proprietary Technology May Be Subject to Infringement Claims Which Could Harm its Business.

   There is a substantial risk of litigation regarding intellectual property rights in the Internet industry. Claims against itract may be asserted based on itract's use of its own proprietary technology or technology which it licenses from third parties. Third parties may assert exclusive patent, copyright, trademark and other intellectual property rights to technologies and related standards that are utilized by itract. Future claims of infringement against itract with respect to it and its technology, with or without merit, could:

   o  be time-consuming to defend;

   o  result in costly litigation;

   o  divert management's attention and resources;

   o  cause delays in delivering products and services;

   o  require the payment of monetary damages;

   o result in an injunction which would prohibit itract from offering a particular product or service; or

   o  require itract to enter into royalty or licensing agreements.

   Royalty or licensing agreements, if required, may not be negotiated by itract on acceptable terms, or at all. For additional information, please see "Information About itract -- Intellectual Property Rights."

                     Chapter Two -- Risk Factors and Forward-Looking Statements

If itract Fails to Upgrade its Systems and Infrastructure to Expand its Business and to Accommodate Increases in Email and Fax Transmissions, itract May Experience Slower Response Times or System Failures.


   itract will need to add Web, fax and email servers and modify its software as the number of its customers increases. If itract does not add sufficient capacity to handle the growing volume and complexity of messages, itract could suffer slower response times or system failures which could result in a loss of customers. itract intends to continually monitor its needs and available capacity. The expansion of itract's capacity will also require substantial financial, operational and managerial resources.

   In addition, itract may not be able to accurately project the rate or timing of email and fax transmission increases or upgrade its systems and infrastructure to accommodate future traffic levels. As itract upgrades its infrastructure to increase capacity available to its customers, itract may encounter delays in implementation. itract may not be able to expand or adapt its network infrastructure to meet demand of its clients in a timely manner or at all.


Failure to Keep Pace with Rapidly Changing Technology and Market Conditions Could Affect itract's Competitiveness.

   itract will operate in an industry that is characterized by:


   o  rapid technological change;


   o  changing client demands; and

   o the emergence of new industry standards and practices that could render itract's services, proprietary technology and systems obsolete.


   itract must continually improve the performance, features and reliability of itract's services. itract's ability to generate revenues will depend, in part, on itract's ability to enhance its services and to develop new services, functionality and technology that address the increasingly sophisticated and varied needs of itract's prospective clients. The development of itract's technology and necessary service enhancements entail significant technical and business risks and require substantial expenditures and lead-time. itract may not be able to keep pace with the latest technological developments or adapt itract's services to client requirements or emerging industry standards.


If itract Encounters System Failure, it May Not Be Able to Provide Adequate Service and its Business and Reputation Could Be Damaged.


   itract's ability to successfully receive orders for its services from customers and send email, fax and postal messages and provide acceptable levels of customer service largely depends on the efficient and uninterrupted operation of itract's computer and communications hardware and network systems. itract's operations will depend on its ability to protect its computer systems against damage from a variety of sources, including telecommunications failures, malicious human acts, including computer viruses, and natural disasters. All of itract's communications systems will be located in New York, New York. As a result, if there were to be a natural disaster affecting the New York area, itract's communications systems could be disrupted and itract's business would be harmed. itract may not be able to relocate quickly under those circumstances. If any of these events occur, itract may be unable to provide its customers with services for indefinite periods of time.


Service Interruptions from itract's Third Party Internet and Telecommunications Providers Could Harm its Business.

   itract will depend heavily on third party providers of Internet and telecommunications services. Any interruption by itract's Internet and telecommunications providers would likely disrupt the operation of itract's business, causing a loss of revenue and a potential loss of clients.

                     Chapter Two -- Risk Factors and Forward-Looking Statements

Risks Associated with the Internet

itract's Business Will Suffer If the Internet Does Not Achieve Continuing, Widespread Acceptance as a Marketing and Communications Medium.


   itract's revenue and ability to be profitable will be adversely affected if the Internet does not achieve continuing, widespread acceptance as a marketing and communications medium. itract's future profitability will depend substantially upon the continued evolution of the Internet as an attractive platform for marketing and communications applications and the use of outsourcing to solve businesses' marketing needs. Most businesses and consumers have only limited experience with the Internet as a marketing and communications medium.


   Even if consumers and businesses increase their use of the Internet, the Internet infrastructure may not be able to support the demands of this growth. The Internet infrastructure must be continually improved and expanded in order to alleviate overloading and congestion. Failure to do so will degrade the Internet's performance and reliability. Internet users may experience service interruptions as a result of outages and other delays occurring throughout the Internet. Frequent outages or delays may cause consumers and businesses to slow or stop their use of the Internet as a communications medium.

Increased Governmental Regulation and Legal Uncertainties May Impair the Growth of the Internet and Decrease Demand for itract's Services or Increase itract's Cost of Doing Business.

   With the exception of state anti-spam laws, there are currently few laws and regulations directly applicable to the Internet and commercial email services. However, the adoption of additional laws or regulations may impair the growth of itract's business and the use of the Internet thereby decreasing the demand for itract's services and increasing itract's cost of doing business. A number of laws have been proposed involving the Internet, including laws addressing:

   o  user privacy;

   o  pricing;

   o  content;

   o  copyrights;

   o  characteristics and quality of services; and

   o  consumer protection.


Other Risks Relating to Your Investment in Margo and, Following the Merger with iTract, Inc., in the New Delaware Holding Company

Margo's stock price in particular has fallen, and may continue to fall, and Internet stocks in general have been extremely volatile.

   Following Margo's announcement of the itract merger, Margo's stock price has fallen from a high of $35.37 on February 9, 2000 to $1.75 on January 3, 2001. Following the consummation of the proposed transactions, the new Delaware holding company's stock price may continue to fall.

   In addition, many publicly held Internet companies have recently experienced extreme price declines and volume fluctuations and in general have tended to be volatile. These fluctuations and declines are often unrelated or disproportionate to the operating performance of these companies. The market price of the new Delaware holding company's common stock may be adversely affected by stock market conditions regardless of its actual operating performance.

                     Chapter Two -- Risk Factors and Forward-Looking Statements


Your investment in the new Delaware holding company's stock may become illiquid and you may lose your entire investment.

   It is unlikely that the new Delaware holding company will be able to meet the listing requirements of the Nasdaq SmallCap Market. These requirements are the following:

   o net tangible assets of at least $4 million, or a market capitalization exceeding $50 million, or net income in the latest fiscal year or two of the last three fiscal years exceeding $750,000;

   o at least 1 million shares in the public float with a market value of at least $5 million, but not including shares held directly or indirectly by any of its officers or directors or by any other person who beneficially owns more than ten percent of the total outstanding shares;

   o  a minimum bid price for the common stock of $4 per share;

   o  at least three market makers for the common stock;

   o at least 300 shareholders of the common stock, each of which holds at least 100 shares of common stock; and

   o an operating history of at least one year or a market capitalization exceeding $50 million.


   In addition, the new Delaware holding company will be required to meet corporate governance tests promulgated by Nasdaq.

   Therefore, although the listing of the new Delaware holding company's common stock on Nasdaq is a condition to the closing of the itract merger, the parties do not currently anticipate that this condition will be met. If as anticipated this condition is not met, it will have to be waived by the parties in order for the merger to take place. Thus, the common stock of the new Delaware holding company will likely trade on the OTC Bulleting Board or in the "pink sheets". As a consequence, an investor could find it more difficult to dispose of or to obtain accurate quotations as to the market value of the holding company's common stock. Among other things, failure to list on Nasdaq may cause a decline in stock price as well as difficulty in obtaining future financing.

Penny stock regulations may affect your ability to sell the new Delaware holding company's securities.

   If the common stock is not listed on Nasdaq, it may become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker dealers which sell these securities to persons other than established customers and accredited investors. The application of this Rule would reduce the liquidity of an investment in the common stock and may depress the price of the common stock. Under these rules, broker-dealers who recommend penny stocks to persons other than established customers and "accredited investors" must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

   The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to some exceptions. These exceptions include equity securities listed on the Nasdaq Stock Market and equity securities issued by an issuer that meets financial requirements established by the SEC. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

Anti-takeover provisions in the new Delaware holding company's charter could negatively impact the trading price of its securities.

   Following the mergers, the board of directors of the new Delaware holding company will have the authority to issue up to 5,000,000 shares of preferred stock without the need for shareholder approval. The board may also determine the economic and voting rights of this preferred stock. The holders of the new Delaware holding company's common stock could be adversely affected by the issuance of preferred stock. Issuance of preferred stock could impede or prevent transactions that would cause a change in control of the new Delaware holding company. This might discourage bids for the common stock at a premium over its market price and adversely

                     Chapter Two -- Risk Factors and Forward-Looking Statements


affect the trading price of the common stock. The new Delaware holding company has no current plans to issue shares of preferred stock.

Following the Mergers, the new Delaware holding company will be Required to Indemnify the Former Officers and Directors of Margo and its Affiliates.

   Under the merger agreement, the new Delaware holding company is required to indemnify and hold harmless each present and former officer and director of the new Delaware holding company, Margo, and Margo's other subsidiaries, from and against all claims and losses incurred in connection with any claim or lawsuit pertaining to any matter that existed or occurred at or prior to the time of the itract merger. The new Delaware holding company may be required to pay a significant amount in connection with indemnification claims made by any of these persons.


No Dividends will be Paid in the Near Future.


   Following the consummation of the proposed transactions, the new Delaware holding company does not anticipate that it will pay dividends in the foreseeable future. The new Delaware holding company is likely to reinvest any funds that might otherwise be available for the payment of dividends in further development of its business following the mergers.


                          FORWARD-LOOKING STATEMENTS


   The forward looking statements made in this proxy statement/prospectus might prove inaccurate, resulting in a material difference between these statements and the actual results of Margo, the new Delaware holding company or itract.

   Some of the statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business", "Information About itract" and elsewhere in this proxy statement/prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements following the consummation of the proposed transactions to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this proxy statement/prospectus.

   In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "thinks," "estimates," "predicts," "potential" or "continue" or the negative of these terms and other comparable terminology.

                                     Chapter Three -- The Sale of Margo's Assets


                                CHAPTER THREE

                          THE SALE OF MARGO'S ASSETS

Background to Sale of Businesses

   On February 8, 2000, Margo entered into a non-binding letter of intent with itract which established that as a condition to the proposed merger transaction with itract, Margo would have to sell all of its operating businesses immediately prior to the consummation of the merger. The letter of intent also required that Margo have at least $5,000,000 in cash and liabilities not in excess of $10,000 at the time of the merger.

   In accordance with the letter of intent, Margo promptly commenced its due diligence investigation of itract and the negotiation of a definitive merger agreement. On March 17, 2000 Margo retained the services of San Juan Holdings, Inc. ("SJ Holdings"), an investment banking firm based in San Juan, Puerto Rico. SJ Holdings was engaged to seek potential buyers for Margo's existing nursery business and to act as Margo's financial advisor in any sale.

   On April 11, 2000, Margo executed the merger agreement with itract. One of the conditions to the obligation of itract to consummate the merger is that Margo have sold all assets, other than cash and cash equivalents, owned or used by Margo and its subsidiaries in any of the businesses presently conducted by any of them, including all the capital stock of Margo's subsidiaries owned by Margo, other than the shares of common stock presently owned by Margo in the new Delaware holding company. Further, the merger agreement with itract provides that the new Delaware holding company must have at least $5,000,000 of cash and cash equivalents and not be subject to liabilities exceeding $10,000 in the aggregate, excluding liabilities for the payment of dissenters' rights and for legal and accounting fees incurred by Margo after July 1, 2000 not exceeding $250,000. At the time Margo executed the merger agreement with itract, Margo did not have any assurance it could find a buyer for its assets that would pay the minimum price required under the merger agreement. However, the merger agreement was structured so that if Margo was unable to satisfy these conditions, it could terminate the merger agreement with itract without any liability.

   Following the execution of the merger agreement with itract, SJ Holdings prepared a Confidential Information Memorandum containing operational and financial information regarding Margo's nursery operations. Between April 24 and May 5, 2000, SJ Holdings contacted by phone 57 firms which had either previously expressed an interest in purchasing Margo's nursery operations or which SJ Holdings had identified as persons in the nursery business that might be interested in pursuing the purchase of Margo's nursery operations. During that period, SJ Holdings sent letters of inquiry to the approximately 16 firms that expressed preliminary interest. The letters of inquiry stated that the minimum purchase price would be $5,000,000. All parties were informed that a Confidential Information Memorandum would be forwarded to them upon receipt of an executed confidentiality agreement. Four persons executed confidentiality agreements between May 1 and May 15, 2000 and requested a Confidential Information Memorandum. On the advise of Margo's board, SJ Holdings gave those persons until May 26, 2000 to provide their indications of interest. Prior to sending out the Confidential Information Memorandum, representatives of Margo informally contacted representatives of Color Spot Nurseries, Inc., a large nursery in the United States, to see if it would be interested in purchasing Margo's nursery operations. Margo sent a copy of the Confidential Information Memorandum to Color Spot Nurseries, but it did not express any interest in pursuing a transaction with Margo. SJ Holdings and Margo did not make any other efforts to find a purchaser for Margo's assets or contact any other prospective purchasers.

   Indications of interest were received from only two firms, Pennock Growers, Inc., a Puerto Rico based nursery company and Empresas Margo, a corporation organized by Michael J. Spector. Mr. Spector owns all of the outstanding capital stock of Empresas Margo.

   The indication of interest received from Pennock Growers was for $4.0 million, subject to possible increase if they could obtain evidence to their satisfaction supporting the projections contained in the Confidential Information Memorandum. The Pennock Growers proposal provided for a structure involving the sale of assets versus the stock of the subsidiaries and was subject to a due diligence investigation. In addition, it provided that accounts receivable over 90 days would not be purchased, that the existing inventory of Margo's subsidiaries would be subject to

                                    III-1

                                     Chapter Three -- The Sale of Margo's Assets


adjustment based on a market evaluation and that Margo would be required to pay all severance obligations under Puerto Rico law with respect to existing employees. The Pennock Growers proposal also stated that they would have to conduct further due diligence before agreeing to assume any existing indebtedness of Margo. This proposal would not have satisfied the condition to the itract merger that there be at least $5,000,000 in cash and liabilities not exceeding $10,000.

   Empresas Margo's indication of interest was for $5.0 million in cash plus the assumption of $600,000 in debt. It was structured as a stock purchase rather than an asset purchase and was not subject to due diligence investigation or possible reduction in price due to valuation of accounts receivable and inventory or payment of severance obligations. In addition, Empresas Margo's proposal indicated that no post closing indemnification would be required from Margo, a condition that itract had informed Margo they would insist on.

   Based on the structural considerations discussed above, the board of Margo determined that it was very unlikely that they could obtain a binding offer from Pennock Growers that would exceed the price proposed by Empresas Margo or that would allow Margo to comply with the requirement in the itract merger agreement that there be at least $5.0 million in cash and cash equivalents in Margo at the time of the merger and liabilities not in excess of $10,000. Accordingly, the Board decided to pursue further negotiations with Empresas Margo.

   Negotiations between Margo and Empresas Margo ensued. On June 6, 2000, a special meeting of the board of directors was held and based on the considerations discussed above and the opinion of Margo's financial advisor, SJ Holdings, the board of directors voted to approve the stock purchase agreement with Empresas Margo.

Recommendations of Margo's Board of Directors

   Margo's board of directors believes that the proposed sale of substantially all of its assets to Empresas Margo pursuant to the stock purchase agreement is fair to, and in the best interest of, Margo and its shareholders. Margo's board of directors, with Michael J. Spector and Margaret D. Spector abstaining, has unanimously approved the stock purchase agreement with Empresas Margo and recommends shareholders vote for the approval of the sale of all the stock of Margo's subsidiaries pursuant to the stock purchase agreement.

   In reaching its decision to approve the sale of its subsidiaries to Empresas Margo, the board of directors consulted with Margo's financial and legal advisors, and considered a variety of factors, including the following:

   o that the merger agreement with itract provides that it is a condition to closing that Margo shall have sold all of its assets, other than cash equivalents, and the Board determined that the itract merger was in the best interest of Margo and its shareholders;

   o the fact that Margo had not received and the Board felt it was unlikely it would receive competing offers that could comply with the minimum price and structural requirements of the itract merger agreement;

   o the structure and terms of the stock purchase agreement, including the absence of post-closing indemnification or severance obligations or the ability to abandon the transaction on the basis of due diligence investigations;

   o in light of the Board's familiarity with Mr. Spector, the principal stockholder of Empresas Margo, the Board was confident that Empresas Margo could obtain the financing required to complete the transaction.

   In making its determination, the Board considered the fact that Michael J. Spector, the current Chairman of the Board and Chief Executive Officer of Margo owned all of Empresas Margo, and that his ownership of Empresas Margo raised various conflicts of interest.

   The above discussion of the information and factors considered by Margo's board of directors is not intended to be exhaustive, but includes all material factors considered by the board. In reaching its determination to approve and recommend the stock purchase agreement, Margo's board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

                                    III-2

                                     Chapter Three -- The Sale of Margo's Assets


   Because Margo shareholders must approve the stock purchase agreement before itract is obligated to consummate the merger, Margo's board of directors unanimously recommends that each of Margo shareholders vote "FOR" approval of the stock purchase agreement.


Terms of the Stock Purchase Agreement

   The following is a summary of the material terms of the stock purchase agreement. This summary does not purport to describe all the terms of the stock purchase agreement and is qualified by the complete stock purchase agreement which is attached as Appendix C to this proxy statement/prospectus and incorporated by reference. All Margo shareholders are urged to read the stock purchase agreement carefully and in its entirety.

Purchase and Sale of Assets; Purchase Price

   The stock purchase agreement provides for the sale by Margo to Empresas Margo of substantially all of Margo's assets, which consist of the shares of stock owned by Margo in its subsidiaries except for the shares of the new Delaware holding company. The purchase price to be paid by Empresas Margo is $5,000,000 plus the assumption of the outstanding debt of Margo after application of the cash collateral securing the debt. As of September 30, 2000, the outstanding principal amount of the debt to be assumed was approximately $966,500.

Closing

   Unless the parties agree otherwise, the closing will take place on the first business day after all closing conditions have been satisfied or waived. See "--Conditions of Sale" below.

Representations and Warranties

   Margo has made customary representations and warranties in the stock purchase agreement relating to, among other things:

   o  its organization and the organization of its subsidiaries;

   o the authorization, execution, delivery and enforceability of the stock purchase agreement;

   o the power and authority of each of its subsidiaries to conduct its business;

   o  the capitalization of its subsidiaries;

   o  title to the shares of common stock of its subsidiaries;

   o  its financial statements;

   o  the absence of material changes and events;

   o  taxes and tax returns for each of its subsidiaries;

   o  material contracts;

   o the absence of conflicts of its subsidiaries with proprietary rights of third parties;

   o  employee benefit plans;

   o  litigation;

   o  labor matters and relations;

   o  insurance;

   o the absence of conflicts under its charter, by-laws and contracts or those of its subsidiaries;

                                    III-3

                                     Chapter Three -- The Sale of Margo's Assets


   o  title to assets and properties of its subsidiaries;

   o  compliance with laws; and

   o  environmental matters.

   Empresas Margo has also made customary representations and warranties in the stock purchase agreement relating to:

   o  its organization;

   o  the authorization and enforceability of the stock purchase agreement; and

   o the absence of conflicts under its charter, by-laws or governmental orders.

Certain Covenants

   Margo has agreed that until the closing of the purchase and sale of the shares, Margo will cause its subsidiaries to conduct their businesses in the ordinary course and use their best efforts to maintain satisfactory commercial relationships.

   Empresas Margo has agreed to retain all current employees of Margo's subsidiaries and to honor their years of service for purposes of some employee benefits, without limiting its ability to terminate employees in the ordinary course or as deemed necessary or advisable.

Conditions of Sale

   The obligation of Empresas Margo to consummate the purchase and sale of the shares is subject to the satisfaction or waiver of several customary conditions, including:

   o the accuracy of the representations and warranties of Margo as of the closing date;

   o the absence of any governmental order or proceeding affecting the transaction; and

   o the receipt of all governmental consents necessary for the consummation of the transaction.

   The obligation of Margo to consummate the purchase and sale of the shares is subject to the satisfaction or waiver of several conditions, including:

   o the effectiveness of the registration statement filed by iTract, Inc., the new Delaware holding company, with the SEC and evidence that the merger of Margo with the new Delaware holding company and the merger with itract will occur concurrently with or immediately following the closing of the sale of the shares.

   o the accuracy of the representations and warranties of Empresas Margo as of the closing date;

   o the absence of any governmental order or proceeding affecting the transaction;

   o the receipt of all governmental consents necessary for the consummation of the transaction; and

   o the receipt of approval by Margo's shareholders of the transactions contemplated by the stock purchase agreement.

Survival of Representations

                                    III-4

                                     Chapter Three -- The Sale of Margo's Assets


   All representations, warranties, covenants and agreements made by Margo and Empresas Margo in the stock purchase agreement or pursuant thereto expire on the closing date and Margo has no liability with respect to these representations, warranties, covenants and agreements.

Termination

   The stock purchase agreement may be terminated prior to the closing only as follows:

   o  by mutual consent of Margo and Empresas Margo;

   o by either Margo or Empresas Margo at any time after December 31, 2000 (subject to a 60-day extension if the itract merger has not been consummated and Margo is using its best efforts to consummate the merger with itract) if, through no fault of the party seeking termination, the closing shall not have occurred;

   o by Empresas Margo, if Margo has materially breached the agreement in a way that has rendered the satisfaction of any condition to the obligations of Empresas Margo impossible and the breach has not been waived by Empresas Margo;

   o by Margo, if Empresas Margo has materially breached the agreement in a way that has rendered the satisfaction of any condition to the obligations of Margo impossible and the breach has not been waived by Margo; and

   o by either Margo or Empresas Margo if a final order from a court of competent jurisdiction permanently enjoins the transaction.

Expenses

   Each party will bear its own expenses in connection with the consummation of the purchase and sale of the shares. In the event of the termination of the stock purchase agreement as set forth above, there is no further obligation or liability of any party, except that:

   o if the agreement is terminated by Margo as a result of a material breach by Empresas Margo, Empresas Margo shall be obligated to reimburse Margo for all out-of-pocket expenses incurred by Margo in connection with the agreement and the transactions contemplated thereby up to a maximum of $100,000; and

   o if the agreement is terminated by Empresas Margo as a result of a material breach by Margo, Margo shall be obligated to reimburse Empresas Margo for all out-of-pocket expenses incurred by Empresas Margo in connection with the agreement and the transactions contemplated thereby up to a maximum of $100,000.

Opinion of Financial Advisor Regarding Sale of Margo's Businesses

   Margo retained SJ Holdings to act as its financial advisor to render a fairness opinion in connection with the sale of substantially all of Margo's assets, based on SJ Holdings' qualifications, expertise and reputation. On June 30, 2000, SJ Holdings rendered to Margo's board of directors its written opinion that, as of that date and based upon the considerations set forth in the opinion, the consideration to be received by Margo for the sale of its assets, consisting of $5,000,000 and the assumption of debt as set forth above, was fair to Margo from a financial point of view. The full text of the SJ Holdings opinion is attached as Appendix E to this proxy statement/prospectus.

   Margo's stockholders are urged to read the opinion carefully and in its entirety. The SJ Holdings opinion is directed to Margo's board of directors, addressed only the fairness to Margo of the consideration to be received by Margo for the sale of its assets from a financial point of view, and does not address any other aspect of the sale of the assets or the merger with itract or constitute a recommendation to any of Margo's stockholders as to how they should vote on the proposed sale of Margo's assets.

   SJ Holdings is a privately-owned merchant banking firm with principal offices in San Juan, Puerto Rico, that also provides financial advisory and investment banking services to small and middle market businesses and investor groups. SJ Holdings has not previously provided any financial advisory services to Margo or itract.

                                    III-5

                                     Chapter Three -- The Sale of Margo's Assets


However, in the ordinary course of business, an affiliate of SJ Holdings holds accounts for customers that may, at any time, hold a position in Margo's common stock.

   For purposes of its opinion and in connection with its review of the sale of the assets, SJ Holdings reviewed and analyzed, among other things, the stock purchase agreement with Empresas Margo, some publicly available business and financial information relating to Margo and Margo's financial forecasts. SJ Holdings had discussions with some officers of Margo about the business and prospects of Margo. SJ Holdings also considered other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant. At the request of Margo's board of directors, SJ Holdings solicited indications of interest in acquiring Margo's assets from U.S. nursery companies and other third parties identified to it by Margo.

   In connection with its opinion, with Margo's permission and without any independent verification, SJ Holdings relied on the accuracy and completeness of all the financial and other information reviewed by it, furnished, or otherwise communicated to it by Margo or obtained by SJ Holdings from publicly available sources. SJ Holdings did not make an independent valuation or appraisal of the assets or liabilities of Margo and was not furnished with any such valuation or appraisal. Any inaccuracies in the information on which SJ Holdings relied could materially affect its opinion.

   In conjunction with rendering its written opinion dated June 30, 2000 to the board of directors of Margo, SJ Holdings presented an oral summary of its analysis to the Board on June 6, 2000. Set forth below is a brief summary of the analyses performed by SJ Holdings in reaching its June 30, 2000 opinion.

   Historical Trading Valuation Analysis.
   -------------------------------------

   Under this approach, SJ Holdings reviewed the historical trading prices of Margo's common stock for the period from June 1997 through February 8, 2000, the date of the announcement of the itract merger, and analyzed the implied premium of Empresas Margo's offer to Margo's market capitalization during these periods. For purposes of this analysis, SJ Holdings assumed Empresas Margo's offer to be $5,600,000, consisting of $5,000,000 in cash plus the assumption of $600,000 in debt. The results of this analysis are summarized in the following table:

                                                                         Premium
                                                                --------------------------
       Period                   Average Market Capitalization      Amount         Percent
----------------------------    -----------------------------   ------------     ---------
1997 (June to December)                $4,264,475               $  1,335,525        36.8%
1998                                   $4,021,496               $  1,578,504        45.7%
1999                                   $4,675,094               $     924,906       21.1%
2000 (January to February 8)           $6,765,611               $(1,165,611)        --

   Empresas Margo's offer represents an average premium of approximately 37%, 46% and 21% during the years 1997, 1998 and 1999, respectively. Based on these premiums, SJ Holdings believes that Empresas Margo's offer, as compared to Margo's historical market capitalization, is reasonable. Although there is no implied premium for the period from January 2000 to February 8, 2000, SJ Holdings believes that Margo's stock price for this period reflected speculation related to the itract merger and therefore is not indicative of Margo's intrinsic value.

   Acquisition Premium Over Public Market Valuation Analysis.
   ---------------------------------------------------------

   Under this approach, SJ Holdings analyzed selected publicly announced acquisition transactions during the period from January 1996 through June 2000 for companies in comparable industry groups, since there was no public acquisition transaction in Margo's same industry group. SJ Holdings further analyzed which specific transactions were more closely related to Margo's business operations. SJ Holdings determined that target companies in the following comparable industry groups were most closely related to Margo's business: wholesale food products, wholesale natural and organic food products and wholesale and retail general merchandise. For these companies, SJ Holdings analyzed the premium of the offer price over the public market price one month prior to the announcement date. This analysis showed a mean premium of 21.4% and a median premium of 23.5% over

                                    III-6

                                     Chapter Three -- The Sale of Margo's Assets


the public trading price of these companies one month prior to announcement of the proposed transactions. Based on these acquisition premiums, SJ Holdings derived a range of market valuations for Margo ranging from $5.7 million to $5.8 million. SJ Holdings discounted these valuations by applying discount rates of 10%, 15% and 20% which it believed, based on its experience, would be reasonable discounts due to the fact that the terms of the stock purchase agreement with Empresas Margo does not contain any indemnification by Margo for breach of representations and warranties, which would have been typical in transactions of this nature but was not permitted by the terms of the itract merger agreement. This analysis resulted in an adjusted implied valuation of Margo of between $4.5 million and $5.2 million.

   Comparable Public Company Analysis.
   ----------------------------------

   SJ Holdings analyzed some financial information of the following comparable public companies in the nursery and florist business: Callaway's Nursery Inc., Dimon, Inc., Griffin Land & Nurseries, Hines Horticulture and USA Floral Products, Inc. SJ Holdings considered the mean and median range of the market value of these companies to their sales, assets, book value, tangible book value and earnings before interest, taxes, depreciation and amortization, as shown in the following table:


                                    Market Value as Multiple of
                    -----------------------------------------------------------
                                                                     Tangible
                       Sales      EBITDA      Assets    Book Value  Book Value
Mean                    0.3         3.7         0.2         0.7         0.1
Median                  0.2         2.8         0.3         0.6         0.2

   Based on this analysis, SJ Holdings determined that the measure of market value to book value represents a reasonable valuation measure for Margo. Applying to Margo's book value the mean and median ranges of the comparable public companies' ratio of market value to book value, and factoring acquisition premiums ranging from 14% to 24% derived from the analysis of publicly announced transactions, provided an implied acquisition value of Margo from $4.3 million to $5.7 million. Discounting these valuations for the lack of indemnification in the stock purchase agreement as discussed above, the valuation under this analysis ranges from $3.4 million to $5.1 million.

   No company or transaction used in the above analyses is identical to Margo. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which Margo is being compared.

   Discounted Cash Flow Analysis.
   -----------------------------

   Under this approach, SJ Holdings analyzed the financial and operational projections provided by Margo's management and performed discounted cash flow analyses. SJ Holdings discounted Margo's projected earnings for the years 2000 through 2004 under three scenarios, assuming that Margo grows at 50%, 75% and 100% of management's projected levels. SJ Holdings also applied a multiple of 6.4x to Margo's projected EBITDA for 2004 to obtain a terminal value. SJ Holdings applied discount rates to the projected earnings ranging from 20% to 25% in order to reflect the risk in Margo's cash flows and the lack of indemnification to Empresas Margo. Assuming that Margo's sales grow at 75% of their projected level, and applying the discount rates of 20% and 25% mentioned above, Margo's valuation ranges from $4.9 million to $5.8 million. The projections used were based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected.

   Analysis of Market Solicitation of Indications of Interest.
   ----------------------------------------------------------

   As previously discussed, SJ Holdings solicited indications of interest from selected U.S. and Puerto Rico based potential buyers. Besides Empresas Margo's offer, this solicitation resulted in only one indication of interest for approximately $4 million.

                                    III-7

                                     Chapter Three -- The Sale of Margo's Assets


   The material analyses performed by SJ Holdings have been summarized above. Nonetheless, the summary set forth above does not purport to be a complete description of the analyses performed by SJ Holdings. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to a summary description. SJ Holdings did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, SJ Holdings considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. SJ Holdings did not place a particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as whole, supported its determination.

   SJ Holdings' opinion does not address the relative merits of the itract merger as compared to any alternative business strategies that might exist for Margo or the effect of any other business combination in which Margo might engage.

   Pursuant to the terms of SJ Holdings' engagement, Margo has agreed to pay SJ Holdings a fee of $25,000 in connection with its rendering of the fairness opinion. Margo has also agreed to pay SJ Holdings for its financial advisory services in connection with the sale of the assets an additional fee of $50,000 contingent on the closing of the sale. Margo also has agreed to reimburse SJ Holdings for reasonable out-of-pocket expenses incurred by it in performing its services, including fees and expenses for legal counsel, and to indemnify SJ Holdings and certain related persons and entities against certain liabilities, including liabilities under the federal securities laws, arising out of SJ Holdings' engagement. In the ordinary course of its business, SJ Holdings and its affiliates may actively trade the equity securities of Margo for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in Margo's securities.

                                    III-8

                Chapter Four -- The Merger with the New Delaware Holding Company



                                 CHAPTER FOUR

               THE MERGER WITH THE NEW DELAWARE HOLDING COMPANY

General


   This proxy statement/prospectus is being furnished to Margo shareholders in connection with the solicitation of proxies by Margo's board of directors from Margo shareholders for use at the special shareholders' meeting to be held on ________, 2001. This proxy statement/prospectus also constitutes a prospectus of iTract, Inc., the new Delaware holding company, which is part of a registration statement on Form S-4 filed with the SEC under the Securities Act, in order to register the shares of iTract, Inc. common stock to be issued to the holders of shares of Margo common stock and holders of itract membership units.

Background of the Transaction

   Since the early part of 1998, the board of directors of Margo determined that it had to seek alternatives to enhance shareholder value. Margo began by looking for ways to become more efficient such as eliminating its unprofitable Florida operations. These efforts began to bear results with sales increasing by 16% during 1999 and the net losses from operations being reduced to $128,000 for 1999, compared to $1,113,000 for 1998. The board also examined the possibility of diversifying into real estate development. Puerto Rico's residential construction market has experienced various years of strong growth. To this end, Margo organized a real estate development company in the early part of 1998 and in August 1999 Margo optioned a 109 acre site for possible development as a real estate project. Despite these efforts the stock price of Margo continued to trade below book value.


   During the later part of December 1999, Michael J. Spector, the Chairman of the Board and Chief Executive Officer of Margo, was approached by Alan Stahler, an investment banker based in New York City. Mr. Stahler asked Mr. Spector whether Margo would consider the possibility of merging with an early-stage Internet company. Mr. Stahler is the son-in-law of J. Morton Davis, the sole shareholder of D.H. Blair Investment Banking Corporation, which owns approximately 9.8% of Margo's outstanding common stock prior to the contemplated transactions.


   Mr. Stahler explained that this type of transaction would allow Margo shareholders the ability to participate at an early stage in an Internet company. It would also provide the Internet company with a vehicle for becoming a publicly held company without some of the costs and uncertainties involved in a public offering.


   On December 30, 1999, Mr. Spector met in New York City with Mr. Davis and Mr. Henry Kaufthiel, Chairman of ICES. ICES owns equity interests in various early-stage Internet companies that it helps develop. Mr. Davis, through several entities which he controls, and together with several family members, beneficially owns, inclusive of shares that may be acquired upon the exercise of warrants, approximately 50.8% of ICES' outstanding shares of Class A common stock, which constitutes approximately 20.5% of the outstanding voting shares of ICES. ICES through another entity owns approximately 92% of the equity interests of itract. At the meeting, Mr. Kaufthiel explained to Mr. Spector the various Internet businesses that were being developed by ICES.

   During the first two weeks of January 2000, Mr. Spector met various times with Margo's outside counsel as well as with Blas Ferraiuoli and Michael Rubin, two of Margo's outside directors, to generally discuss the type of transaction that Margo might engage in with one of the Internet companies affiliated with ICES. Mr. Spector outlined that ICES was proposing having one of their Internet companies engage in a reverse merger with Margo. Mr. Spector explained that typically a reverse merger involves a privately-held operating company merging into a publicly held shell company with no operations. As part of the merger, the amount of shares the shell company issues to the shareholders of the operating company is an amount that allows them to become the majority shareholders of the surviving company in the merger. The reverse merger allows the operating company access to the public securities markets without incurring the cost associated with a registered underwritten public offering. It also provides the operating company with access to the capital or cash resources held by the shell company.

   Mr. Spector then explained that since Margo was an operating company, it would have to sell its operating assets prior to the reverse merger. In that way it would also obtain the cash that the privately held operating company would require.

               Chapter Four -- The Merger with the New Delaware Holding Company

   On January 18, 2000, Mr. Spector met in New York with Mr. Stahler, Mr. Davis and Mr. Kaufthiel and other representatives of ICES. At the meeting, representatives of itract presented their business plan for the first three years of operations.


   On January 19, 2000, Mr. Davis informed Mr. Spector that he felt that itract would be willing to pursue a reverse merger transaction with Margo in which the members of itract would receive approximately 88% of the outstanding common stock of the resulting company in the merger. Mr. Davis explained to Mr. Spector that among the various Internet companies owned by ICES, itract was the most suitable candidate for a reverse merger because its business was attractive and at a stage where it required the capital that would be available to it as a result of the reverse merger in order to complete the development of its system to commence commercial operations.

   During the next two weeks, Mr. Spector discussed the idea of a possible reverse merger with members of Margo's board of directors and outside attorneys. During this period, Mr. Spector requested more detailed financial projections from itract, which he received on January 27, 2000.


   During the week of January 31, 2000 Mr. Spector invited Mr. Kaufthiel and other members of the itract management to come to Puerto Rico and make a detailed presentation to Margo's board of directors. Mr. Spector also invited Mr. Stahler and Mr. Davis to attend the meeting.


   Mr. Kaufthiel accepted Mr. Spector's invitation and itract made a presentation of its business plan and projections to Margo's board of directors on February 7, 2000 in San Juan, Puerto Rico. Immediately following the meeting, Margo's board of directors held a special meeting and authorized Mr. Spector to negotiate and execute a non-binding letter of intent with itract. Negotiations between the parties continued during February 7 and February 8 and a non-binding letter of intent was executed in the evening of February 8, 2000. Under the terms of the letter of intent, the holders of membership units of itract were entitled to receive approximately 88% of the outstanding common stock of Margo following the merger.


   On February 10, 2000, Margo's board of directors voted to create a committee consisting of its independent board members to review the proposed transaction with itract. On March 9, 2000, Margo retained the services of the Schwartz Heslin Group, Inc., an independent investment banking firm, to render an opinion on the fairness of the proposed merger to Margo's shareholders from a financial point of view.


   In the weeks following the signing of the letter of intent, representatives of Margo and itract conducted due diligence investigations, studied the tax implications of the transaction and negotiated the terms of the merger agreement. On April 4, 2000, Margo's board of directors held a special meeting to review the recommendations of the special committee and the report made by the Schwartz Heslin Group, Inc. The board subsequently voted to approve the merger agreement, subject to any minor changes management might deem advisable.

   As part of the study of the tax consequences of the transaction, Margo was advised by its counsel that in order for the reverse merger with itract to qualify as a tax-free exchange for federal income tax purposes, Margo would first have to merge with a corporation organized under a state of the United States. This was due to the fact that Margo, as a Puerto Rico corporation, is treated as a foreign corporation under the U.S. internal revenue code. Thus, a merger of Margo or a subsidiary of Margo with and into itract would have been a taxable transaction to itract's members for federal income tax purposes. Since one of the conditions of itract's members for doing the transaction was that it be tax-free, Margo decided to first merge with and into a Delaware corporation. For this purpose, Margo then organized iTract, Inc. as a wholly-owned subsidiary.

   As part of its due diligence review, Margo discussed with itract's management that the approximately $1,000,000 owed at that time by itract to ICES and its affiliated entities for services rendered during the development of the itract system reduced the value of itract. As a result of this debt, the parties agreed that the percentage ownership to be received by the members of itract should be reduced from 88% to 86.8%. A special board meeting was held on April 11, 2000 to approve the final terms of the merger agreement. Margo's board of directors once again approved the agreement and the merger agreement was executed in the evening of April 11, 2000.

               Chapter Four -- The Merger with the New Delaware Holding Company


Recommendations of Margo's Board of Directors and Reasons for the Transaction

   Margo's board of directors believes that the proposed transactions are fair to, and in the best interests of, Margo and its shareholders. Accordingly, Margo's board of directors has unanimously approved the merger agreement with iTract, Inc., the new Delaware holding company, and the stock purchase agreement with Empresas Margo, Inc. and recommends that Margo shareholders vote FOR the approval and adoption of those agreements and the transactions contemplated thereby.

   Margo's board of directors believes that the consummation of the proposed transactions present an opportunity for Margo shareholders to participate in a growing sector of commerce and the economy--the Internet.

   In reaching its decision to approve the sale of substantially all of Margo's assets and the merger with the new Delaware holding company and recommend their approval to Margo's shareholders, Margo's board of directors consulted with Margo's management, as well as with its financial and legal advisors, and considered a variety of factors, including the following:

   o Market prices of its common stock over recent periods. The board considered that Margo's common stock has historically traded at a discount to its book value, and that many times the discount has been substantial. The board did not have any reason to believe that this trend was likely to change in the foreseeable future. As a result, the board felt that the proposed transaction presented the best way to maximize the value of Margo shareholders' investment in the company.

   o The business prospects of its existing nursery and related operations. The board considered that the nursery business has not been growing in the United States or Puerto Rico and that Margo had not been profitable during recent years.

   o Margo's going concern value. The board considered that if Margo were to sell its business as a going concern, it was unlikely that it would obtain an attractive offer due to the limited number of persons that could be interested in purchasing a nursery business in Puerto Rico.

   o Margo's inability to obtain crop insurance for damage caused by hurricanes. The board considered the fact that Margo's inability to obtain crop insurance during the past several years subjected the business and its shareholders to a significant risk of loss due to damages caused by hurricanes.

   o The future prospects of itract in the Internet marketing business, as contemplated by itract's business plan. The board analyzed itract's business plan and its proposed technology and concluded that it presented an attractive opportunity for Margo's shareholders to participate in the developing industry of Internet marketing.

   o A review of possible alternatives, including continuing as a publicly or privately held corporation. The board considered the low stock prices of Margo in recent years and the costs related to continuing as a public corporation. In particular, the board believed that Margo does not have the need to access the capital markets to fund its operations that justifies the costs of being a public company. The board considered that the proposed transaction provides Margo shareholders with an attractive opportunity of exiting the nursery business and obtaining a higher value for their shares than they would otherwise obtain if Margo was taken private or sold to a third party.

   o The written opinion of Schwartz Heslin Group, Inc. The board considered the opinion of Schwartz Heslin that the conversion ratio is fair, from a financial point of view, to Margo's shareholders. A copy of this opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix D to this proxy statement/prospectus and is incorporated by reference.

   o The structure and terms of the merger agreement with itract. The board studied the provisions of the merger agreement and concluded that they were fair to and in the best interests of Margo shareholders. In particular, the board considered that (1) the merger agreement contains an adequate lock-up period of eight months for itract's members, (2) Margo's obligation to merge with itract was conditioned on Margo being able to find a buyer for the nursery operations, (3) any issuance of itract units or grant of

                Chapter Four -- The Merger with the New Delaware Holding Company options to purchase itract units prior to the merger would not dilute Margo shareholders, and (4) if Margo is unable to satisfy the conditions to their obligation to consummate the merger, the maximum liability is limited to $100,000.

   The above discussion of the information and factors considered by Margo's board of directors is not intended to be exhaustive, but includes all material factors considered by the board. In reaching its determination to approve and recommend the merger, Margo's board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. Margo's board of directors unanimously recommends that Margo shareholders vote FOR adoption and approval of the transactions contemplated by the merger agreement.


Opinion of Financial Advisor Regarding Merger with itract


   Margo retained Schwartz Heslin Group, Inc. ("Schwartz Heslin") to act as its financial advisor to render a fairness opinion in connection with the itract merger, based on Schwartz Heslin's qualifications, expertise and reputation. On April 11, 2000, Schwartz Heslin rendered to Margo's board of directors its written opinion that, as of that date and based upon the considerations set forth in the opinion, the itract merger was fair from a financial point of view to the holders of the shares of Margo's common stock. The full text of the Schwartz Heslin opinion is attached as Appendix D to this proxy statement/prospectus.

   Margo's stockholders are urged to read the opinion carefully and in its entirety. The Schwartz Heslin opinion is directed to Margo's board of directors, addressed only the fairness of the itract merger transaction from a financial point of view to the holders of the shares of Margo common stock, and does not address any other aspect of the itract merger or constitute a recommendation to any of Margo's stockholders or the members of itract as to how they should vote on the merger. The opinion speaks only as of its date and Schwartz Heslin is under no obligation to confirm its opinion as of a later date. This summary is qualified in its entirety by reference to the full text of the opinion.

   Pursuant to an engagement agreement dated March 8, 2000, Schwartz Heslin was engaged by Margo's board of directors to render an opinion as to whether the itract merger was fair to the shareholders of Margo from a financial point of view. In rendering the opinion, it was Schwartz Heslin's understanding that the itract merger is the merger of a subsidiary of iTract, Inc., the new Delaware holding company, with itract whereby iTract, Inc. would acquire itract in an all stock transaction. In the merger of Margo with iTract, Inc., Margo's existing common stock would be exchanged for shares of common stock of iTract, Inc. itract's members would receive shares of iTract, Inc. common stock representing 86.8% of iTract, Inc.'s common stock after the itract merger on a fully diluted basis.


   Schwartz Heslin is a firm that provides a broad range of financial consulting and advisory services. Schwartz Heslin has been engaged in a number of transactions to render valuation and fairness opinions for both private and public companies. Schwartz Heslin has previously not provided any financial advisory services to Margo or itract.

   For purposes of its opinion and in connection with its review of the itract merger, Schwartz Heslin reviewed and analyzed, among other things, the following:


   o     the itract merger agreement;

   o     the letter of intent, dated February 8, 2000;

   o     itract's Business Plan, dated March 17, 2000;

   o internal information, financial and operational in nature, including projections prepared by management of itract and ICES, concerning the business and operations of itract;

   o the unaudited balance sheet and income statement of itract as of February 29, 2000; and

   o audited financial statements for Margo for the years ended December 31, 1999 and 1998.

                Chapter Four -- The Merger with the New Delaware Holding Company


   Schwartz Heslin considered other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant. Schwartz Heslin also had discussions with some officers and employees of Margo and itract to review the foregoing as well as other matters it believed relevant to its analysis.


   In connection with its opinion, with Margo's permission and without any independent verification, Schwartz Heslin relied on the accuracy and completeness of all the financial and other information reviewed by it, furnished, or otherwise communicated to it by Margo or obtained by Schwartz Heslin from publicly available sources. Schwartz Heslin did not make an independent valuation or appraisal of the assets or liabilities of Margo and was not furnished with any such valuation or appraisal. Any inaccuracies in the information on which Schwartz Heslin relied could materially affect its opinion.


   In conjunction with rendering its written opinion dated April 11, 2000 to the board of directors of Margo, Schwartz Heslin presented an oral summary of its analysis to the Board on April 4, 2000. Set forth below is a brief summary of the analyses performed by Schwartz Heslin in reaching its April 11, 2000 opinion.


   Market Approach.
   ---------------

   Under this approach, Schwartz Heslin used three valuation methods:


   1.    the guideline company method,

   2.    the merger and acquisition method, and

   3.    the industry performance guideline method.

   Guideline Company Method. This valuation method is based on the premise that pricing multiples of publicly traded companies can be used as a tool in valuing a closely held or start-up venture business. Under this method, Schwartz Heslin selected six companies that provide a broad range of marketing and business services, some of which were to be provided by itract. Using publicly available information on these six companies, Schwartz Heslin calculated median market multiples (as of March 31, 2000) based on the ratio of market value to revenues, earnings before interest and taxes ("EBIT") and net income. It is important to note that no company used or referenced in this analysis is identical to Margo, itract or the merged company. The comparable public companies were:

   o     Clickaction, Inc.,

   o     Doubleclick, Inc.,

   o     Siebel Systems, Inc.,

   o     Digital Impact, Inc.,

   o     Exactis.com, Inc., and

   o     24/7 Media, Inc.

   The following multiples for these comparable companies were calculated:


Market Value as a Multiple of:       Median
Revenue
   Most recent year                   36.21
   Two year average                   51.05
   Three year average                 70.05
EBIT
   Most recent year                  (43.95)
   Two year average                  (68.04)

              Chapter Four -- The Merger with the New Delaware Holding Company


   Three year average                (83.73)
Net Income
   Most recent year                  (43.95)
   Two year average                  (68.04)
   Three year average                (83.26)

   Schwartz Heslin assigned more weight to the most recent year multiples because those should better represent future performance. Applying these multiples to itract's projected revenues, EBIT and net income, and weighting the resulting value for each multiple equally, produced a potential value for itract of $119 million.

   Merger and Acquisition Method. Under this method, Schwartz Heslin determined price multiples for selected similar businesses that have recently been sold. The price multiples used were:

   o     price to total assets, finding a multiple range of 2.53 to 22.6,

   o     price to equity, finding a multiple range of 4.23 to 29.3, and

   o price to revenue for each of three projected years, weighted more for the first year, finding a multiple range of 1.50 to 5.2.

The median multiples calculated were applied to the projected itract values. Each multiple was also weighted based on observations of current Internet company valuations. The application of this method produced a potential value for itract of $43 million.

   Industry Performance Guideline Method. Under this method, industry multiples were selected for similar businesses that have publicly available financial information. The price multiples used were:

   o     price to total assets, finding a multiple of 17.45,

   o     price to equity, finding a multiple range of 6.44 to 18.43, and

   o price to revenue for each of three projected years, weighted more for the first year, finding a multiple range of 2.99 to 9.66.

   The median multiples calculated were applied to the projected itract values. Each multiple was also weighted based on observations of current Internet company valuations. The application of this method produced a potential value for itract of $90.5 million.

   Income Approach.
   ---------------


   Under the income approach, Schwartz Heslin performed a discounted cash flow analysis of itract based on the forecasted information provided by itract's management. The projected cash flows were discounted to present values using a discount rate of 33.41%, which reflect different assumptions regarding the required rates of return of holders and prospective buyers of iTract, Inc. common stock. The application of this method produced a potential value for itract of $41 million.


   Implied Market Value.
   --------------------


   Schwartz Heslin considered the public market's reaction to the announcement of the itract merger. The publicly traded stock of Margo rose substantially after the announcement of the itract merger, indicating that the market views the itract merger favorably. The price of Margo's common stock increased from $5.75 per share immediately prior to the announcement to $35 per share shortly after the announcement, and closed at $17 per share on February 9, 2000, the day of the announcement. The stock price fluctuated between approximately $11 and $30 per share from February 10, 2000 to March 31, 2000, on relatively low volume. The volatility in the stock price tends to indicate that trading in Margo's common stock is being done in a highly speculative manner with respect to the value of itract. Nevertheless, the trading prices for Margo's common stock provides an indication of the perceived value of itract, although not necessarily its fair value. Using the implied premium on Margo's common stock price

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               Chapter Four -- The Merger with the New Delaware Holding Company due to the announcement, based on the difference between the price per share of Margo's common stock on March 31, 2000 and on February 8, 2000, the day prior to the announcement, Schwartz Heslin obtained a potential value for itract of $38 million.

   Valuation Summary.
   -----------------

   Schwartz Heslin applied different weights to the itract potential values obtained from the valuation analyses described above, as shown in the following table. Schwartz Heslin determined the weighting factors based on its experience as to which of the valuation methods is more relevant for valuing a start-up company such as itract.

                               Valuation Summary
                                March 31, 2000
                                 (in millions)


                                      Potential     Weighting       Weighted
                                        Value        Factor      Potential Value
                                     -----------   -----------   ---------------
MARKET APPROACH

   Guideline Company Method            $119.0         10.0%           $11.9

   Merger & Acquisition Method         $ 43.0         45.0%           $19.4

   Industry Performance                $ 90.5         10.0%           $ 9.1

INCOME APPROACH

   Discounted Future Cash Flow Method  $ 41.0         25.0%           $10.2

IMPLIED MARKET VALUE OF ITRACT         $ 38.0         10.0%           $ 3.8

TOTAL WEIGHTED POTENTIAL
   VALUE                                             100.0%           $54.4

MEDIAN OF ALL POTENTIAL
   VALUES                                                             $46.5

TOTAL UNWEIGHTED AVERAGE                                              $63.5

   As shown in the preceding table, Schwartz Heslin determined that the weighted potential value of itract is $54.4 million, while the mean of all potential values is $46.5 million.


   No company or transaction used in the above analyses is identical to Margo, itract or the itract merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared.


   The material analyses performed by Schwartz Heslin have been summarized above. Nonetheless, the summary set forth above does not purport to be a complete description of the analyses performed by Schwartz Heslin. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to a summary description. Schwartz Heslin did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, Schwartz Heslin considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Schwartz Heslin did not place a particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as whole, supported its determination.

               Chapter Four -- The Merger with the New Delaware Holding Company


   In performing its analyses, Schwartz Heslin made numerous assumptions with respect to itract's performance, general business and economic conditions and other matters. The analyses performed by Schwartz Heslin are not necessarily indicative of future actual values or future results, which may be significantly more or less favorable than suggested by those analyses. The analyses do not purport to be appraisals or to reflect prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Schwartz Heslin used in its analyses various projections of future performance prepared by the management of itract. The projections were based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those assumed in the projections and any related analyses. Schwartz Heslin has not expressed an opinion or given any form of assurance for the underlying data presented in their opinion and/or their valuation report nor has Schwartz Heslin expressed any opinion or given any form of assurance that itract can achieve its business plan. Furthermore, Schwartz Heslin's opinion does not address the relative merits of the itract merger as compared to any alternative business strategies that might exist for Margo or the effect of any other business combination in which Margo might engage.


   Pursuant to the terms of Schwartz Heslin's engagement, Margo has agreed to pay Schwartz Heslin for its financial advisory services in connection with the fairness opinion an aggregate fee of $25,000. Margo also has agreed to reimburse Schwartz Heslin for reasonable out-of-pocket expenses incurred by it in performing its services, including fees and expenses for legal counsel and other advisors, and to indemnify Schwartz Heslin and certain related persons and entities against certain liabilities, including liabilities under the federal securities laws, arising out of Schwartz Heslin's engagement.


Terms of the Merger Agreement with iTract, Inc.

   This section of the proxy statement/prospectus describes material provisions of the merger agreement with iTract, Inc. The description of the merger agreement contained in this proxy statement/prospectus does not purport to be complete. For a complete understanding of the terms and conditions of the merger agreement, all of Margo's shareholders are urged to read the entire merger agreement, attached as Appendix A to this proxy statement/prospectus carefully and in its entirety.


General


   iTract, Inc., a corporation organized under the laws of the State of Delaware, was established to accomplish the merger of Margo into a Delaware corporation pursuant to the proposed merger of Margo and iTract, Inc. As a result of this merger, all current Margo shareholders will have the same equity interest in iTract, Inc. as they now have in Margo. However, upon consummation of the merger of a subsidiary of iTract, Inc. with itract, Margo shareholders will own, on a fully diluted basis, 13.2% of the outstanding common stock of iTract, Inc. Prior to the consummation of the proposed merger, Margo will have sold substantially all of its assets pursuant to the stock purchase agreement with Empresas Margo, Inc.

   Upon consummation of the proposed merger, Margo will be merged with and into iTract, Inc., with iTract, Inc. being the surviving corporation of the merger. All holders of Margo common stock will become holders, on a share- for-share basis, of shares of common stock of iTract, Inc. having the same rights with respect to iTract, Inc. as their shares of Margo common stock now have with respect to Margo. iTract, Inc. will succeed to all rights, assets, liabilities and obligations of Margo. The closing of this merger would occur immediately prior to the closing of the merger of a subsidiary of iTract, Inc. with itract.


Purpose


   The reason for the reincorporation of Margo as a Delaware corporation is that it allows the merger with itract, as discussed below, to qualify as a tax-free exchange for most of the members of itract for federal income tax purposes. Also, Delaware is one of the preferred jurisdictions for public companies because of its established body of corporate law. Thus, Margo and itract believe that being a Delaware corporation will help iTract, Inc.'s ability to obtain debt and equity financing in the future.


Conversion of Shares

               Chapter Four -- The Merger with the New Delaware Holding Company


   Pursuant to the terms and conditions of the merger agreement, each share of Margo common stock, $0.001 par value, which is outstanding immediately prior to the merger will be converted into one share of common stock, $0.001 par value, of iTract, Inc. having the same rights, powers, qualifications, limitations and restrictions with respect to iTract, Inc. as the Margo common stock presently has with regard to Margo.

   It will not be necessary for shareholders to surrender their certificates. Certificates representing Margo common stock will be deemed to be certificates for an equal number of shares of iTract, Inc. common stock. After the merger, certificates that previously represented Margo common stock will be replaced by certificates representing iTract, Inc. common stock when submitted to the transfer agent with a request that they be so replaced or when presented for transfer. If any certificate is to be reissued in a name other than that in which the certificate surrendered is registered, the person requesting the exchange shall pay any transfer or other taxes incident thereto.


Conditions of Merger


   Consummation of the merger with iTract, Inc. is subject to fulfillment, on or before the effective time of the merger, of the following conditions:

   o approval by the holders of a majority of the outstanding shares of Margo common stock, and

   o receipt of a ruling from the Puerto Rico Treasury Department to the effect that the merger constitutes a tax-free reorganization under the Puerto Rico Internal Revenue Code of 1994, as amended.


Termination


   At any time prior to the consummation of the merger, the merger agreement may be terminated and the merger abandoned by the board of directors of Margo. The board of directors would abandon the merger if the conditions set forth above are not satisfied.


Stock Options


   All options to purchase Margo common stock outstanding as of the effective time of the merger shall, by virtue of the merger and without any further action on the part of Margo or the holders of the options, be converted into the options to acquire the same number of shares of iTract, Inc. common stock and for the same exercise price.


Dissenters' Rights of Appraisal


   Pursuant to Section 10.12 of the Puerto Rico General Corporations Law of 1995 ("PRGCL"), the holder of record of any shares of Margo common stock who does not vote the holder's shares in favor of adoption and approval of the merger agreement with iTract, Inc. may assert appraisal rights and elect to have the "fair value" of the holder's shares of Margo common stock determined and paid to it, provided that the holder complies with the requirements of Section 10.12 of the PRGCL, summarized below. All references to and summaries of the rights of Margo dissenting shareholders are qualified in their entirety by reference to the text of Section 10.12 of the PRGCL which is attached to this proxy statement/prospectus as Appendix F.

   Any shareholder entitled to vote on the merger of Margo with iTract, Inc. who desires that Margo purchase the shares of Margo common stock held by it (the "dissenting shares") must not vote in favor of adoption and approval of the merger. Shares of Margo common stock voted in favor of adoption and approval of the merger will be disqualified as dissenting shares.

   Shareholders whose shares are not voted in favor of adoption and approval of the merger and who, in all other respects, follow the procedures specified in
Section 10.12 of the PRGCL, will be entitled to have their Margo common stock appraised by the Puerto Rico Court of First Instance (the "Court") and to receive payment of the "fair value" of these shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Court. The procedures set forth in Section 10.12 of the PRGCL must be strictly complied with. Failure to follow those procedures will result in a termination or waiver of the shareholders' appraisal rights under Section
10.12 of the PRGCL.


   Under Section 10.12 of the PRGCL, a holder of Margo common stock electing to exercise appraisal rights must:

               Chapter Four -- The Merger with the New Delaware Holding Company


   1. Deliver to Margo, before taking of the vote on the merger, a written demand for appraisal of the holder's Margo common stock which reasonably informs Margo of the identity of the shareholder of record and that the record shareholder intends to demand appraisal of the holder's shares. The written demand is in addition to and separate from any consent or vote with respect to the merger. Neither a vote against, nor abstention from voting with respect to the merger, nor a failure to consent to the merger, will satisfy the requirement that a written demand for appraisal be delivered to Margo before the vote on the merger. The written demand for appraisal should be delivered either in person to the Secretary of Margo, or by mail to Road 690, Kilometer 5.8, Vega Alta, Puerto Rico 00692,
      Attention: Secretary of Margo, prior to _______, 2000; and

   2. Not vote in favor of, or consent in writing to, the merger. A failure to vote against the merger, or not respond to a request for written consent, will not constitute a waiver of appraisal rights.

   The written demand for appraisal must be made by or for the holder of record of shares of Margo common stock. Accordingly, the demand must be executed by or for the shareholder of record, fully and correctly, as the shareholder's name appears on the stock certificates representing the shares. If the applicable shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the applicable shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a shareholder of record. However, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner(s).

   A record owner, such as a broker, who holds shares as nominee for other persons may exercise appraisal rights with respect to the shares held for all or less than all of these other persons. In this case, the written demand should set forth the number of shares covered by it. Where no number of shares is expressly mentioned, the demand will be presumed to cover all of the shares outstanding in the name of the record owner.

   Within 10 days after the effective time of the merger, Margo is required to, and will, notify each shareholder who has satisfied the foregoing conditions of the date on which the effective time occurred and that appraisal rights are available with respect to shares for which a demand has been submitted. Within 120 days after the effective time, Margo, or any shareholder who has satisfied the foregoing conditions and otherwise is entitled to appraisal rights under
Section 10.12 of the PRGCL, may file a petition in the Court demanding a determination of the value of the shares held by all shareholders entitled to appraisal rights. If no petition is filed, appraisal rights will be lost for all shareholders who previously had demanded appraisal of their shares. Shareholders of Margo seeking to exercise appraisal rights should not assume that Margo will file a petition with respect to the appraisal of the value of their shares or that Margo will initiate any negotiations with respect to the "fair value" of these shares. Accordingly, these shareholders should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in Section 10.12 of the PRGCL.

   Within 120 days after the date of the effective time, any shareholder who has complied with the applicable provisions of Section 10.12 of the PRGCL will be entitled, upon written request, to receive from Margo a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal were received by Margo, and the number of holders of these shares. The statement must be mailed within 10 days after the written request therefor has been received by Margo or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

   If a petition for an appraisal is timely filed, at the hearing on the petition the Court will determine the shareholders of Margo entitled to appraisal rights. After determining the shareholders entitled to an appraisal, the Court will appraise the value of the shares of Margo common stock owned by these shareholders, determining the "fair value" of these shares exclusive of any element of value arising from the accomplishment or expectation of the merger with iTract, Inc. and the transactions described in this proxy statement/prospectus.

   The Court will direct payment by Margo of the fair value of these shares together with a fair rate of interest, if any, on the fair value to shareholders entitled to it upon surrender to Margo of stock certificates. The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a shareholder, the Court may, in its discretion, order that all or a portion of the expenses incurred by any shareholder in connection with an appraisal proceeding, including, without limitation,

               Chapter Four -- The Merger with the New Delaware Holding Company reasonable attorneys' fees and fees and expenses of experts, be charged pro rata against the value of all the shares entitled to appraisal.

   Although Margo believes that the merger is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court, and shareholders should recognize that the appraisal could result in a determination of a value higher or lower than, or the same as, the consideration to be received in the merger. Moreover, Margo does not presently anticipate offering cash consideration in excess of the fair market value of the merger consideration calculated as of the completion of the merger to any shareholder exercising appraisal rights, and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 10.12 of the PRGCL the "fair value" of a share of Margo common stock is less than the fair market value of the merger consideration calculated as of the completion of the merger that would otherwise be received by this shareholder. In determining the "fair value" of shares of Margo common stock, the Court is required to take into account all relevant factors. Therefore, the determination could be based upon considerations other than, or in addition to, the price paid for shares and the asset value of shares of Margo common stock, including, without limitation, the market value of shares and the asset values and earning capacity of Margo. Section 10.12 of the PRGCL provides that "fair value" is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

   Any holder of shares of Margo common stock who has demanded an appraisal in compliance with Section 10.12 of the PRGCL will not, after the effective time of the merger, be entitled to vote the holder's shares for any purpose nor be entitled to the payment of dividends or other distributions on those shares other than those payable to shareholders of record as of a date prior to the effective time of the merger.

   If no petition for an appraisal is filed within 120 days after the date of the effective time, or if a holder of shares delivers to Margo a written withdrawal of the holder's demand for an appraisal and an acceptance of the merger either within 60 days after the effective time or with the written approval of Margo after that period, then the right of that shareholder to an appraisal will cease and the shareholder will receive the merger consideration for the Margo shares and become a shareholder of iTract, Inc. Margo reserves the right to give or withhold its written approval after the 60-day period in its sole discretion. No appraisal proceeding in the Court will be dismissed as to any shareholder without the approval of the Court, which approval may be conditioned on those terms as the Court deems just.

   Pursuant to an amendment to the merger agreement, any payments required to be made to Margo stockholders dissenting to the itract merger will be itract's obligation following the consummation of the itract merger. However, if stockholders holding in excess of ten percent of Margo's common stock exercise their appraisal rights, itract may terminate the merger agreement without any liability or further obligation.

Federal and Puerto Rico Income and Other Tax Consequences of the Merger with the New Delaware Holding Company

   The following discussion summarizes the material Federal and Puerto Rico tax aspects of the proposed merger of Margo with iTract, Inc. This discussion is based on the United States Internal Revenue Code of 1986, as amended (the "Code"), the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR Code") and the Puerto Rico Municipal Property Tax Act of 1991, as amended (the "MPTA"), all as in effect on the date of this proxy statement.


   Some portions of the discussion are based on the assumption that:


   1. at the time of the merger the fair market value of iTract, Inc. common stock would be approximately equal to the fair market value of Margo common stock surrendered pursuant thereto;

   2. at the time of the merger there is no plan or intention by the shareholders of Margo to sell, exchange, or otherwise dispose of any shares of iTract, Inc. received in the merger that would reduce the Margo shareholders' ownership of iTract, Inc. common stock to a number of shares having a value, as of the date of the merger, of less than 50% of the value of all of the formerly outstanding common stock of Margo, including Margo shares held by dissenters and Margo shares redeemed prior to the merger, as of the date of the merger;

   3. there is no plan or intention to have iTract, Inc. reacquire any of its common stock issued in the merger;

               Chapter Four -- The Merger with the New Delaware Holding Company


   4. the liabilities of Margo assumed by iTract, Inc., plus the liabilities, if any, to which the assets are subject, were incurred by Margo in the ordinary course of its business;

   5. the fair market value of the assets of Margo transferred to iTract, Inc. will equal or exceed the sum of the liabilities assumed by iTract, Inc., plus the amount of liabilities, if any, to which-the transferred assets are subject;

   6. following the merger, iTract, Inc. would continue to conduct a business;
      and

   7. Margo, its shareholders and iTract, Inc. would pay their respective expenses, if any, incurred in connection with the merger.

   This discussion does not address all aspects of Federal and Puerto Rico taxation that may be relevant to a holder of Margo or iTract, Inc. common stock in light of that shareholder's particular circumstances or to a shareholder subject to special rules such as:

   o  an individual shareholder that is not a citizen of the United States;

   o  a financial institution or insurance company;

   o  a tax-exempt organization;

   o  a dealer or broker in securities; or

   o a shareholder that holds Margo or iTract, Inc. common stock or that acquired Margo or iTract, Inc. common stock pursuant to the exercise of options or otherwise as compensation.


   Margo strongly urges each holder of Margo common stock to consult his or her tax advisor to determine the Federal and Puerto Rico tax consequences of the merger that may be applicable to the particular shareholder.

Federal Income Tax Consequences

Margo


   For purposes of the Code, the merger would be treated as a taxable sale by Margo of each of its appreciated tangible and intangible assets to iTract, Inc. in exchange for iTract, Inc. common stock and a distribution by Margo to its shareholders of iTract, Inc.'s common stock.

   Since at the effective time of the merger Margo will be considered a foreign corporation that is not engaged in a United States trade or business under the Code, Margo will not be subject to Federal income tax on this gain.


iTract, Inc.


   iTract, Inc. would not be required to recognize any gain or loss on the receipt of Margo's tangible and intangible assets in exchange for iTract, Inc. common stock.


The Shareholders


   The merger would be treated as a taxable exchange for federal income tax purposes by a shareholder of Margo common stock for iTract, Inc.'s common stock. Thus, Margo shareholders would generally be required to recognize a gain or loss on the exchange of the Margo common stock for iTract, Inc.'s common stock under the Code measured by the difference as of the effective time of the merger between the fair market value of iTract, Inc.'s common stock received and the holder's tax basis in the Margo common stock.

   Holders of Margo common stock that are corporations organized under the laws of the Commonwealth of Puerto Rico, would be subject to federal income tax on gains derived from the exchange of Margo common stock for iTract, Inc.'s common stock only if the gain is effectively connected to a U.S. trade or business carried on by the corporation.

               Chapter Four -- The Merger with the New Delaware Holding Company


   Gains, if any, from exchange of Margo's common stock for iTract, Inc.'s common stock by individuals who are bona fide residents of Puerto Rico during the entire taxable year generally are treated as Puerto Rico source income and therefore excluded from U.S. Federal income taxation if the Puerto Rico resident pays a Puerto Rico income tax at an effective rate of at least 10% on the gain. Because this gain is subject to tax in Puerto Rico at progressive rates that generally exceed 10%, in many cases it will be excluded from U.S. taxation under this rule. However, a resident of Puerto Rico who is not subject to a 10% tax on gain from the sale of the holder's Margo common stock nevertheless may treat the gain as Puerto Rico source income not subject to U.S. Federal income tax if the requirements of Notice 89-40 are met. The Code provisions governing the source of the gain authorizes the Secretary of the Treasury to issue regulations making the 10% tax requirement inapplicable to bona fide residents of Puerto Rico. In Notice 89-40, the IRS announced that regulations would be issued that would provide that gain from the sale of stock individuals who had been bona fide residents of Puerto Rico for the entire taxable year would be Puerto Rico source, and therefore excluded from U.S. Federal income taxation, whether or not the individual paid a 10% on the gain to Puerto Rico. Unless contrary authority is issued, an individual resident of Puerto Rico who meets the conditions described in the notice may treat a gain from the exchange of the Margo common stock for iTract, Inc.'s common stock as Puerto Rico source income.

Dividends Paid by iTract, Inc.

   Dividends paid by iTract, Inc. out of its earnings and profits to its shareholders would constitute ordinary gross income for purposes of the Code.

Sale or Exchange of iTract, Inc.'s common stock

   Holders of iTract, Inc.'s common stock would be required to recognize a gain or loss on the sale, exchange or other disposition of iTract, Inc.'s common stock for federal income tax purposes under the Code.

   Corporations organized under the laws of the Commonwealth of Puerto Rico would be subject to U.S. Federal income tax on gains derived from the sale, exchange or other disposition of iTract, Inc.'s common stock only if the gain is effectively connected to a U.S. trade or business carried on by the corporation.

   Gains, if any, from the sale, exchange or other disposition of the iTract, Inc.'s common stock by individuals who are bona fide residents of Puerto Rico during the entire taxable year generally are treated as Puerto Rico source income and, therefore, excluded from U.S. taxation if the Puerto Rico resident pays a Puerto Rico income tax at an effective rate of at least 10% on the gain. Because the gain is subject to tax in Puerto Rico at progressive rates that generally exceed 10%, in many cases it will be excluded from U.S. taxation under this rule. However, a resident of Puerto Rico who is not subject to a 10% tax on gain from the sale of the holder's common stock of iTract, Inc. nevertheless may treat the gain as Puerto Rico source income not subject to federal income tax if the requirements of Notice 89-40 are met. The Code provisions governing the source of the gain authorize the Secretary of the Treasury to issue regulations making the 10% tax requirement inapplicable to bona fide residents of Puerto Rico. In Notice 89-40, the IRS announced that regulations would be issued that would provide that gain from the sale of stock by individuals who had been bona fide residents of Puerto Rico for the entire taxable year would be Puerto Rico source income, and therefore excluded from U.S. Federal income taxation, whether or not the individual paid a 10% on the gain to Puerto Rico. Unless contrary authority is issued, an individual resident of Puerto Rico who meets the conditions described in the notice may treat a gain from the sale, exchange or other disposition of the iTract, Inc.'s common stock as Puerto Rico source income under the Code.


United States Estate and Gift Taxes


   The transfer by death or gift of iTract, Inc.'s common stock is generally subject to federal estate and gift taxes under the Code.


Puerto Rico Tax Consequences

Income Tax


Margo, iTract, Inc. and the Shareholders

               Chapter Four -- The Merger with the New Delaware Holding Company


   Margo understands that the merger would constitute a tax-free reorganization for purposes of the PR Code. Under these circumstances:

   1. no gain or loss would be recognized by Margo upon the transfer of its tangible and intangible assets to iTract, Inc. in exchange for iTract, Inc.'s common stock;

   2. no gain or loss would be recognized by Margo upon the distribution to its shareholders of iTract, Inc.'s common stock;

   3. no gain or loss would be recognized by iTract, Inc. upon receiving Margo's tangible and intangible assets in exchange for iTract, Inc.'s common stock; and

   4. Margo's shareholders would not recognize gain or loss upon the deemed exchange of Margo common stock for iTract, Inc.'s common stock.

   Furthermore, a shareholder's basis in iTract, Inc.'s common stock received in the merger would be the same basis as the shareholder had in shares of Margo common stock and the holding period of iTract, Inc.'s common stock received by each shareholder would include the holding period of the common stock of Margo held by the shareholder immediately prior to the merger.

   Margo has requested a ruling from the Puerto Rico Department of Treasury to the effect that the merger constitutes a tax-free reorganization under the PR Code. The administrative practice of the Puerto Rico Department of Treasury is to require as a condition of issuing this ruling that Margo be deemed to distribute a dividend of its current and accumulated earnings and profits to its shareholders. To this date, the Puerto Rico Department of the Treasury has not issued this ruling and no assurance can be given that the ruling will in fact be issued. The receipt of the ruling confirming the tax-free reorganization treatment of the merger of Margo into iTract, Inc. is a condition to the closing of the itract merger.


   A gain realized by a dissenting shareholder on account of surrendering Margo stock pursuant to the exercise of dissenter rights will generally be subject to Puerto Rico income taxes.


   In the case of a gain realized by a dissenting shareholder not described in the preceding paragraph, the gain will be subject to Puerto Rico income tax, and in some circumstances a tax to be withheld at source of up to 25% of the consideration received will be imposed, only if (1) in the case of an individual citizen of the United States, the gain is treated as income derived from sources within Puerto Rico, or (2) in the case of a foreign corporation or partnership or non-resident alien individual, the gain is income from sources within Puerto Rico or is effectively connected with a trade or business in Puerto Rico. To the extent the gain is subject to Puerto Rico income tax, a dissenting shareholder that is also subject to Federal income tax on the gain may not be able to claim the Puerto Rico income tax imposed thereon against the applicable Federal income tax.

Dividends Paid by iTract, Inc.

   The shareholders of iTract, Inc. that are individuals and residents of Puerto Rico and corporations or partnerships organized pursuant to the laws of the Commonwealth of Puerto Rico will be subject to a Puerto Rico income tax as ordinary income on the total amount of dividends distributed by iTract, Inc. from its earnings and profits.

Sale or Exchange of iTract, Inc.'s common stock

   Any gain realized by a shareholder of iTract, Inc. from the sale, exchange or redemption of iTract, Inc.'s common stock will not be subject to the Puerto Rico income tax under the PR Code if the gain is income from sources outside of Puerto Rico and the shareholder is:

   1. an individual citizen of the United States and not a resident of Puerto Rico;

   2. an individual not a citizen of the United States and not engaged in a trade or business in Puerto Rico; or

               Chapter Four -- The Merger with the New Delaware Holding Company


   3. a corporation or partnership organized under the laws of a country other than Puerto Rico and not engaged in a trade or business in Puerto Rico.

   Any gain to be recognized by a shareholder of iTract, Inc. from the sale or exchange of iTract, Inc.'s common stock will constitute income from sources within Puerto Rico if title to and beneficial ownership of the stock is transferred in Puerto Rico. Any gain realized by a iTract, Inc. shareholder on account of a redemption of iTract, Inc.'s common stock will constitute income from sources within Puerto Rico.


Property Tax Consequences Under the MPTA


   Under the MPTA, iTract, Inc.'s common stock would not be subject to personal property taxes.


Puerto Rico Estate and Gift Taxes


   The transfer by death or gift of iTract, Inc.'s common stock by an individual resident of Puerto Rico would be subject to Puerto Rico estate or gift taxes under the PR Code.


Terms of the Merger Agreement with itract

   This section of the proxy statement/prospectus describes material provisions of the merger agreement with itract. The description of the merger agreement contained in this proxy statement/prospectus does not purport to be complete. For a complete understanding of the terms and conditions of the merger agreement, you are urged to read the merger agreement, attached as Appendix B to this proxy statement/prospectus carefully and in its entirety.


   Under Delaware law, shareholder approval is not required for the merger of a subsidiary of iTract, Inc. with itract. Thus, approval of the merger with itract is not being submitted for approval to Margo shareholders.


Closing; Effective Time


   Unless otherwise agreed to by the parties, the closing of the merger will take place at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York, on the fifth business day after satisfaction or waiver of all of the conditions set forth in the merger agreement. Subject to the provisions of the merger agreement, on the closing date, iTract, Inc. and itract will file a certificate of merger or other appropriate documents with the Secretary of State of Delaware in accordance with the relevant provisions of the Delaware corporations statutes, as a result of which iTract Acquisition Company, LLC ("iTract Acquisition Sub"), a wholly owned subsidiary of iTract, Inc., will merge with and into itract and itract will become a wholly owned subsidiary of iTract, Inc.. The merger will become effective at the time the certificate of merger is duly filed with the Secretary of State of Delaware.


The Merger Consideration


   At the effective time of the merger, members of itract will receive a number of shares of common stock of iTract, Inc. that will, on a fully diluted basis assuming exercise of all outstanding options and warrants, represent 86.8% of the outstanding iTract, Inc. common stock immediately after the merger. Each member of itract will be entitled to receive a pro rata share of the merger consideration, rounded to the nearest whole number, based on the proportion that the itract units held by that member immediately prior to the merger bears to the total number of issued and outstanding itract units at the time of the merger. As of the date of this proxy statement/prospectus, there are no membership units subject to outstanding options or warrants of itract and 127,500 shares subject to outstanding options of Margo. There are no outstanding warrants or other convertible securities of Margo.

   Margo anticipates exchanging 13,216,102 shares of iTract, Inc. common stock for the itract membership units exchanged in the merger, assuming no Margo shareholder dissents to the merger of Margo with iTract, Inc.


Cancellation of itract Units; Fractional Shares


   At the effective time of the itract merger, all outstanding itract membership units will automatically be cancelled and holders of these units will be entitled to receive, as soon as is practicable, certificates representing shares of

               Chapter Four -- The Merger with the New Delaware Holding Company


iTract, Inc.'s common stock. No certificates representing fractional shares of iTract, Inc.'s common stock will be issued upon the surrender of the itract membership units.


Representations and Warranties


   Each of itract, iTract, Inc., iTract Acquisition Sub and Margo have made customary representations and warranties in the merger agreement relating to, among other things:


   o its organization and the organization of its subsidiaries, when applicable;

   o  its capital structure;

   o the authorization, execution, delivery and enforceability of the merger agreement and related matters;

   o the absence of conflicts under its charter, bylaws and material agreements;

   o  material contracts;

   o  litigation;

   o  taxes and tax returns;

   o  employee benefit plans;

   o  compliance with applicable laws;

   o  title to assets and properties;

   o the accuracy of information supplied by it contained in this proxy statement/prospectus;

   o  its business activities;


   o its financial statements and the accuracy of the information contained in them;

   o  the absence of material changes and events;


   o  the accuracy of books, records, accounts and internal accounting controls;

   o  broker's and finder's fees;

   o  insurance;

   o  labor matters and relations;

   o  employees;

   o  intellectual property and software; and

   o  business locations.

   The merger agreement also contains representations and warranties of Margo relating to:

   o  registration of its securities and filing of documents with the SEC; and

   o  listing of its securities on the Nasdaq SmallCap Market.

               Chapter Four -- The Merger with the New Delaware Holding Company

Certain Covenants


   Margo's, iTract, Inc.'s and iTract Acquisition Sub's Conduct of Business Prior to the Merger. Margo and iTract, Inc. have agreed that, until the earlier of the termination of the itract merger agreement or the effective time of the itract merger, they will conduct their business in the ordinary course. Each of Margo, iTract, Inc. and iTract Acquisition Sub have also agreed not to:

   o amend its articles or certificate of incorporation or bylaws, except to include some indemnification provisions;


   o organize any subsidiary or acquire any capital stock or other equity securities of any person or any equity or ownership interest in any business;

   o incur any debt or liabilities of any kind other than in the ordinary course of business or in furtherance of the merger with itract and the transactions contemplated thereby;

   o grant or extend any power of attorney other than in the ordinary course of business which does not affect a material part of Margo's business;

   o fail to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;


   o split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise;

   o spin-off any assets or businesses, sell any assets or businesses or effect any extraordinary corporate transaction, other than the sale of substantially all of Margo's assets to Empresas Margo, Inc., in which Margo or iTract, Inc., as the case may be, retains all of the proceeds from the sale;

   o  engage in any transaction for the purpose of effecting a recapitalization;

   o engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

   o sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class, or any debt or equity securities convertible into or exchangeable for its capital stock or amend or modify the terms and conditions of any of the foregoing, provided, however, that Margo may issue shares upon exercise of outstanding options;

   o redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of those securities;

   o take any action which would jeopardize the treatment of the itract merger as a tax-free exchange within the meaning of Section 351 of the Internal Revenue Code;

   o make any acquisition of any assets or businesses, other than purchases of assets in the ordinary course of business;

   o fail to promptly advise itract in writing of any material adverse effect with respect to Margo, iTract, Inc. or any of their subsidiaries; or


   o agree or otherwise commit, whether in writing or otherwise, to do, or take any action or omit to take any action that would result in, a breach or violation of any of the foregoing.

   itract's Conduct of Business Prior to the Merger. itract has agreed that, until the earlier of the termination of the merger agreement or the effective time of the itract merger, it will conduct its business in the ordinary course and in the manner currently conducted and proposed to be conducted. In addition, itract has agreed not to:

               Chapter Four -- The Merger with the New Delaware Holding Company

   o  amend its certificate of formation in an adverse manner;

   o organize any subsidiary or acquire any capital stock or other equity securities of any person or any equity or ownership interest in any business;

   o incur any debt or liabilities of any kind other than in the ordinary course of business or in furtherance of the proposed merger and the transactions contemplated thereby;

   o grant or extend any power of attorney other than in the ordinary course of business which does not affect the material part of its business;

   o fail to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

   o split, combine or reclassify its outstanding membership interests or declare, certify or pay any dividend or distribution payable in cash, stock, property or otherwise, spin off any assets or business, sell any assets or business, effect any extraordinary corporate transaction in which it retains all the proceeds from the sale, engage in any transaction for the purpose of effecting any recapitalization or engage in any transaction or series of related transactions which have a similar effect on any of the foregoing;


   o sell, pledge, dispose of or agree to issue, sell or dispose of any additional interests or any options, warrants or rights of any kind, to acquire any interest in other securities, or any debt or securities convertible into or exchangeable for those membership interests or modify or amend the terms and conditions of any of the foregoing, provided, however, that itract may issue interests upon exercise of outstanding options, and provided further itract may issue additional options and additional units if those options and units shall be converted into options or common stock of iTract, Inc. at the effective time of the merger;


   o redeem, purchase, acquire or offer to purchase or acquire any interests other than as required by certain agreements,

   o make any acquisition of any assets or businesses other than purchases of assets in the ordinary course of business;


   o fail to promptly advise Margo and iTract, Inc. in writing of any material adverse effect with respect to itract;


   o take any action which would jeopardize the treatment of the merger as a tax-free exchange within the meaning of Section 351 of the Internal Revenue Code; or

   o agree or otherwise commit, whether in writing or otherwise, to do, or take any action or omit to take any action that would result in, a breach or violation of any of the foregoing.

No Solicitation


   Each of Margo, iTract, Inc., itract and iTract Acquisition Sub has agreed that, prior to the earlier of the termination or effective time of the itract merger, it will not solicit, initiate or encourage any inquiries, proposals or offers from any person relating to any business combination with respect to itract, Margo or iTract, Inc. or any sale of a material portion of its assets and/or capital stock, other than with respect to the sale of Margo's nursery and other subsidiaries.


Conditions to the Consummation of the Merger


   Except as may be waived by Margo, iTract, Inc. and iTract Acquisition Sub, their obligation to consummate the merger is subject to the satisfaction of several conditions, including:

   o the shareholders of Margo shall have approved and adopted the merger agreement with iTract, Inc. and the sale of substantially all of Margo's assets;

               Chapter Four -- The Merger with the New Delaware Holding Company

   o Margo shall have received the fairness opinion of Schwartz, Heslin Group, Inc. that the merger with itract is fair, from a financial point of view, to Margo's shareholders;


   o Margo shall have received the fairness opinion of San Juan iTract, Inc., Inc. that the sale of substantially all of Margo's assets is fair, from a financial point of view, to Margo's shareholders;


   o the Registration Statement on Form S-4 of which this proxy statement/prospectus is a part, shall have become effective and no stop order suspending the effectiveness shall be in effect;

   o no injunction, order or decree of any federal or state court or administrative or governmental body which prevents consummation of the merger shall be in effect;


   o  the shares of iTract, Inc. shall be listed on the Nasdaq SmallCap Market;

   o Margo shall have received a ruling from the Puerto Rico Treasury Department confirming that the merger of Margo into iTract, Inc. qualifies as a tax-free reorganization under the Puerto Rico Internal Revenue Code of 1994;


   o evidence that the loans made by Michael J. Spector and J. Morton Davis to ICES in the aggregate principal amount of $2,000,000 shall be repaid, with interest thereon, immediately following the merger;


   o each member of itract receiving shares in iTract, Inc. and each holder of options in itract shall have executed lock-up agreements pursuant to which each agrees not to dispose of their shares until eight months after the effective time of the merger;


   o the delivery of an indemnification agreement by ICES with respect to the ownership by itract of certain intellectual property free of any encumbrances.

   Except as may be waived by itract, the obligation of itract to consummate the merger is subject to satisfaction of several conditions, including:


   o the representations and warranties of Margo, iTract, Inc. and iTract Acquisition Sub contained in the merger agreement shall be true and correct in all material respects as of the closing date of the merger, and Margo, iTract, Inc. and iTract Acquisition Sub shall have performed in all material respects their obligations under the merger agreement as of the closing date;

   o  Margo shall have merged with and into iTract, Inc.;

   o the sale of substantially all of Margo's assets shall have been consummated;

   o at the effective time of the merger, iTract, Inc. shall have a cash and cash equivalents of not less than $5,000,000 and not be subject to liabilities exceeding $10,000 in the aggregate, excluding any liabilities for amounts required to be paid to dissenting Margo shareholders exercising appraisal rights and liabilities for legal and accounting fees incurred by Margo after July 1, 2000 up to $250,000;

   o  the iTract, Inc. common stock shall be listed on the Nasdaq SmallCap
      Market;

   o each director, officer and employee of iTract, Inc. and iTract Acquisition Sub shall resign effective as of the effective time of the merger and the resigning directors of iTract, Inc. shall have appointed as their successors the persons designated by itract;

   o each holder of 5% or more of iTract, Inc.'s common stock immediately prior to the merger shall have executed a lock-up agreement pursuant to which it agrees not to dispose of these shares until four months after the consummation of the merger, subject to some exceptions set forth in the merger agreement;


   o receipt of opinions of counsel that the merger with itract qualifies as a tax-free exchange under Section 351 of the Internal Revenue Code and is not subject to taxation in Puerto Rico

               Chapter Four -- The Merger with the New Delaware Holding Company


   o receipt of a ruling from the Puerto Rico Treasury Department and an opinion of counsel that the merger of Margo into iTract, Inc. qualifies as a tax-free reorganization under the Puerto Rico Internal Revenue Code;

   o receipt of a release from Michael J. Spector, Margaret D. Spector and Margo Nursery Farms Inc. whereby said persons release Margo, iTract, Inc., itract and ICES from all liability relating to the occupancy by Margo and its subsidiaries of the nursery farm leased from Mr. and Mrs. Spector; and

   o receipt of an indemnification agreement from Michael J. Spector and Margo Nursery Farms, Inc. pursuant to which said persons agree to indemnify iTract, Inc., itract and ICES for a breach of the environmental representations made in the merger agreement.

   Based on Margo's current stock price, after the merger of Margo with the new Delaware holding company, the new Delaware holding company will not meet Nasdaq's requirements for initial listing on the SmallCap Market. Thus, if the parties do not waive the condition to closing that the shares of the new Delaware holding company be listed on the Nasdaq SmallCap Market, the merger will not be consummated.


Indemnification and Insurance


   After the effective time of the itract merger, iTract, Inc. will indemnify and hold harmless each present and former officer and director of Margo, iTract, Inc., iTract Acquisition Sub and the other subsidiaries of Margo against any claims, liabilities, costs or expenses pertaining to any matter existing or occurring before or after the effective time of the merger to the fullest extent permitted by the certificate of incorporation and by-laws of Margo immediately prior to the consummation of the merger with iTract, Inc.


Termination

   The merger agreement may be terminated prior to the completion of the itract merger only as follows:

   o  by written agreement of all the parties at any time;


   o unilaterally by Margo or iTract, Inc. if satisfaction of any of the conditions to their obligations becomes impossible and is not waived or the merger has not occurred by December 31, 2000 (subject to a 60 day extension if this proxy statement/prospectus has not been declared effective by the SEC), in either case other than as a result of a material breach or default by Margo, iTract, Inc. or Michael J. Spector;

   o unilaterally by itract if satisfaction of any of the conditions to its obligations becomes impossible and is not waived or the merger has not occurred by December 31, 2000 (subject to a 60 day extension if this proxy statement/prospectus has not been declared effective by the SEC), in either case other than as a result of a material breach or default by itract;

   o unilaterally by Margo or iTract, Inc. if itract has breached the agreement in any material respect and the breach has not been cured within ten days after notice thereof; and

   o unilaterally by itract if Margo or iTract, Inc. has breached the agreement in any material respect and the breach has not been cured within ten days after notice thereof.


Expenses

   In the event the merger agreement is terminated as set forth above, there is no further liability or obligation of any party, except that:


   o if the agreement is terminated by Margo or iTract, Inc. as a result of a material breach by itract, itract and ICES shall be obligated to reimburse Margo and iTract, Inc. for all out-of-pocket expenses incurred by them in connection with the agreement and the transactions contemplated thereby up to a maximum of $100,000; and

               Chapter Four -- The Merger with the New Delaware Holding Company


   o if the agreement is terminated by itract as a result of a material breach by Margo or iTract, Inc., Margo and iTract, Inc. shall be obligated to reimburse itract for all out-of-pocket expenses incurred by it in connection with the agreement and the transactions contemplated thereby up to a maximum of $100,000.


Material Federal Income Tax Consequences


   The following discussions summarize the material Federal income tax consequences of

   o the merger of the wholly-owned subsidiary of the new Delaware holding company into itract,

   o dispositions of shares of common stock of the new Delaware holding company following the mergers, and

   o distributions by the new Delaware holding company to its stockholders following the mergers.

   These discussions are based on the Internal Revenue Code, applicable U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all as of the date of this proxy statement/prospectus, and all of which are subject to change, including changes with retroactive effect. The discussions below do not address any state, local or foreign tax consequences of the merger, or estate or gift tax considerations. Each itract member's tax treatment may vary depending upon his or her particular situation.

Effect of the itract Merger on The New Delaware Holding Company and its Stockholders

   For purposes of the Internal Revenue Code, the itract merger will be treated as a nontaxable transfer to a controlled corporation by itract members of their membership interests, or by itract of its assets followed by a liquidation of itract. The new Delaware holding company will not be subject to Federal income tax on the receipt of those interests. After the itract merger, itract will be a "disregarded entity" that is not treated as separate from the new Delaware holding company for Federal income tax purposes. The new Delaware holding company's basis in itract's assets will be equal to the sum of the bases of the interests itract members transferred to the new Delaware holding company in the itract merger or, if the transaction is treated as a transfer by itract of its assets followed by a liquidation of itract, equal to itract's basis in the assets.

   Persons who were stockholders of the new Delaware holding company prior to the itract merger (i.e., Margo's former stockholders) will not transfer or receive any property in the itract merger. Accordingly, these persons will not have any Federal income tax liability as a result of the itract merger.

Effect of the itract Merger on itract Members

   The following discussion does not address all aspects of Federal income taxation that may be relevant to an itract member in light of that member's particular circumstances or to a member subject to special rules such as:

   o  a financial institution or insurance company;

   o  a tax-exempt organization;

   o  an S corporation;

   o  a taxpayer subject to alternative minimum tax;

   o  a dealer or broker in securities; or

   o  a person that is not a U.S. holder.

   For these purposes, the term "U.S. holder" means a person that is a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States Federal income tax purposes regardless of source, or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust or one or more U.S. persons have the authority to control all substantial

               Chapter Four -- The Merger with the New Delaware Holding Company decisions of the trust. Each itract member is urged to consult his or her tax advisor to determine the Federal tax consequences of the itract merger that may be applicable to his or her situation.

   The conclusions presented below with respect to the receipt of common stock of the new Delaware holding company by members of itract in the merger are based on the following assumptions being correct as of the date of this proxy statement/prospectus and on the date of the itract merger:

   o itract has not issued additional membership units after March 31, 2000, including membership units issued pursuant to warrants or options;

   o at the time of the itract merger, the adjusted tax basis of each member's interest in itract will equal or exceed that member's share of itract's liabilities, and the aggregate adjusted tax basis of itract's assets will equal or exceed itract's liabilities;

   o the fair market value of the shares of the new Delaware holding company common stock received by itract members in the itract merger in exchange for membership interests acquired by them before December 1999 will be no greater than the value of those interests;

   o no holder of an option or warrant to acquire membership units of itract or common stock of the new Delaware holding company has a plan to exercise the option or warrant other than a general plan to realize the value of the option or warrant at some indefinite time in the future before it expires;

   o the number of shares of common stock of the new Delaware holding company to be received in exchange for all of the itract membership interests was determined by arm's-length negotiations among itract members and the managements of itract, Margo and the new Delaware holding company;

   o in connection with the itract merger, no itract member will receive, directly or indirectly, any consideration other than shares of common stock of the new Delaware holding company;

   o none of the shares of common stock of the new Delaware holding company received in the itract merger by an itract member will be separate consideration for, or allocable to, any employment, consulting, or similar agreement with respect to services;

   o the itract merger agreement and the documents described in the itract merger agreement and this proxy statement/prospectus represent the entire understanding between the parties to those agreements and their respective stockholders and members, and there are no written or oral agreements regarding the itract merger other than those expressly referred to in the itract merger agreement and this proxy statement/prospectus;

   o no member of itract has any plan or intention to dispose of the shares of common stock of the new Delaware holding company to be received in the itract merger;

   o on each date on which itract issued membership units, the value of itract was equal to or greater than the value of itract on the previous date on which membership units were issued;

   o neither Margo nor the new Delaware holding company has issued any options to purchase common stock of Margo or the new Delaware holding company after March 31, 2000;

   o the itract members each hold their membership interests, and will hold their shares of common stock of the new Delaware holding company, as "capital assets" within the meaning of the Internal Revenue Code; and

   o at the time of the itract merger, the assets of itract will not include any "investment company property" other than cash in an amount no greater than $100,000, and the assets of the new Delaware holding company, including the assets of its wholly-owned subsidiaries, will not include any "investment company property" other than cash in an amount no greater than $6,000,000.


       "Investment company property" includes the following types of property:

               Chapter Four -- The Merger with the New Delaware Holding Company


   o  money;

   o stocks and other equity interests in a corporation other than wholly-owned subsidiary corporations, evidences of indebtedness, options, forward or futures contracts, notional principal contracts and derivatives;

   o  any foreign currency;

   o any interest in a real estate investment trust, a common trust fund, a regulated investment company, a "publicly-traded partnership" as defined in the Internal Revenue Code or any other equity interest, other than in a corporation, that is readily convertible into, or exchangeable for, any asset described in (a) to (e);

   o  certain interests in precious metals;

   o interests in any entity if substantially all of the assets of the entity consist of assets described in (a) to (e); and

   o any interest in any entity not described in (f) to the extent the value of the interest is attributable to assets listed in (a) to (e).

   The conclusions presented below are not binding on the IRS or the courts. Neither Margo, the new Delaware holding company, nor itract has sought or will seek any ruling from the IRS with respect to these conclusions, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the itract merger or ownership or disposition of the shares of common stock issued in the itract merger or that any contrary position taken by the IRS would not be sustained.

Receipt of Shares of Common Stock of the new Delaware Holding Company in the itract Merger

   To the extent that itract members receive shares of common stock of the new Delaware holding company in exchange for their itract membership interests, they will be treated as having received their stock in a nontaxable transfer to a controlled corporation. These itract members will not be subject to Federal income tax liability on the gain realized on the transfer, and their respective bases in the common stock of the new Delaware holding company will equal their respective bases in the membership interests exchanged in the itract merger.

   However, each member of itract has a capital account associated with his or her interest in itract in addition to the membership units owned by him or her. If, as assumed above, itract increased in value over time, the capital accounts associated with earlier-issued membership units may be greater than the capital accounts associated with subsequently issued membership units. Because the shares of common stock of the new Delaware holding company will be issued in the itract merger in proportion to the number of membership units held by each member and not necessarily in proportion to members' capital accounts, the IRS may take the position that the holders of earlier-issued membership units may be deemed to have received additional shares of common stock of the new Delaware holding company and then transferred those shares to the holders of later-issued membership units. The IRS could then take the position that the value of the shares deemed transferred should be treated as income to the holders of the later-issued membership units. The holders of earlier-issued membership units in any event should not recognize gain on this deemed transfer because they received nothing in exchange for the transfer of these shares.

   Any persons that are treated as having received common stock of the new Delaware holding company in exchange for services, rather than for a membership interest in itract, will not be treated as having received the stock in a nontaxable transaction, and will be subject to Federal income tax on the receipt of compensation.

Distributions by the New Delaware Holding Company

   A distribution on shares of common stock of the new Delaware holding company will be taxable to the holder as ordinary dividend income to the extent that the amount of the distribution does not exceed the new Delaware holding company's current or accumulated earnings and profits allocable to the distribution as determined for Federal income tax purposes. To the extent that the amount of the distribution exceeds the new Delaware holding company's current or accumulated earnings and profits allocable to the distribution, the distribution will be treated as a return of capital, thus reducing the holder's adjusted tax basis in the shares of the new Delaware holding

               Chapter Four -- The Merger with the New Delaware Holding Company company common stock with respect to which the distribution was made. The amount of any excess distribution that exceeds the holder's adjusted tax basis in the shares of common stock of the new Delaware holding company will be taxed as capital gain and will be long-term capital gain if the holder's holding period for the shares of common stock exceeds one year. If the holder received his or her shares of common stock in exchange for his or her itract membership interest, the holding period for that holder's shares of common stock will include the period for which the holder held his or her itract membership interest. If the holder received his or her shares of common stock in exchange for services, his or her holding period will commence on the day following the day on which he or she received the shares of common stock. There can be no assurance that the new Delaware holding company will have sufficient earnings and profits to cause distributions on the shares of the new Delaware holding company common stock to be treated as dividends for Federal income tax purposes.

   For purposes of the remainder of this discussion, the term "dividend" refers to a distribution paid out of current or accumulated earnings and profits, unless the context indicates otherwise. Dividends received by corporate holders will generally be eligible for the 70% dividends-received deduction under the Internal Revenue Code. There are, however, many exceptions and restrictions relating to the availability of the dividends-received deduction, such as restrictions relating to

   o   the holding period of the stock on which the dividends are received,

   o   debt-financed portfolio stock,

   o   dividends treated as "extraordinary dividends," and

   o   taxpayers that pay alternative minimum tax.

    Corporate holders should consult their own tax advisors regarding the extent, if any, to which exceptions and restrictions may apply to their particular factual situations. The Internal Revenue Code requires a corporate holder to satisfy a separate 46-day (91-day, in the case of certain preferred stock dividends) holding period requirement with respect to each dividend in order to be eligible for the dividends-received deduction with respect that dividend.

Sale or Exchange of  Common Stock of the New Delaware Holding Company

   Holders of shares of common stock of the new Delaware holding company will be required to recognize a gain or loss on the sale, exchange or other disposition of these shares for Federal income tax purposes under the Internal Revenue Code. In determining their holding period, holders who received their stock in exchange for their itract membership interests will include the period for which they held their interests prior to the itract merger.

Directors and Principal Officers of iTract, Inc. after the Merger

   In accordance with the merger agreement, all of the then current members of the board of iTract, Inc. will resign immediately prior to the effective time of the itract merger and will designate as their successors persons designated by itract. In addition, all of iTract, Inc.'s executive officers and employees will resign as of the effective time, to be replaced by the executive officers appointed by the board of directors of iTract, Inc. following the itract merger.

   Listed below is biographical information for each person who is expected to be a director or executive officer of iTract, Inc. upon completion of the itract merger. itract is engaged in an active search for, and intends to name, a permanent chief executive officer, a permanent chief financial officer and other executive officers following the itract merger.




          Name                 Age                       Position
------------------------ --- ------- -- ------------------------------------------
Henry Kauftheil                39       Chairman of the Board
Kevin Kerzner                  38       Director, Executive Vice President and Interim Chief
                                        Executive Officer
Joseph C. Sienkiewicz          44       Director and Interim Chief Financial Officer
Anthony Peluso                 36       Vice President-Marketing
Eli Ofek                       38       Director
Robert Goodman                 36       Director

               Chapter Four -- The Merger with the New Delaware Holding Company



          Name                 Age                       Position
------------------------ --- ------- -- ------------------------------------------
David Rothstein                45       Director

   Henry Kauftheil has been the sole manager of itract since its inception in May 1999. Since 1995, Mr. Kauftheil has been the Chairman of ICES, a privately held company that primarily develops, invests in and operates Internet technology related companies. Through one of its subsidiaries, ICES acted as founder of itract. Mr. Kauftheil also serves as an officer, director or manager of each of the subsidiaries of ICES. Mr. Kauftheil is also a director of YouNetwork Corporation, a developer of e-commerce software tools, which files quarterly and annual reports with the SEC.


   Kevin Kerzner was a founder of, and is the current Executive Vice President of itract. Following the itract merger, he will also serve as the Interim Chief Executive Officer of iTract, Inc.. From January 1998 until he joined itract in May 1999, Mr. Kerzner was the Executive Vice President of ICES Enterprises, Inc., the predecessor to The TechDepartment.com, Inc., itract's majority member. From September 1996 to December 1997, Mr. Kerzner was a director of sales for eMarketplaces, Inc., a subsidiary of ICES. From July 1995 to August 1996, with the exception of four months during which he worked as National Sales Director at IDT Corporation, a telecommunications company, Mr. Kerzner was the principal of Rtech, a consulting company which he founded.

   Joseph C. Sienkiewicz, a certified public accountant, has been ICES's Chief Financial Officer since November 1999, and will serve on an interim basis as the Chief Financial Officer of iTract, Inc. following the itract merger. Prior to joining ICES, from February 1997 to September 1999, Mr. Sienkiewicz served as Chief Financial Officer at Atwood Richards Inc., a $500 million international multilateral trading company. From February 1996 to January 1997, Mr. Sienkiewicz served as Chief Financial Officer of Ogden Aviation Services, an airline services company and prior to that, from December 1992 to December 1995, he served as the Chief Financial Officer of the Revlon Retail Group. Mr. Sienkiewicz has also served in management accounting positions at KPMG, The Great A&P Tea Company and Simon & Schuster. Mr. Sienkiewicz has an MS in Federal Taxation from Pace University and a BS in Accounting from Seton Hall University. Mr. Sienkiewicz is also a director of YouNetwork Corporation.


   Anthony Peluso joined itract in January 2000 as its Vice President of Marketing. Prior to joining itract, Mr. Peluso was employed as Account Director at Toolbox Communications, an integrated marketing communications company, from June 1999 to December 1999. From July 1997 to November 1999, Mr. Peluso worked for WHS, a division of Arnold Advertising in Boston, MA. as an Account Supervisor. Mr. Peluso also served as Advertising and Promotions Manager for 1-800-FLOWERS from 1995-1997. Mr. Peluso's experience also includes management positions at Avis Rent-A-Car and Young & Rubicam Advertising. Mr. Peluso has a BS in Marketing from St. John's University.

   Dr. Eli Ofek has been an Associate Professor of Finance at New York University's Stern School of Business since 1991. Dr. Ofek has a Ph.D. in Finance from the University of Chicago's Graduate School of Business and has a B.A. in Accounting and Economics from Tel Aviv University. Dr. Ofek also serves as a director of ICES.

   Robert Goodman is currently employed by the Federal Reserve Bank of New York as a Senior Technical Specialist, where he has been since 1988 in various positions of increasing responsibilities. His current role includes designing Internet e-commerce solutions for U.S. Treasury Auctions. Mr. Goodman has a B.S. in Business Management and Finance and an M.A. in Management Information Systems from Brooklyn College. Mr. Goodman also serves as director of ICES.

   David Rothstein is the president of Dalow Industries, a privately-held jewelry business located in Brooklyn, New York, which supplies mid-range, general category jewelry to the nationwide wholesale market and to large regional retailers. Mr. Rothstein has managed the business of Dalow Industries in various capacities for the past 18 years. He is also the Chairman of the Board of Directors and President of Yeshiva Ohr Shraga, a private school located in Brooklyn, New York. He received his Jurist Doctorate from Brooklyn Law School in 1983 and his Bachelors of Arts from Brooklyn College in 1978.

Interests of Certain Persons in the Merger


   You should be aware that, as described below, some executive officers and directors of Margo have interests in the merger that are different from, or in addition to, your interests and that may create potential conflicts of interest.

               Chapter Four -- The Merger with the New Delaware Holding Company

   Except as described below, Margo is not aware of any material interest in the merger of its executive officers and directors, other than those as shareholders of Margo generally.


   In connection with the execution of the letter of intent between Margo and itract, Michael J. Spector and J. Morton Davis, who beneficially own 65.7% and 9.8%, respectively, of Margo's outstanding common stock, made loans of $1,715,000 and $285,000, respectively, to ICES, the indirect parent company of itract. The entire principal balance plus accrued interest on these loans is payable immediately following the effective time of the merger with itract. However, Mr. Davis has agreed in principle to defer the repayment of his loan until the first anniversary of the closing of the merger. If the itract merger is not consummated by December 31, 2000 (subject to a 60-day extension), these loans will be converted into common stock of ICES.

   From November 2000 through January 2001, Rosalind Davidowitz, Mr. Davis' wife, together with another affiliate of Mr. Davis, loaned itract $350,000. $250,000 of the principal amount of these loans are repayable upon the earlier to occur of the first anniversary of the closing of the merger and May 15, 2002. The remaining $100,000 in principal amount of these loans is currently due on the earlier to occur of the closing of the itract merger and May 15, 2001. However, the parties to these loans and ICES have agreed in principle to modify these loans so that all of these loans will be due upon the earlier to occur of the first anniversary of the closing of the merger and May 15, 2002. The parties have also agreed that the obligor on these loans will be ICES and itract will be relieved of all obligations under these loans. In connection with these loans, Ms. Davidowitz was issued warrants to purchase 75,000 shares of common stock of ICES.

   In addition, all options to purchase shares of Margo common stock held by Margo's officers and directors will be converted into options to purchase the same number of shares of iTract, Inc.'s common stock and these options will become immediately exercisable upon consummation of the merger of Margo with iTract, Inc.

   Executive officers and directors of Margo own options to purchase shares of Margo common stock, as more fully described in footnote 1 to the table appearing on page VIII-7.

   For his role in introducing itract to Margo, itract compensated Alan Stahler by issuing an aggregate of 200,000 itract membership units to designated family members of Mr. Stahler. Mr. Stahler did not receive, nor is he entitled to receive, any compensation from Margo for his role in facilitating this transaction. Mr. Stahler is the son-in-law of J. Morton Davis, who beneficially owns 9.8% of Margo's outstanding common stock. Mr. Davis is also a beneficial shareholder of ICES.


Indemnification and Insurance


   Pursuant to the merger agreement with itract, iTract, Inc. has agreed to indemnify each present and former director and officer of Margo, iTract, Inc., iTract Acquisition Sub and Margo's subsidiaries against claims, liabilities, costs and expenses incurred in connection with claims arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger.

   See "Terms of the Merger Agreement with itract-Indemnification and Insurance."


Accounting Treatment


   The itract merger will be accounted for as a reverse merger. As a result, itract will be considered to be the acquiring entity and iTract, Inc. the acquired entity for accounting purposes, even though iTract, Inc. is the acquirer for legal purposes. The historical financial information of itract will become the historical financial information of iTract, Inc. and historical stockholders' equity and earnings per share prior to the merger will be retroactively restated for the equivalent number of shares to be received in the merger.


Restriction on Resales by Affiliates


   The shares of iTract, Inc.'s common stock to be issued to Margo shareholders and members of itract in the mergers are being registered under the Securities Act, subject to the lock-up agreements mentioned below. These shares may be traded freely and without restriction by those shareholders who are not deemed to be "affiliates" of iTract, Inc. or itract, as that term is defined under the Securities Act.

               Chapter Four -- The Merger with the New Delaware Holding Company


   An affiliate of iTract, Inc. or itract is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, iTract, Inc. or itract, as the case may be. Any subsequent transfer by an affiliate of iTract, Inc. or itract must be permitted by the resale provisions of Rule 145 under the Securities Act or Rule 144 under the Securities Act, in the case of persons who become affiliates of iTract, Inc. after the merger, or must otherwise be permitted under the Securities Act, and not be subject to any lock-up agreement. These restrictions are expected to apply to the directors, executive officers and principal stockholders of iTract, Inc.

   Some officers, directors, shareholders, managers and members of Margo and itract will enter into lock-up agreements. Under the itract merger agreement, each member of itract receiving shares of iTract, Inc.'s common stock in the itract merger will enter into an agreement whereby the member agrees, for a period of eight months following the effective time of the merger, not to sell, assign or transfer any securities of iTract, Inc. held by the member or acquired by the member. In addition, each holder of more than 5% of Margo's common stock will enter into an agreement whereby the holder will agree, for a period of four months following the effective time of the merger, not to sell, assign or transfer any securities of iTract, Inc. held by the shareholder or acquired by the shareholder. However, Michael J. Spector and Margaret D. Spector will be able to pledge their shares of iTract, Inc. common stock to an unaffiliated lender as collateral for purposes of financing the purchase of Margo's nursery operations and other businesses without the lender being subject to the lock-up provisions, and Margaret D. Spector will be able to sell up to 30,000 shares of iTract, Inc.'s common stock during this four months period.

                                         Chapter Five -- Selected Financial Data



                                 CHAPTER FIVE


                            SELECTED FINANCIAL DATA


Selected Financial Data of Margo


   The following table sets forth selected consolidated audited financial data for Margo on a historical basis, for each of the five years ended December 31, 1999 and the unaudited nine months ended September 30, 2000 and 1999. The selected financial data should be read in conjunction with the Management's Discussion and Analysis of Financial Condition and Results of Operations of Margo, and Margo's consolidated financial statements for the year ended December 31, 1999, which are included in this proxy statement/prospectus.




                                     Nine Months Ended
                                       September 30,               Years Ended December 31,
                                        (unaudited)
                                    ------------------ -----------------------------------------------

Earnings Statement Data:                   2000     1999      1999        1998        1997        1996        1995
                                           ----     ----      ----        ----        ----        ----        ----

  Discontinued Operations:

     Income (loss) from discontinued
     operations and net            $(1,386,6$1)  $ 265,228 $ (127,867)$(1,112,837) $ (750,534)$  (577,214)$4)  (396,334)

     Net income (loss) per common
     share - basic and $iluted          $(0.74)       $.14     $(0$07)     $(0.59)     $(0$40)     $(0.30)       $(0.21)

     Weighted average of number of
     common shares outs              1,882,322   1,875,322  1,875,322   1,878,655   1,895,322   1,895,322     1,895,322


Balance Sheet Data:

  Cash and equivalents              $  728,878  $  809,478 $1,082,592 $   747,390 $ 1,230,250$   $946,490   $   785,490

  Net assets of discontinued
     operations                     $4,146,122  $5,825,393  5,159,184   5,622,253   6,299,730   7,324,860     8,062,912

     Total assets                   $4,875,000  $6,634,871 $6,241,776 $ 6,369,643 $,7,529,980 $ 8,271,350   $38,848,402

  Shareholders' equity              $4,875,000  $6,634,871 $6,241,776  $6,369,643 $,7,529,980 $ 8,271,350   $38,848,402



                                         Chapter Five -- Selected Financial Data

Selected Financial Data of itract


  The following table sets forth selected financial data of itract for the three month period ended September 30, 2000, for the period from May 12, 1999 (inception) through September 30, 2000, for the audited year ended June 30, 2000 and for the period from May 12, 1999 (inception) through June 30, 1999. The selected financial data should be read in conjunction with the Management's Discussion and Analysis of Financial Condition and Results of Operations of itract and itract's financial statements for the period from May 12, 1999 (inception) through September 30, 2000, which are included in this proxy statement/prospectus.




                                                 Period from
                                Three Months     May 12, 1999                        Period from
                                    Ended       (inception) through                  May 12, 1999
                                September 30, 20September 30, 200     Year Ended  (inception) through
                                 (Unaudited)      (Unaudited)       June 30, 2000    June 30, 1999
                                -------------   --------------       -------------   -------------

Statement of Operations Data:
  Revenues                      $       1,197   $     1,197          $        -            $      -
  Web Site Development Costs         (117,186)     (458,957)           (172,275)           (169,495)
  Selling General and
      Administrative Expense         (435,003)   (2,176,685)         (1,680,077)            (61,605)
  Net Loss                           (550,992)   (2,634,445)         (1,852,352)           (231,100)

Balance Sheet Data:

  Cash                         $          833  $        833          $       96            $      -
  Total Assets                      1,066,176     1,066,176           1,108,150              64,250
  Total Liabilities                 3,154,096     3,154,096           2,645,077             295,350
  Member's Deficit                  2,087,920    (2,087,920)         (1,536,927)           (231,100)


Pro Forma Financial Statements

Introduction to Pro Forma Financial Statements (Unaudited)


  The accompanying unaudited pro forma balance sheet presents the financial position of Margo and itract as of September 30, 2000, assuming the merger of Margo with the new Delaware holding company, the merger of a subsidiary of the holding company with itract and the sale of substantially all of Margo's assets have been completed as of the balance sheet date. The pro forma statements of operations for the year ended June 30, 2000 and for the three months ended September 30, 2000 for Margo and itract, respectively, reflect the merger of Margo with the new Delaware holding company, the merger of a subsidiary of the holding company with itract, and the sale of substantially all of Margo's assets, as if the transactions had occurred on the first day of the fiscal year presented and carried forward to the interim period presented.

  The itract merger will be accounted for as a reverse merger. As a result, itract will be considered to be the acquiring entity and iTract, Inc., the new Delaware holding company, the acquired entity for accounting purposes, even though iTract, Inc.'s subsidiary is the legal acquirer. The historical financial information of itract will become the historical financial information of iTract, Inc. and historical stockholders' equity and earnings per share prior to the merger have been retroactively restated for the equivalent number of shares to be received in the merger. The pro forma financial statements subsequent to the merger of a subsidiary of the holding company with itract include: (1) the pro forma balance sheet as of September 30, 2000, with the net assets of itract at historical costs; (2) the pro forma results of operations for the three-month period ended September 30, 2000 and for the year ended June 30, 2000. Separate balance sheets have been presented assuming that no Margo shareholder dissents to the merger or that ten percent of Margo shareholders dissent to the merger and exercise appraisal rights. If more than ten percent of Margo shareholders exercise their appraisal rights, itract can terminate the merger agreement.

                                         Chapter Five -- Selected Financial Data


  The pro forma financial information does not purport to be indicative of the results which would have actually been obtained had the transactions been completed as of the assumed dates and for the periods presented or which may be obtained in the future.

                                                    UNAUDITED PRO FORMA BALANCE SHEET
                                                          As of September 30, 2000
                                                           (No Dissenting Shares)
                                ---------------------------------------------------------------------------------

                                            (a)(b)(e)     iTract, Inc.                 (f)(g)(h)(j)
                                            Pro Forma      (formerly                     Reverse
                                   Margo   Adjustments    Margo) After                 Acquisition
                                  Before     Delaware       Delaware                     and Pro         (j)
                                 Delaware   Merger and     Merger and                     Forma        Pro Forma
                                  Merger  Sale of Assets Sale of Assets    itract      Adjustments   iTract, Inc.
ASSETS

  Cash and equivalents          $  728,878   $ 4,271,122   $ 5,000,000   $      833    $(2,606,338)  $  2,394,495
  Net assets of discontinued
     operations                  4,146,122    (4,146,122)            -                                          -
  Accounts receivable, net                                                      622                           622
  Prepaid expenses and other
     current assets                                                          30,855                        30,855
  Property and equipment, net                                                62,739                        62,739
  Other assets                                                              971,127                       971,127
                                ----------   -----------   -----------   ----------    -----------   ------------
      Total assets              $4,875,000   $   125,000   $ 5,000,000   $1,066,176    $(2,606,338)  $  3,459,838
                                ==========   ===========   ===========   ==========    ===========   ============

LIABILITIES AND
SHAREHOLDERS' EQUITY

  Accounts payable and
       accrued expenses         $        -   $   250,000   $   250,000   $  273,070    $  (250,000)  $    273,070
  Due to affiliates                                                       2,881,026     (2,034,430)       846,596
                                ----------   -----------   -----------   ----------    -----------   ------------
      Total current liabilities $        -   $   250,000   $   250,000   $3,154,096    $(2,284,430)  $  1,119,666
                                ----------   -----------   -----------   ----------    -----------   ------------

Commitments and contingencies

Shareholders' Equity:

  Common stock                       1,922                       1,922                      13,216         15,138
  Additional paid-in capital     4,657,544                   4,657,544                     558,606      5,216,150
  Retained earnings (deficit)      311,822      (125,000)      186,822   (2,087,920)      (893,730)    (2,794,828)
  Treasury stock                   (96,288)                    (96,288)                                   (96,288)
                                ----------   -----------   -----------   ----------    -----------   ------------
     Total shareholders'         4,875,000      (125,000)    4,750,000   (2,087,920)   $  (321,908)     2,340,172
                                ----------   -----------   -----------   ----------    -----------   ------------
     Total liabilities and
         shareholders' equity   $ 4,875,00   $   125,000   $ 5,000,000   $1,066,176    $(2,606,338)  $  3,459,838
                                ==========   ===========   ===========   ==========    ===========   ============

                                         Chapter Five -- Selected Financial Data


                                                       UNAUDITED PRO FORMA BALANCE SHEET
                                                            As of September 30, 2000
                                                            (10% Dissenting Shares)
                                ---------------------------------------------------------------------------------

                                            (a)(b)(e)     iTract, Inc.                 (f)(g)(i)(j)
                                            Pro Forma      (formerly                     Reverse
                                   Margo   Adjustments    Margo) After                 Acquisition
                                  Before     Delaware       Delaware                     and Pro         (j)
                                 Delaware   Merger and     Merger and                     Forma       Pro Forma
                                  Merger  Sale of Assets Sale of Assets    itract      Adjustments   iTract, Inc.
ASSETS

  Cash and equivalents          $  728,878   $ 4,271,122   $ 5,000,000   $      833    $(2,608,338)  $  2,394,495
  Net assets of discontinued
     operations                  4,146,122    (4,146,122)            -            -              -              -
  Accounts receivable, net               -             -             -          622              -            622
  Prepaid expenses and other
     current assets                      -             -             -       30,855              -         30,855
  Property and equipment, net            -             -             -       62,739              -         62,739
  Other assets                           -             -             -      971,127              -        971,127
                                ----------   -----------   -----------   ----------    -----------   ------------
      Total assets              $4,875,000   $   125,000   $ 5,000,000   $1,066,176    $(2,606,338)  $  3,459,838
                                ==========   ===========   ===========   ==========    ===========   ============

LIABILITIES AND
SHAREHOLDERS' EQUITY

  Accounts payable and
       accrued expenses         $        -   $   250,000   $   250,000   $  273,070    $   292,109   $    815,179
  Due to affiliates                      -             -             -    2,881,026     (2,034,430)       846,596
                                ----------   -----------   -----------   ----------    -----------   ------------
      Total current liabilities $        -   $   250,000   $   250,000   $3,154,096    $(1,742,321)  $  1,661,775
                                ----------   -----------   -----------   ----------    -----------   ------------

Commitments and contingencies

Shareholders' Equity:

  Common stock                       1,922                       1,922                      13,216         15,138
  Additional paid-in capital     4,657,544                   4,657,544                     558,606      5,216,150
  Retained earnings (deficit)      311,822      (125,000)      186,822   (2,087,920)      (893,730)    (2,794,828)
  Treasury stock                   (96,288)                    (96,288)                   (542,109)      (638,397)
                                ----------   -----------   -----------   ----------    -----------   ------------
     Total shareholders' equity  4,875,000      (125,000)    4,750,000   (2,087,920)   $  (157,109)     1,798,063
                                ----------   -----------   -----------   ----------    -----------   ------------
     Total liabilities and
         shareholders' equity   $ 4,875,00   $   125,000   $ 5,000,000   $1,066,176    $(2,606,338)  $  3,459,838
                                ==========   ===========   ===========   ==========    ===========   ============

                     Chapter Five -- Selected Financial Data

                                                          UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                                               For the Year Ended June 30, 2000
                                      ---------------------------------------------------------------------------------------


                                                                       iTract, Inc.
                                        (c)(d)         Pro Forma        (formerly                    Reverse
                                         Margo        Adjustments      Margo) After                Acquisition
                                        Before         Delaware        Delaware                     and Pro
                                       Delaware       Merger and       Merger and       (d)           Forma       Pro Forma
                                        Merger      Sale of Assets   Sale of Assets   itract      Adjustments    iTract, Inc.

Income from continuing operations:

Web site development costs            $         -    $          -     $          -  $  (172,275)   $        -     $  (172,275)
Selling, general and
  administrative expenses                       -               -                -   (1,680,077)            -      (1,680,077)
                                      -----------    ------------     ------------  -----------    ----------     -----------
Loss from operations                                                                 (1,852,352)                   (1,852,352)

Discontinued operations:
Income (loss) from discontinued
  operations                             (249,743)        249,743                -            -             -               -
Loss on disposition of discontinued
  operations, including provision
  of $125,000 for operating losses
  during the period through the
  date of disposal                     (1,314,658)      1,314,658                -            -             -               -
                                      -----------    ------------     ------------  -----------    ----------     -----------
Net income (loss)                     $(1,564,401)   $  1,564,401     $          -  $(1,852,352)   $        _     $(1,852,352)
                                      ===========    ============     ============  ===========    ==========     ===========


                                                            UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                                            For the Three Months Ended September 30, 2000
                                      ---------------------------------------------------------------------------------------

                                                                      iTract, Inc.
                                          (c)          Pro Forma       (formerly                    Reverse
                                         Margo        Adjustments     Margo) After                Acquisition
                                        Before         Delaware        Delaware                     and Pro
                                       Delaware       Merger and       Merger and                     Forma       Pro Forma
                                        Merger      Sale of Assets   Sale of Assets   itract      Adjustments    iTract, Inc.


Income from continuing operations:

Revenues                              $         -    $          -     $        -    $     1,197    $        -     $     1,197
Web site development costs                                                             (117,186)                     (117,186)
Selling, general and
  administrative expenses                       -               -              -       (435,003)            -        (435,003)
                                      -----------    ------------     ------------  -----------    ----------     -----------
Net loss and loss from operations     $         -    $          -     $        -    $  (550,992)   $        -     $  (550,992)
                                      ===========    ============     ============  ===========    ==========     ===========

                                         Chapter Five -- Selected Financial Data


Unaudited Pro Forma Per Share Data



                                Three Months Ended            Year Ended           Three Months Ended     Year Ended
                                September 30, 2000         June 30, 2000(1)        September 30, 2000  June 30, 2000(1)
                               (No Dissenting Shares)   (No Dissenting Shares)       (10% Dissenting      (10% Dissenting
                                                                                   Shares)             Shares)
                               ----------------------   ----------------------     ------------------  ------------------
Net loss per weighted average
common share
(basic and diluted)                  ($0.04)                   ($0.12)                  ($0.04)            ($0.12)

Weighted average common
shares outstanding                 15,098,424                15,098,424               14,910,192         14,910,424

Dividends declared per share           --                        --                       --                 --

Book value per share at
end of period                        $0.20                      N/A                     $0.17               N/A

-------------
(1) This period refers to Margo's period from July 1, 1999 to June 30, 2000, and covers for itract the fiscal year ended June 30, 2000.


Notes to Unaudited Pro Forma Financial Statements


      (a) Represents the expected sale of Margo's subsidiaries (Margo Nursery Farms, Inc., Margo Garden Products, Inc., Margo Landscaping and Designs, Inc., Rain Forest Products Group, Inc., Margo Development Corporation and Margo Flora, Inc.) for an assumed price of $5,000,000 in cash, plus the assumption of debt of approximately $966,500, pursuant to the terms of the stock purchase agreement with Empresas Margo. See (f) below.

      (b) Margo, a Puerto Rico corporation, will merge with and into a wholly-owned subsidiary, iTract, Inc., a Delaware corporation. As a result of this merger, each shareholder of Margo will receive one share of iTract, Inc. for every Margo share that the shareholder owns.

      (c) No income from continuing operations is shown for Margo as a result of the expected sale of substantially all of Margo's assets.

      (d) Information for itract, which operates on a June 30 fiscal year, was derived from the audited financial statements for the year ended June 30, 2000. Information for Margo, which operates on a December 31 fiscal year, was derived from quarterly reports on form 10-Q and the annual report on form 10-K.

      (e) Takes into account the provision of the merger agreement with itract under which itract will assume all legal and accounting fees incurred by Margo after July 1, 2000 in connection with the merger up to $250,000. As a result, this amount is reflected as an account payable to the service providers at the time of the merger. If Margo pays any of these expenses, the requirement that Margo have at least $5 million in cash and cash equivalents at the effective time of the merger will be reduced by the amount of the payments.

      (f) Elimination of Margo's retained earnings of $186,822 with a corresponding increase in additional paid-in-capital.

      (g) Assumes iTract, Inc. will issue 13,216,102 new shares of its common stock to itract members in exchange for all of the outstanding units of itract. This transaction will increase common stock and decrease additional paid-in capital by $13,216.

      (h) Assumes no Margo shareholder dissents to the merger with iTract, Inc. and exercises appraisal rights.

                     Chapter Five -- Selected Financial Data


      (i) Reflects 10% of the shares of Margo common stock are not converted into shares of iTract, Inc. common stock due to dissenting votes. Accordingly, it is assumed that these Margo stockholders will receive payment at a per share price of $2.88 instead of shares of iTract, Inc., based on the highest closing price of Margo's shares of common stock during the fourth quarter of 1999. The number of shares converted represents the maximum number of shares of Margo common stock that may dissent to the merger of Margo with iTract, Inc. without itract having the ability to terminate the merger agreement.

      (j) itract has indicated that cash available upon completion of the merger is expected to be reduced by approximately $2.6 million, which funds will be used to (1) repay a portion of the amounts advanced to or on behalf of itract by ICES and its affiliates, (2) pay legal and accounting fees incurred in connection with the merger, and (3) pay other obligations of itract. Approximately $385,000 of the amounts due to ICES and affiliates at the time of the merger will be discharged and converted into capital contributions to itract. These pro forma balance sheets as of September 30, 2000, assume that (1) $385,000 in amounts due to affiliates are discharged and converted into capital,
(2) amounts then due to affiliates are paid off, except for approximately $847,000, and (3) merger-related legal and accounting fees in the amount of $250,000 are paid off. It also assumes that amounts owed to dissenting shareholders would not be paid immediately upon completion of the merger. Note that liabilities will be incurred by itract subsequent to September 30, 2000, a portion of which will be paid upon completion of the merger, and others will be paid off in the future.

              Chapter Six -- Information About the New Delaware Holding Company



                                  CHAPTER SIX

                      INFORMATION ABOUT THE NEW DELAWARE
                                HOLDING COMPANY


General

      iTract, Inc. is the new Delaware holding company into which Margo is proposing to merge. It was formed by Margo on April 5, 2000 as a wholly-owned subsidiary for the sole purpose of effecting the merger with itract. It has no assets other than a wholly-owned subsidiary, which also has no assets, that will merge with and into itract. Following these transactions, it will be a holding company whose sole assets will be its 100% membership interest in itract and the $5,000,000 to be received by Margo from the sale of its assets. Immediately after these transactions, this cash amount will be reduced by approximately $3,200,000. In addition, iTract, Inc. will be required to pay dissenting Margo shareholders exercising appraisal rights the amount determined by a Puerto Rico court to be the fair value of their Margo shares. After the consummation of these transactions, the current shareholders of Margo and members of itract will be shareholders of iTract, Inc.

Directors and Officers

      The current directors of iTract, Inc. are the same as Margo's directors. Michael J. Spector also serves as President and Chief Executive Officer of iTract, Inc. Upon the consummation of the merger with itract, all of these directors and officers will resign and are expected to be replaced with the persons listed under "Directors and Principal Officers after the Merger."

Description of Securities

      As of the date of this proxy statement/prospectus, the authorized capital stock of iTract, Inc. consists of 100,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of "blank check" preferred stock, par value $.001 per share. No other classes of capital stock are authorized under its certificate of incorporation.

      Common Stock. iTract, Inc. issued 1,000 shares of common stock to Margo. Approximately 2 million shares of common stock will be issued in connection with the merger of Margo into iTract, Inc. and approximately 12.8 million shares of common stock will be issued to itract members in connection with the itract merger. At the effective time of the merger of Margo with iTract, Inc. and the itract merger, the issued and outstanding shares of iTract, Inc. common stock will be duly authorized, validly issued and nonassessable. Holders of iTract, Inc. common stock will have no preemptive, redemption, conversion, subscription or sinking fund rights. These holders will be entitled to receive dividends when and as declared by the board of directors out of funds legally available for payment. Upon liquidation, dissolution or winding up of iTract, Inc., the holders of the common stock may share ratably in the assets, subject to the rights and preferences of any outstanding preferred stock.

      Each holder of common stock is entitled to one vote per share of common stock held of record by the holder. Common shareholders do not have any right to cumulate votes for the election of directors.

      Preferred Stock. The board of directors of iTract, Inc. has the power, without further vote of the shareholders, to authorize the issuance of up to 5,000,000 shares of preferred stock and to fix the terms, limitations, rights, privileges and preferences of any of these shares of preferred stock. This power includes the ability to establish voting, dividend, redemption, conversion, liquidation and other rights and preferences for any of these shares. There are presently no shares of preferred stock outstanding.

              Chapter Six -- Information About the New Delaware Holding Company


Long Term Incentive Plan

      In ________, 2001 the board of directors of iTract, Inc. adopted, and Margo, as the sole stockholder, approved, the 2001 Long Term Incentive Plan (the "Plan"), which provides for the grant by iTract, Inc. of awards of restricted stock and options to purchase common stock. The maximum number of shares of common stock which may be issued and sold under the Plan is ___________. The Plan, which expires in ________, 2011, will be administered by the board of directors or a committee of the board of directors of iTract, Inc. The purposes of the Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the future growth and success of iTract, Inc. and to provide additional incentive by permitting these individuals to participate in the ownership of iTract, Inc.

      Options granted under the Plan may be either incentive options or non-qualified options. Incentive options granted under the Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of iTract, Inc.'s common stock on the date of the grant, except that the term of an incentive option granted under the Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the common stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of the option which is in excess of the $100,000 limitation will be treated as a non-qualified option.

      Options granted under the Plan to officers, directors or employees of iTract, Inc. may be exercised only while the optionee is employed or retained by the company or within 90 days of the date of termination of the employment relationship or directorship. However, where termination is by reason of death or permanent disability of the optionee, options which are exercisable at that time may be exercised within 12 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the board of directors or the committee determines. No option may be granted under the Plan after _______, 2011.

      In addition to providing for the granting of options, the Plan provides for awards of "restricted stock." The restricted stock will be subject to restrictions on transfer and subject to forfeiture upon termination of employment, for those periods as shall be specified by board of directors or the committee on the granting of each award of restricted stock.

      Options or restricted stock may be granted only to those employees, officers and directors of, and consultants and advisors to, iTract, Inc. or any subsidiary as the board of directors or the committee shall select from time to time in its sole discretion, provided that only employees of iTract, Inc. or a subsidiary shall be eligible to receive incentive options.

      The board of directors may amend or terminate the Plan except that stockholder approval is required to effect a change so as to increase the aggregate number of shares that may be issued under the Plan to modify the requirements as to eligibility to receive options, to increase materially the benefits accruing to participants or as otherwise may be required by Rule 16b-3 or Section 422 of the Code. However, an adjustment of the number of shares that may be issued under the Plan to reflect changes as a result of a stock dividend, stock split, recapitalization, merger or consolidation does not require stockholder approval. No action taken by the board may materially and adversely affect any outstanding option grant without the consent of the optionee.

      Under current tax law, there are no Federal income tax consequences to either the employee or iTract, Inc. on the grant of non-qualified options if granted under the terms set forth in the Plan. Upon exercise of a non- qualified option, the excess of the fair market value of the shares subject to the option over the option price (the "spread") at the date of exercise is taxable as ordinary income to the optionee in the year it is exercised and is deductible by iTract, Inc. as compensation for Federal income tax purposes, provided it complies with applicable withholding and/or reporting rules. The optionee's basis in the shares will be equal to the fair market value on the date taxation is imposed and the holding period commences on this date.

              Chapter Six -- Information About the New Delaware Holding Company


      Incentive option holders incur no regular Federal income tax liability at the time of grant or upon exercise of the option, assuming that the optionee was an employee of iTract, Inc. from the date the option was granted until 90 days before the exercise. However, upon exercise, the spread must be added to regular Federal taxable income in computing the optionee's "alternative minimum tax" liability. An optionee's basis in the shares received on exercise of an incentive stock option will be the option price of these shares for regular income tax purposes. No deduction is allowable to iTract, Inc. for Federal income tax purposes in connection with the grant or exercise of these options.

Transfer Agent

      ChaseMellon Shareholder Services, L.L.C., New York, New York, will serve as transfer agent for the shares of common stock of iTract, Inc.

                                       Chapter Seven -- Information About itract



                                 CHAPTER SEVEN


                           INFORMATION ABOUT ITRACT

Business Overview


      itract was formed as a Delaware limited liability company in May 1999. itract is an Internet-based development stage company that was established to address the needs of small to medium sized businesses that desire a more efficient and cost-effective means to market, promote and advertise their products and services directly to prospective businesses and consumers. These promotional activities are commonly referred to as "direct marketing campaigns." itract's services, which are provided online through its Web site, are intended to allow these businesses to analyze, assemble and launch their direct marketing campaigns in a simple, low-cost and effective manner. By accessing itract's Web site from their own desktop computers, and without downloading or purchasing any additional software, itract customers are able to develop and launch comprehensive direct marketing campaigns delivering advertising materials via email, fax and traditional postal mail to a targeted audience of both on-line and off-line prospective customers. Itract completed successful testing of a "beta" version of its software and launched a basic "version 1.0" of its system from its Web site (www.itract.com) on June 30, 2000. To date, itract has had limited funds with which to operate its business and has generated minimal revenues of $1,197 to September 30, 2000. itract believes that the funds available to it upon the consummation of the mergers will permit it to increase the promotion of its services and upgrade its Web site to include additional features, which in turn is intended to generate increased revenues.


Industry Overview

DIRECT MARKETING

      Direct marketing has traditionally been conducted by mailing marketing information directly to consumers. More recently, with the growth of the Internet and advances in telecommunications technology, direct marketers have begun to utilize email and fax machines to deliver their marketing messages to prospective customers. According to the Direct Marketing Association, overall media spending for direct marketing initiatives reached $176.5 billion in 1999, up 7.2% over 1998's expenditures. Direct marketing advertising expenditures represented 57.1% of total U.S. advertising expenditures in 1999. Direct marketing expenditures for business-to-business, at $90 billion, accounted for 51% of total 1999 direct marketing expenditures. According to the Direct Marketing Association, in 1999 a total of $42.2 billion was spent on direct mail campaigns, up from $39.3 billion spent in 1998. In addition, the Direct Marketing Association also predicts that direct mailing expenditures will grow at a rate of 6.2% annually through 2004. Total U.S. direct marketing sales business-to-business grew by 10.4% from $626.4 billion in 1998 to $691.6 billion in 1999, and are expected to grow at an annual rate of 7.4% to $1.17 trillion in 2004.

The Internet and Email

      The Internet has emerged as a significant tool for global communications, commerce and media. The growth of the Internet is the result of a number of factors, including the extensive and growing installed base of advanced personal computers in the home and workplace, increasingly faster and cheaper access to the Internet, improvements in network infrastructure and bandwidth, development of Internet-based applications and increasingly useful content available online. Email is one of the most popular applications associated with the Internet. Increased use of the Internet has resulted in the widespread adoption of email as a regular and dependable communications medium.

      The ability to inexpensively communicate at any time and from any location with Internet access has resulted in the rapid increase in email use in recent years. Continued growth in the use of email is being driven by its convenience, speed, low cost and the ability to send increasingly large and complex files and attachments,

                                      VII-1

                                       Chapter Seven -- Information About itract


including documents, spreadsheets and multimedia presentations. Today, email is becoming increasingly critical to business- to-consumer and business-to-business communications.


Email Marketing


      Consumer marketing has traditionally been conducted through a variety of media, including direct mail and telephone. The widespread adoption of the Internet and email has enabled companies to create new direct marketing and communications strategies to target and acquire new customers, as well as enhance existing customer relationships. The Direct Marketing Association has estimated that approximately $1.3 billion was spent on direct marketing through the Internet in 1999 and predicts that this number will grow to $8.6 billion by 2004. Email marketing and communications strategies are gaining acceptance among a wide variety of businesses. In a 2000 Forrester Research study, e-commerce marketers reported that email marketing was their most effective tool in retaining customers and increasing sales. The marketers interviewed by Forrester planned on tripling their spending on email marketing by 2004. Forrester Research also predicts that 200 billion commercial emails will be sent by marketers in 2004. itract believes that email marketing is more cost effective than traditional direct marketing methods and enables significantly faster communication with a larger audience.


Fax Marketing

      Technological advances over the past decade have improved the speed and quality of facsimile transmissions and reduced the cost of fax machines to consumers, resulting in a large and increasing worldwide installed base of fax machines. The proliferation of fax machines and their ease of operation has caused fax usage to increase significantly as a principal means of business-to-business communications. Declining telephony costs and improved transmission technologies have made the transmission of documents by fax a cost-effective and preferred alternative to mail, courier and telex services. In addition, there recently has been a substantial increase in the installed base of fax-capable personal computers.

Itract's Business


      itract's Internet-based system, comprised of proprietary and licensed software linked to a network of Web, email and fax servers, has been designed and is intended to be further enhanced to assist small businesses in analyzing, assembling and delivering targeted direct marketing campaigns without the high cost, long lead times and production difficulties associated with traditional direct marketing. itract expects that the ease of use and functionality of the itract system will allow customers to increase sales, improve effective communication and reduce marketing costs.

      itract has developed, and is further refining an all-inclusive Internet-based direct marketing system that empowers itract's small business customers with the ability to develop and launch a direct marketing campaign from a single computer, using bulk email, "blast" fax mail and/or traditional postal mail. To utilize the itract system, the user accesses itract's Web site and uploads its authored document, which may be a marketing announcement, catalog or any other type of business message, together with a mailing list. The mailing list, if it is the user's own list, may consist of a combination of email addresses, fax telephone numbers and traditional postal addresses. In addition, with version 1.0 of the itract system, users are able to purchase permission-based email mailing lists directly from itract's Web site. Subsequent upgraded versions of the itract system are intended to provide customers with the ability to purchase mailing lists that include demographic information concerning a business, such as the identity of key executives, SIC (Standard Industrial Classification) code, number of employees and reported sales, as well as the ability to purchase permission-based fax numbers and/or postal addresses.

      Once an authored document and mailing list are provided to itract through its Web site, itract transmits the authored document to each prospect on the mailing list, through email, fax or traditional postal mail. Email is transmitted by itract though its network of email servers. Faxes are transmitted by a third-party service provider whose fax servers are linked to itract's network of servers. Postal mail is packaged and deposited in the mails by a third-party vendor compensated by itract based on each piece of mail sent. Because users' mailing lists may contain email, fax and postal addresses for a single prospect, itract users can direct the particular delivery method to be used

                                      VII-2

                                       Chapter Seven -- Information About itract


or, by the click of a button, the user can utilize itract's 'smart send' system which determines the most cost-effective way to reach that prospect, be it by email, fax or postal mail. Itract's management believes that an important feature of the itract system is its ability to simultaneously reach both the on-line and off-line marketplace.

      itract uses its best efforts to adhere to all federal and state laws and regulations relating to the transmission of spam (unsolicited email) and faxes. In addition to taking steps to ensure that the itract system is not used to transmit unsolicited email or fax, itract provides every recipient of information transmitted through the itract system with the ability to contact itract at no cost to "opt-out" of receiving future solicitations through itract.

      Finally, while not available on version 1.0, itract expects that future upgrades of its system will incorporate a rewards/incentives program and include reporting tools, both of which will enable itract customers to increase the effectiveness of their direct marketing campaigns.


LIST RENTAL/PURCHASE


      An integral feature of itract's system is its ability to provide users, for a fee, with mailing lists (initially consisting of email addresses) which may be purchased directly from itract on its Web site. Subsequent versions of the itract system are intended to allow users to purchase fax numbers and postal addresses from a choice of list companies available through itract's Web site. To date, itract has entered into a three-year agreement with one list provider of permission-based email addresses. Under this agreement, itract, at no initial cost, has been granted the nonexclusive right to resell mailing lists to its customers, and pays the list provider royalties upon sales to itract customers. itract is in negotiations with other list providers and may enter into agreements with these and other list provider companies in the future, any of which may require itract to pay initial licensing fees.

      In addition to providing users with targeted mailing lists, itract's Web site is intended to allow customers to construct mailing lists tailored to their demographic, geographic, product and/or service specifications, and manage, analyze, search and manipulate the data contained in their contact lists, whether or not purchased from itract. itract anticipates that these features will not be available until after the consummation of the mergers.


REWARDS PROGRAM


      To generate increased use and loyalty, the itract system is intended to be upgraded to incorporate a rewards and loyalty points program. Rewards points will be used in three ways. To generate increased response rates, itract customers will be able to provide prospects that respond to its direct marketing efforts with rewards points. itract customers will also earn rewards points for utilizing the itract system. In addition, anyone who registers for itract's permission-based registry will be eligible to instantly receive reward points. Reward points are intended to be redeemable at participating online and offline retailers, as well as for itract services. itract previously entered into an agreement with a rewards points provider that ceased operations in November 2000. itract is currently in negotiations with alternative rewards points providers and will seek to enter into an agreement with an appropriate provider. itract believes that with the funds that will be available to it upon the consummation of the mergers, it will be able to complete necessary modifications to its software and hardware to implement a rewards points program.


SPAM PRECAUTIONS, ANTI-SPAM REGISTRY


      All email lists provided by itract are intended to be designed, to the greatest extent practicable, to include only prospects that have specifically requested to receive information of interest or have been given the option to opt out from receiving information but have not done so. All fax mailing lists provided by itract will be purchased from third party list providers which certify that these lists only include prospects that have specifically requested to receive information of interest. In addition, all recipients of information email or faxes through the itract system are given the option, by accessing itract's Web site, to "opt out" from receiving future unsolicited information of the nature received, and/or opting in to receiving future solicitations in specific categories of interest. To encourage individuals to provide itract with specific opt in information, as well as basic personal information such as name, address, phone and fax numbers and email address, itract intends to award reward points, if and when established, to individuals providing itract with this information. In this manner, itract will build an "Anti-Spam registry"


                                    VII-3

                                       Chapter Seven -- Information About itract


containing the names of individuals who have requested not to receive information, and have the ability to compile a proprietary permission-based database consisting of those individuals who have "opted in."

      The Anti-Spam registry will be used by itract customers, whether using their own or purchased mailing lists, to ensure that individuals in the registry who have so requested do not receive unsolicited information. Moreover, customers using the itract system with their own mailing lists are required to acknowledge an "anti-spam" disclaimer that appears on screen before continuing. Accordingly, the itract system attempts to minimize the legal and ethical issues related to the transmission of spam (unsolicited mass email or fax).


Revenue Sources


      itract intends to generate revenue from multiple sources. Itract expects to derive most of its revenue from transmission fees charged for each email, fax and piece of postal mail delivered by itract. itract users will also be charged an annual subscription fee (currently anticipated to be $49.95), although itract is currently offering free lifetime "membership" to users that enroll to use itract's services. In addition, itract expects to earn commissions on mailing lists purchased by itract users through itract's Web site from third party list companies. To a lesser degree, itract expects to generate additional revenues by selling reward points to itract users for use in their direct marketing campaigns.


ITRACT PRIVATE LABEL PROGRAM


      itract intends to generate revenues from its private label program, pursuant to which itract will enter into agreements with strategic partners to provide them with "private label" versions of the itract system which will be accessible from the Web site of these third parties. In addition to maintenance and development fees that these parties will be required to pay to itract for itract's development and management of these private label Web sites, revenues generated from the itract system through strategic partners' Web sites will be shared with itract according to contracted for rates. In this manner, itract's private label program will enable it to gain access to customers that may not otherwise have utilized the itract solution from itract's own Web site.


Itract Sales and Marketing

SALES


      itract's sales program uses the following three methods:


      1.    Web site Sales


      itract's Web site (www.itract.com) has been designed to function as one of itract's primary sales methods. A major marketing goal is to drive traffic to the itract Web site. The "front end" of the Web site is designed to sell itract services and is the portal to the user site. The member site is designed for functional ease-of-use and generation of renewal income.

      The front end of the itract Web site is designed to grab the customer's attention in the first few seconds. itract believes it succinctly articulates the benefits of the itract system and encourages customers to purchase its online services. A prospect is able to visit the itract Web site for the first time, purchase credits and mount a direct marketing campaign all on the same day. On every page of the itract Web site, the user has the opportunity to purchase itract's services. A specially created navigation bar provides users with immediate access to the information they require. itract's sales promotion/service description, pricing, ordering, help desk and contact information are all specially designed to be user friendly.

      An integral part of the itract Web site is the member site, which itract believes is highly sophisticated yet easy-to-use. The member site is designed from the user's point of view. A step-by-step process walks the customer through importing and building its mailing lists, attaching documents, and transmitting the data to targets on the mailing lists.


                                    VII-4

                                       Chapter Seven -- Information About itract


      The member site is designed to generate renewal revenue. It includes an automated function which notifies the customer when it has fallen below a predetermined number of credits in its account. This message prompts the customer to purchase more credits at that time and rewards the customer with bonus email credits for doing so. There is also a hyper-link directly into the "Purchase More Credits" function of the member site, where the customer is able to purchase more credits.


      2.    Private Label Program


      The itract private label program is being designed to facilitate the creation of relationships with companies that private label itract's services. The private label program will allow these companies to market itract's services from their own Web site and under their own name to their existing customer base. This is intended to permit increased sales of itract's services while keeping direct sales costs low. By partnering with companies that target particular industry segments, itract believes it will gain access to a relevant customer base, which in turn will increase itract's online sales. Because these partnerships will be performance-based, itract will compensate its strategic partners only when a purchase is made, making this channel highly cost-effective.

      itract will initially leverage its existing relationship with eMarketplaces, Inc., an indirect majority owned subsidiary of ICES. eMarketplaces is an e-commerce provider that utilizes proprietary technology to create community-oriented, business-to-business electronic marketplaces for specific industries. Under an agreement entered into between itract and eMarketplaces, itract will provide eMarketplaces with a "private label" version of the itract system so that existing customers of eMarketplaces will be able to purchase itract's services. itract has entered into similar agreements with other strategic partners. itract does not expect to make these private label versions of its services available to any strategic partner until the itract system has been upgraded to provide additional features. itract anticipates that these additional features will not be available until after the consummation of the mergers.


      3.    Direct Sales


      itract's in-house sales force currently consists of a Vice President of Marketing and one additional account executive, and itract intends to hire additional account executives consistent with its growth needs as required. The in-house sales force focuses on strategic selling. itract's initial target market will consist of the following:

      Affiliate Programs - itract will seek to enter into one or more agreements that will provide it access to an "affiliate network" of companies doing business on the Internet. These agreements will provide itract with the ability to engage network affiliates to provide links on their Web sites to itract's Web site. itract would pay to these network affiliates a fee based on revenues generated through their Web sites, customers referred through their Web sites or other similar criteria. In this manner, if itract is able to successfully engage affiliates, itract will be able to reach prospective customers that may not otherwise have been aware of itract's services.

      On-line and Off-Line Businesses and Services - itract has, and will continue to use its own itract system to bulk email and fax promotional information regarding the itract system's capabilities to on-line and off-line businesses.

      Special Offers - itract is currently offering free lifetime "charter membership" and discounted transmission rates to users that enroll to use itract's services. itract may offer similar special promotional offers in the future.


MARKETING


      To familiarize the public with the itract system and its capabilities and build brand awareness, itract has entered into agreements with both an advertising agency and a public relations agency.

      In addition, itract has entered into an agreement with InfoSpace.com, Inc. InfoSpace maintains an Internet content, commerce and community Web site. Pursuant to the agreement, InfoSpace will post itract promotional placements, including textual and graphic links to itract's Web site on various locations of its Web site. InfoSpace

                                    VII-5

                                       Chapter Seven -- Information About itract


has committed to providing itract a specified number of "impressions" over the two year term of the agreement. An "impression" is defined as a user's viewing an InfoSpace Web site page that has an itract promotional placement and connecting to itract's Web site through that link. itract's sole remedy for InfoSpace's failure to meet this commitment is the ability of itract to extend the term of the agreement up to a maximum of 12 additional months until this commitment is met. As consideration for these services, InfoSpace will be compensated based on the number of impressions it generates, up to a maximum of $83,333 for any month.

      itract does not intend to commence full-scale marketing efforts until the itract system has been upgraded to provide additional features. itract anticipates that these features will not be available until after the consummation of the mergers.

Customer Relationship Management Tools

      itract expects that electronic customer relationship management (eCRM) tools it utilizes will play an important role in generating sales, marketing itract's services and providing customer support services.

      Using off-the-shelf software it has purchased, itract is maintaining a database that records interactions between itract and its customers and prospective customers. This software will allow itract to provide automated, customized responses to prospects and customers that visit itract's Web site or otherwise inquire about itract's services. Prospects that have set up accounts with itract are automatically followed-up with several email messages designed to stimulate usage, in addition to one telephone call from an itract Customer Service Representative. Other prospects, depending on the level of interest shown by them in itract's services, are pursued aggressively through a series of messages that offer incentives and special promotions or are pursued less aggressively with an initial message sent to solicit the prospect's consent to be included on itract's mailing list, with follow-up monthly communications from itract designed to showcase itract's services and announce enhancements. By integrating itract's Web site with these eCRM tools, other than an initial personal call from a Customer Service Representative, itract's services are marketed in an automated, cost-effective fashion without human intervention.

      The database will also allow itract to gauge the relative effectiveness of the various methods by which itract interacts with and markets its services to prospective customers. In particular, itract will be able to obtain statistical feedback on the effects of various forms of marketing, live interactions with prospects, email and direct mailings sent to prospects, as well as the results of business generated from random traffic to itract's Web site.

      itract also employs Customer Service Representatives who are able to respond to customers' inquiries in one of four ways selected by the customer:

     34.    live chat,
     35.    call-me-back buttons,
     36.    email and
     37.    inbound telephone.

      The "live chat" feature available from itract's Web site allows real-time typed communications between persons accessing itract's Web site and itract's Customer Service Representatives. In addition, clicking on a "call-me-back" button on itract's Web site will result in a phone call from an itract Customer Service Representative to the person requesting a response. itract Customer Service Representatives also respond to email and telephone inquiries. It is itract's policy to respond immediately to "call-me-back" inquiries and within 24 hours to email inquiries. itract currently employs two Customer Service Representatives and will have to hire additional Customer Service Representatives as its business grows.


Technology


      itract's proprietary software is able to interactively determine the proper delivery methods available to a client based on the information contained in their uploaded or purchased contact lists. It incorporates list counting and de-duplicating functionality that was originally developed for itract by an outside programming contractor and


                                    VII-6

                                       Chapter Seven -- Information About itract


has been further refined by itract's own personnel with the assistance of independent consultants engaged for this purpose. The system was developed using the leading industry standard tools and languages available in the Internet industry. These include but are not limited to Microsoft SQL database, Cold Fusion, Java and GTT. Their selection was based on their interoperability with TCP/IP, the Internet standard communications protocol, and their widespread use within the communications industry.

      The system consists of itract's proprietary software which incorporates licensed software for the transmission of faxes and email messages, linked to a network of web servers, fax servers, and email servers redundantly connected to deliver these messages. All systems environments are managed by a staff of trained technicians. Back-up systems were designed for high availability and scalability in a mission critical "24x7" scenario.

      If and when itract introduces new services and expanded functionality, the modular design of itract's software, which allows easy integration with core systems for added features, will be expanded. Current plans involve the addition of reward points, remote accessibility, voice broadcast capabilities, and greater options within each sending method such as job scheduling, fine mode fax transmission, and overnight, 2nd day, 1st class or bulk mail postal delivery options. List rental options are intended to be expanded to allow for the purchase of a greater variety of opt-in email prospect telemarketing lists, response and compiled direct mail lists, and other media selections appropriate to itract's business strategy.

      In addition to relying on third parties for the software that enables the itract system to send faxes through the Internet, itract is dependent on support services provided by third parties for the integration of this software with itract's hardware and proprietary software. Prior to the launch of version 1.0 of the itract system, itract anticipated licensing fax transmission software and obtaining support services from a particular entity, which subsequently ceased operations. As a result, itract was forced to delay the launch of version 1.0 of its Web site and incur additional costs.

      Utilizing the itract system accessible from itract's Web site, clients are currently able to upload or purchase contact lists in electronic format, and then transmit a message using a simple, intuitive online interface that accepts immediate online input or attachment of a document the client has previously authored. itract handles the delivery of the rendered documents to the client's list of selected contacts. Future upgrades of the itract system are intended to allow users to compile contact lists based on historical responses and demographic profiles.

      itract has developed a detailed set of system specifications to be incorporated into the current system and is working with a third-party programming group to develop version 2.0 of its Web site, which is currently expected to be released in the first calendar quarter of 2001.

      itract has contracted with an outside data facility provider to provide itract with a data facility, located in New York, New York, where itract maintains its Web servers, fax servers and email servers. As both an ISP (Internet Service Provider) and CLEC (Competitive Local Exchange Carrier), this provider provides itract with both Internet connectivity for its email services and telephony services for fax transmission.

Acquisitions

      From time to time, itract examines various acquisition opportunities. Any decision to make an acquisition would be based upon a variety of factors, including the purchase price and other financial terms of the transaction, the business prospects and competitive position of services provided by the acquisition candidate, and the extent to which any acquisition would enhance itract's prospects. To date, no agreement or agreement in principle has been reached for any acquisition.


Competition


      itract competes both with traditional providers of direct marketing services and new entrants to the market that provide email and fax direct marketing services. In addition, the majority of businesses today use their internal

                                      VII-7

                                       Chapter Seven -- Information About itract


email systems to provide solutions to manage and deliver outbound email campaigns. Many of itract's current and potential competitors have greater name recognition, longer operating histories, larger customer bases, and significantly greater financial, technological, marketing, public relations, sale, distribution and other resources.

      The direct marketing industry in general, and the email marketing industry in particular, is intensely competitive. The market is highly fragmented, with the largest companies accounting for only a small portion of the market. There are few barriers to entry, as evidenced by the many new entrants to the market, and it is expected that established and new entities will continue to enter the market. While itract's management believes that it may be one of the first companies to provide a fully-integrated communications system that through email, fax and postal mail simultaneously reaches the on-line and off-line marketplace, there can be no assurance that itract will be able to compete effectively with current or future competitors.

      For companies seeking outsourced solutions, itract competes with email outsourcing companies that offer services similar to those provided by itract, including email distribution, list management and reporting. itract competes with Boomerang.com, which provides direct marketers with Internet-based transmission of email and fax, but not postal mail. Cynet, Inc. and Mail.com also provide fax and email transmission services. Other key competitors include 24/7 Media, yesmail.com, Click Action, Digital Impact and MessageMedia, which provide email marketing solutions, efax.com, which provides fax transmission services only, and E-Letter, Inc., an online direct mail service company whose services are limited to postal mail.

      Companies in the Internet based direct marketing industry compete mainly on quality and range of services, and price. itract believes that by providing customers who access its Web site with the ability to simultaneously reach online and offline targets directly from the user's desktop computer, itract provides its customers with a service not currently provided by its competitors. However, itract realizes that it will not be able to successfully compete unless and until it introduces new features, such as analytical tools, rewards points and the availability of additional mailing lists. itract believes that the funds that will be available to it upon the consummation of the mergers will allow it to complete development of and introduce these features.

      itract's ability to compete will also depend on the success of its sales and marketing efforts, and on itract's ability to offer:


      o     technical expertise;

      o     consistent and reliable service;

      o     features and functionality;

      o     full service solutions; and

      o     direct marketing expertise.

Intellectual Property Rights


      itract's success and ability to compete are substantially dependent upon its technology and intellectual property. While itract relies on copyright, trade secret and trademark law to protect its technology and intellectual property, itract believes that factors such as the technological and creative skills of its personnel, new product and service developments, frequent product and service enhancements and reliable product and service maintenance are more essential to establishing and maintaining an intellectual property leadership position. itract has one service mark application pending for the mark "itract" and has no patents or patent applications pending. Others may develop products and services that are similar or superior to those provided by itract.


      itract has entered into confidentiality agreements with its employees, consultants and corporate partners and intends to control access to, and distribution of its products, documentation and other proprietary information. Despite itract's efforts to protect its proprietary rights, unauthorized parties may attempt to copy or otherwise obtain

                                    VII-8

                                       Chapter Seven -- Information About itract

and use its products, services or technology. Policing unauthorized use of proprietary information is difficult, and the steps itract has taken might not prevent misappropriation of its technology, particularly in foreign countries where the laws may not protect its proprietary rights as fully as do the laws of the United States.


      Substantial litigation regarding intellectual property rights exists in the technology industry. From time to time, third parties may assert exclusive patent, copyright, trademark and other intellectual property rights to technologies and related standards that are important to itract. itract may increasingly be subject to infringement claims as the number of competitors in its industry segments grows and the functionality of products in different industry segments overlaps. In addition, many of itract's competitors may have filed or intend to file patent applications covering aspects of their technology that they may claim itract's intellectual property infringes. Although itract has not been party to any litigation asserting claims that allege infringement of intellectual property rights, there can be no assurance that itract will not be a party to litigation in the future. Any third party claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management's attention and resources, cause product introduction delays or require itract to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on terms acceptable to itract, if at all. A successful claim of product infringement against itract could harm itract's business.


Government Regulation


      There is a growing body of laws and regulations applicable to access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, it is likely that a growing number of laws and regulations will be adopted at the international, federal, state and local level with respect to the Internet or direct marketing services covering issues such as user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. Further, the growth and development of the market for email direct marketing may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may impair the growth of the Internet or email direct marketing, which could, in turn, decrease the demand for itract's products and services and increase itract's cost of doing business, or otherwise harm its business. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any new legislation or regulation of this type, the application of laws and regulations from jurisdictions whose laws do not currently apply to itract's business or the application of existing laws and regulations to the Internet could harm itract's business.

      Legislation has recently been enacted in several states relating to the sending of unsolicited email, a practice commonly referred to as "spamming." The federal government and several states, including New York, are considering, or have considered, similar legislation. In addition, due to the convergence of email and fax technology, federal law relating to the transmission of unsolicited faxes, as discussed below, may be applicable to the transmission of spam. Although the provisions of these current and contemplated laws vary, they generally limit or prohibit both the transmission of unsolicited email and the use of familiar spamming techniques such as the use of forged or fraudulent routing and header information. Some states, including California, require that unsolicited email include opt-out instructions and that senders of unsolicited email honor any opt-out requests, a requirement that is consistent with itract's own permission email policies. itract believe that its permission-based email system will not be affected by spam-related legislation because it does not send unsolicited messages and because its current practices are intended to comply with current and proposed legislation. However, if itract is unable to prevent the transmission of unsolicited email, it may be subject to claims for violations by its customers of federal or state civil or criminal law. In addition, there can be no assurance that legislation will not also affect permission-based email marketing in a way that could force itract to change its business practices, particularly in light of the rapidly evolving state of the law in this area. In this event, itract's business could suffer.

      In addition to the laws regulating the Internet and the transmission of email, Federal law makes it unlawful to use a computer or other device to send an unsolicited advertisement to a telephone facsimile machine, and provides a private right of action to recover $500 for each violation of this law. To the extent itract sells fax numbers to its customers, itract intends that all of these numbers will belong to individuals that have explicitly agreed to receive advertisements transmitted to their fax machines. In addition, itract requires its customers that use

                                    VII-9

                                       Chapter Seven -- Information About itract


their own fax mailing lists to certify that these lists consist only of individuals that have agreed to receive the information being transmitted. However, despite itract's efforts, there can be no assurance that itract will be able to comply with the law, and itract may also be held responsible for violations of its customers. If itract is found to have violated this federal law, itract may have to pay significant damages, its reputation will be harmed and its business will suffer.


Employees and Facilities


      itract employs nine full-time employees, who are located at itract's principal executive offices at 18 West 18th Street, 10th Floor, New York, New York 10011. itract occupies these facilities pursuant to an occupancy agreement with its indirect majority owner, ICES. Under this agreement, itract pays ICES a monthly amount based on the number of itract employees located at these facilities. ICES has a lease for these premises that terminates in January 2010. itract's telephone number is (212) 647-8483. itract's home page is located at www.itract.com. Information contained on itract's Web site shall not be deemed a part of this prospectus/proxy statement.


Legal Proceedings

      itract is not currently a party to any material legal proceedings.

Certain Relationships and Related Transactions


      ICES, through its subsidiary The TechDepartment.com Inc., currently owns approximately 91.7% of itract's outstanding membership units. Upon the consummation of the mergers, TechDepartment.com Inc. will own approximately 80% of the outstanding common stock of the new Delaware holding company. ICES develops, invests in, and operates Internet technology related companies.

      Henry Kauftheil is currently the sole manager of itract and, at the effective time of the mergers, will become the Chairman of the Board of the new Delaware holding company. Mr. Kauftheil is also the Chairman and sole director of The TechDepartment.com and the Chairman and a controlling stockholder of ICES.

      itract currently occupies space leased by ICES, for which it is obligated to pay ICES a monthly amount based on the number of itract employees located at these facilities. This amount was $5,000 for the month of September 2000, and may increase as itract employs additional personnel. See "Employees and Facilities."

      Pursuant to a written agreement dated as of May 12, 1999, itract pays ICES a monthly fee of $10,000 in consideration of various services provided by ICES to itract, including investment banking, legal and accounting services.


      itract also is a party to an agreement with CoreActive ACG, LLC, another majority-owned subsidiary of ICES, pursuant to which itract pays CoreActive $850 per month for each itract employee that utilizes computer hardware, software and network services provided by CoreActive.


      itract is also obligated to CoreActive ACG, LLC in the amount of $485,000 in connection with the development of components of the itract system by employees of CoreActive and some of its affiliates. CoreActive and these affiliates have executed an Assignment of Intellectual Property pursuant to which CoreActive and those affiliates conveyed all of their rights in the itract system to itract.

      To date, itract has not made any actual cash payments to ICES or its affiliates in connection with the agreements and obligations described above. However, at September 30, 2000 itract owed ICES and its affiliates the amount of $2,881,026. This amount includes approximately $1,076,000 of debt owed to third party vendors that was assumed by ICES, of which $956,991 remained unpaid at December 31, 2000. In the event ICES does not satisfy these obligations, itract will remain obligated to repay these vendors. Pursuant to the Agreement and Plan of Merger, ICES has agreed that prior to the effective time of the itract merger, approximately $385,000 of the


                                    VII-10

                                       Chapter Seven -- Information About itract


amounts owed by itract to ICES and its affiliates will be discharged and converted into capital contributions to itract.


Executive Compensation


Summary Compensation Table


      The following table sets forth for the fiscal years ended June 30, 1999 and 2000 the compensation for services in all capacities of itract's Manager and the persons who were at June 30, 2000 executive officers of itract who received salary and bonus in excess of $100,000 per annum.


                                                 Annual Compensation
                                      ------------------------------------------
                             Fiscal                                 Other Annual
Name and Principal Position  Year       Salary $       Bonus $      Compensation
                             ----       --------       -------      ------------
Henry Kauftheil,             2000           0             0             0(1)
  Manager                    1999           0             0             0(1)
Kevin Kerzner,               2000      $120,000(2)        0              0
  Executive Vice President   1999           0             0              0
----------------------

(1) No executive compensation was paid to itract's Manager during the fiscal years ended June 30, 1999 or June 30, 2000. Some entities controlled by Henry Kauftheil, the Manager of itract, received fees from itract for the years ended June 30, 1999 and June 30, 2000, as set forth under "Certain Relationships and Related Transactions." Upon the consummation of the mergers, the limited liability company agreement of itract will be amended to provide, among other things, that the business and affairs of itract be managed and controlled by its sole member, the new Delaware holding company, eliminating the position of "Manager." Accordingly, after the merger, Mr. Kauftheil will cease to be the Manager of itract, although it is anticipated that Mr. Kauftheil will serve as the Chairman of the Board of the new Delaware holding company following the merger.

(2) Represents annual base salary under an employment contract entered into as of January 1, 2000; actual salary paid to Mr. Kerzner by itract during the fiscal year ended June 30, 2000 was $59,230. Mr. Kerzner was compensated by an affiliate of itract from July 1, 1999 to December 31, 1999 in the amount of $45,000.


Employment Agreements


      Kevin Kerzner. Pursuant to an employment agreement dated as of January 1, 2000, Kevin Kerzner is employed as the Executive Vice President of itract. The agreement is for an initial term of three years, and will extend automatically unless written notice is given by either party at least 90 days prior to the end of the initial term. If the agreement is automatically renewed, it will continue to be extended annually until terminated by either party pursuant to the agreement. Mr. Kerzner will receive an annual base salary of $120,000 in the first year of his employment period, increasing to $150,000 and $200,000 respectively in the second and third years of his employment with itract. Mr. Kerzner will also be eligible to receive a bonus based on the performance of itract. The agreement also entitles Mr. Kerzner to other benefits, including medical insurance and participation in benefit plans that are or may be available to employees of itract. Under the terms of the agreement, Mr. Kerzner is prohibited from competing with itract for a period of one year following his employment with itract. The agreement may be terminated by itract at any time for "cause" as specified in the agreement.

      Anthony Peluso. Pursuant to an employment agreement dated as of January 15, 2000, Anthony Peluso is employed as the Vice President -- Marketing of itract. The agreement is for an initial term of three years, and will extend automatically unless written notice is given by either party at least 90 days prior to the end of the initial term. If the agreement is automatically renewed, it will continue to be extended annually until terminated by either party pursuant to the agreement. Notwithstanding the foregoing, the agreement may be terminated by itract at any time upon three months' notice and the payment of severance pay equal to three months of base salary. Mr. Peluso receives an annual base salary of $100,000, subject to increase in the discretion of itract, and will be eligible to

                                    VII-11

                                       Chapter Seven -- Information About itract


receive a bonus based on the performance of itract. The agreement also entitles Mr. Peluso to other benefits, including medical insurance and participation in benefit plans that are or may be available to employees of itract. Under the terms of the agreement, Mr. Peluso is prohibited from competing with itract for a period of two years following his employment with itract. The agreement may be terminated by itract at any time for "cause" as specified in the agreement.


Financial Statements


      The audited balance sheets of itract as of June 30, 1999 and June 30, 2000 and the related statements of operations and members' deficit and statements of cash flows for the period from May 12, 1999 (inception) to June 30, 1999, for the fiscal year ended June 30, 2000 and the period from May 12, 1999 (inception) to June 30, 2000 are included in this proxy statement/prospectus. The unaudited balance sheet of itract as of September 30, 2000 and the related statements of operations, members' deficit and cash flows for the three month period ended September 30, 2000 and for the period from May 12, 1999 (inception) to September 30, 2000 are also included in this proxy statement/prospectus.



                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ITRACT


      The matters discussed in this section contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, that involve risks and uncertainties. All statements other than statements of historical information provided below may be deemed to be forward-looking statements. Without limiting the foregoing, the words "may", "will", "should", "could", "intends", "thinks", "estimates", "believes", "anticipates", "plans", "expects", or the negative of those terms, and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, those discussed in this section and elsewhere in this filing, including those discussed under "Risks Associated With itract's Business." Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect itract management's analysis, judgement, belief or expectation only as of the date of this filing. itract undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after this date.


Overview


      itract was formed as a Delaware limited liability company and commenced operations in May 1999. itract is a development stage company and a member of an affiliated group of companies under common control of its indirect parent, ICES. itract has a fiscal year ending June 30. To date, itract has had limited funds with which to operate its business and has generated minimal revenues.

      itract launched a basic "version 1.0" of its system from its Web site (www.itract.com) on June 30, 2000. The Web site is currently operational and allows users to launch direct marketing campaigns delivering e-mail, fax and traditional postal mail to an audience of both on-line and off-line prospective customers. In addition, users are able to purchase permission-based email mailing lists directly from itract's Web site.

      itract intends to utilize the services of third-party consultants to upgrade its Web site and proprietary software. These upgrades will provide itract's users with additional features and enhancements not currently available from itract's Web site. itract expects to use a portion of the funds that will be available upon the consummation of the mergers to compensate these consultants. Accordingly, these upgrades will not be available until after that time.

      itract intends to generate revenues from multiple sources. itract users will be charged an annual subscription fee (currently anticipated at $49.95 per annum) for unlimited access to itract's system, although itract is currently offering free lifetime "membership" to users that enroll to use itract's services. A transmission fee is

                                     VII-12

                                       Chapter Seven -- Information About itract


charged for each email, fax and piece of postal mail delivered by itract. Subscription fee revenues will be recognized ratably over the term of the subscription period, and transmission fee revenues are recognized as services are performed. In addition, itract charges its customers and earns commissions on mailing lists purchased by itract's users through its Web site from third party list companies. itract also intends to charge its customers who purchase reward points (which are not currently available) for use in their direct marketing campaigns. Revenues from the sale of customer lists are recognized when the list is provided. Reward points revenues will be recognized when the points are issued. itract expects its e-commerce transactions to generate substantially all of its revenues in the future. However, to the extent that the number of subscribed users of itract's system is less than anticipated or that users do not engage in the anticipated volume of transactions, revenues generated by itract will be less than projected.

      itract also anticipates deriving additional revenue from its private label program pursuant to which itract will enter into agreements with strategic partners to provide them with "private label" versions of the itract system which will be accessible from the Web sites of these third parties. In this manner, itract's private label program will enable it to gain access to customers that may not otherwise have utilized the itract system from itract's own Web site.


      itract believes that the continued expansion of its operations and marketing efforts is essential to achieving its financial goals. itract therefore intends to continue to increase expenditures in all areas of its operations, resulting in continued increases in cost of revenues and selling, general and administrative expenses.

Historical Results of Operations


      Historical results for itract's fiscal year ended June 30, 2000 and the three months ended September 30, 2000.


Revenue


      itract has generated revenues of $1,197 from inception to September 30, 2000. All of these revenues were generated by sales of itract's services from its Web site subsequent to itract's launch of version 1.0 on June 30, 2000. itract anticipates that it will not generate significant revenue unless and until it increases its marketing efforts and introduces new features and services accessible from its Web site. itract will not have sufficient funds to finance these activities unless it consummates the merger with Margo or obtains financing from alternative sources.


Selling, General and Administrative Expenses


      Selling and marketing expenses consist of salaries, travel expenses for sales staff, marketing expenses for itract's system, marketing materials and promotions. Sales and marketing expenses amounted to $357,397, for itract's fiscal year ended June 30, 2000, and $186,924 for the three months ended September 30, 2000. The increased rate of expenditures is consistent with itract's plan to build an infrastructure and to market its system, in order to increase the number of strategic alliances, value added services, and ultimately, the number of users. As itract continues to expand sales and launch new services, itract expects to incur significant promotional expenses as well as expenses related to the hiring of additional sales and marketing personnel, increased advertising, public relations campaigns and marketing events. itract anticipates that these costs will substantially increase in future periods following the merger.

      General and administrative expenses consist primarily of salaries and related costs for general corporate functions, including executive, finance, administration, facilities and fees for professional services. General and administrative expenses amounted to $1,322,680 for itract's fiscal year ended June 30, 2000, and $248,079, for the three months ended September 30, 2000. Included in itract's fiscal year ended June 30, 2000 are non-cash compensation charges of $546,525 as a result of the issuance of 728,700 membership units to the parent company, employees, employees of affiliates and consultants. These membership units were issued as payment for services rendered, which include technical and administrative support and finders fees in connection with the proposed

                                    VII-13

                                       Chapter Seven -- Information About itract


merger with Margo. itract anticipates that its general and administrative expenses will increase significantly as itract expands its infrastructure and administrative staff.


Provision for Income Taxes

      No provision is required to be made by itract for Federal and State income taxes. Under the Internal Revenue Code and similar state regulations, itract has elected to be treated as a partnership; accordingly, the income of itract is taxed to its members.

Liquidity and Capital Resources


      At September 30, 2000, itract had cash and cash equivalents of $833 and total liabilities of $3,154,096. Since inception, itract has funded its operations, working capital needs and capital expenditures through loans and advances from its indirect parent, ICES, and affiliates of ICES. On February 24, 2000, in conjunction with the proposed merger with Margo, ICES issued $2,000,000 in convertible notes, in the amounts of $1,715,000 and $285,000, respectively, to Michael J. Spector and J. Morton Davis, who are beneficial owners of Margo. Mr. Davis is also a beneficial shareholder of ICES. The proceeds from the issuance of these notes were advanced by ICES to itract to fund the operations of itract until the effective time of the itract merger.

      To date, the $2,000,000 advanced by ICES has been exhausted and itract has required additional loans and advances to fund its operating and working capital requirements. To fund these capital requirements, from November 2000 through January 2001, Rosalind Davidowitz, Mr. Davis' wife, together with another affiliate of Mr. Davis, loaned itract $350,000. $250,000 of the principal amount of these loans are repayable upon the earlier to occur of the first anniversary of the closing of the itract merger and May 15, 2002. The remaining $100,000 in principal amount of these loans is currently due on the earlier to occur of the closing of the itract merger and May 15, 2001. However, the parties to these loans and ICES have agreed in principle to modify these loans so that all of these loans will be due upon the earlier to occur of the first anniversary of the closing of the merger and May 15, 2002. The parties have also agreed that the obligor on these loans will be ICES and itract will be relieved of all obligations under these loans. In connection with these loans, Ms. Davidowitz was issued warrants to purchase 75,000 shares of common stock of ICES.

      If the itract merger is not consummated, cash generated from itract's operations will be insufficient to meet itract's capital requirements, and unless itract obtains alternative financing, itract will be required to cease operations.

      itract's outstanding liabilities are principally comprised of loans and advances due to ICES and affiliates of ICES. A portion of these liabilities include approximately $1,076,000 of debt owed to third party vendors that was assumed by ICES, of which $956,991 remained unpaid at December 31, 2000. In the event ICES does not satisfy these obligations, itract will remain obligated to repay these vendors. Pursuant to the Agreement and Plan of Merger, itract has agreed that prior to the effective time of the itract merger, all amounts owed by itract to ICES and its affiliates at February 29, 2000 will be discharged and converted into capital contributions to itract, except for $525,000 (plus interest) representing principally the amount incurred by itract for the development of its Web site. The amount to be discharged pursuant to the merger agreement is approximately $385,000. The $525,000 that will not be so discharged is payable on demand to CoreActive ACG, LLC, an affiliate of ICES. CoreActive originally developed itract's proprietary software, which has been subsequently modified and upgraded by itract's consultants.

      Upon completion of the itract merger, the new Delaware holding company, of which itract will be a wholly-owned subsidiary, will have approximately $5,000,000 in cash. This amount will be immediately reduced by approximately $2,600,000, which funds will be used to repay amounts advanced to itract by ICES, legal and accounting fees incurred in connection with the itract merger, and other obligations of itract. In addition, the new Delaware holding company will be required to pay dissenting Margo shareholders exercising appraisal rights the amount determined by a Puerto Rico court to be the fair value of their Margo shares.

                                    VII-14

                                       Chapter Seven -- Information About itract


      It is anticipated that cash balances on hand immediately following the itract merger, together with the anticipated cash flows from operations, will be sufficient to fund working capital and capital expenditures for the 12 months following the itract merger. However, itract's capital requirements are subject to numerous contingencies associated with development stage companies, itract may be subject to unanticipated expenses, and itract may be unable to realize anticipated revenues. To the extent that the number of subscribed users of the itract system is less than anticipated or that these users do not engage in the anticipated volume of e-commerce transactions, cash flows generated by itract will be less than projected. Accordingly, if itract does not execute its business plan as anticipated, itract may be required to seek additional financing within the 12 month period following the merger. itract may also require additional financing in the future to expand its service offerings and to make strategic acquisitions.

      There can be no assurance that required or desired financing will be available to itract, or that, if available, the financing will be available on terms favorable to itract. Financing may be effected through the issuance of equity securities, which may result in dilution to shareholders. Further, if financing is raised by the issuance of debt, limitations may be placed on itract's operations. Failure to obtain financing may impact itract's ability to respond to competitive pressures or to take advantage of strategic opportunities and may cause itract to cease operations.


Web site Development Costs


      Costs incurred to develop itract's Web site have been capitalized or expensed based upon guidelines issued by the Emerging Issues Task Force Consensus Issue No. 00-2. All costs associated with the planning stage, totaling $458,957 (including amortization costs of $87,199) through September 30, 2000, have been expensed as incurred. Costs incurred in the Web site application and infrastructure, graphics and content development stages, totaling $1,058,326 through September 30, 2000, have been capitalized.


Recently Issued Accounting Standards


      In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including some derivative instruments imbedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS 133 requires the recognition of all derivatives as either assets or liabilities in the statement of financial position and the measurement of those instruments at fair value. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. As itract does not engage or plan to engage in derivative or hedging activities, there will be no impact to itract's results of operations, financial position or cash flows upon the adoption of this standard.

      itract implemented the provisions of Statement of Position 98-5, "Reporting on the Costs of Start-up Activities," effective May 1999. SOP 98-5, issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants, requires that the costs of all start-up activities, as defined in the SOP, be expensed as incurred. The adoption of the provisions of this SOP did not materially impact the results of operations or the financial position of itract.

      In October 1999, the Chief Accountant of the SEC requested that the Financial Accounting Standards Board Emerging Issues Task Force address a number of accounting and financial reporting issues that the SEC believes has developed with respect to Internet businesses. The SEC identified twenty issues for which they believed some form of standard setting or guidance may be appropriate either because (i) there appeared to be diversity in practice or (ii) the issues are not specifically addressed in current accounting literature or (iii) the SEC Staff is concerned that developing practice may be inappropriate under generally accepted accounting principles. Many of the issues identified by the SEC, including those that address barter and revenue recognition, are potentially applicable to itract. Although the Task Force has begun to deliberate these issues, formal guidance has not been issued to date for the majority of them. In addition, in December 1999, the SEC Staff issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements", which is required to be implemented in the quarter ended March 31, 2000. Although itract believes its historical accounting policies and practices


                                    VII-15

                                       Chapter Seven -- Information About itract


conform with generally accepted accounting principles, there can be no assurance that the final consensus reached by the Task Force on the Internet issues referred to above, or other actions by standard setting bodies will not result in changes to itract's historical accounting policies and practices or to the manner in which some transactions are presented and disclosed in itract's consolidated financial statements. Although the SEC Staff issued SAB No. 101B in June 2000 to defer the effective date of implementation of SAB No. 101 until the fourth quarter of 2000, itract adopted SAB No. 101 for its quarter ended March 31, 2000 with no material impact on its financial position or its results of operations.

      In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of the Accounting Principals Board, or APB, Opinion No. 25. This Interpretation clarifies the application of APB Opinion 25 including:

      o     the definition of employee for purposes of applying APB Opinion 25;
      o the criteria for determining whether a plan qualifies as a noncompensatory plan;
      o the accounting consequence of various modifications to the terms of a previously fixed stock option or award; and
      o the accounting for an exchange of stock compensation awards in a business combination itract has adopted Interpretation No. 44 with no material effect on its financial position or its results of operations.


                                    VII-16

                                        Chapter Eight -- Information About Margo



                                 CHAPTER EIGHT


                            INFORMATION ABOUT MARGO

Business

      The principal business of Margo and its subsidiaries is the production and distribution of tropical and flowering plants, the sale and distribution of lawn and garden products as well as landscaping design and installation services. Margo is also engaged in seeking sites for the development of residential housing projects.

Principal Operations

      During 1999 and 1998, Margo conducted operations in the Commonwealth of Puerto Rico . During 1997, Margo also conducted operations in South Florida.

Puerto Rico Operations


      Margo's operations in Puerto Rico are conducted at a 117 acre nursery farm in Vega Alta, Puerto Rico, approximately 25 miles west of San Juan, and a 13 acre nursery in the Municipality of Barranquitas, Puerto Rico. The 117 acre farm is leased from Michael J. Spector and Margaret D. Spector, who are directors, officers and principal shareholders of Margo. See "Certain Relationships and Related Transactions -- Lease and Option to Purchase Main Nursery Farm" in this proxy statement/prospectus. The 13 acre facility in the Municipality of Barranquitas is leased from Cali Orchids, Inc., an unrelated third party.


      Margo is engaged in the production and distribution of tropical and flowering plants. Its products are primarily utilized for the interior and exterior landscaping of office buildings, shopping malls, hotels and other commercial sites, as well as private residences. In Vega Alta, Margo produces various types of palms, flowering and ornamental plants, trees, shrubs, bedding plants and ground covers. In Barranquitas, Margo produces orchids, bromelias, anthuriums, spathiphylum and poincettias. Its customers include wholesalers, retailers, chain stores and landscapers primarily located in Puerto Rico and the Caribbean. Margo enjoys a 90% tax exemption under Puerto Rico law from income derived from its nursery business in Puerto Rico.


      Margo is a supplier of plants and lawn and garden products for The Home Depot Puerto Rico, the largest mainland retailer of lawn and garden products according to Nursery Retailer magazine. During the third quarter of 1999, Margo became the largest supplier of live goods (plant material) to WalMart Stores, which presently has nine stores throughout Puerto Rico.


      Margo provides landscaping services to customers in Puerto Rico and the Caribbean, including commercial as well as residential landscape design and landscaping.

      Margo is engaged in sales of lawn and garden products, including plastic and terracotta pottery, planting media, such as soil and peat moss, and mulch. Among the various lawn and garden product lines it distributes, Margo is the exclusive distributor of Sunniland Corporation's fertilizer and pesticide products as well as DEROMA Italian terracotta pottery for Puerto Rico and the Caribbean.

      Margo is also engaged in the manufacturing of potting soils, mulch, professional growing mixes, river rock and gravels.

South Florida Operation

      On August 15, 1997, after a review of Margo's South Florida operation and in view of the strong competition in that market, Margo's board of directors made the determination to close its operation in South

                                    VIII-1

                                        Chapter Eight -- Information About Margo

Florida effective September 30, 1997, and dispose of all related assets. On September 29 and November 28, 1997, Margo sold the two nursery farms which comprised Margo's facilities in South Florida.

Production

      Margo's plants are propagated by using cuttings, plugs, liners, air layers, seeds and tissue cultures. Cuttings are obtained from Margo's own stock plants and from other nurseries for growout at Margo's facilities. The newly planted cuttings take from two months to five years to mature into finished products, depending on variety. Bedding plants and annuals take from four to eight weeks to mature.

      Margo's products are either field grown or container grown, depending on the variety of plants and where they are grown. Most of these products start out in small pots and are "stepped up" to larger pot sizes over time. Margo produces both field and container grown material, as well as flowering, bedding plants and hanging baskets.

Marketing

      Margo's marketing efforts have been primarily directed at customers throughout Puerto Rico and the Caribbean.


      The principal customers of Margo are wholesalers, mass merchandisers, chain stores, retailers, garden centers, hotels, landscapers, government projects and commercial businesses located in Puerto Rico and the Caribbean. Margo targets construction and government projects which require extensive landscaping. In addition, landscaping enables Margo to provide design, installation and maintenance services which complement the sales function. For large retailers in Puerto Rico (such as The Home Depot, WalMart Stores, Kmart, and Masso Expo), Margo develops promotional programs which include deliveries to customer outlets and special pricing based on volume.

      For the nine months ended September 30, 2000 and the year ended December 31, 1999, Margo's two largest customers accounted for approximately 29% and 26%, respectively, of Margo's net sales. The Home Depot accounted for approximately 16% and 14% and WalMart Stores accounted for approximately 13% and 12% of Margo's net sales for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively.


      During 1998 and 1997, Margo's single largest customer, Masso Expo (formerly Builders Square) accounted for approximately 13% and 24%, respectively, of Margo's net sales.

      Margo does not have any significant delivery contracts extending over a one year period with customers, including landscaping contracts.

Financial Information Relating to Principal Operations


      The following table sets forth information regarding operations at each of Margo's operating locations for the nine month periods ended September 30, 2000 and 1999 and for each of the years ended December 31, 1999, 1998 and 1997. The information is provided after the elimination of intercompany transactions.


                                    VIII-2

                                        Chapter Eight -- Information About Margo


                                              Nine months ended
                                                 September 30,             Year ended December 31
                                            ----------------------     ------------------------------
                                              2000        1999          1999        1998        1997
                                              ----        ----          ----        ----        ----
                                                          (Dollars in thousands)
Sales by Location:
------------------
Puerto Rico:
      Plants                              $  2,773    $  2,787         $ 3,781     $ 3,019    $ 2,957
      Lawn and garden products               1,587         861           1,120         862      1,390
      Landscaping                            1,748         936           1,300       1,468      1,724
South Florida                                    -           -               -           -        478
                                          ---------   --------          -------   ---------  ---------
                                          $  6,108    $  4,584         $ 6,201     $ 5,349    $ 6,549
                                          =========   ========          =======   =========  =========

Operating Income (Loss) by Location:
------------------------------------
Puerto Rico                               $ (1,387)   $    265          $ (165)   $   (397)   $  (722)
South Florida                                    -           -               -           -       (517)
                                          ---------   --------          -------   ---------  ---------
                                          $ (1,387)   $    265          $ (165)   $   (397)   $(1,239)
                                          =========   ========          =======   =========  =========

Trade Names and Trademark


      Margo utilizes the Trade Names "Margo Farms" and "Margo Farms del Caribe", and has registered the name "Margo Farms" as a trademark with the United States Department of Commerce Patent and Trademark Office. In addition, Margo has registered "Margo Farms del Caribe" (as a trade name) and "Rain Forest" (as a trademark) with the Department of State of the Commonwealth of Puerto Rico.

Competition

      At the present time, Margo's sales efforts are primarily focused in Puerto Rico and the Caribbean. Margo enjoys an advantage over its competitors because it is the largest producer of quality nursery products in Puerto Rico. Margo continues expanding its operations in Puerto Rico. Most of Margo's competitors in Puerto Rico and the Caribbean are small nurseries and landscapers.

Seasonality

      The demand for plants in Puerto Rico is year round, with increased demand during spring, late fall and winter.

Working Capital Requirements of the Industry

      The nursery industry requires producers to maintain large quantities of stock plants and inventory to meet customer demand and to assure a new source of products in the future. As a result, producers need to invest significant amounts of capital in stock plants and inventory. Should the itract merger not be consummated for any reason, Margo believes that it has sufficient working capital for its existing nursery operations from cash flow generated from operations and short-term borrowings.

Employees


      At September 30, 2000, Margo had 167 full time employees, of which 147 were directly involved in nursery production activities, and 20 in sales, accounting and administration. None of its employees are represented by a union.


                                    VIII-3

                                        Chapter Eight -- Information About Margo

Government Regulation

      The United States Department of Agriculture ("USDA") inspects cuttings imported into the United States by Margo. In addition, USDA regulations control various aspects of Margo's plant production process, including restrictions on the types of pesticides and fertilizers. All pesticides and fertilizers utilized by Margo are approved by the Environmental Protection Agency, as required by USDA regulations. The USDA prohibits the importation of foreign soil into the United States and limits the size of plants that can be imported into the United States. Puerto Rico is considered part of the United States for purposes of the USDA regulations.


      Shipments of products may also be subject to inspections by Puerto Rico or state officials. These officials may quarantine or destroy plants that are contaminated or infected by hazardous organisms.

      Margo's operations are subject to the Fair Labor Standards Act which governs such matters as minimum wage requirements, overtime and other working conditions. A large number of Margo's personnel are paid at or just above the federal minimum wage level and, accordingly, changes in the minimum wage rate have an adverse effect on Margo's labor costs.


Natural Hazards


      Margo's operations are vulnerable to severe weather, such as hurricanes, floods, storms and, to a lesser extent, plant disease and pests. Margo believes that it currently maintains adequate insurance coverage for its facilities and equipment. As of the date of this proxy statement/prospectus, Margo has been unable to obtain adequate crop and business interruption insurance coverage at a reasonable cost. Margo intends to continue to seek to obtain crop and business interruption insurance coverage at reasonable rates. However, no assurance can be given that Margo will be able to obtain these insurance coverages.

      Margo believes it has taken reasonable precautions to protect its plants and operations from natural hazards. Margo's newer facilities are being constructed with fabricated steel in an attempt to reduce the damage from any future storms. Each of Margo's locations currently has access to a plentiful water supply and facilities for the protection of many of their weathersensitive plants.


Industry Segments


      Margo has three reportable segments identified by line of business: the production and marketing of tropical and flowering plants, the sale of related lawn and garden products and the provision of landscaping services. Some financial information concerning this industry segment is set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations of Margo and in Margo's Consolidated Financial Statements included in this proxy statement/prospectus.


Income Taxes

Federal Taxes

      As a Florida corporation, through December 31, 1997, Margo was subject to federal income taxes on its worldwide operations. For U.S. income tax purposes, Margo had elected the benefits of Section 936 ("Section 936") of the Code, which provided a credit against Margo's income tax liability based generally on a portion of wages paid by Margo in Puerto Rico.

      The Small Business Job Protection Act of 1996 (the "1996 Amendments") enacted into law on August 20, 1996, amended Section 936 by repealing the credit available under this Section subject to a ten-year grandfather rule applicable only for corporations that were actively conducting a trade or business in Puerto Rico on October 13, 1995. In light of the phase-out of the benefits of
Section 936, Margo decided to change its jurisdiction of incorporation to Puerto Rico, where it enjoys substantial tax benefits as discussed below. As a Puerto Rico

                                    VIII-4

                                        Chapter Eight -- Information About Margo

corporation, effective January 1, 1998, Margo is generally only subject to U.S. income taxation to the extent it is engaged in a trade or business in the United States or receives income from sources in the United States.

Puerto Rico Taxes


      Margo is also subject to Puerto Rico income taxes from its Puerto Rico operations. Subject to some limitations, during 1997 Margo's federal income tax liability was creditable against its Puerto Rico income tax liability.


      The Agricultural Tax Incentives Act of the Commonwealth of Puerto Rico (Act. No. 225 of December 1, 1995, as amended) provides its nursery operations with a 90% tax exemption for income derived from "bonafide" agricultural activities within Puerto Rico, including sales within and outside Puerto Rico, as well as a 100% exemption from property, municipal and excise taxes. The Act defines "bona fide agricultural activity" to include the nursery business. The Act became effective for taxable years commencing on or after December 1, 1995.

Property

      During 1999, Margo conducted its operations from nursery facilities located in Puerto Rico.

Vega Alta Nursery Facility

      Margo leases a 117 acre nursery facility in Vega Alta, Puerto Rico, approximately 25 miles west of San Juan. The facility, which includes Margo's corporate offices, consists of approximately 1,130,000 square feet of shadehouses, propagation and mist facilities, as well as a 10,000 square foot warehouse for Margo's lawn and garden products. The nursery facility also has irrigation equipment and pump houses, shipping and storage areas, as well as a home for a field supervisor.


      The Vega Alta facility is leased from Michael J. Spector and Margaret D. Spector (the "Spectors"), who are officers, directors and the major shareholders of Margo, pursuant to a lease agreement dated January 1, 1993. The lease provides for an initial term of five years subject to one additional renewal term of five years at the option of Margo. During the initial term of the lease, rent was $19,000 per month. The lease also provides that during the renewal term, the rent increases to the greater of $24,000 per month, or the original $19,000 per month adjusted on the basis of the increase in the Wholesale Price Index ("WPI") published by the United States Department of Labor, Bureau of Labor Statistics, from the WPI which was in effect on January 1, 1993 to the WPI in effect on January 1, 1998. Under the lease, Margo must pay all taxes on the property, maintain insurance coverage and otherwise maintain and care for the property. The lease also contains an option which permits Margo to purchase the property at its appraised value at any time during the term of the lease. In consideration of the option, Margo must pay $1,000 per month. On January 1, 1998, Margo exercised its renewal option at a monthly rental of $24,000. The Spectors have committed to grant Margo an option to extend the lease for an additional period of five years ending December 31, 2007.

      On January 1, 1994, the lease agreement was amended to include an additional 27 acres of land adjacent to the nursery facility at a monthly rental of $1,750. This amendment did not provide for renewal or purchase options for this tract of land. Effective January 1, 1998, Margo and the Spectors entered into an amendment to the lease agreement which grants Margo the right to continue to lease the 27 acre parcel on a month to month basis. Either party may terminate this portion of the lease upon 30 days prior written notice. In connection with this amendment, the Spectors also agreed to reimburse Margo by no later than March 1, 2001, the unamortized value (approximately $45,000 at February 1, 2000) of the leasehold improvements applicable to this parcel as of the date of termination. Effective February 1, 2000, the lease agreement with respect to the 27 acre parcel was terminated.

      During the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998, total lease payments to the Spectors amounted to $231,750, $309,000 and $309,000, respectively, in each case not including the monthly payments for the option referred to above.


                                    VIII-5

                                        Chapter Eight -- Information About Margo

Barranquitas Nursery Facility

      Effective January 1, 1997, Margo entered into a lease agreement with Cali Orchids, Inc., to lease a 13 acre nursery facility located in the town of Barranquitas, Puerto Rico. The lease has an initial term of five years and may be renewed for two additional five-year terms at Margo's option. During the first year of the initial term of the lease, monthly payments amount to $4,500. During the remaining four years of the initial term of the lease, monthly payments amount to $5,000. During the first and second renewal terms, monthly payments increase to $6,000 and $7,000, respectively. The lease agreement does not provide for any purchase option.


      For the nine months ended September 30, 2000 and each of the years ended December 31, 1999 and 1998 total lease payments amounted to $45,000, $60,000 and $45,000, respectively. Lease payments for 1998 reflect a rent abatement of $15,000 due to damages caused by Hurricane Georges.


New Vega Alta Facility


      On March 24, 1999, Margo leased two additional parcels of land from the Puerto Rico Land Authority, an instrumentality of the Government of the Commonwealth of Puerto Rico. The two parcels are adjacent to each other, have a total capacity of 321 acres, and are located approximately one mile from Margo's main nursery facility in Vega Alta. Among other things, the lease agreement provides for an initial lease term of five years subject to three additional renewal terms of five years, at the option of Margo. Lease payments are $33,625 per year. For the nine months ended September 30, 2000 and the year ended December 31, 1999, lease payments of $25,219 were paid by Margo. Lease payments for renewal terms are to be negotiated 90 days prior to each renewal term.


Legal Proceedings

      In the opinion of Margo's management, any pending or threatened legal proceedings of which management is aware will not have a material adverse effect on Margo's financial condition or results of operations.

Market for Common Equity and Related Shareholder Matters

      Margo's common stock is quoted on the Nasdaq Stock Market ("Nasdaq") under the symbol MRGO.


      The following table sets forth the high and low sales prices for Margo's common stock, as reported by Nasdaq, for each of the calendar quarters of 1999 and 1998. The last reported sales price for Margo's common stock on February 8, 2000, the date prior to the announcement of the proposed merger with itract, was $5.75. The last reported sales price for the Common Stock on January 17, 2001 was $2.00 per share.


                   2000                1999               1998
             ----------------     ---------------    ----------------
  Quarter:     High     Low      High      Low       High      Low
  --------     ----     ---      ----      ---       ----      ---

First         $29.50   $2.31      $4     $2 1/16      $3      $1 7/8
Second        $29.00   $8.00     3 1/2    2 1/16      2 1/2    1 5/16
Third         $ 9.75   $5.50     3 1/4    2 3/16       4       1 7/16
Fourth        $ 5.50   $1.75     2 7/8    1 15/16      3        2

      There were approximately 64 holders of record of the common stock as of November 1, 2000. This amount includes custodians, brokers and other institutions which hold the common stock as nominees for an undetermined number of beneficial owners.


      Margo did not pay any dividends on its common stock during 1999 or 1998.

                                    VIII-6

                                        Chapter Eight -- Information About Margo

Financial Statements


      The audited consolidated balance sheets of Margo as of December 31, 1999 and 1998 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999 are included in this proxy statement/prospectus. The unaudited consolidated balance sheets of Margo as of September 30, 2000 and 1999 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the quarterly periods ending on those dates are also included in this proxy statement/prospectus.

Share Ownership of Management and Certain Shareholders

      The following tables set forth, as of November 1, 2000, the number of shares of common stock of Margo owned beneficially by the following persons: (1) each director of Margo; (2) all executive officers and directors of Margo as a group; and (3) each person known to Margo who owns more than 5% of the outstanding common stock of Margo. Unless otherwise stated, all shares are held with sole investment and voting power. The amount of shares shown below includes, as described in footnote 1, the amount of shares that the named person has the right to acquire pursuant to the exercise of stock options. All outstanding options of Margo will vest and become immediately exercisable upon consummation of the merger with itract.


                                    VIII-7

                    Chapter Eight -- Information About Margo




                  Security Ownership as of November 1, 2000
                  -----------------------------------------

Name
----
(Position with the Company)        Amount Beneficially Owned(1)          Percent of Class(1)
---------------------------        ----------------------------          -------------------
Michael J. Spector
(Executive Officer and Director)        1,279,182(2)                           66.5%

Margaret D. Spector                     1,279,182(2)                           66.5%
Carr. 690, Km. 5.8
Vega Alta, Puerto Rico  00646
(Executive Officer and Director)

J. Morton Davis                           185,249(3)                            9.8%
D.H. Blair Holdings, Inc.
D.H. Blair Investment Banking Corp.
44 Wall Street
New York, New York 1005
(Five Percent Shareholder)

Frederick D. Moss (Director)               24,500                               1.3%

Blas R. Ferraiuoli (Director)              16,500                              (4)

Michael A. Rubin (Director)                17,500                              (4)

All Executive Officers and              1,369,982                             69.2%
Directors as a Group
(7 persons)

-------------------

(1) For each person or group includes the number of shares of common stock the named person(s) has the right to acquire upon exercise of stock options as shown below:

    o  Michael J. Spector and Margaret D. Spector - 42,500 shares
    o  Frederick D. Moss - 5,000 shares
    o  Blas R. Ferraiuoli - 12,500 shares
    o  Michael A. Rubin - 10,000 shares
    o  All Executive Officers and Directors as a Group - 96,000 shares

    Percent of class does not include shares of common stock issuable upon exercise of stock options h eld by other persons.

(2) Includes 939,394 shares held directly by Mr. Spector and 297,288 shares held by Mrs. Spector. Also includes stock options to acquire 30,000 and 12,500 shares held by Mr. Spector and Mrs. Spector, respectively. The Spectors share voting and investment power over the shares owned by each other.

(3) This amount consists of 184,149 shares held in the name of D.H. Blair
    Investment Banking Corp., a registered broker-dealer which is wholly-owned by D.H. Blair Holdings, Inc., which in turn is wholly-owned by J. Morton
    Davis and of 1,100 shares owned by Rosalind Davidowitz, the spouse of Mr.
    Davis. This amount is based upon a Schedule 13G dated February 9, 1995, as amended, filed with the SEC.

(4) Less than one percent.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF MARGO


    As previously described, effective June 30, 2000, Margo executed a stock purchase agreement with Empresas Margo for the sale of substantially all of its assets. As a result, Margo is now presenting its results of operations as discontinued operations. The financial statement presentation for discontinued operations varies from the traditional presentation, since the reporting entity will be engaged in a different operating business in the near future. For financial reporting purposes, the assets, liabilities, results of operations and cash flows of all of Margo's business have been presented as discontinued operations. The financial statements for prior periods have been reclassified to reflect this presentation.


                                    VIII-8

                                        Chapter Eight -- Information About Margo

Results of Operations for Each of the Years Ended December 31, 1999, 1998 and
1997


    Because as disclosed above Margo has agreed to sell all of its operating assets, it did not report any income or loss from continuing operations for any of the three years ended December 31, 1999, 1998 and 1997.

    For the year ended December 31, 1999, Margo incurred a loss from discontinued operations and a net loss of approximately $128,000. This amount represented a basic and diluted loss from discontinued operations of $0.07 per share. Margo's loss from discontinued operations was due to an operating loss of approximately $165,000, which was offset by other income of $37,000. The operating loss was principally due to an increase in selling, general and administrative expenses, which offset an increase in sales of 16%.

    Margo incurred a loss from discontinued operations and net loss of approximately $1,113,000 for the year ended December 31, 1998. This amount represented a basic and diluted loss from discontinued operations of $0.59 per share. Margo's net loss from discontinued operations for the year ended December 31, 1998 was due to three unrelated events experienced during the year. The first of these events was a decrease in sales of approximately $1.2 million, which precluded additional gross profit to absorb selling, general and administrative expenses. The second and third events were non-operational in nature, and included the write-down of the carrying value of a note receivable and a loss from damages caused by Hurricane Georges.

    Margo incurred a loss from discontinued operations and net loss of approximately $751,000 for the year ended December 31, 1997. This amount represented basic and diluted loss from discontinued operations of $0.40 per share. The loss from discontinued operations for 1997 was due to the losses incurred in its former South Florida operating facility, as well as operating losses in Puerto Rico arising from storage and maintenance costs associated with unsalable inventory, offset by a gain on the sale of two properties from the South Florida facilities.

Results of Operations for the Nine Months Ended September 30, 2000 and 1999

    During the nine months ended September 30, 2000, Margo incurred a net loss of approximately $1,387,000, or $0.74 per share, compared to net income from discontinued operations of approximately $265,000 for the same period in 1999, or $0.14 per share. Margo's net loss for the nine months ended September 30, 2000 has two components: (1) loss from discontinued operations of approximately $72,000, or $0.04 per share, and (2) the loss on disposition of the discontinued operations of approximately $1,315,000, or $0.70 per share. The loss from discontinued operations of $72,000 represents actual results of operations for the six months ended June 30, 2000. Results of discontinued operations for the period from July 1, 2000 to September 30, 2000 were charged to an accrual recorded as of June 30, 2000. Under generally accepted accounting principles, in connection with the proposed merger with itract, Margo was required to create an accrual equal to the estimated losses from the disposition of its operations together with estimated losses from operations through the expected closing date of the transaction. The loss on the disposition of discontinued operations includes a provision for loss on the sale of the operating businesses of approximately $1,190,000 and a provision for operating losses of $125,000 during the period through the date of disposal.





Financial Condition


    As of September 30, 2000, Margo had cash and cash equivalents of approximately $729,000 compared to approximately $1.1 million as of December 31, 1999. As of both dates, it also had short-term investments related to discontinued operations of $500,000. Historically, Margo has financed its operations through a combination of internally generated funds and bank credit facilities. Margo has used bank credit facilities to fund its investment in accounts receivable and inventory necessary to support its historical businesses. If for any reason the transaction with itract is not consummated, Margo expects that it will continue to have adequate liquidity and capital resources to fund its historical businesses.


                                    VIII-9

                                        Chapter Eight -- Information About Margo


    Margo's financial condition at September 30, 2000 shows a decrease in total assets of approximately $1,367,000 when compared to December 31, 1999. This decrease in total assets is the direct result of the loss on the disposition of discontinued operations of $1,315,000 included as part of net assets of discontinued operations. At September 30, 2000, Margo had a liability with an outstanding balance of approximately $1,107,000 as an accrual for the loss on the disposition of discontinued operations, including the estimated results of operations for the period through the date of disposal.

    Stockholders' equity at September 30, 2000 decreased due to results of discontinued operations for the nine month period. There were no dividends declared during the nine months ended September 30, 2000. During the nine months ended September 30, 2000, Margo issued 7,000 shares of common stock in connection with the exercise of stock options.


    Margo is presently current on all its obligations.



                                   VIII-10

                        Chapter Nine -- Information About the Meeting and Voting



                                 CHAPTER NINE

                   INFORMATION ABOUT THE MEETING AND VOTING

Purpose, Time and Place

    Margo is furnishing this proxy statement/prospectus to the holders of shares of Margo common stock in connection with the solicitation of proxies by its board of directors for use at Margo's special meeting to be held on _________, 2001. The special meeting will be held at The Bankers Club of Puerto Rico, Banco Popular Center, 209 Munoz Rivera Avenue, San Juan, Puerto Rico, at 10:00 a.m. local time and at any adjournments or postponements thereof.

    At the special meeting, the holders of Margo common stock will be asked to vote on proposals to:

    o  approve the merger between Margo and the new Delaware holding company;
       and

    o approve the sale of substantially all of Margo's assets to Empresas Margo, Inc.

Record Date; Voting Power

    Margo's board of directors has fixed the close of business (5:00 p.m., Puerto Rico time) on ___________, 2001 as the record date for determining the holders of shares of Margo common stock entitled to notice of, and to vote at, the special meeting. Only holders of record of Margo common stock at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting.

    At the close of business on the record date, ___________ shares of Margo common stock were issued and outstanding and entitled to vote at the special meeting. Holders of record of Margo common stock are entitled to one vote per share on any matter which may properly come before the meeting. Votes at the special meeting may be cast in person or by proxy.

    The presence at Margo's special meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Margo common stock entitled to vote is necessary to constitute a quorum in order to transact business at the meeting. However, in the event that a quorum is not present at the special meeting, Margo expects to adjourn or postpone the meeting in order to solicit additional proxies.

Votes Required

    Approval by Margo's shareholders of the board of directors' proposals to approve the merger of Margo with the new Delaware holding company and the sale of substantially all of Margo's assets will require the affirmative vote of the holders of a majority of the shares of Margo common stock outstanding on the record date. Under applicable Puerto Rico law, in determining if the board's proposals to adopt and approve the merger of Margo with the new Delaware holding company and the sale of substantially all of Margo's assets have been approved by Margo's shareholders, abstentions by shareholders will have the same effect as a vote against the proposals, although they will count toward the presence of a quorum.

    Brokers who hold shares of Margo common stock as nominees, in the absence of instructions from the beneficial owners thereof, will not have discretionary authority to vote for approval of the merger with the new Delaware holding company or the sale of substantially all of Margo's assets. Any shares which are not voted

                       Chapter Nine -- Information About the Meeting and Voting


because the nominee-broker lacks discretionary authority will have the same effect as a vote against the proposals. Accordingly, any beneficial owner of Margo common stock whose stock is held by a broker as a nominee should instruct their broker as to how to vote their shares. See "Voting of Proxies" below.

    Michael J. Spector and Margaret D. Spector (the "Spectors") jointly own more than a majority of the outstanding shares of Margo common stock. In connection with the execution of the merger agreement with itract, the Spectors entered into an agreement whereby they agreed to vote all their shares in favor of the merger with the new Delaware holding company and the sale of Margo's assets. The Spectors have sufficient votes to approve each of the proposals being submitted herewith and have indicated that they intend to vote FOR each of the proposals. Thus, approval of these proposals is assured. See "Security Ownership of Certain Beneficial Owners and Management."

Voting of Proxies

    Shares of Margo common stock represented by properly executed proxies that Margo receives prior to the start of the special meeting will be voted at the special meeting in the manner specified by the proxies. Margo shareholders should be aware that, if their proxy is properly executed but does not contain voting instructions, their proxy will be voted FOR adoption and approval of each of the proposals before the special meeting. Margo shareholders should also be aware that, if their proxy is not submitted or is improperly executed, their proxy will be voted against adoption and approval of each of the proposals.

    Margo does not expect that any matter other than as described in this proxy statement/prospectus will be brought before the special meeting. If other matters are properly presented before the meeting, the persons named in a properly executed proxy will have authority to vote in accordance with their judgment on any other matter so presented, including without limitation, any proposal to adjourn or postpone the meeting or otherwise concerning the conduct of the meeting; provided, that a properly executed proxy that has been designated to vote against the adoption and approval of the proposals will not be voted, either directly or through a separate proposal, to adjourn the meeting to solicit additional votes.

Revocability of Proxies

    The grant of a proxy on the enclosed proxy card or a vote by telephone, does not preclude a shareholder from voting in person. Also, a shareholder of Margo may revoke or change their vote on a proxy at any time prior to its exercise by:

    o delivering, prior to the start of the special meeting, to Margaret Spector, Secretary of Margo, Road 690, Kilometer 5.8, Vega Alta, Puerto Rico 00692, a written notice of revocation bearing a later date or time than the proxy previously delivered to Margo,

    o delivering to the Secretary of Margo, at the prior address, a duly executed proxy with different instructions bearing a later date or time than the proxy previously delivered to Margo, or

    o  attending the special meeting and voting in person.

    Margo does not expect to adjourn its special meeting for a period of time long enough to require the setting of a new record date for the meeting. If an adjournment occurs, it will have no effect on the ability of Margo's shareholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.

                        Chapter Nine -- Information About the Meeting and Voting


Solicitation of Proxies

    Margo will bear the cost of the solicitation of proxies from its own shareholders. In addition to solicitation by mail, Margo's directors, officers and employees may solicit proxies from our shareholders by telephone, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by these persons, and Margo will reimburse these brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with the solicitation.

                                         Chapter Ten - Certain Legal Information



                                  CHAPTER TEN

                           CERTAIN LEGAL INFORMATION


                 COMPARATIVE RIGHTS OF SHAREHOLDERS OF MARGO
                     AND THE NEW DELAWARE HOLDING COMPANY

    The following is a summary of the material differences between the current rights of Margo shareholders and the rights they will have as shareholders of iTract, Inc., the new Delaware holding company, after the merger, but does not purport to be a complete statement of all these differences, or a complete description of the specific provisions referred to in this summary. The rights of Margo shareholders are currently governed by Puerto Rico law, the Margo articles of incorporation and the Margo bylaws. Upon completion of the merger of Margo with the new Delaware holding company, holders of Margo common stock will become holders of iTract, Inc. common stock and their rights will be governed by Delaware law, and certificate of incorporation and by-laws of iTract, Inc.

    You should read carefully the following summary together with the certificate of incorporation and bylaws of iTract, Inc., copies of which are attached to this proxy statement/prospectus as Appendices G and H, respectively.

Authorized and Outstanding Share Capital

    Margo. The authorized capital stock of Margo consists of 10 million shares of common stock, par value $.001 per share, and 250,000 shares of preferred stock, par value $.01 per share. As of June 15, 2000, there were 1,882,322 shares of Margo common stock outstanding and no shares of preferred stock outstanding.

    iTract, Inc. The total authorized capital stock of iTract, Inc. consists of 100 million shares of common stock, par value $0.001 per share, and 5 million shares of blank check preferred stock, par value $0.001 per share. iTract, Inc. has 1,000 shares of common stock outstanding, all of which are held by Margo and will be cancelled in the merger. No shares of preferred stock have been issued.

Board of Directors

    Margo. The Margo bylaws provide that the number of directors of Margo shall be five. The act of the majority of the directors present at a meeting at which a quorum is present is the act of the board of directors of Margo. Each director shall hold office until the annual meeting of the shareholders next succeeding his election and until his successor is elected and qualified, or until his prior death, resignation or removal.

    iTract, Inc. The iTract, Inc. bylaws provide that the number of directors of iTract, Inc. shall be fixed from time to time by the board of directors. The act of the majority of the directors present at a meeting at which a quorum is present is the act of the board of directors of iTract, Inc. Each director shall hold office until the annual meeting of the shareholders next succeeding his election and until his successor is elected and qualified, or until his prior death, resignation or removal.

Newly Created Directorships and Vacancies

    Margo. The Margo bylaws provide that any vacancy in the board, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors

                                         Chapter Ten - Certain Legal Information


though less than a quorum of the board. A director elected to fill a vacancy shall hold office until the next election of directors by the shareholders.

    iTract, Inc. The iTract, Inc. bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director's successors shall have been duly elected and qualified, or until their earlier resignation or removal.

Removal of Directors

    Margo. The Margo bylaws provide that at a meeting of shareholders called expressly for the purpose of removal of directors, the board or any individual director may be removed from office, with or without cause, by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors.

    iTract, Inc. The iTract, Inc. bylaws provide that any director may be removed from office, with or without cause, by a vote of shareholders holding at least 75% of the outstanding shares entitled to vote at an election of directors.

Special Meetings of Shareholders

    Margo. The Margo bylaws provide that special meetings of Margo shareholders shall be held when directed by the President or the Margo board, or when requested in writing by the holders of not less than 10% of all shares entitled to vote at the meeting.

    iTract, Inc. The iTract, Inc. bylaws provide that special meetings of iTract, Inc. shareholders may be called by the Chairman, the President, any Executive Vice President, any Vice President, the Secretary or any Assistant Secretary, and shall be called by any of these officers at the request in writing of a majority of the board of directors or a majority of the shareholders entitled to vote.

Shareholder Action by Written Consent

    Margo. The Margo bylaws provide that any action required or permitted to be taken at any meeting of the shareholders may be taken by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take the action at a meeting at which all the shares entitled to vote thereon were present and voted.

    iTract, Inc. The iTract, Inc. bylaws provide that any action required or permitted to be taken at any meeting of the shareholders may be taken by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take the action at a meeting at which all the shares entitled to vote thereon were present and voted. However, if shareholder consent is less than unanimous in electing directors, Delaware law provides that written consent may be used provided that all directorships to which directors could be elected at an annual meeting are vacant and filled by this action.

Shareholder Proposal and Nomination Procedure

    Margo. The Margo bylaws and certificate of incorporation are silent on the issue of advance notice of shareholder proposals and director nominations at annual meetings. The Puerto Rico General Corporations Law does not explicitly require that shareholder proposals be the subject of an advance notice to shareholders.

                                         Chapter Ten - Certain Legal Information


    iTract, Inc. The iTract, Inc. bylaws provide that at any annual meeting of shareholders, only such business shall be conducted as shall have been: (1) specified in the notice of the meeting given by or at the direction of the board; or (2) otherwise properly brought before the annual meeting by a stockholder. The stockholder must give notice of the business proposed to be brought before the annual meeting to the secretary of iTract, Inc. not less than 50 days nor more than 60 days prior to the annual meeting and comply with the applicable requirements of the Securities Exchange Act of 1934.

    A stockholder's notice to the secretary must describe each matter the stockholder proposes to bring before the annual meeting, the name and record address of the proposing stockholder, the class and number of our shares which are beneficially owned by the stockholder, and any material interest of the stockholder in the proposed business.

    Similarly, any stockholder desiring to nominate a person to stand for election to our board of directors must make a written nomination to the secretary not less than 50 days nor more than 60 days prior to the meeting. The notice must set forth the following:

    (1) as to each person whom the stockholder proposes to nominate for election as a director,

      o   the name, age, business address, and residence address of the nominee,

      o   the principal occupation or employment of the nominee,

      o the class and number of our shares which are beneficially owned by the nominee,

      o any other information about the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act, and

      o any other information about the nominee that is required pursuant to any statute, or any rule or regulation of any governmental authority; and

   (2) as to the stockholder giving notice,

      o   the name and record address of the stockholder, and

      o   the class and number of shares beneficially owned by the stockholder.

Amendment to Governing Documents

   Margo. The Margo certificate of incorporation provides that the bylaws shall be subject to alteration, amendment or repeal by either the shareholders or directors.

   iTract, Inc. The iTract, Inc. bylaws provide that the bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or by the board of directors, provided that notice of the alteration, amendment, repeal or adoption be contained in the notice of meeting of stockholders or directors, as the case may be. All these amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire board of directors then in office.

Antitakeover Provisions

   Margo. The Margo certificate of incorporation and bylaws do not contain any provisions with respect to business combinations. Under the Puerto Rico General Corporations Law, an agreement of merger, or the sale,

                                         Chapter Ten - Certain Legal Information


lease or exchange of all or substantially all of a corporation's assets, must be approved by the corporation's board of directors and the holders of a majority of the outstanding shares of stock entitled to vote thereon. As discussed above, the certificate of incorporation provides that the board of directors has the authority to issue preferred stock without shareholder approval. Issuance of preferred stock could impede or prevent transactions that would result in a change of control of Margo.

   iTract, Inc. The iTract, Inc. certificate of incorporation and bylaws do not contain any provisions with respect to business combinations. Under the Delaware General Corporation Law, an agreement of merger, or the sale, lease or exchange of all or substantially all of a corporation's assets, must be approved by the corporation's board of directors and the holders of a majority of the outstanding shares of stock entitled to vote thereon. As discussed above, the certificate of incorporation provides that the board of directors has the authority to issue preferred stock without shareholder approval. Issuance of preferred stock could impede or prevent transactions that would result in a change of control of iTract, Inc.

   The Delaware General Corporation Law also contains a business combination statute, which restricts "business combinations" between a domestic corporation and an "interested stockholder." A "business combination" means one of various types of transactions, including mergers, that increases the proportionate voting power of the interested stockholder. An "interested stockholder" means any person, or its affiliate or associate, that owns or controls 15% or more of the outstanding shares of the corporation's voting stock.


                    COMPARATIVE RIGHTS OF MEMBERS OF ITRACT
             AND SHAREHOLDERS OF THE NEW DELAWARE HOLDING COMPANY

   The following is a summary of the material differences between the current rights of itract members and the rights they will have as shareholders of iTract, Inc. after the merger of a subsidiary of iTract, Inc. with itract, but does not purport to be a complete statement of all these differences, or a complete description of the specific provisions referred to in this summary. The rights of itract members are currently governed by Delaware law (including Delaware's Limited Liability Company Act) and itract's Limited Liability Company Agreement. Upon consummation of the merger of a subsidiary of iTract, Inc. with itract, itract's sole member will be iTract, Inc., the members of itract immediately preceding the merger will become shareholders of iTract, Inc., and their rights will be governed by Delaware law (including the General Corporation
Law), and the certificate of incorporation and by-laws of iTract, Inc.

   You should read carefully the following summary together with the certificate of incorporation and bylaws of iTract, Inc., copies of which are attached to this proxy statement/prospectus as Appendices G and H, respectively. All references below to itract's Limited Liability Company Agreement are references to itract's Limited Liability Company Agreement as currently in effect.

Ownership Interest

   itract. A member's interest in itract is represented by the ownership of "units" and the member's capital account. There is no limit on the number of units of itract that may be issued to members. A member's capital account consists of the amount of capital contributed by the member to itract, increased for, among other things, allocations of profit, and reduced for, among other things, allocations of loss and distributions to the member. In general, distributions to members are made pro rata according to the number of units held by each member, provided that distributions are not made to reduce a member's capital account below zero unless and until all members' capital accounts have been reduced to zero.

   iTract, Inc. A shareholder's interest in iTract, Inc. is represented by the ownership of its capital stock. The total authorized capital stock of iTract, Inc. consists of 100 million shares of common stock, par value $0.001 per

                                         Chapter Ten - Certain Legal Information


share, and 5 million shares of preferred stock, par value $0.001 per share. Former members of itract will be issued shares of common stock in the merger of a subsidiary of iTract, Inc. with itract. No shares of preferred stock have been issued or will be issued as a result of the mergers. For a more complete description of iTract, Inc.'s securities, see "INFORMATION ABOUT THE NEW DELAWARE HOLDING COMPANY-- Description of Securities."

Management

   itract. Under itract's Limited Liability Company Agreement, its business and affairs are managed by a single Manager, who has full discretion make all decisions with respect to its business and broad powers to bind itract. The Manager may also delegate functions relating to day to day operations to officer, agents, consultants and employees.

   iTract, Inc. Under Delaware law and iTract, Inc.'s bylaws, the business and affairs of iTract, Inc. are managed by or under the direction of its board of directors. Under iTract, Inc's. bylaws, the number of directors will be fixed from time to time by the board of directors. It is expected that following the merger of a subsidiary of iTract, Inc. with itract, the number of directors of iTract, Inc. will be fixed at six. The act of the majority of the directors present at a meeting at which a quorum is present is the act of iTract, Inc.'s board of directors. Each director shall hold office until the annual meeting of the shareholders next succeeding his election and until his successor is elected and qualified, or until his prior death, resignation or removal. Officers of iTract, Inc. are chosen by the board of directors in accordance with the bylaws.

Meetings and Voting

   itract. Under itract's Limited Liability Company Agreement, itract is not required to hold annual or regular meetings of its members, although the Manager of itract may call special meetings of members. Each unit entitles its holder to one vote on a matter submitted to a vote of the members, and any action otherwise required to be taken at a meeting of members may be taken by written consent of the holders of units having not less than the minimum number of votes that would be necessary to take the action at a meeting at which all members entitled to vote thereon were present and voted.

   iTract, Inc. iTract, Inc.'s bylaws provide for annual meetings of its shareholders to elect directors and transact such other business as may properly be brought before the meeting. In addition, special meetings of shareholders may be called by the appropriate officers of iTract, Inc. or at the direction of shareholders owning a majority of the capital stock issued and outstanding and entitled to vote. Any action required or permitted to be taken at any meeting of shareholders may be taken by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take the action at a meeting at which all the shares entitled to vote thereon were present and voted.

Tax Treatment

   itract. itract is treated as a partnership for federal income tax purposes. Generally, itract as an entity is not subject to income taxation; instead its members are responsible for income taxes on itract's income regardless of whether members receive any distributions. Losses generated by itract's operations are allocated to members and may not be currently deductible by them for income tax purposes against certain types of income realized by them, including compensation, interest, dividends and active business income.

   iTract, Inc. iTract, Inc., as a corporation, is subject to income taxation. Shareholders will not generally be responsible for taxes on the income of iTract, Inc. but will be subject to capital gains tax for gains realized upon their disposition of shares of capital stock. To the extent iTract, Inc. pays any distributions to its shareholders in a year in which it has current or historical earnings and profits, its shareholders will have to pay ordinary income tax

                                         Chapter Ten - Certain Legal Information


in respect of these distributions. However, iTract, Inc. does not anticipate paying dividends for the foreseeable future. See "Material Federal Income Tax Consequences."



                                 LEGAL MATTERS


   The validity of the common stock of iTract, Inc. to be issued to the Margo shareholders and itract members in connection with the proposed mergers will be passed upon for iTract, Inc. by Shutts & Bowen, LLP.



                                    EXPERTS


   The consolidated financial statements of Margo as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this proxy statement/prospectus. These financial statements are included in reliance upon the report of Deloitte & Touche LLP given on the authority of this firm as experts in accounting and auditing.

   The financial statements of itract as of June 30, 2000 and for the period from May 12, 1999 (inception) to June 30, 2000 included in this prospectus and elsewhere in the registration statement have been audited by Anchin, Block & Anchin, LLP, independent public accountants, as indicated in their report thereon that appears in this proxy statement/prospectus. These financial statements are included in reliance upon the authority of said firm as experts in accounting and auditing.

                        Chapter Eleven - Additional Information for Shareholders



                                CHAPTER ELEVEN

                    ADDITIONAL INFORMATION FOR SHAREHOLDERS


Where You Can Find More Information

   Margo files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Margo files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Margo public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov". Reports, proxy statements and other information concerning Margo may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

   iTract, Inc., the new Delaware holding company, has filed a registration statement to register with the SEC the shares of iTract, Inc. common stock to be issued to Margo shareholders and itract members. This proxy statement/prospectus is a part of the registration statement and constitutes a prospectus of iTract, Inc. and a proxy statement of Margo for the Margo special meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information that shareholders can find in the registration statement or the exhibits to the registration statement.

                        INDEX TO FINANCIAL STATEMENTS

                                                                                                           Page
                                                                                                           ----
Margo Caribe, Inc.
      Independent Auditors' Report.........................................................................F-2
      Consolidated Balance Sheet as of December 31, 1999 and 1998..........................................F-3
      Consolidated Statement of Operations for the Years Ended December 31, 1999, 1998, 1997...............F-4
      Consolidated Statement of Stockholders' Equity for the Years Ended December 31, 1999, 1998
          and 1997.........................................................................................F-5
      Consolidated Statement of Cash Flows for the Years Ended December 31, 1999, 1998 and 1997............F-6
      Notes to Consolidated Financial Statements...........................................................F-7

Margo Caribe, Inc.

      Condensed Consolidated Balance Sheet at September 30, 2000 (unaudited) and
          December 31, 1999...............................................................................F-22
      Condensed Consolidated Statement of Operations for the Three and Nine Months Ended
          September 30, 2000 and 1999 (unaudited).........................................................F-23
      Condensed Consolidated Statement of Shareholders' Equity for the Nine Months Ended
          September 30, 2000 (unaudited)..................................................................F-24
      Condensed Consolidated Statement of Cash Flows for the Nine Months ended
          September 30, 2000 and 1999 (unaudited).........................................................F-25
      Notes to Condensed Consolidated Financial Statements................................................F-26

itract, LLC

      Independent Auditors' Report........................................................................F-33
      Balance Sheet as of June 30, 2000 and 1999..........................................................F-34
      Statement of Operations for the Year Ended June 30, 2000, for the Period from May 12, 1999
          (inception) to June 30, 1999, and for the Period from May 12, 1999 (inception) to June 30,
          2000............................................................................................F-35
      Statement of Members' Deficit for the Year Ended June 30, 2000, for the Period from May 12,
          1999 (inception) to June 30, 1999, and for the Period from May 12, 1999 (inception) to
          June 30, 2000...................................................................................F-36
      Statement of Cash Flows for the Year Ended June 30, 2000, for the Period from May 12, 1999
          (inception) to June 30, 1999, and for the Period from May 12, 1999 (inception) to June 30,
          2000............................................................................................F-37
      Notes to Financial Statements.......................................................................F-38

itract, LLC

      Balance Sheet as of September 30, 2000 (unaudited)..................................................F-43
      Statement of Operations for the Three Months Ended September 30, 2000
          (unaudited) and for the Period from May 12, 1999 (inception) to
          September 30, 2000 (unaudited)..................................................................F-44
      Statement of Members' Deficit for the Three Months Ended September 30,
          2000 (unaudited) and for the Period from May 12, 1999 (inception) to
          September 30, 2000 (unaudited)..................................................................F-45
      Statement of Cash Flows for the Three Months Ended September 30, 2000
          (unaudited) and for the Period from May 12, 1999 (inception) to
          September 30, 2000 (unaudited)..................................................................F-46
      Notes to Financial Statements.......................................................................F-47

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Margo Caribe, Inc.
Vega Alta, Puerto Rico

We have audited the accompanying consolidated balance sheets of Margo Caribe, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Margo Caribe, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP
San Juan, Puerto Rico

March 3, 2000
(August 10, 2000 as to Note 2, "Merger Agreement")



Stamp No. 1691186
affixed to original.

MARGO CARIBE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                         1999            1998
ASSETS                                                 (Note 2)        (Note 2)

Cash and equivalents                                 $1,082,592       $  747,390
Net assets of discontinued operations (see Note 2)    5,159,184        5,622,253
                                                     ----------       ----------

TOTAL                                                $6,241,776       $6,369,643
                                                     ==========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Commitments and contingencies

Shareholders' equity:

    Preferred stock, $0.01 par value; 250,000 shares
      authorized, no shares issued                   $        -       $        -

    Common stock, $0.01 par value; 10,000,000 shares
      authorized, 1,915,122 shares issued,
      1,875,322 shares outstanding                        1,915            1,915

    Additional paid-in capital                        4,637,706        4,637,706

    Retained earnings                                 1,698,443        1,826,310

    Treasury stock, 39,800 common shares, at cost      (96,288)         (96,288)
                                                     ----------       ----------

TOTAL                                                $6,241,776       $6,369,643
                                                     ==========       ==========

See notes to consolidated financial statements.

MARGO CARIBE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                1999          1998           1997
                                                              (Note 2)      (Note 2)       (Note 2)
DISCONTINUED OPERATIONS:
    Loss from discontinued operations and net loss           $(127,867)   $(1,112,837)    $(750,534)
                                                             ==========   ============    ==========
    Basic and diluted loss from discontinued
      operations per common share                            $    (.07)   $      (.59)    $    (.40)
                                                             ==========   ============    ==========


See notes to consolidated financial statements.

MARGO CARIBE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                               Outstanding
                                                 Common       Common     Additional                          Cumulative
                                                 Stock        Stock       Paid-In     Retained    Treasury  Translation
                                                 Shares       Amount      Capital     Earnings      Stock    Adjustment    Total

BALANCE AT DECEMBER 31, 1996                   $1,895,322     $1,915    $4,367,706   $3,689,681   $(48,788)   $(9,164)  $ 8,271,350
    Realized loss on translation adjustment                                                                     9,164         9,164
    Net loss                                                                                                               (750,534)
                                               ----------     -------   ----------   ----------   --------    -------   -----------

BALANCE AT DECEMBER 31, 1997                    1,895,322      1,915     4,367,706    2,939,147    (48,788                7,529,980
    Net loss                                                                         (1,112,837)                         (1,112,837)
    Acquisition of treasury stock, at cost        (20,000)                                         (47,500)                 (47,500)
                                               ----------     -------   ----------   ----------   --------    -------   -----------

BALANCE AT DECEMBER 31, 1998                    1,875,322      1,915     4,367,706    1,826,310    (96,288)               6,369,643
    Net loss                                                                           (127,867)                           (127,867)
                                               ----------     -------   ----------   ----------   --------    -------   -----------

BALANCE AT DECEMBER 31, 1999                   $1,875,322     $1,915    $4,367,706   $1,698,443   $(96,288)   $     -    $6,241,776
                                               ==========     =======   ==========   ==========   ========    =======   ===========


See notes to consolidated financial statements.

MARGO CARIBE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                    1999             1998          1997
                                                                  (Note 2)         (Note 2)      (Note 2)
CASH FROM OPERATING ACTIVITIES:
    Net loss                                                    $ (127,867)      $(1,112,837)  $  (750,534)
    Add loss from discontinued operations                          127,867         1,112,837       750,534
                                                               -----------       -----------   -----------
    Income from continuing operations and net cash
      provided by continuing operations                                  -                 -             -
    Net cash provided by (used in) discontinued operations        (151,423)           24,903      (741,845)
                                                               -----------       -----------   -----------

      Net cash provided (used in) operating activities            (151,423)           24,903      (741,845)
                                                               -----------       -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Decrease in short-term investments                                                             504,000
    Purchases of property and equipment                           (394,688)         (374,034)     (109,639)
    Proceeds from sale of equipment                                 59,910
    Proceeds from sale of land in South Florida                                                    812,630
    Increase in notes receivable                                    (5,611)                         (6,800)
    Collection on notes receivable                                   3,109            40,000
                                                               -----------       -----------   -----------

      Net cash provided by (used in) investing activites          (337,280)         (334,034)    1,200,191
                                                               -----------       -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Increase in notes payable                                      600,000
    Acquisition of treasury stock                                                    (47,500)
    Proceeds from long-term debt                                   395,418
    Repayments of long-term debt                                  (171,513)         (126,229)     (174,586)
                                                               -----------       -----------   -----------

      Net cash provided by (used in) financing activities          823,905          (173,729)     (174,586)
                                                               -----------       -----------   -----------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                    335,202          (482,860)      283,760

CASH AND EQUIVALENTS AT BEGINNING OF YEAR                          747,390         1,230,250       946,490
                                                               -----------       -----------   -----------

CASH AND EQUIVALENTS AT END OF YEAR                             $1,082,592       $   747,390   $ 1,230,250
                                                               ===========       ===========   ===========


See notes to consolidated financial statements.

MARGO CARIBE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Margo Caribe, Inc. and subsidiaries (all Commonwealth of Puerto Rico corporations and collectively, the "Company") are primarily engaged in the production and distribution of a wide range of tropical plants for sale to interior and exterior landscapers, wholesalers and retailers. The Company is also engaged in the manufacturing and distribution of its own line ("Rain Forest") of planting media, sales and distribution of lawn and garden products, and provides landscaping design installation and maintenance services. The Company is also engaged in seeking real estate sites for the development of residential housing projects.

    The Company's primary facility is located in Vega Alta, Puerto Rico. From this facility, the Company sells principally to customers in Puerto Rico and the Caribbean.

    Effective June 1, 1998, the Company adopted a holding company structure. The restructuring was accomplished by means of Margo Nursery Farms, Inc. ("Margo") transferring substantially all of its assets and liabilities to a newly formed Puerto Rico subsidiary ("Newco") in return for all the outstanding stock of Newco. Newco continued to conduct the business previously operated by Margo as a wholly-owned subsidiary of Margo and operates under the name of Margo Nursery Farms, Inc. Margo now acts as the holding company for Newco as well as the other existing subsidiaries of Margo. In connection with the holding company restructuring, Margo changed its corporate name to Margo Caribe, Inc.

    See Note 2, for a description of the Company's planned disposal of all of its operating businesses as part of a proposed merger.

    a. Principles of Consolidation

    For the years ended December 31, 1999 and 1998, the accompanying consolidated financial statements include the financial statements of Margo Caribe, Inc. and its wholly-owned subsidiaries, Margo Nursery Farms, Inc., Margo Landscaping and Design, Inc., Margo Garden Products, Inc., Rain Forest Products Group, Inc. and Margo Development Corporation. For the year ended December 31, 1997, the consolidated financial statements also include the financial statements of Margo Bay Farms, Inc. and its wholly owned subsidiaries, Tropiflower, Inc. and Margo Imports, B.V. (a Netherlands company). These entities were merged with and into Margo Bay Farms, Inc. in 1997, in connection with the Company's decision to close operations in South Florida. All significant intercompany accounts and transactions have been eliminated in consolidation.

    b. Cash Equivalents

    For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months of less to be cash equivalents. At December 31, 1999 and 1998, cash and equivalents include $500,000 invested in a certificate of deposit bearing interest at 5.3% and 4.6%, respectively, which has been pledged as collateral for notes payable (refer to Note 2(g)).

    c. Inventories

    Inventory of plant material includes the cost of seeds, cuttings, pots, soil, chemicals, fertilizers, direct labor and an allocation of overhead costs such as depreciation and rent, among others. Inventories of plant material are stated at the lower of cost (first-in, first-out) or market. Inventories of lawn and garden products are stated at the lower of average cost of market.

    d. Property and Equipment and Related Depreciation and Amortization

    Property and equipment are carried at acquisition cost. Depreciation and amortization are provided over the estimated useful lives of the respective assets on a straight-line basis. Such useful lives range from four to twenty years.

    The Company considers depreciation of certain facilities and equipment as a direct cost of production of inventory. As inventory is sold, such cost is charged to cost of sales.

    e. Foreign Currency Translation

    Assets and liabilities outside the United States and Puerto Rico are translated to U.S. Dollars using exchange rates at the balance sheet date. Revenues and expenses are translated at the average rates of exchange during the applicable period. Effects of translation adjustments are deferred and included as a separate component of shareholders' equity. There were no balances or transactions involving foreign currency translation as of December 31, 1999 and 1998, or for the years then ended.

    f. Revenue Recognition

    The Company recognizes sales of foliage and lawn and garden products upon shipment from its facilities to customers. Revenues from landscaping services are recognized as plants are installed at the customers' facilities. Certain hurricane-related government assistance has been deferred and will be recognized into income on a straight-line basis over a ten-year period during which certain conditions must be complied with.

    g. Income Tax

    The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the use of the asset and liability method in accounting for income taxes. Deferred income taxes are recognized for the future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities.

    Through December 31, 1997, the Company was a Florida corporation and filed a final federal corporate income tax return for the taxable year then ended. However, the Company elected to be treated as a possessions corporation under Section 936 of the Internal Revenue Code, and accordingly, received a credit of federal income tax payable for operations in Puerto Rico. Margo Bay Farms, Inc., a former wholly-owned Florida subsidiary, filed a final federal income tax return for the year ended December 31, 1997.

    The Agricultural Tax Incentives Act of the Commonwealth of Puerto Rico ("Act No. 225" of December 1, 1995, as amended) provides the Company with a 90% tax exemption for income derived from "bonafide" agricultural business, including sales of nursery plants within Puerto Rico and outside Puerto Rico, as well as a 100% exemption from property, municipal and excise taxes.

    h. Loss per Common Share

    The Company reports its earnings per share ("EPS") using Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires dual presentation of basic and diluted EPS. Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

    i. Fair Value of Financial Instruments

    The amounts included in the consolidated financial statements for cash and equivalents, short term investments, accounts receivable, notes payable, accounts payable and accrued expenses reflect their fair value due to the short-term maturity of these instruments. The fair values of the Company's other financial instruments are discussed in Notes 2(d) and 2(h).

    j. Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of

    The Company accounts for impairment under the provisions of SFAS No. 121. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

    k. Accounting for Stock-Based Compensation Plans

    The Company accounts for its stock-based compensation plans pursuant to the provisions of Accounting Principles Board Opinion 25 and related interpretations, which generally require that compensation cost be recognized to the extent the market price of the related stock exceeds the exercise price at the measurement date. However, Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation", provides an alternative method for measuring compensation cost by measuring the fair value of the option at the award date. Although the compensation cost measurement criteria is not required to be adopted, SFAS 123 requires disclosure of pro forma information regarding the effects of the application of its compensation cost measurement criteria and of other information.

    l. Use of Estimates in the Preparation of Financial Statements

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    The allowance for doubtful accounts is an amount that management believes will be adequate to absorb estimated losses on existing accounts receivable that may become uncollectible based on evaluations of collectibility and prior credit experience. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the existing accounts receivable and related allowance may change in the near term.

    The Company has recorded a deferred tax asset of approximately $608,000, which is offset in full by a valuation allowance. Realization of the deferred tax asset is dependent on generating sufficient taxable income in the future. The amount of the deferred tax asset considered realizable could change in the near term if estimates of future income are increased.

2.  DISCONTINUED OPERATIONS

    Merger Agreement
    ----------------

    On April 11, 2000, the Company ("Margo") entered into a merger agreement (the "Agreement") to merge with iTract, LLC ("iTract"), a privately held developmental stage internet company, whose business is building a communication tool that is designed to allow its users to rapidly deliver a targeted marketing campaign using e-mail, fax and postal mail. To date, iTract has not earned any revenues.

    Under the Agreement, Margo would first reincorporate as a Delaware corporation pursuant to a merger (the "Reincorporation Merger") with a newly formed Delaware corporation, with the common stockholders of Margo receiving one share of the new corporation for each share of common stock of Margo held immediately prior to the Reincorporation Merger. A subsidiary of the new Delaware corporation would then merge with iTract (the "iTract Merger" and together with the Reincorporation Merger hereinafter referred to as the "Transaction"). As a result of the iTract Merger, the holders of iTract securities will be issued shares of common stock of the new Delaware corporation representing approximately 86.8% of the outstanding shares of the new corporation (on a fully diluted basis assuming exercise of all outstanding stock options). Thus, following the iTract Merger, Margo shareholders, on a fully diluted basis would hold 13.2% of the new Delaware corporation. Prior to the effective time of the merger, pursuant to the original terms of the stock option plans, all outstanding stock options held by officers, directors and employees of Margo will vest and become immediately exercisable. A significant portion of the outstanding stock options were granted under a plan whose original terms provide for accelerated vesting in the event of a change in control. Substantially all of the remaining options would be vested under their original terms as of the date the vesting provisions are modified as stated above. The Board of Directors of the merged company will be composed of designees of iTract, and iTract's management will manage the merged company.

    In the Agreement, a condition precedent to the consummation of the iTract Merger required Margo to sell its nursery and other operating businesses. In addition, as of the closing date of the iTract Merger, Margo must have at least $5 million in cash and cash equivalents and not be subject to liabilities exceeding $10,000 in the aggregate. On June 30, 2000, Margo executed a stock purchase agreement with Empresas Margo, Inc. (an entity wholly owned by the current President and Chief Executive Officer of Margo) which provided for the sale of all of the outstanding shares of common stock of its subsidiaries owned by Margo for a price of $5,000,000.

    The Transaction is expected to close during the fourth quarter of 2000, subject to the satisfaction of various other conditions, including the approval of the Transaction by the majority of Margo's shareholders, the qualification of the iTract Merger as a tax-free exchange for federal income tax purposes, the qualification of the Reincorporation Merger as a tax-free reorganization for Puerto Rico income tax purposes, the registration of the shares to be issued in the iTract Merger, the listing of the shares of the new Delaware corporation on the NASDAQ Small Cap Market, and various other customary conditions. Concurrently with the execution of the agreement, Michael J. Spector (Margo's major shareholder and chief executive officer) agreed to vote his Margo shares, representing approximately 66% of Margo's outstanding common stock, in favor of the Transaction. No assurance can be given that the parties will be able to satisfy the conditions to the consummation of the Transaction.

    For financial reporting purposes, the assets, liabilities, results of operations and cash flows of the businesses to be sold (all of the Company's operating businesses) as presented in the Company's financial statements for periods prior to June 30, 2000, were reclassified to give effect to the discontinued operations presentation as shown in the accompanying consolidated financial statements. Such financial statement reclassifications are summarized in the remainder of this Note 2.

    Summary of Reclassified Amounts
    -------------------------------

    The discontinued operations components of amounts reflected in the accompanying consolidated financial statements are as follows:

    Consolidated Balance Sheet Data (see below for details)

                                                 December 31,  December 31,
                                                     1999         1998
                                                -----------     ---------
Short-term investments                           $  500,000    $  500,000
Accounts receivable - net                         1,101,722     1,228,572
Inventories                                       3,108,408     2,264,372
Prepaid expenses and other current assets           263,447       190,804
Property and equipment - net                      1,902,863     2,094,799
Due from shareholder                                290,226       290,226
Notes receivable                                    542,915       620,413
Other assets                                        124,808        53,632
Notes payable                                    (1,100,000)     (500,000)
Accounts payable and accrued expenses              (995,067)     (876,217)
Deferred revenues                                  (111,885)
Long-term debt                                     (468,253)     (244,348)
                                                -----------     ---------

    Net assets of discontinued operations        $5,159,184    $5,622,253
                                                 ==========    ==========

Consolidated Statement of Operations Data

                        Year Ended       Year Ended      Year Ended
                       December 31,     December 31,     December 31,
                           1999             1998            1997
                       ------------    -------------   -------------
Net sales               $6,201,233      $5,349,244      $6,548,912
                        ==========      ==========      ==========

    a. Inventories

    At December 31, 1999 and 1998, inventories comprised the following:


                                                      1999          1998
                                                -----------   -----------
Plant material                                   $2,417,102    $1,700,250
Lawn and garden products                            485,017       347,637
Raw material and supplies                           206,289       216,485
                                                -----------   -----------

    Total                                        $3,108,408    $2,264,372
                                                ===========   ===========

    b. Accounts Receivable

    At December 31, 1999 and 1998, accounts receivable comprised the following:


                                                      1999          1998
                                                -----------   -----------
Trade receivables                                $1,054,120    $1,260,629
Hurricane assistance                                111,885
Government reimbursement                             50,000        57,887
Accrued interest                                     13,823         6,140
Employee advances                                    12,180        16,063
Other accounts receivable                            17,714        11,553
                                                -----------   -----------

Total                                             1,259,722     1,352,272

Less allowance for doubtful accounts               (158,000)     (123,700)
                                                -----------   -----------

    Total                                        $1,101,722    $1,228,572
                                                ===========   ===========

    c. Short Term Investments

    At December 31, 1999 and 1998, short term investments consisted of a $500,000 certificate of deposit bearing interest at 5.4% and 4.5%, respectively, which was pledged as collateral for notes payable.

    d. Notes Receivable

    The Company owns a note receivable with an outstanding principal balance of $996,962, from the sale of Cariplant S.A. ("Cariplant") a former Dominican Republic subsidiary, to Altec International C. por A. ("Altec"), another Dominican Republic company. The note is collateralized by the common stock and personal guarantee of the major shareholder of Cariplant.

    From the inception of the note in March 1993, the Company received several payments through December 1995. However, Altec has been unable to comply with the terms of the note.


    Due to the unfavorable collection experience as well as the difficulties of operating in the Dominican Republic, in 1994 Company management wrote down the carrying amount of the note to $316,000, representing the estimated value of Cariplant's land and related improvements, including buildings, shadehouses, and fixed and installed equipment.

    On February 12, 1997, the Company obtained a junior lien in Cariplant's property and equipment and entered into an agreement with Altec to modify the repayment terms of the unpaid principal balance of $996,962, with payments of principal and interest commencing in the year 2000. Payment of interest on the note was waived through January 1, 2000.

    On September 23, 1998, the Dominican Republic was struck by Hurricane Georges severely damaging Cariplant's facilities. As a result of the damages caused by the hurricane, the Company determined to write down the carrying value of the note to $100,000. The write down, amounting to $201,621 was included as a charge in the accompanying consolidated statement of operations for the year ended December 31, 1998.

    Altec is now in default with the modified repayment terms. As a result, the Company wrote down the carrying value of the note to $20,000, and has included the $80,000 charge in the accompanying consolidated statement of operations for the year ended December 31, 1999.

    At December 31, 1999 and 1998, notes receivable comprised the following:


                                                              1999        1998
                                                           ----------  ---------
Note receivable from Altec                                 $  20,000   $100,000

8% mortgage note, collateralized by land in South Florida
    with interest payments due monthly and principal due
    in a balloon payment on November 28, 2000                475,000    475,000

10% note, collateralized by real property                     26,331     26,331

Noninterest bearing notes, due on demand, personally
    guaranteed by present Company personnel                   21,584     19,082
                                                            ---------  ---------

    Total                                                   $542,915   $620,413
                                                            =========  =========


    Amounts reflected in the consolidated balance sheet data for notes receivable approximate their current fair values based on market interest rates for comparable risks, maturities and collateral. With respect to the Altec note, management believes it is not practicable to estimate its fair value because of the difference between the face value of the note and its carrying amount, as well as other factors.

    e. Property and Equipment

    At December 31, 1999 and 1998, property and equipment comprised the following:


                                                     1999          1998
                                                 ------------  ------------
Leasehold improvements                           $1,609,137    $1,590,145
Equipment and fixtures                            1,534,280     1,618,312
Transportation equipment                            326,422       407,266
Real estate property                                224,327       224,327
                                                -----------   -----------

Total                                             3,694,166     3,840,050
Less accumulated depreciation and amortization   (1,791,303)   (1,745,251)
                                                -----------   -----------

    Total                                        $1,902,863    $2,094,799
                                                 ==========    ==========


    During the years ended December 31, 1999, 1998 and 1997, depreciation expense charged to production was approximately $293,000, $276,000, and $258,000, respectively.

    f. Due from Shareholder

    At December 31, 1999 and 1998, amounts due from shareholder principally arise from the settlement of litigation with the Company's former principal lender as well as other advances of $4,688 made by the Company on his behalf. In March 1998, the Company's major shareholder signed a non-interest bearing note due in March 2001 for $285,538 of the outstanding balance.

    g. Notes Payable

    At December 31, 1999 and 1998, the Company had short-term borrowings with a commercial bank in Puerto Rico, comprised of the following:

                                                                                  1999                1998
                                                                                ---------           ---------
Unsecured commercial line of credit of $1 million, bearing interest at 2% over Libor rate (8.15% at December 31, 1999) due in
    February 2000                                                               $  100,000          $       -

Notepayable, collateralized by cash equivalent invested in a certificate of deposit, bearing interest at 1% over interest earned by the certificate
    (6.3% at December 31, 1999) due on demand                                      500,000



Notepayable, collateralized by short-term borrowings invested in a certificate of deposit, bearing interest at 1% over interest earned by the certificate
    (6.4% and 5.5% at December 31, 1999 and 1998, respectively) due on demand
    500,000 500,000

    Total                                                                       $1,100,000          $ 500,000
                                                                                ==========          =========


    h. Long-Term Debt

    At December 31, 1999 and 1998, long-term debt comprised the following:

                                                                                       1999           1998
                                                                                   -----------     ----------
Five-year term loans, bearing interest at 2% over Libor rate (8.15% at December
    31, 1999), payable in quarterly installments of $19,781, through December
    2004                                                                            $ 395,418       $       -

Five-year term loans, variable interest rate, 8.25% and 8.0% at December 31,
    1999 and 1998, respectively, payable in quarterly installments of approximately $31,000 through January 2000 and $8,000 through October 2001, including interest. The loans are collateralized by transportation and farm
    equipment                                                                          72,835         214,871

9.25% commercial loan, payable in monthly installments of $2,000, including interest, through April 2000, collateralized by real estate property
    (prepaid during 1999) 29,477
                                                                                    ---------       ---------
    Total                                                                           $ 468,253       $ 244,348
                                                                                    =========       =========

    Based on borrowing rates currently available to the Company for loans with similar terms and maturities, the fair value of long-term debt approximates the recorded amounts.

    The annual aggregate maturities of long-term debt are as follows:


   Year Ending
  December 31,                     Amount

      2000                        $129,656
      2001                         103,403
      2002                          79,128
      2003                          79,128
      2004                          76,938
                                 ---------

      Total                       $468,253
                                  ========

    i. Hurricane Georges

    On September 21, 1998, Puerto Rico was struck by Hurricane Georges, a category 3 hurricane on the Saffir/Simpson scale. The hurricane severely damaged a portion of the Company's facilities (shadehouses) and inventory of plant material.




    For the year ended December 31, 1998, as a result of the damages caused by the hurricane, the Company recorded the following loss:


Inventory damaged or destroyed                 $   361,767
Restoration, clean-up and debris removal           696,373
Net carrying value of property destroyed           171,039
                                               -----------

Total                                            1,229,179
Less:  Proceeds from insurance claims             (620,170)
                                                ----------

Loss from damages caused by the hurricane       $  609,009
                                                ==========

    During 1999, the Company received an assistance payment of $12,880 from the Farm Service Agency of the United States Department of Agriculture for debris removal from damages caused by the hurricane. This assistance was recorded as income in the accompanying consolidated statement of operations for the year ended December 31, 1999.

    The Puerto Rico Department of Agriculture has committed to provide assistance to bona-fide agricultural enterprises for damages caused by the hurricane. At December 31, 1999, the Puerto Rico Department of Agriculture had approved $111,885 in assistance, subject to the formalization of an agreement, which among other things requires the facility to be operated as a nursery farm for a minimum period of ten years from the date of signing. Accordingly, the Company recorded a receivable and a deferred revenue to account for the assistance at December 31, 1999.

    j. Income Taxes

    The Company provides for income taxes using the applicable statutory tax rates in the related jurisdiction where it operates.

    Set forth below are explanations for the differences between the income tax provision (benefit) and the amount computed by applying the Puerto Rico statutory income tax rate of 39% (for 1997, the federal statutory income tax rate of 34% was used) to loss before income tax provision:

                                                                   1999        1998         1997
Income tax benefit computed by applying tax rate               $ (49,870)   $(434,005)   $(255,181)
(Increase) decrease in income tax benefit resulting from:
    Puerto Rico tax exemption                                    (66,519)     334,951      141,706
    Effect of Florida and Puerto Rico taxes (benefits)                                     (11,807)
    Increase (decrease) in valuation allowances                  116,389       99,054     (469,100)
    Federal tax attributes lost as result of
      reorganization, including net operating
      loss carryforwards                                                                   580,960
Other differences                                                                           13,422
                                                               ----------   ----------   ---------

Total                                                          $       -    $       -    $       -
                                                               ==========   ==========   =========

    Deferred income taxes were recognized in the consolidated balance sheet data at December 31, 1999 and 1998 due to the tax effect of temporary differences and loss carryforwards as follows:


                                                          1999        1998
Deferred tax assets:
    Net operating loss carryforwards                    $  603,048   $  352,880
    Valuation allowance for accounts receivable              5,371        5,029
                                                       -----------   -----------

Total                                                      608,419      357,909
Less valuation allowance                                  (608,419)    (357,909)
                                                       -----------   -----------
Net deferred tax asset                                  $        -   $        -
                                                       ===========   ===========

3.  LOSS PER COMMON SHARE

    Basic and diluted loss per common share for the years ended December 31, 1999, 1998 and 1997 were determined as follows:

                                                                  1999                 1998              1997

Basic loss per common share:
    Net loss available to common shareholders                  $ (127,867)         $(1,112,837)      $ (750,534)
                                                               ==========          ===========       ==========

    Weighted average number of common
      shares outstanding                                        1,875,322            1,878,655        1,895,322
                                                               ==========          ===========       ==========
    Basic loss per common share                                $    (0.07)         $     (0.59)      $    (0.40)
                                                               ==========          ===========       ==========

Diluted loss per common share:
    Net loss available to common shareholders                  $ (127,867)         $(1,112,837)      $ (750,534)
                                                               ==========          ===========       ==========
    Weighted average number of common
      shares outstanding                                        1,875,322            1,878,655        1,895,322
    Plus incremental shares from assumed
      exercise of stock options
                                                               ----------          -----------       ----------
    Adjusted weighted average shares                            1,875,322            1,878,655        1,895,322
                                                               ==========          ===========       ==========

    Diluted loss per common share                              $    (0.07)         $     (0.59)      $    (0.40)
                                                               ==========          ===========       ==========

    For the years ended December 31, 1999, 1998 and 1997, the effect of the assumed exercise of stock options determined by using the treasury stock method was antidilutive; thus no incremental shares were added to the weighted average number of common shares outstanding.

4.  COMMITMENTS AND CONTINGENCIES

    The Company is a party to various legal actions arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

    On August 31, 1999, the Company entered into an option agreement to purchase approximately 109 acres of land in the Municipality of Barceloneta, Puerto Rico. The Company paid $47,500 for the option agreement, which will be applied to the purchase price of the land of $950,000. The option expires on April 16, 2000.

5.  SHAREHOLDERS' EQUITY

    a. Preferred stock

    The certificate of incorporation of the Company authorizes the issuance of 250,000 shares of one cent ($0.01) par value serial preferred stock, and the Board of Directors is authorized from time to time to divide the preferred stock into series and to determine the number of shares of each series and the relative rights, preferences and limitations of each such series.

    b. Treasury Stock

    At December 31, 1999, the Company had 39,800 shares of common stock in treasury, of which 19,800 shares were acquired in 1988 at a cost of $48,788, and 20,000 shares were acquired in 1998 at a cost of $47,500.

6.  LEASE AND OPTION AGREEMENTS

    a. Property in Vega Alta, Puerto Rico

    The primary Puerto Rico facility is leased from Michael J. Spector and Margaret D. Spector (the "Spectors"), who are officers, directors and major shareholders of the Company.

    Effective January 1, 1993, the Company entered into a lease agreement with the Spectors for an initial five year period at a monthly rental of $19,000. In addition, the Spectors have released the Company from responsibility from any claims arising from the Company's use of a defective fungicide in its operations at the nursery facility. The Company had an option to renew this lease for an additional five year period at the greater of $24,000 per month, or the original $19,000 per month adjusted on the basis of the increase in the Wholesale Price Index ("WPI") published by the United States Department of Labor, Bureau of Labor Statistics, from the WPI which was in effect on January 1, 1993 to the WPI in effect on January 1, 1998. On January 1, 1998, the Company exercised its option to renew the lease agreement with the Spectors at a monthly rental of $24,000. The Spectors have committed to grant the Company an option to extend the lease for an additional period of five years ending December 31, 2007.

    Under the above lease agreement, the Company has the option to purchase the nursery facility at any time during the term of the lease, based on the property's appraised value. The Company pays $1,000 per month for this purchase option, which amount is expense when paid.

    Effective January 1, 1994, the Company amended the lease agreement with the Spectors to include an additional 27 acres of land adjacent to the nursery facility at a monthly rental of $1,750. This amendment did not provide for renewal nor purchase options towards the additional 27 acres of land. Effective January 1, 1998, the Company and the Spectors entered into an amendment to the lease agreement which grants the Company the right to continue to lease the 27 acre parcel on a month to month basis. Either party may terminate this portion of the lease upon 30 days prior written notice. In connection with this lease amendment, the Spectors also agreed to reimburse the Company by no later than March 1, 2001 for the unamortized value (approximately $45,000 at February 1, 2000) of the leasehold improvements applicable to said parcel as of the date of termination. Effective February 1, 2000, the lease agreement with respect to the 27 acre parcel terminated.

    Total rental payments amounted to approximately $309,000 in 1999 and 1998 and $249,000 in 1997.

    b. Property in Barranquitas, Puerto Rico

    Effective January 1, 1997, the Company entered into a lease agreement with Cali Orchids, Inc. to lease a 13 acre nursery facility located in the town of Barranquitas, Puerto Rico. The lease has an initial term of five years and may be renewed for two additional five-year terms at the Company's option. During the first year of the initial five-year term of the lease, monthly payments amount to $4,500. During the remaining four years of the initial term of the lease, monthly payments amount to $5,000. During the first and second renewal terms, monthly payments increase to $6,000 and $7,000, respectively. The lease agreement does not provide for any purchase option.

    Total rental payments amounted to $60,000, $45,000 and $54,000 for the years ended December 31, 1999, 1998 and 1997, respectively. Lease payments for 1998 reflect a rent abatement of $15,000 due to damages caused by Hurricane Georges.

    c. Other Properties in Vega Alta, Puerto Rico

    On March 24, 1999, the Company leased two additional parcels of land from the Puerto Rico Land Authority (an instrumentality of the Commonwealth of Puerto Rico). The two parcels are adjacent to each other, have a total area of 321 acres, and are located approximately one mile from the Company's main nursery facility in Vega Alta. Among other things, the lease agreement provides for an initial lease term of five years subject to three additional renewal terms of five years, at the option of the Company. During the initial term, total lease payments amount to $33,625 per year. During 1999, lease payments of $25,219 were made. Lease payments for renewal terms are to be negotiated 90 days prior to each renewal term.

    d. Aggregate Lease Obligations and Expenses

    The Company's obligations under the above and other non-cancelable operating lease agreements in force at December 31, 1999, assuming the Company exercises its renewal option on the Barranquitas, Puerto Rico, property and excluding the monthly payments for the purchase option previously mentioned, are as follows:


   Year Ending                                   Minimum
  December 31,                               Lease Payments

      2000                                     $  416,500
      2001                                        415,700
      2002                                        426,700
      2003                                        132,200
      2004                                         99,400
   Thereafter                                     600,500
                                               ----------

      Total                                    $2,091,000
                                               ==========

    Total rental expense under all operating lease agreements amounted to approximately $400,000, $354,000 and $303,000, for the years ended December 31, 1999, 1998 and 1997, respectively.

7.  STOCK OPTION AND SALARY DEFERRAL PLANS

    Effective April 1998, the Company adopted the 1998 Stock Option Plan (the "1998 Plan") to replace the Company's 1988 Stock Benefits Plan (the "1988 Plan"). Outstanding options granted under the previous plan, including all related obligations and commitments, will continue to be honored by the Company.

    Under the 1998 Plan, the Company's Board of Directors, through a committee, can award options to purchase up to 200,000 shares of common stock (exclusive of outstanding options under the previous plan) to eligible employees at 100% of the fair market value at the time of the grant, except that options granted to persons owning 10% or more of the outstanding common stock carry an exercise price equal to 110% of the fair market value at the date of grant. The 1998 Plan also provides for the automatic grant of options to purchase 2,500 shares of common stock to each non-employee director on the first business day following every annual meeting of shareholders.

    Options vest ratably over a period of five years, become exercisable one year from the date of grant and expire ten years after the date of grant. The status of the stock options granted under the 1998 Plan and the prior 1988 Plan as of December 31, 1997, 1998 and 1999, and changes during the years ended on those dates, are as follows:

                                                         Price per Share
                                                   ----------------------------
                                                                    Weighted
            Description                 Shares         Range     Average Price

Outstanding, January 1, 1997           113,750    $2.00 to $3.44      $3.06
Granted                                      -             -              -
Exercised                                    -             -              -
Forfeited                             (27,500)     2.00 to 3.13        2.88
                                      --------    ----------------    ------

Outstanding, December 31, 1997          86,250     2.00 to 3.44        3.12
Granted                                 31,000     1.50 to 1.94        1.81
Exercised                                    -             -              -
Forfeited                              (1,250)         2.00            2.00
                                      -------- -------------------    ------

Outstanding, December 31, 1998         116,000     1.50 to 3.44        2.78
Granted                                 20,000     2.25 to 2.75        2.41
Exercised                                    -             -              -
Forfeited                              (1,500)     1.94 to 3.13        2.73
                                      -------- -------------------    ------

Outstanding, December 31, 1999         134,500   $1.50 to $3.44       $2.72
                                      ======== ===================    ======

    The following table summarizes information about stock options outstanding at December 31, 1999:


                      Options Outstanding                 Options Exercisable
             --------------------------------------   --------------------------
                            Weighted
                            Average      Weighted                     Weighted
                           Remaining     Average                       Average
  Range of                Contractual    Exercise                     Exercise
Exercise PricOutstanding  Life (years)    Price        Exercisable      Price

$2.88  -  $3.16 43,500        3.5         $3.01          43,500         $3.01
  3.13  -    3.440,500        6.6          3.26          24,300          3.26
  1.50  -    1.930,500        8.4          1.81           6,100          1.81
  2.25  -    2.720,000        9.4          2.41             -             -
----------------------        ---         -----            ---           --

$1.50  -  $3.44134,500        6.4         $2.72          73,900         $2.99
======================        ===         =====          ======         =====

    The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in measuring stock based compensation, including options. Accordingly, no compensation expense has been recognized for options granted under both plans. Had compensation expense been determined based upon the fair value at the grant date for awards under any plan consistent with SFAS No. 123, "Accounting for Stock-Based Compensation", ("SFAS No. 123") the Company's net loss and net loss per share, on a pro forma basis, would not have significantly changed from those reported. The Company did not recognize compensation cost for the options granted to non-employees pursuant to the requirements of SFAS No. 123 because its effect was not significant.

    During 1998, the Company established a Salary Deferral Retirement Plan (the "Retirement Plan") under the provisions of Article 1165(a)(4) of the regulations under the Puerto Rico Internal Revenue Code of 1994. The retirement plan covers all employees who are at least 21 years old and have completed one year of service. The Company did not make any cash contributions to the retirement plan during 1998. For the year ended December 31, 1999, the Company paid approximately $38,000, representing the matching contributions under the retirement plan for all participants.

8.  SUPPLEMENTAL DISCLOSURES FOR THE STATEMENTS OF CASH FLOWS

    a.      Non-Cash Investing Activities

    During the year ended December 31, 1999, fully depreciated equipment with a cost of $454,877 was written off, and equipment with a cost of $66,129 and a book value of $43,459 was sold at a gain of $16,451. Also, during 1999, an account receivable and a deferred revenue in the amount of $111,885 were established in connection with certain government assistance.

    During the year ended December 31, 1998, the Company wrote off fully depreciated equipment with a cost of $505,070. Also during 1998, the Company wrote off leasehold improvements with a cost of $365,278 and a book value of $171,039, as a result of damages caused by Hurricane Georges.

    During the year ended December 31, 1997, the Company wrote off stock plants with a cost of $97,277 and a book value of $72,951. The write off was charged to an accrual made as of December 31, 1996, for the possible impairment of assets at the Company's South Florida location.

    During 1997, the Company sold two properties at its South Florida location with a cost of $1,088,594 and a book value of $990,105. Included in the determination of the $474,574 gain on the sale of the property sold were $177,049 representing the remaining balance of the accrual made at December 31, 1996 for the possible impairment of assets at the Company's South Florida location. In connection with the sale of one of the properties, the Company received a $475,000 mortgage note from the buyer as part of the sales price.

    b.      Other Cash Flow Transactions

    During the years ended December 31, 1999, 1998 and 1997, the Company made interest payments of approximately $44,400, $62,000, and $75,500, respectively. During the years ended December 31, 1999, 1998 and 1997, the Company did not make any income tax payments.

9.  MAJOR CUSTOMERS

    During 1999, the Company's two largest customers accounted for approximately 26% ($1,592,000) of the Company's net sales. The first customer accounted for 14% ($864,000) and the second customer accounted for 12% ($728,000) of the Company's net sales.

    During 1998 and 1997 the Company's single largest customer accounted for approximately 13% ($683,000) and 24% ($1,540,000), respectively, of the Company's net sales.

10. DISPOSAL OF MARGO BAY FARMS, INC.

    On August 15, 1997, after a review of past and present performance of the Company's South Florida operation, and in view of the strong competition in that market, inadequate sales levels and lack of profitability, the Company's Board of Directors made the determination to close this operation effective September 30, 1997, and dispose of all related assets. On September 29 and November 28, 1997, the Company sold the two nursery farms (a 54 acre and a 20 acre parcel) which comprised the Company's facility in South Florida, resulting in a gain of $474,574.

    The South Florida operation which closed effective September 30, 1997, accounted for net sales of approximately $478,000, and incurred a net loss of $27,000 for the year ended December 31, 1997.

11. SIGNIFICANT CONCENTRATION OF RISK

    As discussed in Note 1, the Company's operations are principally concentrated in Puerto Rico. The Company's operations are vulnerable to severe weather, such as hurricanes, floods, storms and, to a lesser extent, plant disease and pests. The Company believes that it currently maintains adequate insurance coverage for its facilities and equipment. As of December 31, 1999, the Company had been unable to obtain adequate crop and business interruption insurance coverage at a reasonable cost. The Company intends to continue to seek to obtain crop and business interruption insurance coverage at reasonable rates. However, no assurance can be given that the Company will be able to obtain such insurance coverages.

    The Company believes it has taken reasonable precautions to protect its plants and operations from natural hazards. The Company's newer facilities are being constructed with fabricated steel in an attempt to reduce the damage from any future storms. Each of the Company's operations currently has access to a plentiful water supply and facilities for the protection of many of their weather-sensitive plants.

    Accounts receivable are due from customers resident in Puerto Rico. Concentration of credit risk with respect to accounts receivable is mitigated by monitoring the operations and financial strength of the Company's customers. Certain short-term certificates of deposit are placed with local financial institutions. Such credit risk is mitigated by depositing the funds with high credit quality financial institutions and limiting the amount of credit exposure in any financial institution.

                      MARGO CARIBE, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                   September 30, 2000 and December 31, 1999
                                  (Unaudited)


                                    ASSETS

                                                         2000         1999
                                                                  (See Note 4)
                                                     -----------  ------------

Cash and equivalents                                 $   728,878  $ 1,082,592
Net assets of discontinued operations (See Note 4      4,146,122    5,159,184
                                                     -----------  -----------

    Total assets                                     $ 4,875,000  $ 6,241,776
                                                     ===========  ===========



                     LIABILITIES AND SHAREHOLDERS' EQUITY


Commitments and contingencies

Shareholders' equity:

 Preferred stock, $0.01 par value; 250,000
   shares authorized, no shares issued               $      -     $      -
 Common stock, $.001 par value; 10,000,000
   shares authorized; 1,922,122 shares issued,
   (1,915,122 in 1999) and 1,882,322 shares
   outstanding (1,875,322 in 1999)                        1,922        1,915
 Additional paid-in capital                           4,657,544    4,637,706
 Retained earnings                                      311,822    1,698,443
 Treasury stock, 39,800 common shares, at cost          (96,288)     (96,288)
                                                    -----------  -----------

      Total shareholders' equity                    $ 4,875,000  $ 6,241,776
                                                    ===========  ===========


See accompanying notes to condensed consolidated financial statements.

                       MARGO CARIBE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                For the Periods ended September 30, 2000 and 1999
                                   (Unaudited)

                                              Three Months ended September 30,   Nine Months ended September 30,
                                              --------------------------------   -------------------------------
                                                      2000         1999                  2000         1999
                                                   ----------   ----------            ----------   ----------
 Discontinued operations:

   Income (loss) from discontinued operations     $      -      $  215,316           $   (71,963)  $  265,228
   Loss on disposition of discontinued
      operations, including provision of
      $125,000 for operating losses during
      the period through the date of disposal             -            -               (1,314,658)        -
                                                    ----------   ----------            ----------   ----------


   Net income (loss)                              $      -      $  215,316           $(1,386,621)  $  265,228
                                                   ==========   ==========            ==========   ==========


   Income (loss) per common share Basic and diluted:
       Income (loss) from discontinued
        operations                                 $     -      $      .11             $     (.04)  $      .14
       Loss on disposition of discontinued
        operations                                       -             -                     (.70)         -
                                                   ----------   ----------             ----------   ----------

       Net income (loss) per common share          $     -      $      .11             $     (.74)  $      .14
                                                   ==========   ==========             ==========   ==========

See accompanying notes to condensed consolidated financial statements.

                       MARGO CARIBE, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                      Nine Months ended September 30, 2000
                                   (Unaudited)

                                      Common      Common    Additional
                                      stock       stock      paid-in       Retained    Treasury
                                      shares      amount     capital       earnings     stock        Total
                                     ---------    ------    ----------    ----------   ---------   -----------
  Balance at December 31, 1999       1,875,322    $1,915    $4,637,706    $1,698,443  $(96,288)   $6,241,776

  Issuance of common stock from
   conversion of stock options           7,000         7        19,838          -         -           19,845


  Net loss                                -         -             -       (1,386,621)     -       (1,386,621)
                                     ---------    ------    ----------    ----------  --------    ----------

  Balance at September 30, 2000      1,882,322    $1,922    $4,657,544    $  311,822  $(96,288)   $4,875,000
                                     =========    ======    ==========    ==========  ========    ==========

    See accompanying notes to condensed consolidated financial statements.

                             MARGO CARIBE, INC. AND SUBSIDIARIES
                       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        Nine Months Ended September 30, 2000 and 1999
                                         (Unaudited)

                                                     2000         1999
                                                  ----------   ----------
Cash flows from operating activities:

  Net income (loss)                               $(1,386,621)  $  265,228
  Add (deduct) results of discontinued
   operations                                       1,386,621     (265,228)
                                                  -----------   ----------

     Income from continuing operations
      and net cash provided by continuing
      operations                                         -            -

     Net cash used in discontinued operations        (607,569)     (54,446)
                                                  -----------   ----------

  Net cash used in operating activities              (607,569)     (54,446)
                                                  -----------   ----------


Cash flows from investing activities:

  Additions to property and equipment                (164,184)    (288,999)
  Increase in notes receivable                           -          (6,966)
  Collection of notes receivable                         -           2,000
  Proceeds from sale of equipment                        -          29,035
                                                  -----------   ----------

  Net cash used in investing activities              (164,184)    (264,930)
                                                  -----------   ----------


Cash flows from financing activities:

  Repayment of long-term debt                        (101,806)    (118,536)
  Increase in notes payable                           500,000      500,000
  Issuance of common stock from conversion of
   stock options                                       19,845         -
                                                  -----------   ----------

  Net cash provided by financing activities           418,039      381,464
                                                  -----------   ----------


Net increase (decrease) in cash and equivalents
   provided by (used in) discontinued operations     (353,714)      62,088
   ---------------------------------------------

Cash and equivalents at beginning of period         1,082,592      747,390
-------------------------------------------       -----------   ----------

Cash and equivalents at end of period             $   728,878   $  809,478
-------------------------------------             ===========   ==========

See accompanying notes to condensed consolidated financial statements.

                       MARGO CARIBE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2000
                                   (Unaudited)

Note 1 - Basis of Presentation
------------------------------

      These interim condensed consolidated financial statements include the accounts of Margo Caribe, Inc. and its wholly-owned subsidiaries (collectively "the Company"), Margo Nursery Farms, Inc., Margo Landscaping and Design, Inc., Margo Garden Products, Inc., Rain Forest Products Group, Inc. and Margo Development Corporation.

      These interim condensed consolidated financial statements are unaudited, but include all adjustments that, in the opinion of management, are necessary for a fair statement of the Company's financial position, results of operations and cash flows for the periods covered. These statements have been prepared in accordance with the United States Securities and Exchange Commission's instructions to Form 10-Q, and therefore, do not include all information and footnotes necessary for a complete presentation of financial statements in conformity with generally accepted accounting principles.

      The preparation of interim financial statements relies on estimates. Therefore, the results of operations for the nine months ended September 30, 2000 are not necessarily indicative of the operating results to be expected for the year ending December 31, 2000. These statements should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

      The Company has executed an Agreement and Plan of Merger (the "Agreement") with iTract, LLC, a developmental stage internet company. To the extent the transactions contemplated in the Agreement are consummated, the Company will cease being engaged in the current nursery and related businesses and would be engaged in providing internet based marketing services (see Note 4).


Note 2 - Use of Estimates in the Preparation of Statements
----------------------------------------------------------

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Note 3 - Summary of Recent Accounting Pronouncements
----------------------------------------------------

A)    Derivatives and Hedging Activities
      ----------------------------------

      In June 1998. the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires that all derivatives be measured at fair values and recognized as either assets or liabilities on the Company balance sheet. Changes in the fair values of derivative instruments will be recognized in either earnings or comprehensive income, depending on the designated use and effectiveness of the instruments. The FASB amended this pronouncement in June 1999 to defer the effective date of SFAS No. 133 for one year. We must adopt SFAS No. 133 no later than January 1, 2001.

      In June 2000, the FASB issued SFAS No. 138, "Accounting for certain derivative Instruments and Certain Hedging Activities," which amended SFAS No.
133. The amendments in SFAS No. 138 address certain implementation issues and related matters such as the normal purchases and normal sales exception, the definition of interest rate risk, hedging recognized foreign-currency-denominated assets and liabilities, and intercompany derivatives. SFAS No. 138 also amends SFAS No. 133 for decisions made by the FASB related to the Derivatives Implementation Group process.

      It is expected that the adoption of SFAS No. 133 and SFAS No. 138 will not have a material effect on the results of operations or financial condition of the Company.

B)    Revenue Recognition
      -------------------

      In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," which must be adopted by the fourth quarter of 2000. SAB No. 101 provides additional guidance on revenue recognition, as well as criteria for when revenue is generally realized and earned, and also requires the deferral of incremental direct selling costs. The Company is finalizing its assessment of the impact of SAB No. 101 on our results of operations and financial position. It is not expected to have a material effect on the results of operations.

C)    Financial Assets and Extinguishments of Liabilities
      ---------------------------------------------------

      In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishing of Liabilities", which supersedes SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishing of Liabilities." This Statement provides accounting and reporting for transfers and servicing of financial assets and extinguishments of liabilities. Under this Statement, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and liabilities it has incurred, derecognizes financial assets when control has been surrendered and derecognizes liabilities when extinguished. This statement is effective for transfers occurring after March 31, 2001, but the disclosure requirements relating to securitization transactions and collateral are effective for fiscal years ending after December 15, 2000. This statement will not have an effect on the Company's financial position or results of operations.


Note 4 - Discontinued Operations
--------------------------------

      On April 11, 2000, the Company ("Margo") entered into the Agreement to merge with itract, LLC ("itract"), a privately held developmental stage internet company building a communication tool that is designed to allow its users to deliver rapidly a targeted marketing campaign using e-mail, fax and postal mail. To date, iTract has earned minimal revenues.

      Under the Agreement, Margo would first reincorporate as a Delaware corporation pursuant to a merger (the "Reincorporation Merger") with a newly formed Delaware corporation, with the common stockholders of Margo receiving one share of the new corporation for each share of common stock of Margo held immediately prior to the Reincorporation Merger. A subsidiary of the new Delaware corporation would then merge with itract (the "itract Merger" and together with the Reincorporation Merger hereinafter referred to as the "Transaction"). As a result of the itract Merger, the holders of itract securities will be issued shares of common stock of the new Delaware corporation representing approximately 86.8% of the outstanding shares of the new corporation (on a fully diluted basis assuming exercise of all outstanding stock options). Thus, following the itract Merger, Margo shareholders, on a fully diluted basis would hold 13.2% of the new Delaware corporation. Prior to the effective time of the merger, pursuant to the original terms of the stock option plans, all outstanding stock options held by officers, directors and employees of Margo will vest and become immediately exercisable. The Board of Directors of the merged company will be composed of designees of itract, and itract's management will manage the merged company.

      It is a condition precedent to the consummation of the itract Merger that Margo sell its nursery and other operating businesses. In addition, as of the effective time of the itract Merger, Margo must have at least $5 million in cash and cash equivalents and not be subject to liabilities exceeding $10,000 in the aggregate. On June 30, 2000, Margo executed a stock purchase agreement with Empresas Margo, Inc.(an entity wholly owned by the current President and Chief Executive Officer of Margo) which provides for the sale of all of the outstanding shares of common stock owned by Margo in its subsidiaries for a price of $5,000,000.

      The Transaction is expected to close during the first quarter of 2001, subject to the satisfaction of various other conditions, including the approval of the Transaction by the majority of Margo's shareholders, the qualification of the itract Merger as a tax-free exchange for federal income tax purposes, the qualification of the Reincorporation Merger as a tax-free reorganization for Puerto Rico income tax purposes, the registration of the shares to be issued in the itract Merger, and various other customary conditions. Concurrently with the execution of the merger agreement, Michael J. Spector (Margo's major shareholder and chief executive officer) agreed to vote his Margo shares, representing approximately 66% of Margo's outstanding common stock in favor of the Transaction. Although the approval of the Transaction by the majority of Margo's shareholders is assured, no assurance can be given that the parties will be able to satisfy the other conditions to the consummation of the Transaction.

      On October 19, 2000, Margo signed an amendment to its merger agreement with itract. The amendment modifies the termination provisions to extend from October 14, 2000 to December 31, 2000, the date on which the merger agreement may be terminated by either party, if the merger has not occurred, subject to a 60-day extension if the registration statement relating to the merger has not been declared effective by the SEC and the parties are using their best efforts to cause such effectiveness.

      The amendment also provides that any amounts required to be paid by Margo to dissenting shareholders exercising appraisal rights in connection with the merger will not be considered in determining whether Margo has complied with the requirement that it have at least $5 million in cash and cash equivalents and not be subject to liabilities exceeding $10,000 in the aggregate at the time of the merger. The amendment also provides that if more than ten percent of Margo's shareholders exercise their dissenters' rights, itract may terminate the merger without any liability.

      The amendment also provides that if the merger is consummated, itract will pay the legal and accounting fees of Margo incurred after July 1, 2000, in connection with the merger up to $250,000, which shall not constitute liabilities of Margo under the merger agreement. In addition, the amendment provides that if Margo pays any such expenses, the requirement that Margo have at least $5 million in cash and cash equivalents at the effective time of the merger will be reduced by the amount of any such payments.

      Concurrently with the execution of this amendment, Margo and Empresas Margo, Inc. ("Empresas Margo") have entered into an amendment to their agreement for the sale of Margo's subsidiaries to Empresas Margo extending the date on which either party may terminate the agreement from October 15, 2000 to December 31, 2000, subject to a 60-day extension if the itract merger agreement has not been consummated and the parties using their best efforts to consummate the merger.

      For financial reporting purposes, the assets, liabilities, results of operations and cash flows of the business to be sold (all of Margo's operating businesses) have been presented as discontinued operations effective June 30, 2000, the date Margo executed a stock purchase agreement for the sale of Margo's subsidiaries (a condition precedent to the merger with itract). The financial statements of prior periods have been reclassified to reflect this presentation.

      The discontinued operations components of amounts reflected in the financial statements are as follows:

  Consolidated Balance Sheet Data

                                       September 30, 2000     December 31, 1999
                                       ------------------     -----------------
  Investments                             $   500,000           $   500,000
  Accounts receivable, net                  1,063,662             1,101,722
  Inventories                               3,740,734             3,108,408
  Prepaid expenses and
   other current assets                       227,280               263,447
  Property and equipment, net               1,684,977             1,902,863
  Due from shareholder                        410,114               290,226
  Notes receivable                            542,915               542,915
  Other assets                                177,357               124,808
  Notes payable                            (1,600,000)           (1,100,000)
  Accounts payable and
   accrued expenses                        (1,127,160)             (995,067)
  Accrual for loss on disposition
   of discontinued operations              (1,107,310)                 -
  Deferred revenues                              -                 (111,885)
  Long-term debt                             (366,447)             (468,253)
                                           ----------            ----------
    Net assets of discontinued
      operations                           $4,146,122            $5,159,184
                                           ==========            ==========

  Consolidated Statement of Operations Data
  -----------------------------------------

             Three Months ended September 30,  Nine Months ended September 30,
             --------------------------------  -------------------------------
                2000               1999            2000          1999
             ----------         ----------      ----------     ----------

  Net sales  $1,632,205         $1,586,927      $6,108,481     $4,584,454
             ==========         ==========      ==========     ==========


A)    Inventories
      -----------

      At September 30, 2000 and December 31, 1999, inventories included the following:

             Description                       2000               1999
      --------------------------            ----------         ----------
      Plant material                        $2,860,477         $2,417,102
      Lawn and garden products                 518,989            485,017
      Raw materials and supplies               361,268            206,289
                                            ----------         ----------
                                            $3,740,734         $3,108,408
                                            ==========         ==========

B)    Notes Receivable
      ----------------

      The Company owns a note receivable with an outstanding principal balance of $996,962, from the sale of Cariplant S.A. (a former Dominican Republic subsidiary) to Altec International C. por A. ("Altec"), another

Dominican Republic company. The note is collateralized by the common stock and personal guarantee of the major shareholder of Cariplant.

      Since the inception of the note, the Company received various sporadic payments. On February 12, 1997, the Company obtained a junior lien on Cariplant's property and equipment and modified the repayment terms of the unpaid principal balance, with payments of principal and interest commencing in the year 2000.

      Altec is in default with the modified repayment terms. As a result of the unfavorable collection experience, as well as the difficulties of operating in the Dominican Republic, the Company wrote down the carrying value of the note to $20,000.

      At September 30, 2000 and December 31, 1999, notes receivable included the following:

                 Description                   2000                1999
      --------------------------------      -----------        -----------

      Note receivable from Altec             $  20,000         $  20,000

      8% mortgage note, collateralized
      by land in South Florida, with
      interest payments due monthly
      and principal due in balloon
      payment on November 28, 2000             475,000           475,000

      10% note, collateralized by
      real property                             26,331            26,331

      8% notes, due on demand,
      personally guaranteed by
      Company personnel                         21,584            21,584
                                              --------          --------

                                              $542,915          $542,915
                                              ========          ========

C)    Property and Equipment
      ----------------------

      At September 30, 2000 and December 31, 1999, property and equipment included the following:

              Description                      2000               1999
      ---------------------------           ----------     -------------

      Leasehold improvements                $1,301,865        $1,609,137
      Equipment and fixtures                 1,430,421         1,534,280
      Transportation equipment                 403,461           326,422
      Real estate property                     224,327           224,327
                                            ----------        ----------
                                             3,360,074         3,694,166
      Less accumulated depreciation
          and amortization                  (1,675,097)       (1,791,303)
                                            ----------        ----------
                                            $1,684,977        $1,902,863
                                            ==========        ==========

Note 5 - Income (loss) per Common Share

      The Company reports its earnings per share (EPS) using Financial Accounting Standards Board Statement No. 128, Earnings Per Share ("SFAS 128"). SFAS 128 requires dual presentation of basic and diluted EPS. Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

      The amounts used in calculating earnings (loss) per share data are as follows:

                                Three Months ended September 30,   Nine Months ended September 30,
                                --------------------------------   -------------------------------
                                        2000           1999              2000            1999
                                     ----------     ----------        ----------      ----------
Net income (loss) and
  income (loss) from
  discontinued operations           $      -        $  215,316       $(1,386,621)     $  265,228
                                    ===========     ==========       ===========      ==========

Weighted average shares
  outstanding:

      Basic                           1,882,322      1,875,322         1,882,322       1,875,322
                                    ===========     ==========       ===========      ==========

      Plus incremental
      shares from assumed
      exercise of stock
      options                              -            13,702              -              9,726
                                     ----------     ----------       -----------      ----------

      Diluted                        $1,882,322     $1,889,024       $ 1,882,322      $1,885,048
                                     ==========     ==========       ===========      ==========

      For the nine months ended September 30, 2000, the effect of the assumed exercise of stock options determined by using the treasury stock method was antidilutive; thus no incremental shares were added to the weighted average number of common shares outstanding.


Note 6 - Supplemental Disclosures for the Condensed Consolidated Statements of
------------------------------------------------------------------------------
Cash Flows
----------

A)    Non-Cash Investing Activities
      -----------------------------

      During the nine months ended September 30, 2000, fully depreciated equipment amounting to $166,820 was written off. The Company also transferred unamortized leasehold improvements with a cost of $331,456 and a book value of $45,384 as an amount due from shareholder, in connection with a commitment made by the shareholder regarding the termination of a lease agreement of a 27 acre parcel of land previously leased to the Company.

      During the nine months ended September 30, 1999, fully depreciated equipment amounting to $443,569 was written off, and equipment with a cost of $66,109 and a book value of $43,459 was sold at a gain of $16,451.

B)    Other cash Flow Transactions
      ----------------------------

      Other cash flow transactions for the nine months ended September 30, 2000 and 1999, include interest payments of approximately $89,500 and $36,400, respectively. There were no income tax payments for the nine months ended September 30, 2000 and 1999.

                                 iTRACT, LLC
                        (A Development Stage Company)


                              ------------------


                               FINANCIAL REPORT

                       FOR THE PERIOD FROM MAY 12, 1999
                         (INCEPTION) TO JUNE 30, 1999
                     FOR THE YEAR ENDED JUNE 30, 2000 AND
                         FOR THE PERIOD MAY 12, 1999
                         (INCEPTION) TO JUNE 30, 2000


                              ------------------

                         INDEPENDENT AUDITORS REPORT

TO THE MEMBERS OF
     iTRACT, LLC:

      We have audited the accompanying balance sheets of iTRACT, LLC (A Development Stage Company) as of June 30, 2000 and June 30, 1999 and the related statements of operations and members' deficit and cash flows for the year ended June 30, 2000, for the period from May 12, 1999 (inception) to June 30, 1999 and for the period May 12, 1999 (inception) to June 30, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iTRACT, LLC at June 30, 2000 and June 30, 1999, and the results of its operations and its cash flows for the year ended June 30, 2000, for the period from May 12, 1999 (inception) to June 30, 1999, and for the period May 12, 1999 (inception) to June 30, 2000, in conformity with generally accepted accounting principles.
      The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2 to the financial statements, the company has suffered losses from operations and has net capital and working capital deficiencies that raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                    Anchin, Block & Anchin LLP
New York, New York
August 28, 2000
                                 iTRACT, LLC
                        (A Development Stage Company)

                                BALANCE SHEETS

                                     ASSETS
--------------------------------------------------------------------------------------

                                                                    June 30,
                                                          ----------------------------
                                                            2000              1999
                                                          ----------        ----------
CURRENT ASSETS:
    Cash                                                  $       96        $        -
    Prepaid expenses and other current assets                 22,777                 -
                                                          ----------        ----------
       Total Current Assets                               $   22,873        $        -

PROPERTY AND EQUIPMENT (Net of
    Accumulated Depreciation of $1,958) - Note 1              68,510

OTHER ASSETS:
    Web site development costs - Note 1                    1,016,767            64,250
                                                          ----------       -----------

TOTAL ASSETS                                              $1,108,150        $   64,250
                                                          ==========        ==========

                        LIABILITIES AND MEMBERS' DEFICIT
--------------------------------------------------------------------------------------

CURRENT LIABILITIES:
    Accounts payable and accrued expenses - Note 3        $  129,975        $    7,112
    Due to affiliates - Note 3                             2,515,102           288,238
                                                          -----------       ----------
       Total Liabilites                                   $2,645,077         $ 295,350

MEMBERS' DEFICIT ACCUMULATED DURING
    THE DEVELOPMENT STAGE                                 (1,536,927)         (231,100)
                                                          ----------        ----------

TOTAL LIABILITIES AND MEMBERS' DEFICIT                    $1,108,150        $   64,250
                                                          ==========        ==========

See the accompanying Notes to the Financial Statements.

                                 iTRACT, LLC
                        (A Development Stage Company)

                           STATEMENTS OF OPERATIONS

                                        May 12, 1999                  May 12, 1999
                                       (Inception) to    Year Ended  (Inception) to
                                        June 30, 2000  June 30, 1999  June 30, 2000
                                        ------------   -------------  -------------
REVENUES                                $          -   $           -  $           -
WEB SITE DEVELOPMENT COSTS
    - NOTE 1                                 341,770         172,275        169,495
SELLING, GENERAL AND
    ADMINISTRATIVE EXPENSES                1,741,682       1,680,077         61,605
                                        ------------    ------------  -------------
NET LOSS                                 $ 2,083,452     $ 1,852,352    $   231,100
                                         ===========     ===========    ===========
AVERAGE NUMBER OF MEMBER
    UNITS OUTSTANDING                     10,321,932      10,362,174     10,000,000
NET LOSS PER MEMBER UNIT
    - NOTE 1                                    0.20            0.18           0.02

See the accompanying Notes to the Financial Statements.

                                 iTRACT, LLC
                        (A Development Stage Company)

                        STATEMENTS OF MEMBERS' DEFICIT

                                        May 12, 1999                  May 12, 1999
                                       (Inception) to    Year Ended  (Inception) to
                                        June 30, 2000  June 30, 1999  June 30, 2000
                                        ------------   -------------  -------------

MEMBERS' DEFICIT:
    Beginning of period                 $         -    $   (231,100)   $         -
    Net loss                             (2,083,452)     (1,852,352)      (231,100)
    Capital contributions - Note 4          546,525         546,525              -
                                        ------------    ------------   ------------
    End of period                       $(1,536,927)    $(1,536,927)   $  (231,100)
                                        ============    ============   ============

See the accompanying Notes to the Financial Statements.

                                 iTRACT, LLC
                        (A Development Stage Company)


                           STATEMENTS OF CASH FLOWS

                                                              May 12, 1999                  May 12, 1999
                                                             (Inception) to    Year Ended  (Inception) to
                                                              June 30, 2000  June 30, 1999  June 30, 2000
                                                              ------------   -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                  $(2,083,452)    $(1,852,352)  $   (231,100)
    Adjustment to reconcile net loss to net cash
       used in operating activites:
       Depreciation expense                                         1,958           1,958              -
       Increase in members' equity in exchange
          for general and administrative
          expenses incurred                                       546,525         546,525              -
       Increase in prepaid expenses and
          other current assets                                    (22,777)        (22,777)             -
       Increase in accounts payable and
          accrued expenses                                      1,206,444       1,199,332          7,112
                                                              -----------     -----------   ------------
          Net Cash Used in Operating Activities                  (351,302)       (127,314)      (223,988)
                                                              -----------     -----------   ------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
    Web site development costs                                 (1,016,767)       (952,517)       (64,250)
    Purchase of property and equipment                            (70,468)        (70,468)             -
                                                              -----------     -----------   ------------
          Net Cash Used in Investing Activities                (1,087,235)     (1,022,985)       (64,250)
                                                              -----------     -----------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Advances from affiliates                                    1,438,633       1,150,395        288,238
                                                              -----------     -----------   ------------
NET INCREASE IN CASH                                                   96              96              -
CASH:
    Beginning of period                                                 -               -              -
                                                              -----------     -----------   ------------
    End of period                                             $        96      $      $96   $          -
                                                              ===========     ===========   ============
NON CASH FINANCING ACTIVITY:
    Accounts payable exchanged for liability
       to affiliate                                           $ 1,076,469      $1,076,469   $          -

See the accompanying Notes to the Financial Statements.

                                 iTRACT, LLC
                        (A Development Stage Company)


                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 1   -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
             ------------------------------------------

Organization and Business Plan:
------------------------------

    The company was organized in Delaware on May 12, 1999, as a limited liability company (LLC). The company is a member of a group of affiliated entities and has been in the development stage since its formation.

    The company is in the process of developing a website which will offer an all inclusive internet based directed marketing system that reaches the online and offline marketplaces simultaneously, which it plans to license to others. The website was launched on June 30, 2000.

    In April 2000 the company signed an agreement and plan of merger with a publicly traded company which intends to bring a minimum of $5,000,000 cash and cash equivalents (and no other assets) and liabilities not to exceed $10,000 into the merged entity. The principal shareholders of this public company have loaned an affiliate of the company $2,000,000 which is intended to help finance the company until the merger, when the loans are due. If the merger does not occur the loans are convertible into stock of the company's affiliate.

Use of Estimates:
----------------

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment:
----------------------

    Property and equipment consisting primarily of computer hardware are stated at cost. Depreciation is computed by the straight-line method over the 3 year estimated useful lives of the assets.

Web Site Development Costs:
--------------------------

    Costs incurred to develop the company's web site have been capitalized or expensed based upon guidelines issued by the Emerging Issues Task Force Consensus issue No. 00-2. All costs incurred in the planning stage are expensed as incurred. Costs incurred in the web site application and infrastructure, development stage and cost to develop graphics are capitalized.

            ------------------------------------------------------


Income Taxes:
------------

    No provision is required for federal and state taxes on the income of the company. Under the Internal Revenue Code and similar state regulations the company is treated as a partnership; accordingly, the income of the company is taxed to the members.

Net Loss Per Member Unit:
------------------------

    Net loss per member unit is calculated by dividing the net loss for each period by the average number of member units outstanding for the period.


NOTE 2   -   GOING CONCERN:
             -------------

    The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The company has suffered losses from operations, has net capital and working capital deficiencies and will require additional capital to continue operating. These factors raise substantial doubt about the entity's ability to continue as a going concern.

    Management believes the company will continue to have the financial support of its members and affiliates and is seeking additional sources of capital (see
Note 1).


NOTE 3   -   RELATED PARTY TRANSACTIONS:
             ---------------------------

    The company has transactions with affiliates for various services performed as follows:

                                     May 12, 1999                      May 12, 1999
                                    (Inception) to      Year Ended    (Inception) to
                                     June 30, 2000    June 30, 2000   June 30, 1999
                                     -------------    -------------   --------------
Web site development(a)                   $485,000         $270,000         $215,000
Computer charges                            62,900           56,100            6,800
Occupancy costs                             78,017           65,893           12,124
Management and administrative fees         140,000          120,000           20,000
                                         ---------        ---------       ----------
                                          $765,917         $511,993         $253,924
                                          ========         ========         ========

----------------------
(a)   Certain of these costs have been capitalized (see Note 1).

             --------------------------------------


    In conjunction with the agreement and plan of merger, (see Note 1) several affiliates of the company are required to contribute a minimum of approximately $384,000 of amounts due them, to the capital of the company.

    Pursuant to an agreement entered into as of June 30, 2000, certain debts of the company to vendors and affiliates in the amounts of $1,076,469 and $848,237 respectively, were assumed by the Company's indirect majority parent in exchange for the company's obligation to pay a like amount to such parent. Although the company remains primarily liable to repay these debts to the respective vendors and affiliates, the financial statements give effect to the June 30, 2000 agreement, by classifying these liabilities under the caption "Due to affiliate" in the company's June 30, 2000 balance sheet.


NOTE 4   -   EQUITY BASED COMPENSATION:
             -------------------------

    During the year ended June 30, 2000, the company issued additional equity in exchange for general and administrative expenses incurred as follows:


        Recipient                Service Provided          Fair Value
        ---------                ----------------          ----------
Parent company (owned by     Executive technical and
     officer of company)          administrative support      $261,750
Employees                    Technical and administrative
                                  support                       25,125
Employees of affiliate       Technical and administrative
                                  support                      108,750
Consultants                  Finders fees                      150,900
                                                               -------
                                                              $546,525

    The fair value of the equity issued was determined from the estimated value of the services provided by an unrelated third party.

NOTE 5   -   COMMITMENTS AND CONTINGENCIES:
             -----------------------------

Employment Contract:
-------------------

    On January 1, 2000 the company entered into a three-year employment agreement with its Executive Vice President whereby he will receive a salary of $120,000, $150,000 and $200,000 for the first, second and third years respectively, plus an additional bonus based on the attainment of performance objectives.

Advertising and Promotion Agreements:
------------------------------------

    On April 3, 2000 the company entered into a two-year agreement with an internet company to have it post the company's advertising and promotional placements on the internet company's web sites. Based upon certain performance requirements contained in the agreement, the company may be liable for up to $83,333 per month with a maximum of $2,000,000.

Amount Due for Website Development:
----------------------------------


    Included in due to affiliates pursuant to the consolidation of debt due other vendors (Note 3), is an amount due a website development company of $667,127. The company is contesting the amount owed, claiming the website development company did not perform in accordance with the terms of the agreement. The full liability has not been reduced, since the outcome of negotiation between the parties cannot presently be determined.

Merger Expenses:
---------------

    Pursuant to an amendment to the agreement and plan of merger (Note 1), should the merger be consummated, the company is responsible for legal and accounting fees incurred after July 1, 2000 by the public company in an amount not to exceed $250,000. Should these expenses already have been paid, then the minimum amount of assets the public company must bring into the merged entity is reduced accordingly.

                                 iTRACT, LLC
                        (A Development Stage Company)


                              -----------------



                               FINANCIAL REPORT

                          FOR THE THREE MONTHS ENDED
                    SEPTEMBER 30, 2000 AND FOR THE PERIOD
                MAY 12, 1999 (INCEPTION) TO SEPTEMBER 30, 2000


                              -----------------
                                 iTRACT, LLC
                        (A Development Stage Company)


                                 BALANCE SHEET
                              SEPTEMBER 30, 2000



                                     ASSETS
--------------------------------------------------------------------------------

CURRENT ASSETS:
    Cash                                          $         833
    Accounts receivable                                     622
    Prepaid expenses and other current assets            30,855
                                                  -------------
       Total Current Assets                                          $   32,310

PROPERTY AND EQUIPMENT (Net of
    Accumulated Depreciation of $5,771) - Note 1                         62,739

OTHER ASSETS:
    Web site development costs (net of accumulated
       amortization of $87,199) - Note 1                                971,127
                                                                     ----------

TOTAL ASSETS                                                         $1,066,176
                                                                     ==========

                        LIABILITIES AND MEMBERS' DEFICIT
--------------------------------------------------------------------------------

CURRENT LIABILITIES:
    Cash overdraft                                $       5,698
    Accounts payable and accrued expenses               267,372
    Due to affiliates - Note 3                        2,881,026
                                                    -----------
       Total Liabilites                                              $3,154,096

MEMBERS' DEFICIT ACCUMULATED DURING
    THE DEVELOPMENT STAGE                                            (2,087,920)
                                                                     -----------

TOTAL LIABILITIES AND MEMBERS' DEFICIT                               $1,066,176
                                                                     ==========

See Independent Accountants' Report and the accompanying Notes to the Financial Statements.

                                 iTRACT, LLC
                        (A Development Stage Company)


                           STATEMENTS OF OPERATIONS

                                                               May 12, 1999   Three Months
                                                             (Inception) to     Ended
                                                               September 30,  September 30,
                                                                   2000           2000
                                                                -----------     ----------
REVENUES - NOTE 1                                               $      1,19    $     1,197
                                                                -----------    -----------
EXPENSES:
    Web site development costs - Note 1                             458,957        117,186
    Selling, general and administrative expenses - Note 4         2,176,685        435,003
                                                                -----------    -----------
       Total Expenses                                             2,635,642        552,189
                                                                -----------    -----------
NET LOSS                                                        $(2,634,445)   $  (550,992)
                                                                ===========    ===========
AVERAGE NUMBER OF MEMBER
    UNITS OUTSTANDING                                            10,395,890     10,728,700
NET LOSS PER MEMBER UNIT - NOTE 1                                      0.25           0.05

See Independent Accountants' Report and the accompanying Notes to the Financial Statements.

                                 iTRACT, LLC
                        (A Development Stage Company)

                        STATEMENTS OF MEMBERS' DEFICIT





                                        May 12, 1999   Three Months
                                        (Inception) to     Ended
                                        September 30,  September 30,
                                            2000           2000
                                        ------------   -------------
MEMBERS' DEFICIT:
    Beginning of period                 $         -     $(1,536,928)
    Net loss                             (2,634,445)       (550,992)
    Capital contributions - Note 4          546,525               -
                                        ------------    ------------
    End of period                       $(2,087,920)    $(2,087,920)
                                        ============    ============

See Independent Accountants' Report and the accompanying Notes to the Financial Statements.

                                 iTRACT, LLC
                        (A Development Stage Company)


                           STATEMENTS OF CASH FLOWS

                                                               May 12, 1999   Three Months
                                                             (Inception) to       Ended
                                                              September 30,   September 30,
                                                                  2000             2000
                                                               -----------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                   $(2,634,445)    $  (550,992)
    Adjustment to reconcile net loss to net cash
       used in operating activites:
       Depreciation and amortization                                94,928          92,970
       Increase in members' equity in exchange for general and
          administrative expenses incurred                         546,525               -
       Increase in accounts receivable                                (622)           (622)
       Increase in prepaid expenses and other current assets       (30,855)         (8,078)
       Increase in accounts payable and accrued expenses         1,343,841         137,397
                                                               -----------      ----------
          Net Cash Used in Operating Activities                   (680,628)       (329,325)

CASH FLOWS USED IN INVESTING ACTIVITIES:
    Web site development costs capitalized                      (1,058,326)        (41,560)
    Purchase of property and equipment                             (70,468)              -
                                                               -----------      ----------
          Net Cash Used in Investing Activities                 (1,128,794)        (41,560)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash overdraft                                                   5,698           5,698
    Advances from affiliates                                     1,804,557         365,924
                                                               -----------      ----------
NET INCREASE IN CASH                                                   833             737

CASH:
    Beginning of period                                                  -              96
                                                               -----------      ----------
    End of period                                              $       833     $       833
                                                               ===========      ==========
NON CASH FINANCING ACTIVITY:
    Accounts payable exchanged for liability to affiliate      $ 1,076,469      $        -

See Independent Accountants' Report and the accompanying Notes to the Financial Statements.

                                 iTRACT, LLC
                        (A Development Stage Company)



                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 1   -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
             ------------------------------------------

Organization and Business Plan:
------------------------------

    The company was organized in Delaware on May 12, 1999, as a limited liability company (LLC). The company is a member of a group of affiliated entities and has been in the development stage since its formation.

    The company is in the process of developing a website which will offer an all inclusive internet based directed marketing system that reaches the online and offline marketplaces simultaneously, which it plans to license to others. The website, launched on June 30, 2000, is still undergoing significant enhancements. The company has had minimal revenue to date from the transmission of their customers emails, faxes and postal mail delivered. Revenue is recognized as the service is performed.

    In April 2000 the company signed an agreement and plan of merger with a publicly traded company which intends to bring a minimum of $5,000,000 cash and cash equivalents (and no other assets) and liabilities not to exceed $10,000 into the merged entity. The principal shareholders of this public company have loaned an affiliate of the company $2,000,000 which is intended to help finance the company until the merger, when the loans are due. If the merger does not occur the loans are convertible into stock of the company's affiliate.

Use of Estimates:
----------------

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment:
----------------------

    Property and equipment consisting primarily of computer hardware are stated at cost. Depreciation is computed by the straight-line method over the 3 year estimated useful lives of the assets.

NOTE 1   -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):
             ------------------------------------------------------

Web Site Development Costs:
--------------------------

    Costs incurred to develop the company's web site have been capitalized or expensed based upon guidelines issued by the Emerging Issues Task Force Consensus issue No. 00-2. All costs incurred in the planning stage are expensed as incurred. Costs incurred in the web site application and infrastructure, development stage and cost to develop graphics are capitalized. Amortization is computed by the straight-line method over the 3 year estimated useful life of the website.

Income Taxes:
------------

    No provision is required for federal and state taxes on the income of the company. Under the Internal Revenue Code and similar state regulations the company is treated as a partnership; accordingly, the income of the company is taxed to the members.

Net Loss Per Member Unit:
------------------------

    Net loss per member unit is calculated by dividing the net loss for each period by the average number of member units outstanding for the period.


NOTE 2   -   GOING CONCERN:
             -------------

    The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The company has suffered losses from operations, has net capital and working capital deficiencies and will require additional capital to continue operating. These factors raise substantial doubt about the entity's ability to continue as a going concern.

    Management believes the company will continue to have the financial support of its members and affiliates and is seeking additional sources of capital (see
Note 1).


NOTE 3   -   RELATED PARTY TRANSACTIONS:
             --------------------------

    The company has transactions with affiliates for various services performed as follows:


                                            May 12, 1999          Three Months
                                          (Inception) to             Ended
                                       September 30, 2000     September 30, 2000
                                      --------------------   -------------------
Web site development(a)                     $485,000                $     -
Computer charges                             88,400                  25,500
Occupancy costs                              93,017                  15,000
Management and administrative fees           185,180                 45,180
                                            --------                -------
                                            $851,597                $85,680
                                            ========                =======

----------------------
(a)   Certain of these costs have been capitalized (see Note 1).

    In conjunction with the agreement and plan of merger, (See Note 1) several affiliates of the company are required to contribute a minimum of approximately $384,000 of amounts due them, to the capital of the company.

    Pursuant to an agreement entered into as of June 30, 2000, certain debts of the company to vendors and affiliates in the amounts of $1,076,469 and $848,237, respectively, were assumed by the Company's indirect majority parent in exchange for the Company's obligation to pay a like amount to such parent. Although the company remains primarily liable to repay these debts to the respective vendors and affiliates, the financial statements give effect to the June 30, 2000 agreement, by classifying these liabilities under the caption "Due to affiliate" in the accompanying balance sheet.

NOTE 4   -   EQUITY BASED COMPENSATION:
             -------------------------

    During the year ended June 30, 2000, the company issued additional equity in exchange for general and administrative expenses incurred as follows:


        Recipient                Service Provided            Fair Value
        ---------                ----------------            ----------
Parent company (owned by     Executive technical and
     officer of company)          administrative support      $261,750

Employees                    Technical and administrative
                                  support                       25,125

Employees of affiliate       Technical and administrative
                                  support                      108,750

Consultants                  Finders fees                      150,900
                                                               -------
                                                              $546,525
                                                              ========

    The fair value of the equity issued was determined from the estimated value of the services provided by an unrelated third party.


NOTE 5   -   COMMITMENTS AND CONTINGENCIES:
             -----------------------------

Employment Contract:
-------------------

    On January 1, 2000 the company entered into a three-year employment agreement with its Executive Vice President whereby he will receive a salary of $120,000, $150,000 and $200,000 for the first, second and third years respectively, plus an additional bonus based on the attainment of performance objectives.

Advertising and Promotion Agreements:
------------------------------------

    On April 3, 2000 the company entered into a two-year agreement with an internet company to have it post the company's advertising and promotional placements on the internet company's web sites. Based upon certain performance requirements contained in the agreement, the company may be liable for up to $83,333 per month with a maximum of $2,000,000.

              -----------------------------------------


Amount Due for Website Development:
----------------------------------

    Included in due to affiliates pursuant to the consolidation of debt due other vendors (Note 3), is an amount due a website development company of $667,127. The company is contesting the amount owed, claiming the website development company did not perform in accordance with the terms of the agreement. The full liability has not been reduced, since the outcome of negotiation between the parties cannot presently be determined.

Merger Expenses:
---------------

    Pursuant to an amendment to the agreement and plan of merger (Note 1), should the merger be consummated, the company is responsible for legal and accounting fees incurred after July 1, 2000 by the public company in an amount not to exceed $250,000. Should these expenses already have been paid, then the minimum amount of assets the public company must bring into the merged entity is reduced accordingly.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of this 21st day of June, 2000, by and between MARGO CARIBE, INC., a Puerto Rico corporation ("Margo"), and iTract, Inc., a Delaware corporation ("iTract" or the "Surviving Corporation"). Margo and iTract are hereinafter collectively referred to as the "Constituent Corporations".

                                   WITNESSETH:

         WHEREAS, Margo is a Puerto Rico corporation with its principal place of business in the Commonwealth of Puerto Rico;

         WHEREAS, iTract is a wholly-owned subsidiary of Margo Farms;

         WHEREAS, iTract was created to accomplish the reincorporation of Margo Farms as a Puerto Rico corporation pursuant to the merger of the Constituent Corporations;

         WHEREAS, the Constituent Corporations recognize that the reincorporation may be effected through a merger in accordance with Section 252 of the Delaware General Corporation Law (the "DGCL") and Article 10.02 of the Puerto Rico General Corporation Law of 1995 (the "PRGCL") with iTract as the surviving corporation.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

         1. Merger. Margo shall merge with and into iTract in accordance with the terms and conditions of this Agreement and the provisions of Section 252 of the DGL and Article 10.02 of PRGCL (the "Merger"). iTract shall be the surviving corporation and shall continue its corporate existence under its current certificate of incorporation filed under the DGCL. Upon the Effective Date (as hereinafter defined), the separate existence of Margo shall cease.

         2. Effective Date. The Merger shall become the filing of the appropriate certificates of merger under the DGCL and the PRGCL.

         3. Effect of Merger. Upon the Effective Date:

                  (a) Margo and iTract shall become a single corporation and the separate corporate existence of Margo shall cease;

                  (b) The Surviving Corporation shall succeed to and possess all of the rights, privileges, powers and immunities of Margo which, together with all of the assets, properties, business, patents, trademarks, and goodwill of Margo, of every type and description wherever located, shall vest in the Surviving Corporation without further act or deed and the title to any real property or other property vested by deed or otherwise in Margo shall not revert or in any way be impaired by reason of the Merger;

                  (c) all rights of creditors and all liens upon any property of the Constituent Corporations shall be unimpaired; The Surviving Corporation shall be subject to all of the contractual restrictions, disabilities and duties of the Constituent Corporations; and all debts, liabilities and obligations of the respective Constituent Corporations shall thereafter attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and obligations had been incurred or contracted by it, provided, however, that nothing herein is intended to or shall extend or enlarge any obligation or the lien of any indenture, agreement or other instrument executed or assumed by the Constituent Corporations; and

                  (d) without limitation of the foregoing provisions of this
         Section 3, all corporate acts, plans, policies, contracts, approvals and authorizations of the Constituent Corporations, their shareholders, Boards of Directors, committees elected or appointed by the Boards of Directors, officers and agents, which were valid and effective and which did not have terms expressly requiring termination by virtue of the Merger, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation as they were with respect to the Constituent Corporations.

         4. Certificate of Incorporation; By-laws. At the Effective Date, the Certificate of Incorporation and By-laws of iTract as in effect immediately prior to the Effective Date shall be the Certificate of Incorporation and By-laws of the Surviving Corporation.

         5. Directors and Officers. At the Effective Date, the directors and officers of Margo immediately prior to the Effective Date, shall be the directors and offices of the Surviving Corporation until their respective successors shall have been duly elected or appointed.

         6. Conversion of Shares and Stock Options. At the Effective Date, each of the following transactions shall be deemed to occur simultaneously:

                  (a) Each share of common stock of Margo, $.001 par value ("Margo Common Stock"), authorized and issued immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and nonassessable share of common stock, $.001 par value, of the Surviving Corporation ("iTract Common Stock");

                  (b) Each share of iTract Common Stock issued and outstanding immediately prior to the Effective Date, all of which are owned by Margo, shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled.

                  (c) Upon the Effective Date, each option or other right to acquire Margo Common Stock which is issued and outstanding immediately prior to the Effective Date, shall be converted, without any action on the part of the holder thereof, into the right to acquire an equivalent number of the shares of iTract Common Stock, on the same terms and conditions under which such holder could have acquired the shares of Margo Common Stock.

         7. Exchange of Securities.

                  (a) After the Effective Date, each certificate theretofore representing authorized and issued shares of Margo Common Stock shall represent the same number of shares of iTract Common Stock.

                  (b) At any time on or after the Effective Date, each holder of certificates theretofore evidencing ownership of shares of Margo Common Stock will be entitled, upon surrender of such certificates to the transfer agent of the Surviving Corporation, to receive in exchange therefor one or more new stock certificates evidencing ownership of the number of shares of iTract Common Stock into which such Margo Common Stock shall have been converted in the Merger. If any certificate representing shares of iTract Common Stock is to be issued in a name other than that in which the certificate so surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay to the transfer agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of iTract Common Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise required, or shall establish to the satisfaction of the transfer agent that such tax has been paid or is not payable.

                  (c) On the Effective Date, the stock transfer books of Margo shall be deemed closed and no transfer of shares of Margo Common Stock then outstanding shall thereafter be made or consummated.

         8. Assumption of Stock Option Plan and Stock Option Agreements. On the Effective Date, iTract shall: (a) assume all of the rights and obligations of Margo under the 1988 Stock Benefits Plan and the Stock Option Plan adopted pursuant thereto (the "1988 Plan") and the 1998 Stock Option Plan (the "1998 Plan") of Margo; (b) assume all of the rights and obligations of Margo under any outstanding stock option agreements under the 1988 Plan, the 1998 Plan or otherwise; and (c) reserve a sufficient number of shares of iTract Common Stock to fulfill its obligations under the 1988 Plan, the 1998 Plan and any outstanding stock options.

         9. Certificate of Merger. Following the receipt of all required shareholder approval, the parties shall promptly execute the appropriate certificates of merger as required by the DGCL and the PRGCL and file the same with the Secretaries of State of the State of Delaware and the Commonwealth of Puerto Rico.

         10. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Merger, and supersedes all prior agreements, written or oral, with respect thereto.

         11. Further Actions. All necessary action shall be taken to transfer information, contracts, assets, or any other property so that this Agreement be effected pursuant to the provisions included herein.

         12. Authorization. The appropriate officers of the Constituent Corporations are authorized for and on behalf of and in the name of the Constituent Corporations to take or cause to be taken all such actions and to execute or cause to be executed such certificates and other documents as may be deemed necessary by them or desirable in order to effectuate this Agreement.

         13. Benefits. This Agreement shall be binding upon and inure to benefit the parties, their personal representatives, estates, successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

MARGO CARIBE, INC.                           iTRACT, INC.

By: /s/ MICHAEL J. SPECTOR                   By: /s/ MICHAEL J. SPECTOR
    --------------------------------             -----------------------------
           Michael J. Spector                          Michael J. Spector
         Chairman of the Board,                              President
        Chief Executive Officer
            and President

                                                                      APPENDIX B

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF APRIL 11, 2000

                                  BY AND AMONG

                               MARGO CARIBE, INC.,

                        ITRACT ACQUISITION COMPANY, LLC,

                                  ITRACT, INC.

                                   ITRACT, LLC

                                       AND

                  INTERNATIONAL COMMERCE EXCHANGE SYSTEMS, INC.

                         AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated as of April 11, 2000, by and among MARGO CARIBE, INC., a Puerto Rico corporation ("MARGO"); iTRACT INC., a Delaware corporation ("PURCHASER"); iTRACT ACQUISITION COMPANY, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Purchaser ("PURCHASER SUBSIDIARY"); iTRACT, LLC, a Delaware limited liability company ("iTRACT"); and INTERNATIONAL COMMERCE EXCHANGE SYSTEMS, INC., a Delaware corporation ("ICES").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Boards of Directors of Margo and Purchaser, and the managers of Purchaser Subsidiary and iTract, have determined that it is in the best interests of each such company and its respective stockholders and members for Purchaser Subsidiary to merge with and into iTract (the "iTRACT MERGER") upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Boards of Directors of Margo and Purchaser have adopted resolutions approving this Agreement and the transactions contemplated hereby;

                  WHEREAS, the managers and a majority of the members of Purchaser Subsidiary and iTract have adopted resolutions approving this Agreement and the transactions contemplated hereby pursuant to Section 18-209 of the Delaware Limited Liability Company Act;

                  WHEREAS, the parties to this Agreement intend that the iTract Merger shall qualify as an exchange within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended;

                  WHEREAS, ICES is the indirect beneficial owner of approximately 78% of the outstanding interests in iTract; and

                  WHEREAS, prior to the Effective Time (as defined below), Margo will reincorporate in Delaware by merging with and into Purchaser.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

         1.       CERTAIN DEFINITIONS.
                  -------------------

                     1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified or referred to below (terms defined in the singular to have the correlative meaning in the plural and VICE VERSA):

                  "ACT" shall mean the Delaware Limited Liability Company Act.

                  "AFFILIATE" of any Person shall mean any Person which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGREEMENT" shall have the meaning set forth in the recitals.

                  "ALTERNATIVE TRANSACTION" shall have the meaning set forth in
Section 9.8.

                  "ASSET SALE" shall have the meaning set forth in Section 6.4.

                  "BUSINESS DAY" shall mean any day that is not a Saturday or a Sunday or a day on which banks located in New York City are authorized or required to be closed.

                  "CLOSING" shall have the meaning set forth in Section 3.1.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

                  "CONTEMPLATED TRANSACTIONS" shall mean the iTract Merger, the Reincorporation Merger and the Asset Sale, and the execution, delivery and performance of and compliance with this Agreement and all other agreements to be executed and delivered pursuant to this Agreement.

                  "CONTRACT" shall have the meaning set forth in Section 4.15.

                  "EFFECTIVE TIME" shall mean the date and time of consummation of the iTract Merger, as evidenced by the filing of a certificate of merger with the Secretary of State of the State of Delaware.

                  "ENCUMBRANCE" shall mean any security interest, pledge, mortgage, lien, charge, encumbrance, license, easement, right-of-way, adverse claim, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "ENVIRONMENTAL LAWS" shall mean any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the date hereof; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss 6901 ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss 6901 ET SEQ.; the Clean Water Act, 33 U.S.C. ss.ss 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. ss.ss 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. ss.ss 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss.ss 300f ET SEQ.; the Atomic Energy Act, 42 U.S.C. ss.ss 2011 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss 136 ET SEQ.; the Federal Food, Drug and Cosmetic Act, 21 U.S.C. ss.ss 301 ET SEQ.; and the Puerto Rico Public Policy Environmental Act, 12 LPRA ss.ss 1121 ET SEQ.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations and publications thereunder.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "GAAP" shall mean generally accepted accounting principles in the United States.

                  "GOVERNMENTAL BODY" shall mean any United States federal, state or local, Puerto Rico, or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

                  "HAZARDOUS MATERIALS" shall mean (a) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substances exposure to which is regulated by any Governmental Body.

                  "ICES" shall mean International Commerce Exchange Systems, Inc., a Delaware corporation.

                  "INTELLECTUAL PROPERTY" shall mean any and all United States and foreign: (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including, but not limited to the United States) and multinational statutory invention registrations, patents (including but not limited to design patents), patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered and regardless of where used, including but not limited to all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (e) copyrights (including but not limited to copyrights on designs) (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by any national law, international treaties or conventions, (f) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (g) trade secrets and confidential, technical and business information (including but not limited to ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (h) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (i) any right arising under any law providing protection to industrial or other designs, (j) copies and tangible embodiments of all the foregoing, in whatever form or medium, (k) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (l) all rights to sue or recover and retain damages and costs and attorneys fees for present and past infringement of any of the foregoing.

                  "IRS" means the Internal Revenue Service.

                  "iTRACT" shall mean iTract, LLC, a Delaware limited liability company.

                  "iTRACT APPROVALS" shall have the meaning set forth in Section 4.5.

                  "iTRACT ASSETS" shall have the meaning set forth in Section 4.7(b).

                  "iTRACT INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 4.9.

                  "iTRACT LICENSES" shall have the meaning set forth in Section 4.17(a).

                  "iTRACT MERGER" shall mean the merger of Purchaser Subsidiary with and into iTract, as contemplated by this Agreement.

                  "iTRACT PLANS" shall have the meaning set forth in Section 4.13(a).

                  "iTRACT RECENT BALANCE SHEET: shall have the meaning set forth in Section 4.6(c).

                  "iTRACT UNITS" shall have the meaning set forth in Section 2.3(a).

                  "LAWS" shall mean all federal, state, local, regional, municipal or foreign laws, statutes, regulations, ordinances, codes, decrees, judgments, orders or other legal requirements and shall include the Laws of Puerto Rico.

                  "LEASES" shall have the meaning set forth in Section 4.8

                  "MATERIAL ADVERSE EFFECT" shall mean, when used in connection with any Person, any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to (i) the business, assets, liabilities, properties, results of operations, prospects or condition (financial or otherwise) of such Person (excluding industry and general economic changes) or (ii) the ability of such Person to perform its obligations under this Agreement.

                  "MARGO" shall mean Margo Caribe, Inc., a Puerto Rico corporation.

                  "MARGO APPROVALS" shall have the meaning set forth in Section 5.5.

                  "MARGO FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.7.

                  "MARGO LICENSES" shall have the meaning set forth in Section 5.10.

                  "MARGO PLANS" shall have the meaning set forth in Section 5.9.

                  "MARGO RECENT BALANCE SHEET" shall have the meaning set forth in Section 5.7(b).

                  "MARGO SEC DOCUMENTS" shall have the meaning set forth in
Section 5.7(a).

                  "MAXIMUM PURCHASER SHARES" shall have the meaning set forth in
Section 2.4.

                  "MEMBERS" shall mean the members of iTract prior to the Effective Time.

                  "MERGER CONSIDERATION" shall have the meaning set forth in
Section 2.4.

                  "NASDAQ" shall mean The Nasdaq Stock Market, Inc.

                  "NASDAQ LISTING" shall have the meaning set forth in Section 6.5.

                  "NURSERY BUSINESS ASSETS" shall mean all assets, other than cash and cash equivalents, owned or used by Margo or its Subsidiaries in connection with any of the businesses presently conducted by any of them and shall include the capital stock of Margo's Subsidiaries owned by Margo other than Purchaser and Purchaser Subsidiary.

                  "PARTY" shall mean any of Margo, Purchaser, Purchaser Subsidiary, iTract, the Members, and ICES.

                  "PERMITTED ENCUMBRANCES" shall have the meaning set forth in
Section 4.7(b).

                  "PERSON" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, association, unincorporated organization, other entity or Governmental Body.

                  "P.R. INTERNAL REVENUE CODE" shall mean the Puerto Rico Internal Revenue Code of 1994, as amended. All citations to the Puerto Rico Internal Revenue Code shall include any amendments or any substitute or successor provisions thereto.

                  "PURCHASER" shall mean iTract Inc., a Delaware corporation and wholly-owned subsidiary of Margo prior to the Effective Time.

                  "PURCHASER COMMON STOCK" shall mean the common stock, par value $.001 per share, of Purchaser.

                  "PURCHASER SHARES" shall have the meaning set forth in Section 2.4.

                  "PURCHASER SUBSIDIARY" shall mean iTract Acquisition Company, LLC, a Delaware limited liability company.

                  "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 6.2.

                  "REINCORPORATION MERGER" shall mean the merger of Margo with and into Purchaser, with Purchaser as the surviving corporation of such merger.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "STOCKHOLDER APPROVAL" shall have the meaning set forth in
Section 6.6. on

                  "SUBSIDIARY" shall mean with respect to any specified Person, any other Person (a) whose board of directors or similar governing body, or a majority thereof, may presently be directly or indirectly elected or appointed by such specified Person, (b) whose management decisions and corporate actions are directly or indirectly subject to the present control of such specified Person, or (c) whose voting securities or equity securities are more than fifty percent (50%) owned, directly or indirectly, by such specified Person.

                  "SURVIVING LLC" shall have the meaning set forth in Section
2.1.

                  "TAXES" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Body and shall include any transferee liability in respect of Taxes.

                  "TAX RETURNS" means any federal, state, local, Puerto Rico, or foreign return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Body in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         1.2 REFERENCES TO DOLLARS. References to dollars or "$" in this Agreement shall mean United States dollars.

2.       THE iTRACT MERGER.
         ------------------

         2.1 THE iTRACT MERGER. Upon the terms and subject to the conditions of this Agreement, and in accordance with the provisions of the Act, Purchaser Subsidiary shall be merged with and into iTract as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles 7 and 8 hereof. Following the iTract Merger, iTract shall continue as the surviving limited liability company (the "SURVIVING LLC") under its current name and shall continue its existence under the laws of the State of Delaware and the separate existence of Purchaser Subsidiary shall thereupon cease. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, by virtue of the iTract Merger and without further act or deed, all properties, rights, privileges, powers and franchises of iTract and Purchaser Subsidiary shall vest in the Surviving LLC, and all debts, liabilities, obligations and duties of iTract and Purchaser Subsidiary shall become the debts, liabilities, obligations and duties of the Surviving LLC.

         2.2 CONSUMMATION OF THE iTRACT MERGER AND EFFECTIVE TIME. The iTract Merger shall be effected by the filing of a certificate of merger with the Secretary of State of the State of Delaware in the form of EXHIBIT A to this Agreement (the "CERTIFICATE OF MERGER"), pursuant to Section 18-209 of the Act. Subject to the terms and conditions of this Agreement, the Parties hereto shall take all other actions as may be required by Law to make the iTract Merger effective.

         2.3 CONVERSION OR CANCELLATION OF UNITS. The manner of converting or canceling membership interests of iTract or Purchaser Subsidiary in the iTract Merger shall be as follows. At the Effective Time;

                  (a) The units of membership interest of iTract (the "iTRACT UNITS") issued and outstanding immediately prior to the Effective Time shall, by virtue of the iTract Merger and without any action on the part of the holders thereof, be converted into the right to receive the Merger Consideration. At the Effective Time, all iTract Units shall, by virtue of the iTract Merger and without any action on the part of the holders thereof, no longer be outstanding and shall be canceled and retired and shall cease to exist.

                  (b) Each of Purchaser Subsidiary's units of membership interest issued and outstanding immediately prior to the Effective Time shall, by virtue of the iTract Merger and without any action on the part of the holder thereof, be converted into one unit of membership interest of the Surviving LLC.

         2.4 MERGER CONSIDERATION. The "MERGER CONSIDERATION" shall mean the number of shares of Purchaser Common Stock equal to the difference between: (i) Maximum Purchaser Shares (as defined below); and (ii) the number of shares of Purchaser Common Stock that will be the subject of Purchaser Options pursuant to
Section 2.5 below. Each Member shall be entitled to receive its pro rata share of the Merger Consideration (rounded to the nearest whole number of shares of Purchaser Common Stock) based on the proportion that the iTract Units held by such Member immediately prior to Effective Time bears to the total number of issued and outstanding iTract Units at the Effective Time. The Maximum Purchaser Shares shall mean the product of: (i) 0.868; and (ii) the quotient obtained by dividing the sum of (aa) the number of shares of Purchaser Common Stock outstanding immediately prior to the Effective Time, and (bb) the number of shares of Purchaser Common Stock underlying all options, warrants and any other securities convertible into shares of Purchaser Common Stock which are outstanding immediately prior to the Effective Time, by 0.132. The shares of the Purchaser Common Stock which constitute the Merger Consideration are referred to as the "PURCHASER SHARES."

         2.5 CONVERSION OF iTRACT OPTIONS. All of the options and warrants to purchase iTract Units (the "iTRACT OPTIONS") outstanding immediately prior to the Effective Time shall, by virtue of the iTract Merger and without any further action on the part of iTract or the holders of such options or warrants, be converted into options or warrants to acquire shares of the Purchaser Common Stock (the "Purchaser Options"). Each Purchaser Option issued in exchange for an iTract Option shall be exercisable for that whole number of shares of Purchaser Common Stock (to the nearest whole share) that a holder of the number of iTract Units subject to such iTract Option immediately prior to the Effective Time would be entitled to receive under Section 2.4 hereof. The aggregate purchase price for the shares of Purchaser Common Stock subject to each Purchaser Option issued in exchange for an iTract Option shall be the same as the aggregate purchase price for the iTract Units subject to the corresponding iTract Option immediately prior to the Effective Time. Purchaser agrees that as soon as practicable after the Effective Time it will cause to be filed one or more registration statements on Form S-8 under the Securities Act in order to register the shares of Purchaser Common Stock issuable upon exercise of the converted iTract Options (if such shares may be registered on Form S-8).

         2.6 CERTIFICATE OF FORMATION AND LIMITED LIABILITY COMPANY AGREEMENT. The Certificate of Formation of iTract shall be and remain the Certificate of Formation of the Surviving LLC. On the Effective Date, the limited liability company agreement of the Surviving LLC shall be in the form annexed hereto as EXHIBIT B.

         2.7      MANAGERS AND OFFICERS.
                  ---------------------

                 (a) At the Effective Time, the managers and officers of the Surviving LLC shall be the managers and officers of iTract immediately prior to the Merger.

                  (b) At the Effective Time, the directors and officers of the Purchaser shall resign as directors and officers of the Purchaser and shall appoint as their successors the Persons to be designated by iTract.

3.       THE CLOSING.
         -----------

         3.1      CLOSING.
                  --------

                  (a) Unless this Agreement shall have been terminated pursuant to Section 10.1, a closing of the iTract Merger (the "Closing") will be held at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, five (5) Business Days after the date on which the conditions set forth in Sections 7 and 8 shall be satisfied or duly waived (or such other place and date as Purchaser and iTract may agree in writing).

                  (b)      At the Closing:

                           (1) iTract and the Members, as applicable, shall deliver to Purchaser or Purchaser Subsidiary, as applicable, all documents contemplated by Article 7, to the extent not theretofore delivered.

                           (2) Purchaser or Purchaser Subsidiary, as applicable, shall deliver to iTract all documents contemplated by
                           Article 8, to the extent not theretofore delivered.

                           (3) Purchaser shall deliver to the Members certificates representing the Purchaser Shares.

4.       REPRESENTATIONS AND WARRANTIES OF iTRACT .
         -----------------------------------------

         iTract represents and warrants to Margo, Purchaser and Purchaser Subsidiary as follows:

         4.1 ORGANIZATION AND GOOD STANDING. iTract is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. iTract has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted and as currently proposed to be conducted. Complete and correct copies of the certificate of formation and limited liability company agreement of iTract as currently in effect have been delivered to Margo. iTract has no Subsidiaries nor does it own any equity interest in, or control directly or indirectly, any other entity.

         4.2      CAPITALIZATION OF iTRACT.
                  ------------------------

                  (a) iTract has issued 10,728,700 iTract Units, all of which are fully paid and non-assessable. Except as set forth on SCHEDULE 4.2(A), there are no outstanding subscriptions, options, rights, warrants, convertible securities, pre-emptive rights or other agreements (other than this Agreement) or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any membership interests or other equity securities of iTract, whether directly or upon the exercise or conversion of other securities. There are no outstanding contractual obligations of iTract to repurchase, redeem or otherwise acquire any interests in iTract or to provide funds to, or make any investments (in the form of a loan, capital contribution or otherwise), in any other Person. All of the outstanding iTract Units were issued in compliance with all applicable federal and state securities laws.

                  (b) SCHEDULE 4.2(B) sets forth the name of each Person owning iTract Units and the number of iTract Units owned by such Person.

         4.3 AUTHORITY RELATIVE TO AGREEMENT. iTract has all requisite power and authority, to execute, deliver and perform its obligations under this Agreement, and has taken all action necessary in order to execute and deliver this Agreement and to consummate the Contemplated Transactions. This Agreement has been duly executed and delivered by iTract. This Agreement constitutes the valid and binding obligation of iTract, enforceable against iTract in accordance with its terms, subject to laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights).

         4.4 ABSENCE OF CONFLICT. Neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (a) violate, conflict with, result in a material breach or termination of, constitute a default under or give rise to a right to terminate or accelerate (or an event which, with notice or lapse of time or both, would constitute the same) (i) any material agreement, commitment, deed of trust, indenture, lease, mortgage or other instrument to which iTract is a party or by which any of its properties or assets is bound, (ii) the certificate of formation or limited liability company agreement of iTract, or (iii) any Law, order of a Governmental Body or any other restriction of any kind or character applicable to iTract or any of its properties or assets, or (b) result in the creation or imposition of any Encumbrance upon any properties or assets of iTract under any material agreement or commitment to which iTract is a party or by which iTract or its properties or assets may be bound, except, in each of the foregoing cases, for such items as would not constitute a Material Adverse Effect with respect to iTract.

         4.5 CONSENTS AND APPROVALS; EFFECT OF CHANGE IN CONTROL. SCHEDULE 4.5 sets forth a complete list of all consents, waivers, registrations, certificates, approvals, grants, franchises, concessions, permits, licenses, exceptions or authorizations of, or declarations or filings with, or notices or reports to, (a) any Governmental Body and (b) any other Person (including, but not limited to, any party to a Contract or other agreement or commitment of iTract) (collectively, the "iTRACT APPROVALS"), which iTract must obtain or make in order to consummate the Contemplated Transactions. All iTract Approvals have been obtained and are in full force and effect, and Purchaser is in full compliance with each of such iTract Approvals.

         4.6      FINANCIAL STATEMENTS.
                  --------------------

                  (a) Attached to this Agreement as SCHEDULE 4.6(A) are true and correct copies of the statements of operations and cash flows of iTract for the period from inception through June 30, 1999, for the six month period ended December 31, 1999 and for the eight month period ended February 29, 2000, and balance sheets as of June 30, 1999, December 31, 1999 and February 29, 2000 (collectively the "iTRACT FINANCIAL STATEMENTS").

                  (b) The iTract Financial Statements comply as to form in all material respects with applicable accounting requirements and have been prepared in conformity with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the SEC) and present fairly, in all material respects, the financial position of iTract at the dates thereof and the results of its operations and cash flows for the periods then ended (subject in the case of unaudited interim financial statements to normal recurring year-end audit adjustments).

                  (c) Except as set forth in SCHEDULE 4.6(C), iTract does not have any liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due) that were not fully reflected or reserved against in the balance sheet of iTract as of February 29, 2000 (the "iTRACT RECENT BALANCE SHEET") except for non-material liabilities and obligations incurred in the ordinary course of business and consistent with past practice (in nature and scope) since the date thereof. The reserves reflected in the iTract Recent Balance Sheet are adequate, appropriate and reasonable and the reserves reflected in the iTract Recent Balance Sheet are in accordance with GAAP consistently applied. Since the date of the iTract Recent Balance Sheet, there has been no change in the business, operations or financial condition of iTract which has or could reasonably be expected to have a Material Adverse Effect with respect to iTract.

         4.7      TITLE TO PROPERTY; SUFFICIENCY; ENCUMBRANCES.
                  --------------------------------------------

                  (a) iTract has never owned any real property.

                  (b) Except for those properties or assets leased by iTract (each of which is listed in Schedule 4.8(a)), or as disclosed in SCHEDULE 4.7(B), iTract owns all the properties and assets used in the conduct of its business and, with respect to contract rights, is a party to and enjoys the right to the benefits of all material contracts, agreements and other arrangements used by iTract in the conduct of its business (all such properties, assets and contract rights being the "iTRACT ASSETS"). iTract has good and marketable title to all the iTract Assets, free and clear of all Encumbrances, except for Permitted Encumbrances. As used herein, "PERMITTED ENCUMBRANCES" means (i) statutory liens for current taxes or assessments not yet due or delinquent, and (ii) those Encumbrances disclosed on SCHEDULE 4.7(B).

                  (c) Following the consummation of the Contemplated Transactions, the Surviving LLC will continue to own the iTract Assets without incurring any penalty or other adverse consequence, including, without limitation, any increase in royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the Contemplated Transactions. Immediately following the Effective Time, the Surviving LLC shall own and possess all documents, books, records, agreements and financial data of any sort used by iTract in the conduct of its business.

         4.8      LEASED PROPERTY.
                  ---------------

                  (a) SCHEDULE 4.8 sets forth a true and complete list of each lease under which iTract is a lessee or lessor (each, a "LEASE"). iTract has delivered to Purchaser complete and correct copies of each such Lease. Each such Lease is a valid and binding obligation of iTract, enforceable in accordance with its terms, is in full force and effect, and except as set forth on SCHEDULE 4.8, upon consummation of the Contemplated Transactions, will continue to entitle the Surviving LLC to the use and possession of the property specified in such lease for the purposes for which such property is now being used by iTract, without incurring any penalty or other adverse consequence, including without limitation, any increase in rentals or other fees imposed as a result of or arising from the consummation of the Contemplated Transactions.

                  (b) There is not under any of such Leases any material default or any claim of a material default by iTract.

         4.9      INTELLECTUAL PROPERTY RIGHTS.
                  ----------------------------

                  (a) SCHEDULE 4.9 sets forth a list and brief description of all Intellectual Property owned or licensed or used or held for use by iTract, specifying as to each, as applicable: (i) the nature of such right, (ii) the owner of such right and (iii) the jurisdiction in which registration has been issued or applied for with respect to such right, including the respective registration or application numbers. iTract owns or possesses adequate licenses or rights to use all Intellectual Property necessary to the conduct of its business as presently conducted and as proposed to be conducted as of the date hereof, and no claim is pending or, to the knowledge of iTract, threatened to the effect that the operations of iTract infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property and, to the knowledge of iTract, there is no reasonable basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of iTract, threatened to the effect that any such Intellectual Property owned or licensed by iTract or by which iTract otherwise has the right to use, is invalid or unenforceable by iTract, and, to the knowledge of iTract, there is no reasonable basis for any such claim (whether or not pending or threatened). iTract has taken reasonable steps to establish and maintain the confidentiality of all manufacturing processes, formulae, trade secrets, customers lists and know how of iTract, and, to the knowledge of iTract, all such items have remained confidential. SCHEDULE 4.9 also contains a list of all licenses and sublicenses and all consulting software development and other agreements relating to any Intellectual Property of iTract, including the identity of all parties thereto. iTract is not nor will it be as a result of the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, in violation of any license, sublicense or agreement described in SCHEDULE 4.9.

                  (b) The Intellectual Property owned by iTract or, for which iTract is the exclusive licensee, are free and clear of all liens and encumbrances of every nature, are not currently being challenged in any way, have not lapsed or expired, and are not involved in any pending or, to the knowledge of iTract, threatened interference proceedings. SCHEDULE 4.9 sets forth all challenges to or any pending or threatened interference proceedings relating to Intellectual Property known to iTract.

                  (c) Neither iTract nor any of its Affiliates has during the preceding 5 years been sued or charged in writing with or have been a defendant in any claim, suit, action or proceeding that involved a claim of infringement of any of the Intellectual Property of iTract. iTract has no knowledge of any other claim of infringement by iTract and no knowledge of any continuing unauthorized use, misappropriation or infringement by any party of any Intellectual Property of iTract. No Intellectual Property of iTract is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by iTract or restricting the licensing thereof by iTract to any other party. Other than as set forth in SCHEDULE 4.9, iTract has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property of iTract.

                  (d) As of April 18, 2000, none of the present or former employees, officers and directors of iTract or their Affiliates will own, directly or indirectly, in whole or in part, any Intellectual Property of iTract or application therefor as set forth in SCHEDULE 4.9.

         4.10 LITIGATION. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened against or involving iTract, which questions or challenges the validity of this Agreement or the Contemplated Transactions, and iTract has not received any notice of any event or occurrence which could result in any such action, suit, inquiry, proceeding or investigation nor, to the knowledge of iTract, is there any valid basis for any such action, suit, inquiry, proceeding or investigation.

         4.11 TAX MATTERS. iTract elected to be treated as a partnership for federal income tax purposes upon its inception and has not changed such election since such time. Except as set forth on SCHEDULE 4.11, all Tax Returns required to be filed by iTract on or before the Effective Time by or on behalf of or with respect to iTract have been or will be timely filed on or before the Effective Time in accordance with all applicable laws. iTract is not delinquent in the payment of any Tax nor has iTract requested any extension of time within which to file any Tax Return, which Return has not since been timely filed. No deficiency for any Tax or claim for additional Taxes has been proposed, asserted or assessed by any Governmental Body against iTract. There is no audit, action, suit, claim, proceeding or, any investigation or inquiry, whether formal or informal, public or private, now pending or, to the knowledge of iTract, threatened against or with respect to iTract in respect of any Tax. There are no liens for Taxes upon the assets of iTract except liens for current Taxes not yet due.

         4.12 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, except as set forth in SCHEDULE 4.12, iTract has conducted its business only in the ordinary course and there has not been:

                  (i) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of iTract;

                  (ii) any material damage, destruction or loss of any material properties of iTract; and

                  (iii) any occurrence not included in paragraphs (i) through
(ii) of this Section which has resulted or, in which iTract has reason to believe could reasonably be expected to result, in a Material Adverse Effect.

         4.13     EMPLOYEE BENEFITS; EXECUTIVE OFFICERS; LABOR.
                  --------------------------------------------

                  (a) No employees of iTract are covered by collective bargaining agreements or are members of unions. SCHEDULE 4.13 sets forth a true and complete list of all written executive compensation plans, bonus plans, incentive compensation plans, deferred compensation plans or agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase plans, group life insurance, hospitalization insurance, severance or other employee benefit plans (as defined in Section 3(3) of ERISA) of iTract (the "iTRACT PLANS") providing for benefits for any employees of iTract. iTract has no unfunded obligations relating to the iTract Plans. To the extent applicable, the iTract Plans comply in all material respects with ERISA.

                  (b) Except as set forth in SCHEDULE 4.13, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions under this Agreement will entitle any current or former employee of iTract to severance pay or other similar payment or accelerate the time of payment or increase the amount or compensation due to any such employee or former employee. iTract has no pending or, to the knowledge of iTract, threatened labor disputes with its employees.

         4.14 INSURANCE; CLAIMS. SCHEDULE 4.14 sets forth a true, correct and complete list of all insurance policies of any kind or nature maintained as of the date of this Agreement by or on behalf of iTract and relating to its business and/or assets, indicating the type of coverage, name of insured, name of insurance carrier or underwriter, premium thereon, policy limits and expiration date of each policy. All such insurance policies are in full force and effect, and iTract is not in default with respect to its obligations under any such insurance policy and no notice of cancellation or termination has been received with respect to any such policy.

         4.15 MATERIAL CONTRACTS AND COMMITMENTS. SCHEDULE 4.15 contains a true, complete and accurate list of all of the material contracts, agreements, understandings or other obligations (whether written or oral) to which iTract is a party or by which any of its assets or properties are bound (together with the agreements disclosed on SCHEDULES 4.8, 4.9, 4.13, and 4.14 a "CONTRACT"), including, but not limited to:

                  (a) all rental or use agreements, contracts, covenants or obligations;

                  (b) any contract, agreement, commitment or obligation to make any capital expenditures;

                  (c) contracts, agreements, commitments or other obligations with any Person containing any provision or covenant limiting the ability of iTract to engage in any line of business or to compete with or to obtain products or services from any Person or limiting the ability of any Person to compete with or to provide products or services to, or obtain products or services from, iTract, or covering indemnification of another Person;

                  (d) any profit-sharing or similar contract, agreement, understanding or obligation with any Person;

                  (e) contracts, agreements, commitments or other obligations with respect to the purchase or sale by or to iTract of any product, equipment, facility, or similar item;

                  (f) license, royalty, franchise, distributorship, dealer, service, sales agency, consulting, advisory, public relations or advertising contracts, agreements, commitments or other obligations;

                  (g) contracts, agreements, commitments or other obligations to provide services or facilities with a value in excess of $5,000 per annum by or to iTract or to or by another Person;

                  (h) all joint ventures and joint marketing agreements; or

                  (i) all other material contracts, agreements, commitments, or other obligations whether or not made in the ordinary course of business.

         4.16 STATUS OF AGREEMENTS. All Contracts to which iTract is a party are in full force and effect and constitute valid and binding obligations of iTract and, to the knowledge of iTract, are binding on the other parties thereto. There are no existing material defaults (or events which, with notice or lapse of time or both, would constitute a default) by iTract or any other party thereunder. iTract is not a party to any Contract that has or may reasonably be expected to have, individually or in the aggregate, with any other Contracts a Material Adverse Effect on iTract.

         4.17     COMPLIANCE WITH LAW.
                  -------------------

                  (a) SCHEDULE 4.17(A) is a true and complete list of each license, permit, order, authorization or approval of Governmental Bodies ("iTRACT LICENSES") held or obtained by iTract which is required in connection with the business conducted by iTract. The operations of iTract have been conducted in all material respects in accordance with all applicable Laws. iTract has not received any notification of any asserted present or past failure to comply with any such Laws. iTract has all iTract Licenses required for the conduct of iTract's business and is not in violation of any such iTract License. All such iTract Licenses are in full force and effect and no suspension or cancellation thereof has been threatened of which iTract is aware.

                  (b) iTract has obtained all iTract Licenses which are required with respect to iTract under all Environmental Laws. iTract is in compliance in all material respects with all terms and conditions of such required iTract Licenses, and is also in compliance in all material respects with all Environmental Laws. Except as set forth in SCHEDULE 4.17(B), there does not exist as a result of any action or inaction of iTract or, to the knowledge of iTract, as a result of any action or inaction of any other Person, nor has iTract received notice of, any events, condition or circumstances which may interfere with or prevent continued compliance, or which may give rise to any liability, or otherwise form the basis of any claim, action, suit, proceedings, hearing or investigation, based on or related to the violation of an Environmental Law or the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material.

                  (c) To the best of iTract's knowledge, no Hazardous Material has been incorporated in, used on, stored on or under, released from, treated on, transported to or from, or disposed of by iTract on or from any property owned or leased by iTract or by any other Person such that, under Environmental Laws (i) any such Hazardous Material would be required to be removed, cleaned up or remediated before the property owned or leased by iTract could be altered, renovated, demolished or transferred, or (ii) the owner or lessee of the property (as applicable to iTract) could be subjected to liability for the removal, clean up or remediation of such Hazardous Material; and iTract has not received notification from any Governmental Bodies or other Persons relating to Hazardous Material on or affecting any property owned or leased by iTract or relating to any potential or known liability under Environmental Laws arising from the ownership or leasing of any property.

         4.18 NO BROKERS OR FINDERS. Except as set forth on SCHEDULE 4.18, iTract has not, and its Affiliates, officers, directors or employees have not, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions.

         4.19 REGISTRATION STATEMENT. None of the information to be supplied by iTract in writing for inclusion in the Registration Statement or any amendments thereof or supplements thereto, at the time of the filing of the Registration Statement, as amended or supplemented, or at the time it becomes effective, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; PROVIDED, that Margo shall furnish the Registration Statement and any amendments or supplements thereto to iTract for its review a reasonable period (and in no case less than 24 hours) prior to the filing of same with the SEC and prior to the distribution thereof.

         4.20 TAX REPORTING. Consistent with the intent of the parties hereto, iTract shall treat, and cause their Affiliates to so treat, the iTract Merger as an exchange under Section 351 with respect to all Tax Returns, to the extent consistent with Law.

         4.21 DISCLOSURE. No representations or warranties by iTract in this Agreement and no statement contained in any schedules, exhibits or certificates furnished or to be furnished by iTract to Margo, Purchaser or Purchaser Subsidiary or any of their representatives pursuant to the provisions hereof, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. Documents delivered or to be delivered by iTract to Margo, Purchaser or Purchaser Subsidiary pursuant to this Agreement are or will be true and complete copies of what they purport to be.

         5.       REPRESENTATIONS AND WARRANTIES OF MARGO, PURCHASER AND
                  ------------------------------------------------------
PURCHASER SUBSIDIARY.
---------------------

         Margo, Purchaser and Purchaser Subsidiary hereby, jointly and severally, represent and warrant to iTract as follows:

         5.1 ORGANIZATION AND GOOD STANDING. Margo is a corporation duly organized, validly existing and in good standing under the laws of Puerto Rico. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Margo, Purchaser and Purchaser Subsidiary has the requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted, and following the Reincorporation Merger, Purchaser will have all requisite corporate power to own, operate and lease its properties and carry on its business as the same are then being conducted. Complete and correct copies of the certificate of incorporation and bylaws of Margo and Purchaser, and complete and correct copies of the certificate of formation and limited liability company agreement of Purchaser Subsidiary, as currently in effect, have been delivered to iTract. Other than the Subsidiaries set forth on SCHEDULE 5.1, Margo has no Subsidiaries.

         5.2      CAPITALIZATION.
                  --------------

                  (a) The authorized capital stock of Margo consists of (i) 10,000,000 shares of common stock, par value $.001 per share, of which 1,882,322 shares are issued and outstanding as of the date of this Agreement and are fully paid and non-assessable (ii) 250,000 shares of preferred stock, par value $.01 per share, of which no shares are outstanding. Except as set forth on SCHEDULE 5.2(A), there are no outstanding subscriptions, options, rights, warrants, convertible securities, preemptive rights or other agreements (other than this Agreement) or calls, demands or commitments of any kind relating to the issuance of any capital stock or other equity securities of Margo, whether directly or upon the exercise or conversion of other securities. There are no outstanding contractual obligations of Margo to repurchase, redeem or otherwise acquire any shares of Margo's capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. All of the outstanding securities of Margo were issued in compliance with all applicable federal and state securities laws.

                  (b) The authorized capital stock of Purchaser consists of (i) 100,000,000 shares of common stock, par value $.001 per share, of which 10 shares are issued and outstanding as of the date of this Agreement, are fully paid and non-assessable and owned by Margo, and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which no shares are currently outstanding or will be outstanding at the Effective Time. Except as set forth on
SCHEDULE 5.2(B), there are no outstanding subscriptions, options, rights, warrants, convertible securities, preemptive rights or other agreements (other than this Agreement) or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Purchaser, whether directly or upon the exercise or conversion of other securities. There are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser's capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

                  (c) Purchaser owns 100% of the membership interests of Purchaser Subsidiary and has no other Subsidiaries.

                  (d) All of the Purchaser Shares to be issued to the Members in the Merger will, as of the Effective Time, be duly authorized and validly issued, fully paid and nonassessable.

         5.3 AUTHORITY RELATIVE TO AGREEMENT. Each of Margo, Purchaser and Purchaser Subsidiary, as applicable, has all requisite power and authority, corporate or otherwise, to execute, deliver and perform their obligations under this Agreement and has taken all action necessary, corporate or otherwise, in order to execute and deliver this Agreement. This Agreement has been duly executed and delivered by Margo, Purchaser and Purchaser Subsidiary. This Agreement constitutes the valid and binding obligations of Margo, Purchaser and Purchaser Subsidiary, as applicable, enforceable against Margo, Purchaser and Purchaser Subsidiary in accordance with its terms, subject to laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights).

         5.4 ABSENCE OF CONFLICT. Except as listed on SCHEDULE 5.4, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (a) violate, conflict with, result in a breach or termination of, constitute a default under or give rise to a right to terminate or accelerate (or an event which, with notice or lapse of time or both, would constitute the same) (i) any agreement, commitment, deed of trust, indenture, lease, mortgage or other instrument to which Margo, Purchaser and Purchaser Subsidiary is a party or by which any of their respective properties or assets are bound; (ii) the certificate of incorporation or bylaws of Margo or Purchaser or the certificate of formation or limited liability company agreement of Purchaser Subsidiary or (iii) any Law, order of a Governmental Body or any other restriction of any kind or character applicable to Margo, Purchaser and Purchaser Subsidiary or any of their respective properties or assets; except, in each of such cases, for such items as would not constitute, in the aggregate, a Material Adverse Effect with respect to Margo, Purchaser or Purchaser Subsidiary, as the case may be.

         5.5 CONSENTS AND APPROVALS; EFFECT OF CHANGE IN CONTROL. SCHEDULE 5.5 sets forth a complete list of all consents, waivers, registrations, certificates, approvals, grants, franchises, concessions, permits, licenses, exceptions or authorizations of, or declarations or filings with, or notices or reports to, (a) any Governmental Body and (b) any other Person (including, but not limited to, any party to a contract or other agreement or commitment of Margo) (collectively, the "MARGO APPROVALS"), which Margo or Purchaser must make or obtain in order to consummate the Contemplated Transactions. Except as set forth in SCHEDULE 5.5, there are no contracts or Margo Approvals by which Margo or any of its assets or properties may be bound that contain any change in control provisions that will become applicable or inapplicable as a result of the consummation of the Contemplated Transactions.

         5.6      TAX MATTERS.
                  -----------

                  (a) Margo and its Subsidiaries have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to them, their operations and their assets through the Effective Time, pursuant to the Laws or administrative requirements of each Governmental Body with taxing power over it or its assets. As of the time of filing, such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status, and other matters of Margo and its Subsidiaries and any other information required to be shown thereon. In particular, such Tax Returns are not subject to penalties under Section 6662 of the Code or any predecessor provision of law or any other provision of the Code. An extension of time within which to file any Tax Return that has not been filed has not been requested or granted. Margo and its Subsidiaries have delivered to Purchaser true, complete and correct copies of all federal, state, local or foreign income Tax Returns filed by them since formation. SCHEDULE 5.6(A) lists all state, local and foreign jurisdictions in which Margo and its Subsidiaries have previously filed or currently file Tax Returns, which are all of the state, local or foreign taxing jurisdictions in which Margo and its Subsidiaries have been or are required to file Tax Returns.

                  (b) With respect to all amounts in respect of Taxes imposed on Margo and its Subsidiaries or for which Margo and its Subsidiaries are or could be liable, whether to Governmental Bodies (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods through the Effective Time, (i) all applicable tax laws and agreements have been fully complied with,
(ii) all such amounts required to be paid by Margo and its Subsidiaries to Governmental Bodies or others on or before the date hereof have been paid, except such taxes, if any, as are set forth in SCHEDULE 5.6(B) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP consistently applied) have been provided in the Financial Statements, and (iii) reserves have been established for the payment of all Taxes not yet due and payable, which reserves are reflected on the Preliminary Balance Sheet and are adequate and in accordance with the past custom and practice of Margo and its Subsidiaries.

                  (c) As of the date hereof, none of Margo and its Subsidiaries have requested, executed or filed with the IRS or any other Governmental Body any agreement or other document extending or having the effect of extending the period for assessment or collection of any Taxes for which Margo and its Subsidiaries could be liable.

                  (d) There exists no proposed tax assessment against Margo and its Subsidiaries nor any lien for Taxes against any property of Margo and its Subsidiaries except as disclosed in the Margo Financial Statements or on
SCHEDULE 5.6(d).

                  (e) All Taxes that Margo and its Subsidiaries are or were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (f) Margo and its Subsidiaries are not, were not and will not be a party to, bound by or subject to any obligation under any tax sharing, tax indemnity, tax allocation or similar agreement.

                  (g) There is no claim, audit, action, suit, proceeding, or investigation with respect to Taxes due or claimed to be due from Margo and its Subsidiaries or of any Tax Return filed or required to be filed by Margo and its Subsidiaries pending or threatened against or with respect to Margo and its Subsidiaries.

                  (h) Margo and its Subsidiaries have not made, and are not parties to any agreement requiring them to make, any payment which would not be deductible under Code Section 280G or which would be subject to the excise tax imposed by Code Section 4999.

                  (i) Margo and its Subsidiaries have not executed or entered into any closing agreement pursuant to Section 7121 of the Code or any corresponding provision of state, local, Puerto Rico or foreign income tax law.

                  (j) Margo and its Subsidiaries have not filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local, Puerto Rico or foreign income tax law) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Margo and its Subsidiaries.

                  (k) Margo and its Subsidiaries (i) have not agreed to or are not required to make any adjustment pursuant to Section 481(a) of the Code (or any corresponding provision of state, local, Puerto Rico or foreign income tax law) by reason of a change in accounting method initiated by a Tax Affiliate,
(ii) are not aware that the IRS or any Governmental Body has proposed any such adjustment or change in accounting method that relates to the business and operations of Margo and its Subsidiaries, or (iii) have no application pending with any Governmental Body requesting permission for any change in accounting method that relates to the business and operations of Margo and its Subsidiaries.

                  (l) Except as Set forth in SCHEDULE 5.4(L), Margo and its Subsidiaries do not hold any debt instrument with respect to which they are reporting the income under the installment method or that has an adjusted basis that is less than 90 percent of the stated redemption price at maturity.

                  (m) Margo and its Subsidiaries have no liability for the Taxes of any person under Treas. Reg. ss. 1.1502-6, as a transferee or successor, or otherwise.

                  (n) All material elections with respect to Taxes affecting Margo and its Subsidiaries as of the date hereof are set forth in SCHEDULE 5.6(N). After the date hereof, no election with respect to Taxes will be made without the written consent of Purchaser, which may not be unreasonably withheld or delayed.

                  (o) None of the assets of Margo and its Subsidiaries is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code or otherwise pursuant to the Code.

                  (p) None of the assets of Margo and its Subsidiaries directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

                  (q) None of the assets of Margo and its Subsidiaries are "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (r) Margo and its Subsidiaries have not participated in or will not participate in an international boycott within the meaning of Section 999 of the Code.

                  (s) Neither Margo nor any of its Subsidiaries is and has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (t) The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, Subchapter A of Chapter 3 of the Code, or any other provision of state, local, Puerto Rico or foreign law.

                  (u) Margo and its Subsidiaries have not had either a permanent establishment in any foreign country (other than Puerto Rico), as defined in any applicable tax treaty or convention between the United States and such foreign country, or business activity in any country other than the United States that would subject it to a Tax in such country that would not apply to a United States person without a business activity in such country.

                  (v) Except as set forth in SCHEDULE 5.6(V), neither Margo nor any of its Subsidiaries is a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal or Puerto Rico income tax purposes.

                  (w) Margo and its Subsidiaries do not file Tax Returns that are combined, consolidated, unitary or otherwise joined with the tax reporting obligations of any other Person.

         5.7      SEC DOCUMENTS: FINANCIAL STATEMENTS.
                  -----------------------------------

                  (a) As of their respective filing dates (i) each quarterly and other report and registration statement (without exhibits) filed by Margo since December 31, 1995 (the "MARGO SEC DOCUMENTS"), complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Margo SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of Margo included in the Margo SEC Documents (the "MARGO FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the SEC) and present fairly, in all material respects, the financial position of Margo and its consolidated subsidiaries at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring and certain non-recurring audit adjustments).

                  (b) Margo does not have any liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due) that were not fully reflected or reserved against in the consolidated balance sheet of Margo as of December 31, 1999 (the "MARGO RECENT BALANCE SHEET") except for non-material liabilities and obligations incurred in the ordinary course of business and consistent with past practice (in nature and scope) since the date thereof. The reserves reflected in the Margo Recent Balance Sheet are adequate, appropriate and reasonable and the\reserves reflected in the Margo Recent Balance Sheet are in accordance with GAAP consistently applied.

                  (c) Except as set forth on SCHEDULE 5.7(C), since the date of the Margo Recent Balance Sheet to the date of this Agreement, there has been no material adverse change in the business, operations or financial condition of Margo or any event, condition or contingency that could reasonably be expected to result in such a Material Adverse Effect with respect to Margo.

                  (d) The Margo Common Stock is registered under Section 12 of the Exchange Act. Except as set forth in SCHEDULE 5.7], since March 31, 1995, Margo has filed all reports, registration statements and other documents, together with any amendments thereto, required to be filed under the Securities Act and the Exchange Act, including, without limitation, reports on Form10-K, Form 10-Q and Form 8-K, and Margo (and Purchaser following the Reincorporation Merger) will file all such reports, registration statements and other documents required to be filed by it from the date of this Agreement to the Effective Time.

         5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999 to the date of this Agreement, except as set forth in SCHEDULE 5.8, Margo has conducted its business only in the ordinary course consistent with past practice and there has not been:

                           (i) any material adverse change in the financial
condition, operations, properties, assets, liabilities or business of Margo;

                           (ii) any material damage, destruction or loss of any
material properties of Margo;

                           (iii) any material change in the manner in which the
business of Margo has been conducted;

                           (iv) any occurrence not included in paragraphs (i)
through (iii) of this Section which has resulted, or which Margo has reason to believe could reasonably be expected to result, in a Material Adverse Effect.

         5.9      EMPLOYEE BENEFITS; EXECUTIVE OFFICERS; LABOR.
                  --------------------------------------------

                  (a) Except as set forth on SCHEDULE 5.9(A), no employees of Margo, Purchaser or their Subsidiaries are covered by collective bargaining agreements or are members of unions. SCHEDULE 5.9(A) sets forth a true and complete list of all written executive compensation plans, bonus plans, incentive compensation plans, deferred compensation plans or agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase plans, group life insurance, hospitalization insurance, severance or other employee benefit plans (as defined in Section 3(3) of ERISA) of Margo, Purchaser and their Subsidiaries (the "MARGO PLANS") providing for benefits for any employees of Margo or its Subsidiaries. Margo has no agreement or commitment to create any additional such Margo Plan. There are no unfunded obligations relating to the Margo Plans. To the extent applicable, the Margo Plans comply in all material respects with ERISA, the Code and the P.R. Internal Revenue Code.

                  (b) Margo and Purchaser will provide notifications to all of their employees of their rights under Section 4980B of the Code within the time required for the giving of such notification under such section, and Margo and Purchaser will comply with all of the other provisions of such Section 4980B in connection with the iTract Merger, the Asset Sale and the other Contemplated Transactions.

                  (c) Except as set forth on SCHEDULE 5.9,(c), neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions under this Agreement will entitle any current or former employee of Margo or Purchaser to severance pay or other similar payment, or accelerate the time of payment or increase the amount of compensation due to any such employee or former employee. Margo and Purchaser have no threatened or pending labor disputes with their employees.

         5.10     COMPLIANCE WITH LAW.
                  -------------------

                  (a) Except as set forth on SCHEDULE 5.10(A), the operations of Margo, Purchaser and their Subsidiaries have been conducted in all material respects in accordance with all applicable Laws. Except as set forth on SCHEDULE 5.10(A), neither Margo nor Purchaser has received any notification of any asserted present or past failure to comply with any such Laws. Except as set forth in Schedule 5.10(b), Margo, Purchaser and their Subsidiaries have all licenses, permits, orders, authorizations or approvals of Governmental Bodies ("MARGO LICENSES") required for the conduct of their businesses and are not in violation of any such Margo License. All such Margo Licenses are in full force and effect and no suspension or cancellation thereof has been threatened of which Margo is aware.

                  (b) Margo, Purchaser and their Subsidiaries, as the case may be, have obtained all Margo Licenses which are required with respect to Margo, Purchaser and their Subsidiaries under all Environmental Laws. Margo, Purchaser and their Subsidiaries are in compliance in all material respects with all terms and conditions of such required Margo Licenses, and are also in compliance in all material respects with all Environmental Laws. Except as set forth in
Schedule 5.10(b), there does not exist as a result of any action or inaction of Margo, Purchaser or their Subsidiaries, or, to the knowledge of Margo any of the predecessors of any of the foregoing, or, as a result of any action or inaction of any other Person, nor has Margo or Purchaser or any of the predecessors of any of the foregoing, received notice of, any events, condition or circumstances which may interfere with or prevent continued compliance, or which may give rise to any liability, or otherwise form the basis of any claim, action, suit, proceedings, hearing or investigation, based on or related to the violation of an Environmental Law or the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material which would result in a Material Adverse Effect on Margo or Purchaser or any of their Subsidiaries or with respect to the Nursery Business Assets.

                  (c) To the best of Margo's knowledge, no Hazardous Material has been incorporated in, used on, stored on or under, released from, treated on, transported to or from, or disposed of by Margo, Purchaser or their Subsidiaries or any of the predecessors of any of the foregoing, on or from any property owned or leased by Margo, Purchaser or their Subsidiaries or any of the predecessors of any of the foregoing, or by any other Person such that, under Environmental Laws (i) any such Hazardous Material would be required to be removed, cleaned up or remediated before the property owned or leased by Margo, Purchaser or their Subsidiaries could be altered, renovated, demolished or transferred, or (ii) the owner or lessee of the property (as applicable to Margo, Purchaser or their Subsidiaries) could be subjected to liability for the removal, clean up or remediation of such Hazardous Material; and neither Margo nor Purchaser, their Subsidiaries or any of the predecessors of any of the foregoing, has received notification from any Governmental Bodies or other Persons relating to Hazardous Material on or affecting any property owned or leased by Margo, Purchaser or any of their Subsidiaries or any of the predecessors of any of the foregoing, or relating to any potential or known liability under Environmental Laws arising from the ownership or leasing of any property.

         5.11 PURCHASER AND PURCHASER SUBSIDIARY'S OPERATIONS. Each of Purchaser and Purchaser Subsidiary was formed solely for the purpose of engaging in the Contemplated Transactions and has not (i) engaged in any business activities, (ii) conducted any operations other than in connection with the Contemplated Transactions, (iii) incurred any liabilities other than in connection with the Contemplated Transactions or (iv) owned any assets or property.

         5.12 LITIGATION. Except as listed in SCHEDULE 5.12, there is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened against or involving Margo or Purchaser, Purchaser Subsidiary or the Nursery Business Assets or which questions or challenges the validity of this Agreement or the Contemplated Transactions, and Margo has not received any notice of any event or occurrence which could result in any such action, suit, inquiry, proceeding or investigation nor, to the knowledge of Margo, is there any valid basis for any such action, suit, inquiry, proceeding or investigation.

         5.13 RECORDS. The books of account, corporate records and minute books of Margo, Purchaser and Purchaser Subsidiary are complete and correct in all material respects. Complete and accurate copies of all such books of account, corporate records and minute books of Margo, Purchaser and Purchaser Subsidiary have been provided to iTract.

         5.14 NO BROKERS OR FINDERS. Except as set forth in SCHEDULE 5.14, Purchaser and Purchaser Subsidiary have not, nor have any of their officers, directors or employees, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions.

         5.15 REGISTRATION STATEMENT. The Registration Statement and any amendments thereof or supplements thereto, at the time of the filing or mailing, at the time of the meeting of the stockholders of Margo to be held in connection with the transactions contemplated by this Agreement, and at the time it is filed or becomes effective, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that neither Margo nor Purchaser shall have liability under this Section 5.15 for information supplied by iTract or ICES or their respective officers, directors, stockholders or affiliates in writing for inclusion in the Registration Statement.

         5.16 NASDAQ. The Margo Common Stock has been approved for listing on Nasdaq Small Cap market under the symbol "MRGO" and is in compliance in all material respects with all rules and regulations of the National Association of Securities Dealers, Inc. and Nasdaq applicable to Margo and the listing of such securities on Nasdaq.

         5.17 TAX REPORTING. Consistent with the intent of the parties hereto, Purchaser and Purchaser Subsidiary shall treat, and cause their Affiliates to so treat, the Merger as an exchange under Section 351 with respect to all Tax Returns, to the extent consistent with Law.

         5.18 DISCLOSURE. No representations or warranties by Margo, Purchaser or Purchaser Subsidiary in this Agreement and no statement contained in any schedules, exhibits or certificates furnished or to be furnished by Margo, Purchaser or Purchaser Subsidiary to iTract or ICES pursuant to the provisions hereof, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. Documents delivered or to be delivered by Margo, Purchaser or Purchaser Subsidiary to iTract or ICES pursuant to this Agreement are or will be true and complete copies of what they purport to be.

6.       COVENANTS RELATING TO REINCORPORATION AND CONTEMPLATED TRANSACTIONS.
         -------------------------------------------------------------------

         6.1      REINCORPORATION MERGER.
                  ----------------------

                  (a) From and after the date of this Agreement, Margo and Purchaser will take all commercially reasonable actions necessary to cause Margo to be merged with and into Purchaser, with Purchaser as the surviving corporation of such merger, so that as a result of such merger, Purchaser will assume all of the assets, liabilities, properties and rights of Margo. In effecting the Reincorporation Merger, Margo and Purchaser will cause each share of Margo Common Stock to be converted into one share of Purchaser Common Stock, so that immediately after the Reincorporation Merger, each Person that was previously a holder of Margo Common Stock will be the holder of the same number of shares of Purchaser Common Stock.

                  (b) All of the options to purchase Margo Common Stock (the "Margo Options") outstanding as of the effective time of the Reincorporation Merger shall, by virtue of the Reincorporation Merger and without any further action on the part of Margo or the holders of such options, be converted into Purchaser Options in the manner provided by this Section 6.1(b). Each Purchaser Option issued in exchange for a Margo Option shall be exercisable for that whole number of shares of Purchaser Common Stock (to the nearest whole share) that a holder of the number of Margo Common Stock subject to such Margo Option immediately prior to the effective time of the Reincorporation Merger would be entitled to receive under Section 6.1(a) of this Agreement. The aggregate purchase price for the shares of Purchaser Common Stock subject to each Purchaser Option issued in exchange for a Margo Option shall be the same as the aggregate purchase price for the Margo Common Stock subject to the corresponding Margo Option immediately prior to such effective time. Purchaser agrees that as soon as practicable after the Effective Time it will cause to be filed one or more registration statements on Form S-8 under the Securities Act, in order to register the shares of Purchaser Common Stock issuable upon exercise of the converted Margo Options (if the issuance of such shares may be registered on Form S-8).

         6.2 REGISTRATION OF PURCHASER SHARES. In connection with the Reincorporation Merger, Margo and Purchaser will (i) prepare and file with the SEC a proxy/registration statement on Form S-4 (the "Registration Statement"),
(ii) use commercially reasonably efforts to cause the Registration Statement to become effective as soon as practicable after filing, and (iii) cause the Registration Statement to be mailed to Margo's shareholders immediately after it has become effective. The Registration Statement will (A) solicit proxies to vote in favor of (i) the Reincorporation Merger, and (ii) the approval of the Contemplated Transactions, including the transactions contemplated by this Agreement and the Asset Sale, (B) register the Purchaser Shares to be issued to the former shareholders of Margo in connection with the Reincorporation Merger,
(C) register any Margo Options and any iTract Options to be outstanding after the Effective Date (if required); and (D) register the Purchaser Shares to be issued to the Members as the Merger Consideration.

         6.3 COOPERATION OF iTRACT. iTract and ICES will furnish to Margo in writing all information reasonably requested by Margo for use in connection with the preparation of the Registration Statement and obtaining the effectiveness thereof.

         6.4      ASSET SALE.
                  ----------

         (a) Purchaser and/or Margo will take all commercially reasonable efforts necessary to cause the Nursery Business Assets to be sold (the "ASSET SALE") as soon as practicable after obtaining the approval of such sale from Margo's shareholders. The Asset Sale shall be consummated on or prior to the Effective Time.

         (b) Margo shall provide iTract with a copy of any proposed purchase agreement for the Asset Sale prior to its execution by Margo. The terms and conditions of the purchase agreement must be reasonably acceptable to iTract, including the structure of the transaction (i.e., an asset sale or a stock sale). Notwithstanding the foregoing, iTract shall not be entitled to object to the purchase price under the proposed purchase agreement if the purchase price equals or exceeds $5,000,000 in cash. iTract shall either approve or disapprove the terms and conditions of the purchase agreement within three business days of its delivery by Margo to iTract. Margo shall not consummate the Asset Sale on terms which are different from those set forth in the purchase agreement approved by iTract without iTract's prior written consent (which may not be unreasonably withheld).

         6.5 NASDAQ LISTING. Margo shall timely notify Nasdaq of the Contemplated Transactions and the shares to be issued in connection therewith. The Parties shall together take such actions as are reasonably required to obtain the approval of Nasdaq to list the Purchaser Shares on The Nasdaq SmallCap Market immediately upon the effectiveness of the iTract Merger (the "NASDAQ LISTING").

         6.6 STOCKHOLDERS APPROVAL. Margo shall use commercially reasonable efforts to obtain the approval of its stockholders (the "STOCKHOLDER APPROVAL") of the Contemplated Transactions (to the extent required by applicable law and the rules of Nasdaq) as soon as practicable following the date upon which the Registration Statement is declared effective by the SEC. Subject to the fiduciary duties of the Board of Directors of Margo under applicable law, Margo shall, through its Board of Directors, recommend to the holders of Margo Common Stock approval of this Agreement and the transactions contemplated by this Agreement.

         6.7 VOTING AGREEMENT OF SPECTOR. Concurrent with the execution of this Agreement, Michael J. Spector, the principal shareholder of Margo, has entered into an agreement with iTract in the form of EXHIBIT C, pursuant to which Mr. Spector has agreed to vote all of the shares of Margo Common Stock held by him in favor of the Contemplated Transactions.

         6.8 iTRACT LOCK-UP AGREEMENTS. Prior to the effective date of the Registration Statement, iTract and ICES shall cause each of the Members receiving Purchaser Shares in the Merger (and each person who may receive shares of Purchaser Common Stock upon the exercise of any iTract Options) to execute and deliver to Purchaser the iTract Lock-Up Agreement in the form of EXHIBIT

D to this Agreement, pursuant to which each such Person shall have agreed not to sell, pledge, dispose of or otherwise transfer any of such shares until the eight months after the Effective Time.

         6.9 OCCUPANCY AGREEMENT. Prior to April 18, 2000, iTract shall have entered into a written occupancy agreement with ICES relating to the lease by iTract of a portion of the premises located at 220 West 19th Street, 12th Floor, New York, New York.

7.   CONDITIONS TO THE OBLIGATIONS OF MARGO, PURCHASER AND PURCHASER SUBSIDIARY.
     --------------------------------------------------------------------------

         The obligations of Margo, Purchaser and Purchaser Subsidiary to effect the Contemplated Transactions, including the iTract Merger, shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any one or more of which may be waived by Margo or Purchaser, as applicable to the extent permitted by applicable law:

         7.1 LEGAL OPINION. Purchaser and Purchaser Subsidiary shall have received the opinion of Kronish Lieb Weiner & Hellman LLP, counsel to iTract, dated the Effective Time and addressed to Purchaser and Purchaser Subsidiary, in form and substance reasonably acceptable to Margo.

         7.2 NO INJUNCTION. There shall not be in effect or threatened any injunction, order or decree of a Governmental Body of competent jurisdiction that prohibits or delays, or seeks to prohibit or delay, consummation of any material part of the transactions contemplated hereunder.

         7.3 STOCKHOLDER APPROVAL. Margo shall have obtained the Stockholder Approval.

         7.4 FAIRNESS OPINION. (i) Margo shall have received an opinion of Schwartz, Heslin Group, Inc. or another independent investment banking firm addressed to Margo that the iTract Merger is fair, from a financial point of view, to the stockholders of Margo and (following the Reincorporation Merger) to the shareholders of Purchaser; and (ii) Margo shall have received an opinion of San Juan Holdings, Inc. or another investment banking firm addressed to Margo that the Asset Sale is fair, from a financial point of view, to the stockholders of Margo.

         7.5 REPRESENTATIONS, WARRANTIES AND AGREEMENTS. (i) The representations and warranties of iTract set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time, unless made as of another date, in which case they shall be true and correct in all materials respects as of such date, (ii) iTract shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or as of the Effective Time and (c) Purchaser shall have received certificates to the foregoing effect signed by the manager of iTract.

         7.6 APPROVALS. All iTract Approvals necessary in connection with the execution, delivery and performance of this Agreement by iTract or for the consummation of the Contemplated Transactions shall have been obtained or made and shall be in full force and effect.

         7.7 REGISTRATION. The Registration Statement registering the Purchaser Shares being issued to the shareholders of Margo in the Reincorporation Merger shall be effective in accordance with the provision of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

         7.8 NASDAQ LISTING. The Purchaser Shares shall be listed on the Nasdaq SmallCap Market.

         7.9 NO MATERIAL ADVERSE EFFECT. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the date of this Agreement that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in a Material Adverse Effect for iTract.

         7.10 PROCEEDINGS SATISFACTORY. All certificates, opinions and other documents to be delivered by iTract to Margo and Purchaser and all other corporate or organizational matters to be accomplished by iTract prior to or at the Closing shall be reasonably satisfactory to Margo, Purchaser and their counsel.

         7.11 SECRETARY OF STATE CERTIFICATES. Purchaser shall have received certificates of the Secretary of State of the State of Delaware with respect to iTract and ICES showing iTract and ICES to be validly existing and in good standing in the State of Delaware.

         7.12 MANAGER'S CERTIFICATE OF iTRACT. Purchaser shall have received a certificate of the manager of iTract certifying (i) a true and complete copy of the resolutions duly and validly adopted by the manager and a majority of the Members of iTract, evidencing the authorization of the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, (ii) the names and signatures of the manager and officers of iTract authorized to sign this Agreement and the other documents to be delivered hereunder and (iii) a true and complete copy of the certificate of formation and limited liability company agreement of iTract.

         7.13 SECRETARY'S CERTIFICATE. Margo and Purchaser shall have received certificates of the Secretary or Assistant Secretary of ICES certifying (i) a true and complete copy of the resolutions duly and validly adopted by the Board of Directors of ICES evidencing the authorization of the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, (ii) the names and signatures of the officers of ICES authorized to sign this Agreement and the other documents to be delivered hereunder and (iii) a true and complete copy of the certificate of incorporation and bylaws of ICES.

         7.14 iTRACT LOCKUP AGREEMENTS. Each of the Members receiving Purchaser Shares and each of the holders of the iTract Options shall have executed and delivered to Purchaser the iTract Lock-Up Agreements.

         7.15 PUERTO RICO RULING. Margo shall have received a ruling from the Puerto Rico Department of the Treasury confirming that the Reincorporation Merger qualifies as a tax free reorganization under the Puerto Rico Internal Revenue Code of 1994, as amended.

         7.16 REPAYMENT OF LOANS FROM MICHAEL J. SPECTOR AND J. MORTON DAVIS. Purchaser shall have delivered to Michael J. Spector and J. Morton Davis (the "Lenders") reasonable evidence that the ICES Loans, including accrued interest thereon, shall be repaid immediately following the Effective Time. The "ICES Loans" consist of the loans made by the Lenders to ICES in the aggregate principal amount of $2,000,000 (as evidenced by that certain Promissory Note in the original principal amount of $ 1,715,000 payable to Michael J. Spector and that certain Promissory Note in the original principal amount of $ 285,000 payable to J. Morton Davis).

         7.17 ASSIGNMENT OF INTELLECTUAL PROPERTY. ICES, Core Active ACG LLC and TheTechDept.com, Inc. shall have executed and delivered to iTract assignments, in form and substance reasonably satisfactory to Margo, of all rights which any of them may have in any of the Intellectual Property used by iTract, including but not limited to, all rights to the "iTract" tradename, all rights to the "iTract.com" domain registration, and all rights to the software developed by them and utilized by iTract.

         7.18 MODIFICATION OF TECHSPAN AGREEMENT. iTract shall have entered into a modification of its existing agreement with TechSpan, Inc., in form and substance reasonably satisfactory to Margo, to clarify that the software program to be developed by TechSpan for iTract is a "work for hire" and iTract shall be the sole and exclusive owner of such software.

         7.19 RELEASE FROM MICHAEL HAAS. iTract shall obtain a release from Michael Haas of any right to receive any compensation (including any compensation in the form of equity) from iTract or any other Person in connection with, or as a result of, the Contemplated Transactions.

         7.20 INDEMNIFICATION BY ICES. ICES shall have executed and delivered to Purchaser and iTract an indemnification agreement in form and substance reasonably acceptable to Margo pursuant to which ICES shall agree to indemnify Purchaser and iTract for any liability arising from the failure of iTract to own or license the Intellectual Property set forth on Schedule 4.9 or the Intellectual Property set forth on Schedule 4.9 being subject to any Encumbrances other than Permitted Encumbrances.

8.       CONDITIONS TO THE OBLIGATIONS OF iTRACT.
         ---------------------------------------

         The obligations of iTract to effect the iTract Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any one or more of which may be waived by iTract, to the extent permitted by applicable law:

         8.1 LEGAL OPINION. iTract shall have received the legal opinion of Shutts & Bowen LLP and Pietrantoni Mendez and Alvarez LLP, counsel to Purchaser, in form and substance reasonably acceptable to iTract.

         8.2 NO INJUNCTION. There shall not be in effect or threatened any injunction, order or decree of a Governmental Body of competent jurisdiction that prohibits or delays, or seeks to prohibit or delay, consummation of any material part of the Contemplated Transactions.

         8.3 REPRESENTATIONS, WARRANTIES AND AGREEMENTS. (i) The representations and warranties of Margo, Purchaser and Purchaser Subsidiary set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time, unless made as of another date, in which case they shall be true and correct in all material respects as of such date, (ii) Margo, Purchaser and Purchaser Subsidiary shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by them prior to or at the Closing; and (iii) iTract shall have received a certificate to the foregoing effect signed by an authorized executive officer of Purchaser.

         8.4 REINCORPORATION. Margo shall have merged with and into Purchaser in the manner contemplated by Section 6.1.

         8.5 REGISTRATION. The Registration Statement registering the Purchaser Shares being issued to the Members as the Merger Consideration shall be effective in accordance with the provision of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

         8.6 ASSET SALE. (i) The Asset Sale shall have been consummated, (ii) Purchaser shall have no Subsidiaries other than Purchaser Subsidiary, (iii) at the Effective Time, Purchaser shall have assets consisting of cash and cash equivalents of at least $5,000,000, (iv) at the Effective Time, the aggregate liabilities of the Purchaser (after deducting the amount of any cash and cash equivalents in excess of $5,000,000) do not exceed $10,000; and (iv) iTract shall have received a certificate to the foregoing effect signed by an executive officer of Purchaser.

         8.7 TAX-FREE EXCHANGE. iTract shall have received an opinion from Kronish, Lieb, Weiner and Hellman LLP that the iTract Merger qualifies as a tax-free exchange under Section 351 of the Code and an opinion from Pietrantoni Mendez & Alvarez LLP that (i) the Reincorporation Merger qualifies as a tax free reorganization under the P.R. Internal Revenue Code and (ii) the iTract Merger is not subject to taxation in Puerto Rico.

         8.9 APPROVALS. All Margo Approvals, including the Stockholder Approval, necessary in connection with the execution, delivery and performance of this Agreement by Margo, Purchaser and Purchaser Subsidiary or for the consummation of the Contemplated Transactions shall have been obtained or made and shall be in full force and effect.

         8.10 PROCEEDINGS SATISFACTORY. All certificates, opinions and other documents to be delivered by Margo, Purchaser or Purchaser Subsidiary to iTract and ICES and all other corporate or organizational matters to be accomplished by Margo, Purchaser or Purchaser Subsidiary prior to or at the Closing shall be reasonably satisfactory to iTract and its counsel.

         8.11 CORPORATE APPROVAL. Prior to the Effective Time, the Contemplated Transactions, including this Agreement, shall have been duly approved by the Board of Directors of Margo and

Purchaser, and by the managers of Purchaser Subsidiary and the member of Purchaser Subsidiary, in accordance with applicable law, and the Stockholder Approval shall have been obtained.

         8.12 SECRETARY OF STATE CERTIFICATES. iTract shall have received certificates of the Secretary of State of the State of Delaware with respect to Purchaser and Purchaser Subsidiary as of a recent date, showing Purchaser and Purchaser Subsidiary to be validly existing and in good standing in the State of Delaware.

         8.13     RESIGNATIONS; ELECTION OF NEW DIRECTORS.
                  ---------------------------------------

                  (a) Each and every director, officer, manager and employee of Margo, Purchaser and Purchaser Subsidiary shall either have been terminated or tendered his or her resignation to Margo, Purchaser and Purchaser Subsidiary, respectively, effective at the Effective Time.

                  (b) The directors and officers of the Purchaser shall have resigned and shall have appointed as their successors the Persons designated by iTract.

         8.14 SECRETARY'S CERTIFICATE. iTract shall have received certificates of the Secretary or Assistant Secretary of Purchaser and of the officer or manager of Purchaser Subsidiary certifying (i) a true and complete copy of the resolutions duly and validly adopted by the Boards of Directors of Purchaser and Margo and by the managers of Purchaser Subsidiary, as applicable, evidencing the authorization of the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, (ii) the names and signatures of the officers of Purchaser and Margo and Purchaser Subsidiary, as applicable, authorized to sign this Agreement and the other documents to be delivered hereunder and (iii) a true and complete copy of the certificate of incorporation and bylaws of Purchaser and of the certificate of formation and limited liability company agreement of Purchaser Subsidiary.

         8.15 LOCK UP AGREEMENT. Each Person who is the holder of 5% or more of the Purchaser Common Stock immediately prior to the Effective Time shall have executed and delivered to Purchaser a Lock Up Agreement in the form of EXHIBIT E to this Agreement (the "Margo Lockup Agreement") pursuant to which each such Person agrees not to dispose of such shares until four months after the Effective Time; PROVIDED however that (i) Michael J. Spector and Margaret D. Spector shall be entitled to pledge their shares of Purchaser Common Stock to a unaffiliated lender for purposes of financing the Asset Sale, and (ii) up to 30,000 shares of Purchaser Common Stock owned by Margaret Spector shall be excluded from the lock-up; and FURTHER PROVIDED, that such a lender shall not be subject to the provisions of the Lock Up Agreement.

         8.16 RELEASE OF CLAIMS. Michael J. Spector and Margaret D. Spector (collectively, the "Spectors") and Margo Nursery Farms Inc. ("Margo Farms") shall have executed and delivered a release in form and substance reasonably acceptable to iTract (the "Spector Release"), pursuant to which each of the Spectors and Margo Farms shall release Margo, Purchaser, iTract, ICES and their respective affiliates from any and all liability to them arising from the occupancy by Margo or its Subsidiaries of the nursery farm located at Vega Alta, Puerto Rico leased by the Spectors to Margo

Nursery Farms, Inc. under the Lease Agreement between Margo Nursery Farms, Inc. and the Spectors (the "Spector Lease Agreement").

         8.17 INDEMNIFICATION BY SPECTOR. Michael J. Spector and Margo Farms (if the sale of the Nursery Business Assets is made to Michael Spector or any Person affiliated with or related to Michael Spector) shall have executed and delivered an indemnification agreement in form and substance reasonably acceptable to iTract (the "Spector Indemnification Agreement"), pursuant to which Michael Spector and Margo Farms shall, jointly and severally, agree to indemnify Purchaser, iTract, ICES and their respective affiliates for any liability or claim arising from a breach of the representations and warranties set forth in Sections 5.10(b) and (c) of this Agreement; provided, that such indemnification agreement shall not incorporate the references in Section 5.10(b) and (c) relating to knowledge of Margo and materiality and shall exclude any exceptions referred to in Schedule 5.10(b).

         8.18 NASDAQ LISTING. The Purchaser Shares shall be listed on the Nasdaq Small Cap Market.

         8.19 PUERTO RICO RULING. Margo shall have received a ruling from the Puerto Rico Department of the Treasury confirming that the Reincorporation Merger qualifies as a tax free reorganization under the P.R. Internal Revenue Code.

         8.20 OTHER RELEASES. Margo shall have received releases, in form and substance reasonably acceptable to iTract, with respect to the release of Margo by the appropriate third parties with respect to any and all liabilities or claims which may arise under the agreements listed on Schedule 8.20 hereto.

9.       FURTHER AGREEMENTS OF THE PARTIES.
         ---------------------------------

         9.1 EXPENSES. The Parties shall each bear their own respective expenses incurred in connection with this Agreement and the Contemplated Transactions, except as otherwise specifically provided herein.

         9.2      ACCESS PRIOR TO THE CLOSING.
                  ---------------------------

                  (a) Between the date of this Agreement and the Effective Time, each Party (the "REQUESTING PARTY") may from time to time request any of the other Parties (the "REQUESTED PARTY"), upon reasonable notice to the Requested Party, (i) to give the Requesting Party and its authorized representatives full and complete access to all properties, personnel, facilities and offices of the Requested Party and to the books and records of the Requested Party (and permit the Requesting Party to make copies thereof), (ii) to permit the Requesting Party to make inspections thereof, (iii) to cause the officers and employees of, and consultants to, the Requested Party to furnish the Requesting Party with all financial information and operating data and other information with respect to the business and properties of the Requesting Party and to discuss with the Requesting Party and its authorized representatives the affairs of the Requested Party.

                  (b) Between the date of this Agreement and the Effective Time, each of the Parties shall use reasonable efforts to cause their respective Affiliates, officers, directors, employees, auditors, attorneys, consultants, advisors and agents, to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other Party, all confidential information of iTract or Margo or Purchaser, as the case may be, furnished to Margo or Purchaser by iTract or to iTract by Margo or Purchaser, as the case may be, or any of their respective representatives in connection with the Contemplated Transactions and will not release or disclose such confidential information to any other Person, except their respective auditors, attorneys, financial advisors and other consultants, agents and advisors in connection with the consummation of the Contemplated Transactions. If the Closing does not occur (i) such confidence shall be maintained by the Parties and each Party shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such Party, its officers, directors or such other persons in contravention of this Agreement), (ii) each Party shall and shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to refrain from using any of such confidential information except in connection with this Agreement, and (iii) upon the request of any Party, the other Party shall promptly return to the requesting Party any written materials remaining in its possession, which materials it has received from the requesting Party, or their respective representatives.

         9.3 PUBLICITY. Between the date of this Agreement and the Effective Time, except to the extent required by Law or the rules of the Nasdaq, none of the Parties shall, and none of them shall permit any Affiliate to, issue any press release or public announcement of any kind concerning, or otherwise publicly disclose, the Contemplated Transactions without the consent of the other; and in the event any such public announcement, release or disclosure is required by Law or the rules of the Nasdaq, the Parties will consult prior to the making thereof and use their best efforts to agree upon a mutually satisfactory text.

         9.4 CONDUCT OF BUSINESS OF iTRACT. Except as expressly permitted by this Agreement, between the date of this Agreement and the Effective Time, iTract shall conduct its business only in the manner currently conducted and currently proposed to be conducted, and use all its reasonable efforts to preserve intact its present business organization and employees and to preserve the goodwill of Persons having business relations with iTract. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, between the date of this Agreement and the Effective Time, iTract shall pay accounts payable on a reasonable basis and pay and perform other obligations of the business of iTract when they become due and payable in the ordinary course of business, or when required to be performed, as the case may be, and shall not:

                           (i) amend its certificate of formation in an adverse
manner;

                           (ii) organize any Subsidiary or acquire any capital
stock or other equity securities of any Person or any equity or ownership interest in any business;

                           (iii) incur any debt or liabilities of any kind other
than in the ordinary course of business or in furtherance of the iTract Merger and the Contemplated Transactions;

                           (iv) grant or extend any power of attorney other than
in the ordinary course of business which does not affect the material part of iTract business;

                           (v) fail to keep in full force and effect insurance
comparable in amount and scope of coverage to insurance now carried by it;

                           (vi) split, combine or reclassify its outstanding
membership interests or declare, certify or pay any dividend or distribution payable in cash, stock, property or otherwise, spin off any assets or business, sell any assets or business, effect any extraordinary corporate transaction in which iTract retains all the proceeds from such sale, engage in any transaction for the purpose of effecting any recapitalization or engage in any transaction or series of related transactions which have a similar effect on any of the foregoing;

                           (vii) sell, pledge, dispose of or agree to issue,
sell or dispose of any additional interests or any options, warrants or rights of any kind, to acquire any interest in other securities, or any debt or securities convertible into or exchangeable for such membership interests or modify or amend the terms and conditions of any of the foregoing, PROVIDED, HOWEVER, that iTract may issue interests upon exercise of outstanding iTract Options, and PROVIDED FURTHER iTract may issue additional iTract Options and additional iTract Units if such options and units shall be converted into Purchaser Options or Purchaser Common Stock at the Effective Time under Article 2 of this Agreement;

                           (viii) redeem, purchase, acquire or offer to purchase
or acquire any interests other than as required by the Operating Agreement for iTract,

                           (ix) make any acquisition of any assets or businesses
other than purchases of assets in the ordinary course of business;

                           (x) promptly advise Margo and Purchaser in writing of
any Material Adverse Effect with respect to iTract;

                           (xi) take any action which would jeopardize the
treatment of the Merger as an exchange within the meaning of Section 351 of the Code; or

                           (xii) agree or otherwise commit, whether in writing
or otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing.

         9.5 CONDUCT OF BUSINESS OF MARGO, PURCHASER AND PURCHASER SUBSIDIARY. Except as expressly permitted by this Agreement, between the date of this Agreement and the Effective Time, Margo (and Purchaser following the Reincorporation Merger) shall conduct its business only in the ordinary course in substantially the same manner as heretofore conducted, and, other than with respect to its efforts to effect the Reincorporation Merger and the Asset Sale, use all its reasonable efforts to preserve intact its present business organization and employees and to preserve the goodwill of Persons having business relations with Margo and its Subsidiaries. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, and except in connection with effecting the Reincorporation Merger in accordance with Section 6.1, between the date of this Agreement and the Effective Time, Margo, Purchaser and Purchaser Subsidiary shall pay accounts payable and pay and perform other obligations of their businesses when they become due and payable in the ordinary course of business consistent with past practice, or when required to be performed, as the case may be, and each of them shall not:

                           (i) amend its articles or certificate of
incorporation or bylaws (except to include such provisions in Purchaser's By-laws as is consistent with Section 9.11.);

                           (ii) organize any Subsidiary or acquire any capital
stock or other equity securities of any Person or any equity or ownership interest in any business;

                           (iii) incur any debt or liabilities of any kind other
than in the ordinary course of business or in furtherance of the iTract Merger and the Contemplated Transactions;

                           (iv) grant or extend any power of attorney other than
in the ordinary course of business which does not affect a material part of Margo's business;

                           (v) fail to keep in full force and effect insurance
comparable in amount and scope of coverage to insurance now carried by it;

                           (vi) (i) split, combine or reclassify its outstanding
capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (ii) spin-off any assets or businesses, sell any assets or businesses or effect any extraordinary corporate transaction (excluding the Asset Sale), in which Margo or Purchaser, as the case may be, retains all of the proceeds from such sale, (iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which as a similar effect to any of the foregoing;

                           (vii) sell, pledge or dispose of, or agree to issue,
sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class, or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, PROVIDED, HOWEVER, that Margo may issue shares upon exercise of outstanding Margo Options;

                           (viii) (i) redeem, purchase, acquire or offer to
purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (ii) take any action (either before or after the Effective Time) which would jeopardize the treatment of the Merger as an exchange within the meaning of Section 351 of the Code, and (iii) make any acquisition of any assets or businesses (other than purchases of assets in the ordinary course of business);

                           (ix) promptly advise iTract in writing of any
Material Adverse Effect with respect to Margo, Purchaser or any of their Subsidiaries; or

                           (x) agree or otherwise commit, whether in writing or
otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing.

After effecting the Asset Sale, neither Margo, Purchaser or Purchaser Subsidiary will engage in or conduct any business except in connection with performing its obligations under this Agreement.

         9.6 CERTAIN ACTIONS BY MARGO. Notwithstanding the provisions of Section
9.5 of this Agreement, Margo and Purchaser shall have the right to take the following actions at any time prior to the consummation of the iTract Merger:

                  (a) Margo or Purchaser, as applicable, shall have the right to make a cash dividend to their shareholders, provided that such dividend distribution does not cause Purchaser to have less than $5,000,000 in cash and cash equivalents as of the Effective Time;

                  (b) Margo and Purchaser shall have the right to accelerate the vesting of all Margo Options which are currently outstanding; (provided that such Margo Options shall be included in the calculation of the Merger Consideration under Section 2.4);

                  (c) Margo and Purchaser shall have the right to grant additional Margo Options in such amounts and on such terms as may be approved by the Board of Directors of Margo or Purchaser, PROVIDED that any such additional Margo Options shall be included in the calculation of the Merger Consideration under Section 2.4;

                  (d) Margo and Purchaser shall have the right to authorize the modification of the terms of the Spector Lease Agreement.

                  (e) Margo and Purchaser shall have the right to authorize Margo Nursery Farms, Inc., to enter into employment agreements with its key executives, so long as neither Margo nor Purchaser shall have any liability under such employment agreements on or after the Effective Time;

                  (f) Margo and Purchaser shall have the right to authorize a payment of bonuses to the employees of Margo, Purchaser and their Subsidiaries PROVIDED that such bonuses do not cause Purchaser to have less than $5,000,000 in cash and cash equivalents at the Effective Time; and FURTHER PROVIDED that neither Margo nor Purchaser shall have any liability for such bonuses on or after the Effective Date.

         9.7 FURTHER ASSURANCES. Following the Closing, the Parties shall use commercially reasonable efforts to cause each of their Affiliates, from time to time, to execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other Party, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the Contemplated Transactions.

         9.8 EXCLUSIVITY. Through the earlier of the Effective Time or the date of termination of this Agreement pursuant to Article 10 hereof, none of the Parties shall (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person relating to (x) any business combination with respect to iTract, Margo or Purchaser; or (y) other then with respect to the Asset Sale in the manner contemplated by this Agreement, the sale of a material portion of the assets and/or capital stock of such Party (an "ALTERNATIVE TRANSACTION"), (ii) enter into or participate in any negotiations, nor initiate any discussions or continue any discussions initiated by others, regarding any Alternative Transaction, or furnish to any other person any information with respect to the assets or business of iTract for the purposes of pursuing a possible Alternative Transaction with any other party, or (iii) otherwise participate in, assist, facilitate or encourage any effort or attempt by any other Person to do any of the foregoing. None of the Parties shall authorize their investment bankers or other advisors to violate the provisions of this paragraph and shall use reasonable efforts to prevent their investment bankers or other advisors from violating the provisions of this paragraph.

         9.9 CONSENTS: REGULATORY APPROVAL. Each Party will use commercially reasonable efforts to obtain all Approvals from Persons or Governmental Bodies in order to permit the consummation of the Contemplated Transactions.

         9.10 REGISTRATION RIGHTS FOR PRINCIPAL SHAREHOLDERS. At the Effective Time, Purchaser shall enter into a registration rights agreement in the form of EXHIBIT D to this Agreement, pursuant to which Purchaser shall agree to register shares of Purchaser Common Stock held by persons who were affiliates of Margo and Purchaser immediately prior to the Effective Time, and the shares of Purchaser Common Stock issued directly to Henry Kauftheil in exchange for the iTract Units held by him as of the date of this Agreement.

         9.11 INDEMNIFICATION OF FORMER DIRECTORS AND OFFICERS OF MARGO, PURCHASER AND THEIR AFFILIATES.

                  (a) From and after the Effective Time, Purchaser shall indemnify and hold harmless each present and former officer and director of Margo, Purchaser, Purchaser Subsidiary and the other Subsidiaries of Margo prior to the Effective Time (the "INDEMNIFIED PARTIES"), against all claims, losses, liabilities, damages, judgments, fines, fees, costs and expenses, including without limitation, attorney's fees and disbursements (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including without limitation this Agreement and the Contemplated Transactions) whether asserted or claimed prior to, at or prior to the Effective Time, to the fullest extent permitted under the Certificate of Incorporation and Bylaws of Margo or Purchaser, as the case may be, as in effect immediately prior to the consummation of the Reincorporation Merger, including provisions relating to advances and expenses incurred in the defense of any claim, actions, suit, proceeding or investigation. Without limiting the foregoing, in the event that any claim, action, suit or proceeding or investigation is brought against the Indemnified Party (whether arising before or after the Effective Time), the Indemnified Party may retain counsel satisfactory to such Indemnified Party and reasonably satisfactory to Purchaser and Purchaser shall advances the fees and expenses of such counsel for the Indemnified Party in accordance with the Certificate of Incorporation or Bylaws of the Purchaser in effect immediately prior to the consummation of the iTract Merger, provided that as a condition to the advance of expenses, the indemnified party must execute an undertaking to reimburse Purchaser if indemnified party is ultimately determined not to be entitled to indemnity.

                  (b) In the event that the Purchaser or any of its successors or assigns (i) consolidates with, or merges into another person and shall be not the continuing or surviving corporation of such consolidation or merger or (ii) transfers or conveys all or substantially all of its property assets to any person, then, in any such case, to the extent necessary to effectuate the purposes of this Section 9.11, proper provision shall be made so that the successors and assigns of Purchaser shall succeed to the obligations set forth in this Section 9.11.

         9.12 AMENDING SCHEDULES. From time to time prior to the Closing, the Parties shall promptly supplement or amend the Schedules to this Agreement with respect to any matter arising after the date of this Agreement which, if EXISTING or occurring at the date of this Agreement, would have been required to have been set forth in the Schedules to this Agreement. Such supplement or amendment shall have the effect of curing any related misrepresentation or breach of warranty made in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that if such misrepresentation or breach is material, each Party shall have a commercially reasonable period of time following receipt of any supplemented or amended Schedules to elect (i) to terminate this Agreement without any further liability to the Parties or (ii) in such non-amending Party's sole discretion, to waive such breach and consummate the transactions contemplated by this Agreement.

         9.13 CAPITALIZATION OF CERTAIN EXPENSES. iTract shall, prior to the Effective Time, convert all of the amounts payable by iTract to ICES and its Affiliates as of February 29, 2000 into capital contributions to iTract (or otherwise arrange to release iTract from such liabilities), PROVIDED, HOWEVER, that the amount of $525,000 (plus interest) payable by iTract to Core Active ACG LLC on demand, may remain as a liability of iTract. iTract acknowledges that the amounts to be converted to capital contributions (or released) include, without limitation, the (a) $100,000 payable to ICES, (b) $145,000 payable to TheTechDept.com, Inc. and (c) $139,000 payable to ICES.

10.      TERMINATION.
         -----------

         10.1 TERMINATION PROCEDURES. This Agreement may be terminated before the Effective Time only as follows:

                  (a) by written agreement of all of the Parties at any time;

                  (b) by Margo or Purchaser, by notice to iTract, if satisfaction of any of the conditions to Purchaser's or Purchaser Subsidiary's obligations set forth in Section 7 becomes impossible, and such condition has not been waived by Margo and Purchaser or (y) has not occurred by August 15, 2000 (subject to up to a sixty (60) day extension if the Registration Statement has not been declared effective by the SEC and the Parties are using their best efforts to cause such effectiveness), in either case other than as a result of a material breach or default of Purchaser, Margo or Spector;

                  (c) by iTract, by notice to Margo and Purchaser, if satisfaction of any of the conditions to iTract's obligations set forth in
Section 8 becomes impossible, and such condition has not been waived by iTract or (y) has not occurred by August 15, 2000 (subject to up to a sixty (60) day extension if the Registration Statement has not been declared effective by the SEC and the Parties are using their best efforts to cause such effectiveness), in either case other than as a result of the breach or default by iTract;

                  (d) by Purchaser or Margo, by notice to iTract, if iTract has breached this Agreement in any material respect and such breach has not been cured within 10 days after written notice from Margo or Purchaser to iTract; or

                  (e) by iTract, by notice to Margo and Purchaser if either of them have breached this Agreement in any material respect, and such breach has not been cured within 10 days after written notice from iTract to Margo and Purchaser.

         10.2 EFFECT OF TERMINATION. In the event that this Agreement is terminated pursuant to Section 10.1, this Agreement shall terminate without any liability or further obligation of any Party (other than the obligations of the Parties under Sections 9.1 and 9.2), except that: (i) in the event of the termination of this Agreement by Margo or Purchaser under Section 10.1(d), iTract and ICES shall be jointly and severally obligated to reimburse Margo and Purchaser for all out-of-pocket expenses incurred by Margo and Purchaser in connection with this Agreement and the Contemplated Transactions, up to a maximum of $100,000; and (ii) in the event of the termination of this Agreement by iTract under Section 10.1(e), Margo and Purchaser shall be jointly and severally obligated to reimburse iTract for all out-of-pocket expenses incurred by iTract incurred in connection with this Agreement and the Contemplated Transactions, up to a maximum of $100,000; and (iii) none of the parties shall be released from liability for any intentional misrepresentation or fraud.

11.      MISCELLANEOUS.
         -------------

         11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements of the Parties set forth in this Agreement and in any certificate delivered pursuant to this Agreement shall expire as of the Effective Time, other than the covenants and agreements contained in Article 2 and Sections 6.1, 6.8, 9.7, 9.10, 9.11 and
Article 11.

         11.2 ENTIRE AGREEMENT. This Agreement contains, and is intended as, a complete statement of all of the terms and the arrangements between the Parties with respect to the matters provided for, supersede any previous agreements and understandings between the Parties with respect to those matters and cannot be changed or terminated orally. No Party makes, and each Party hereby expressly disclaims reliance upon, any representations or warranties with respect to the Contemplated Transactions other than as expressly set forth in this Agreement.

         11.3 SEVERABILITY. In the event that a court of competent jurisdiction shall finally determine that any provision of this Agreement or any portion thereof is unlawful or unenforceable, such provision or portion thereof that is not invalidated by such determination shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the state whose laws are deemed to govern enforceability.

         11.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed therein without giving effect to conflicts of law principles.

         11.5 HEADINGS. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to Sections, Schedules and Exhibits are to sections, schedules and exhibits to this Agreement, unless otherwise indicated.

         11.6 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered by hand, (b) transmitted by facsimile (and confirmed by return facsimile), or (c) delivered, if sent by Express Mail, Federal Express or other express delivery service, or registered or certified mail, return receipt requested, to the addressee at the following addresses or telecopier numbers (or to such other addresses, or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

                  If to Margo, Purchaser or Purchaser Subsidiary to:

                  Margo Caribe, Inc.
                  Carretera 690, KM 5.8
                  Vega Alta, Puerto Rico  00692
                  ATTENTION:  Michael Spector
                  ---------
                  Facsimile No.:  (787) 883-3244

                  with copies to:

                  Shutts & Bowen LLP
                  201 South Biscayne Boulevard
                  Suite 1600
                  Miami, Florida  33131
                  ATTENTION:  Alfred G. Smith, II, Esq.
                  ---------
                  Facsimile No.:  (305) 381-9982

                  and

                  Pietrantoni Mendez & Alvarez LLP

                  209 Avenida Munoz Rivera
                  San Juan, Puerto Rico  00918
                  ATTENTION:  Ignacio Alvarez, Esq.
                  ---------
                  Facsimile No.:  (787) 274-1470

                  If to iTract, Surviving LLC or ICES, to:

                  iTract, LLC
                  18 West 18th Street
                  New York, New York 10011
                  ATTENTION: Henry Kauftheil
                  ---------
                  Facsimile No.: (212) 647-0535

                  with copies  to:

                  Mordy Gelber, Esq.
                  18 West 18th Street
                  New York, New York 10011
                  Facsimile No.: (212) 647-8921

                  and

                  Kronish Lieb Weiner & Hellman LLP
                  1114 Avenue of the Americas
                  New York, New York  10036
                  ATTENTION:  Alison Newman, Esq.
                  ---------
                  Facsimile No.:  (212) 479-6275

         11.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person who is not a Party, except for
(i) the rights of the Indemnified Parties under Section 9.11 of this Agreement;
(ii) the rights of the holders of the iTract Options and Margo Options under Sections 2.5 and 6.1(b); and (iii) the rights of the shareholders of Margo and Henry Kauftheil under Section 9.10. No assignment of this Agreement or of any rights or obligations hereunder may be made by the Parties and any such attempted assignment shall be void.

         11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.9 AMENDMENT AND WAIVER. This Agreement may be amended, or any provision of this Agreement may be waived, provided that such amendment or waiver will be binding on a Party only if such amendment or waiver is set forth in a writing executed by such Party. The waiver of any

Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

         11.10    DISPUTE RESOLUTION.
                  ------------------

                  (a) The Parties agree to attempt initially to solve all claims, disputes or controversies arising under, out of or in connection with this Agreement by conducting good faith negotiations. If the Parties are unable to settle the matter between themselves, the matter shall thereafter be resolved by alternative dispute resolution, starting with mediation and including, if necessary, a final and binding arbitration.

                  (b) Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Parties. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During such period, the Parties shall make good faith efforts to amicably resolve the dispute without arbitration. Any arbitration hereunder shall be conducted under the rules of the American Arbitration Association. Each such arbitration shall be conducted by a panel of three arbitrators with one arbitrator being appointed by Margo (or by Purchaser if the Reincorporation Merger shall have been previously effected), one arbitrator shall be appointed by iTract and the third shall be appointed by the American Arbitration Association.

                  (c) Any such arbitration shall be held in New York, New York. The arbitrators shall have the authority to grant specific performance. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred under this Agreement or by the applicable statute of limitations.

            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first-above written.

                                            MARGO CARIBE, INC.

                                            By: /s/ Michael J. Spector
                                               -----------------------------
                                                  Name: Michael J. Spector
                                                  Title: President and
                                                         Chief Executive Officer

                                            iTRACT, LLC

                                            By: /s/ Henry Kaufthiel
                                               -----------------------------
                                                  Name: Henry Kaufthiel
                                                  Title: Manager


                                            iTRACT ACQUISITION COMPANY, LLC,


                                            By: /s/ Michael J. Spector
                                               -----------------------------
                                                  Name: Michael J. Spector
                                                  Title:


                                            iTRACT, INC.

                                            By: /s/ Michael J. Spector
                                               -----------------------------
                                                  Name: Michael J. Spector
                                                  Title:


                                            INTERNATIONAL COMMERCE EXCHANGE
                                            SYSTEMS, INC.

                                            By: /s/ Henry Kaufthiel
                                               -----------------------------
                                                  Name: Henry Kaufthiel
                                                  Title: Chairman

                                LIST OF SCHEDULES

                          MARGO/ITRACT MERGER AGREEMENT

ITRACT SCHEDULES
Schedule 4.2(a)            Outstanding subscriptions, options, rights, warrants, etc.
Schedule 4.2(b)            Ownership of iTract Units.
Schedule 4.5               iTract Approvals
Schedule 4.6(a)            iTract Financial Statements
Schedule 4.6(c)            Changes in business, operations or financial conditions of iTract
Schedule 4.7(b)            Exceptions to Ownership of Properties; Permitted Encumbrances
Schedule 4.8               Leases
Schedule 4.9               Intellectual Property
Schedule 4.11              Tax Returns not timely filed by iTract
Schedule 4.12              Material adverse changes, etc.
Schedule 4.13              Employee benefit plans
Schedule 4.14              Insurance Policies
Schedule 4.15              Material Contracts
Schedule 4.17(a)           iTract Licenses
Schedule 4.17(b)           Environmental Matters
Schedule 4.18              Brokers
Schedule 5.1               Subsidiaries of Margo Caribe, Inc.
Schedule 5.2(a)            List of Outstanding Options of Margo
Schedule 5.2(b)            List of Outstanding Options of Purchaser
Schedule 5.4               Conflicts with Other Agreements
Schedule 5.5               Margo Approvals
Schedule 5.6(a)            List of all State, Local and Foreign Jurisdictions in which
                           Margo and Subsidiaries have filed Tax Returns
Schedule 5.6(b)            Taxes Being Contested by Tax Affiliates
Schedule 5.6(l)            Debt Instruments Reported Under the Installment Method
Schedule 5.6(n)            Material Tax Elections as of the Date of Merger
Schedule 5.6(v)            Joint Ventures, Partnership and Other Similar Arrangements
Schedule 5.7(c)            Material Adverse Changes Since December 31, 1999
Schedule 5.7(d)            Reports not filed under the Exchange Act since December 31, 1995
Schedule 5.8               List of Certain Material Adverse Changes or Events or other Events
                           Outside the Ordinary Course of Business
Schedule 5.9(a)            Employee Benefits Plans
Schedule 5.9(c)            Severance Payments
Schedule 5.10(a)           Material Failure to Comply with Applicable Law
Schedule 5.10(b)           Environmental Law Violations
Schedule 5.12              Pending Litigation
Schedule 5.14              Brokers or Finders
Schedule 8.20              Other Releases

                                   EXHIBITS:

Exhibit A       Form of Certificate of Merger merging iTract Acquisition
                Company, LLC into iTract, LLC
Exhibit B       Limited Liability Company Agreement of iTract, LLC following the merger
Exhibit C       Spectors Voting Agreement
Exhibit D       iTract Lock-Up Agreement
Exhibit E       Margo Lock-Up Agreement
Exhibit F       Registration Rights Agreement

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

                  This AMENDMENT (this "Amendment") is made as of October 20, 2000 to that certain Agreement And Plan of Merger (the "Merger Agreement") dated as of April 11, 2000, by and among MARGO CARIBE, INC., a Puerto Rico corporation ("Margo"); ITRACT INC., a Delaware corporation ("Purchaser"); ITRACT ACQUISITION COMPANY, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Purchaser ("Purchaser Subsidiary"); ITRACT, LLC, a Delaware limited liability company ("itract"); and INTERNATIONAL COMMERCE EXCHANGE SYSTEMS, INC., a Delaware corporation ("ICES").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the parties hereto have previously entered into the Merger Agreement, pursuant to which, Purchaser Subsidiary agreed to merge with and into itract (the "itract Merger") upon the terms and subject to the conditions set forth therein;

                  WHEREAS, upon the terms and subject to the conditions set forth herein, the parties to the Merger Agreement desire to amend the Merger Agreement to (i) extend the Termination Date (as defined in the Merger Agreement), (ii) provide for certain contingencies with respect to the exercise by Margo stockholders of dissenters' rights and (iii) provide for the payment by itract of certain expenses incurred by Margo and Purchaser in connection with the transactions contemplated by the Merger Agreement.

                  WHEREAS, capitalized terms used but not defined herein shall have the terms ascribed to them in the Merger Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

         1. Extension of Termination Date. The Merger Agreement is hereby amended to delete Subsections 10.1(b) and (c) in their entirety and replace them with the following:

                  "(b) by Margo or Purchaser, by notice to iTract, if (x) satisfaction of any of the conditions to Purchaser's or Purchaser Subsidiary's obligations set forth in Section 7 becomes impossible, and such condition has not been waived by Margo and Purchaser or (y) the Closing has not occurred by December 31, 2000 (subject to up to a sixty (60) day extension if the Registration Statement has not been declared effective by the SEC and the Parties are using their best efforts to cause such effectiveness), in either case other than as a result of a material breach or default of Purchaser, Margo or Spector;

                  (c) by iTract, by notice to Margo and Purchaser, if (x) satisfaction of any of the conditions to itract's obligations set forth in Section 8 becomes impossible, and such condition has not been waived by itract or (y) the Closing has not occurred by December 31, 2000 (subject to up to a sixty (60) day extension if the Registration Statement has not been declared effective by the SEC and the Parties are using their best efforts to cause such effectiveness), in either case other than as a result of a material breach or default by itract;"

         2. Dissenters' Rights. The Parties hereby agree that the obligation to make any payments ("Appraisal Payments") required to be made pursuant to Section 10.12 of the Puerto Rico General Corporations Law of 1995, in the event any stockholder or stockholders of Margo (each a "Dissenting Holder") dissenting to the merger of Margo with and into Purchaser seek to exercise their appraisal rights, shall be borne solely by the Purchaser following the Effective Time, and the payment or obligation to pay the Appraisal Payments to any Dissenting Holder shall be deemed not to reduce the amount of cash, or increase the amount of liabilities of Purchaser for purposes of Section
8.6 of the Merger Agreement, provided, however, that if Dissenting Holders holding in excess of ten percent of Margo's Common Stock prior to the Effective Time exercise their appraisal rights, itract shall not be obligated to effect the itract Merger, and itract shall be entitled to terminate the Merger Agreement without any liability or further obligation of any Party (other than the obligations of the Parties under Sections 9.1 and 9.2).

         3. Certain Expenses. The Merger Agreement is hereby amended to delete Section 9.1 in its entirety and replace it with the following:

                  "9.1 Expenses. The Parties shall each bear their own respective expenses incurred in connection with this Agreement and the Contemplated Transactions, except as otherwise specifically provided herein. If the itract Merger is consummated, itract shall pay the legal and accounting fees and expenses incurred by Margo and Purchaser after July 1, 2000 in connection with this Agreement and the Contemplated Transactions in an amount not to exceed $250,000 in the aggregate (the "Assumed Expenses"), and for purposes of
                  Section 8.6(iv) of this Agreement, the Assumed Expenses shall not be deemed to constitute liabilities of the Purchaser. In addition, Margo and Purchaser shall have the right to pay any such Assumed Expenses prior to the Closing Date in which case the amount of cash and cash equivalents required to be possessed by the Purchaser on the Closing Date pursuant to
                  Section 8.6 of the Merger Agreement shall be reduced by an amount equal to any such payment."

         4.       Miscellaneous.

         4.1 Section 6.9 of the Merger Agreement is hereby deleted in its entirety.

         4.2 Except as expressly amended hereby, the terms and conditions of the Merger Agreement shall continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement or any of the documents or agreements referred to in the Merger Agreement, and any reference to the Merger Agreement in any such documents or agreements shall be a reference to the Merger Agreement as amended hereby.

         4.3 This Amendment shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed therein without giving effect to conflicts of law principles.

         4.4 The section headings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Amendment.

         4.5 This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.6 All claims, disputes or controversies arising under, out of or in connection with this Amendment shall be resolved in accordance with
Section 11.10 of the Merger Agreement.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date and year first-above written.

                                            MARGO CARIBE, INC.

                                            By: /s/ MICHAEL J. SPECTOR
                                               --------------------------------
                                                  Name: Michael J. Spector
                                                  Title: President and
                                                         Chief Executive Officer

                                            ITRACT, LLC

                                            By: /s/ HENRY KAUFTHEIL
                                                -------------------------------
                                                  Name: Henry Kauftheil
                                                  Title: Manager

                                            ITRACT ACQUISITION COMPANY, LLC

                                            By: /s/ MICHAEL J. SPECTOR
                                                -------------------------------
                                                  Name: Michael J. Spector
                                                  Title: Manager

                                             ITRACT, INC.

                                            By: /s/ MICHAEL J. SPECTOR
                                                -------------------------------
                                                  Name: Michael J. Spector
                                                  Title: President

                                            INTERNATIONAL COMMERCE EXCHANGE
                                            SYSTEMS, INC.

                                             By: /s/ HENRY KAUFTHEIL
                                                 ------------------------------
                                                  Name: Henry Kauftheil
                                                  Title: Chairman

                                                                      APPENDIX C




        ================================================================



                            STOCK PURCHASE AGREEMENT

                                     Between

                               MARGO CARIBE, INC.
                                   ("SELLER")

                                       and

                              EMPRESAS MARGO, INC.
                                    ("BUYER")

                            DATED AS OF JUNE 30, 2000



        ================================================================

Section                                                                     Page
-------                                                                     ----

ARTICLE I - CERTAIN DEFINITIONS................................................1

ARTICLE II - SALE OF SHARES AND MARGO MARKS....................................4
         2.1  SALE OF SHARES AND MARGO MARKS...................................4
         2.2  PURCHASE PRICE...................................................4

ARTICLE III - CLOSING..........................................................4
         3.1  CLOSING..........................................................4
         3.2  SELLER'S DELIVERIES AT THE CLOSING...............................5
         3.3  BUYER'S DELIVERIES AT THE CLOSING................................5

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER..........................6
         4.1  ORGANIZATION AND AUTHORITY.......................................6
         4.2  SUBSIDIARIES AND DOCUMENTS.......................................7
         4.3  CAPITALIZATION OF SUBSIDIARIES...................................7
         4.4  OWNERSHIP OF SHARES..............................................7
         4.5  FINANCIAL STATEMENTS.............................................7
         4.6  ABSENCE OF CHANGES...............................................7
         4.7  TAX MATTERS......................................................8
         4.8  NO CONFLICT WITH PROPRIETARY RIGHTS..............................8
         4.9  NON-COMPETITION ARRANGEMENTS.....................................8
         4.10  EMPLOYEE BENEFITS...............................................8
         4.11  LITIGATION AND LABOR RELATIONS..................................9
         4.12  PROPERTY AND LIABILITY INSURANCE................................9
         4.13  CONSENTS AND APPROVALS..........................................9
         4.14  PROPERTIES AND ASSETS..........................................10
         4.15  COMPLIANCE WITH LAWS; LICENSES AND PERMITS.....................10
         4.16  ENVIRONMENTAL MATTERS..........................................10

ARTICLE V - REPRESENTATIONS AND WARRANTIES BY BUYER...........................11
         5.1  ORGANIZATION AND STANDING.......................................11
         5.2  AUTHORITY.......................................................11
         5.3  CONSENTS AND APPROVALS; NO VIOLATIONS...........................11

ARTICLE VI - CERTAIN COVENANTS AND AGREEMENTS OF SELLER
                           AND BUYER..........................................12
         6.1  ACCESS TO INFORMATION...........................................12
         6.2  DISCLOSURE SUPPLEMENTS..........................................12
         6.3  CONSENTS AND APPROVALS..........................................13
         6.4  FILINGS.........................................................13
         6.5  COVENANT TO SATISFY CONDITIONS..................................13
         6.6  FURTHER ASSURANCES..............................................13
         6.7  CONDUCT OF THE BUSINESS OF THE SUBSIDIARIES;
                           INTERCOMPANY ACCOUNTS..............................14
         6.8  PUBLIC DISCLOSURE...............................................14

ARTICLE VII - CONDITIONS PRECEDENT OF BUYER...................................14
         7.1  REPRESENTATIONS AND WARRANTIES..................................14
         7.2  COVENANTS.......................................................15
         7.3  OFFICER'S CERTIFICATE...........................................15
         7.4  NO ORDER OR PROCEEDINGS.........................................15
         7.5  CONSENTS........................................................15
         7.6  OPINION OF COUNSEL..............................................15
         7.7  CONDUCT OF BUSINESS OF SUBSIDIARIES.............................15
         7.8  CLOSING DELIVERIES..............................................16

ARTICLE VIII - CONDITIONS PRECEDENT OF SELLER.................................16
         8.1  REPRESENTATIONS AND WARRANTIES..................................16
         8.2  COVENANTS.......................................................16
         8.3  OFFICER'S CERTIFICATE...........................................16
         8.4  NO ORDER OR PROCEEDING..........................................16
         8.5  CONSENTS........................................................17
         8.6  OPINION OF COUNSEL..............................................17
         8.7  iTract LLC MERGER...............................................17
         8.8  CLOSING DELIVERIES..............................................17
         8.9  STOCKHOLDER APPROVAL............................................17

ARTICLE IX - EMPLOYEE MATTERS.................................................18
         9.1  RETENTION OF EMPLOYEES..........................................18
         9.2  THIRD PARTY BENEFICIARIES.......................................18

ARTICLE X - SURVIVAL OF REPRESENTATIONS.......................................18
         10.1  SURVIVAL OF REPRESENTATIONS....................................18

ARTICLE XI - TERMINATION AND ABANDONMENT......................................18
         11.1  TERMINATION....................................................18
         11.2  PROCEDURE AND EFFECT OF TERMINATION............................19

ARTICLE XII - MISCELLANEOUS...................................................19
         12.1  EXPENSES OF THE PARTIES........................................19
         12.2  PARTIES IN INTEREST............................................20
         12.3  GOVERNING LAW..................................................20
         12.4  CAPTIONS.......................................................20
         12.5  ENTIRE AGREEMENT; AMENDMENTS...................................20
         12.6  NOTICES........................................................20
         12.7  COUNTERPARTS...................................................21
         12.8  ASSIGNMENT.....................................................21
         12.9  BROKERS........................................................22
         12.10  ACCESS TO INFORMATION.........................................22
         12.11  EXTENSION; WAIVER.............................................22
         12.12  VALIDITY......................................................22

LIST OF EXHIBITS AND SCHEDULES

         Exhibit A        -    List of Subsidiaries

         Schedule 2.2     -    Lists of Debts to be Assumed by Buyer

         Schedule 4.3     -    Authorized and outstanding capital
                               of Subsidiaries

         Schedule 4.13    -    Required consents and approvals

         Schedule 4.15    -    Compliance with Laws

         Schedule 4.16    -    Environmental Matters

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made and executed in San Juan, Puerto Rico as of this 30st day of June, 2000, by and between Margo Caribe, Inc., a Puerto Rico corporation ("Seller"), and Empresas Margo, Inc., a Puerto Rico corporation ("Buyer") (collectively the "Parties").

                                   BACKGROUND

         WHEREAS, Seller owns all of the issued and outstanding shares of stock (the "Shares") of the corporations listed in Exhibit A hereto (the "Subsidiaries"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares, as well as certain other proprietary rights of the Seller, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the respective covenants, representations and warranties contained herein, Seller and Buyer, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.1 "Affiliated Company" means a company or other entity which directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with either Seller, on the one hand, or Buyer, on the other hand, as the case may be.

         1.2 "Closing" means the consummation of the purchase and sale of the Shares and the Margo Marks contemplated hereby which shall be effected by delivery of the documents and instruments referred to in Sections 3.2 and 3.3 hereof, each in form and content satisfactory to Buyer, Seller and their respective counsel and each dated or being effective as of the Closing Date.

         1.3  "Closing Date" means the date on which the Closing occurs.

         1.4 "Code" means the United States Internal Revenue Code of 1986, as amended.

         1.5  "Commonwealth" means the Commonwealth of Puerto Rico.

         1.6 "Consent" means any consent, waiver, approval, authoriza tion or permit.

         1.7  "Contracts" has the meaning set forth in Section 4.9(a).

         1.8 "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, defense costs, interest, penalties and attorneys' fees and expenses.

         1.9 "Decree" means the decree of industrial tax exemption issued to Rain Forest Products Group, Inc. on January 1, 1997 by the Governor of the Commonwealth of Puerto Rico, pursuant to the provisions of the Commonwealth's Tax Incentives Act of 1987, as amended.

         1.10 "Disclosure Schedules" means the schedules delivered to Buyer by Seller and attached to this Agreement listing certain information with respect to or exceptions to the representations and warranties of Seller contained in this Agreement.

         1.11 "Employee Benefit Plans" means all employee benefit and welfare plans, programs, policies or arrangements maintained or contributed to by any of the Subsidiaries for the benefit of employees of the Subsidiaries, all personnel, payroll or severance policies of the Subsidiaries, all other fringe benefits provided by the Subsidiaries for the benefit of employees of the Subsidiaries and all employment, severance, termination, consulting and retirement agreements to which any Subsidiary is a party.

         1.12 "Encumbrance" means any lien, charge, restriction, security interest or encumbrance of any nature.

         1.13 "Environmental Law" means any federal, Commonwealth or municipal statute, law or regulation in effect on or prior to the Closing Date relating to pollution or protection of human health or the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act and similar Commonwealth laws.

         1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.15 "Financial Statements" means the consolidated audited statements of Seller and the Subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, and the unaudited consolidated statements of the Seller and its subsidiaries as of and for the three-month period ended March 31, 2000, copies of which have previously been delivered to the Buyer.

         1.16 "GAAP" means generally accepted accounting principles in the United States.

         1.17 "Governmental Entity" means any governmental or regulatory authority, department, board, bureau, agency or commission, including courts of competent jurisdiction, domestic or foreign.

         1.18 "Information Memorandum" means the Confidential Information Memorandum dated April 2000 describing the business of the Seller and the Subsidiaries and heretofore delivered to Buyer.

         1.19 "Interim Balance Sheet" means the consolidated unaudited balance sheet of the Seller as of March 31, 2000.

         1.20 "Litigation" means any action, lawsuit, claim, proceed ing or investigation, in any court or before any federal, state, Commonwealth, municipal or other governmental department, commis sion, board, bureau, agency or instrumentality, domestic or foreign.

         1.21 "Margo Marks" means each trademark, trade name, service mark and patent which has been registered or for which an applica tion for registration is pending in the name of Seller or any of the Subsidiaries, or in which the Seller or any of the Subsidiaries have otherwise acquired rights under any federal, state or Commonwealth laws, including but not limited to the right to use the name "Margo."

         1.22 "Material Adverse Effect" means an effect on the business, financial condition or results of operations of the Subsidiaries, taken as a whole, which is both material and adverse.

         1.23 "Order" means any order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation.

         1.24 "Person" means any natural person or legal entity not a party to this Agreement.

         1.25 "PRIRC" means the Puerto Rico Internal Revenue Code of 1994, as amended.

         1.26 "Public Disclosure" means any press release or public announcement or publicity statement or other disclosure to the public, including any announcement to employees.

         1.27 "Proprietary Information" means all writings for which a claim to copyright, know-how, formulas and trade secrets have been recorded or claimed by the Subsidiaries.

         1.28 "Purchase Price" means the aggregate purchase price for the Shares and the Margo Marks set forth in Section 2.2 hereof.

         1.29 "Subsidiaries" or "Subsidiary" shall have the meaning assigned in the introductory paragraph of this Agreement.

         1.30 "Tax" means any, and "Taxes" means collectively all, federal, state, Commonwealth, local and foreign taxes and assess ments, including all interest, penalties and additions imposed with respect to such amounts.

                                   ARTICLE II

                         SALE OF SHARES AND MARGO MARKS

         2.1  SALE OF SHARES AND MARGO MARKS

         Upon the terms and subject to the conditions contained in this Agreement, Seller agrees to sell, assign and transfer to Buyer and Buyer agrees to purchase from Seller at the Closing, for the consideration provided in
Section 2.2 below, the Shares and the Margo Marks, free and clear of any Encumbrance.

         2.2  PURCHASE PRICE

         Upon the terms and subject to the conditions contained in this Agreement, in consideration of the aforesaid sale, assignment and transfer of the Shares and the Margo Marks at the Closing, Buyer will pay to Seller, in cash, FIVE MILLION DOLLARS ($5,000,000) (the "Cash Purchase Price") by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer at least two (2) business days prior to the Closing. The Buyer shall also agree to expressly assume those debts or liabilities of the Seller listed on Schedule 2.2 hereof. The payment of the cash amount and the assumption of such indebtedness are hereinafter collectively referred to as the "Purchase Price."

                                   ARTICLE III

                                     CLOSING

         3.1  CLOSING

         Upon the terms and subject to the conditions contained in this Agreement, the Closing of the purchase and sale of the Shares and the Margo Marks contemplated hereby will take place at the offices of Pietrantoni Mendez & Alvarez LLP, Banco Popular Center, Suite 1901, 209 Munoz Rivera Avenue, Hato Rey, Puerto Rico at 10:00 a.m. (local time), on the first business day following the date on which all the conditions to each party's obligations hereunder have been satisfied or waived, or at such other time or place or both as the parties may agree.

         Closing shall occur by delivery of the documents and instruments described in Sections 3.2 and 3.3 hereof, each in form and content satisfactory to Buyer, Seller and their respective counsel and each dated or being effective as of the Closing Date.

         3.2  SELLER'S DELIVERIES AT THE CLOSING

             (a) Stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers;

             (b) A certified copy of the resolutions adopted by the Board of Directors of Seller authorizing the execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby;

             (c) Written resignations of all directors and officers of the Subsidiaries requested by Buyer to resign prior to the Closing Date;

             (d) The officer's certificate referred to in Section 7.3;

             (e) The opinion of counsel referred to in Section 7.6;

             (f) The stock books, stock ledgers, minute books and corporate seals of the Subsidiaries;

             (g) All records pertaining to bank accounts of the Subsidiaries;

             (h) An assignment by Seller to Buyer of all of its rights with respect to the Margo Marks; and

             (i) Such other documents, instruments and certificates as may be provided for under this Agreement or reasonably requested by Buyer prior to Closing.

         3.3  BUYER'S DELIVERIES AT THE CLOSING

             (a) The Purchase Price;

             (b) An assumption agreement in form and substance satisfactory to Seller and its counsel pursuant to which Buyer agrees to assume all of Seller's debt listed on Schedule 2.2 which shall have not been cancelled prior to or concurrently with the Closing.

             (c) One or more releases executed by each of the creditors listed on Schedule 2.2 releasing the Seller and its successors and assigns from any and all liability with respect to the debt listed on Schedule 2.2.

             (d) A certified copy of the resolutions adopted by the Board of Directors of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby;

             (e) The officer's certificate referred to in Section 8.3; and

             (f) The opinion of counsel referred to in Section 8.6; and

             (g) Such other documents, instruments and certificates as may be provided for under this Agreement or reasonably requested by Seller prior to Closing.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         4.1  ORGANIZATION AND AUTHORITY

             (a) Seller and each of the Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico. The execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming due execution thereof by Buyer, constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

             (b) Each of the Subsidiaries (i) has all corporate power and authority to own or lease its properties and to operate its business as presently conducted; (ii) has all governmental licenses, authorizations and permits required to own or lease its properties and to carry on its business as presently conducted, and (iii) is duly qualified to do business and is in good standing under the laws of the Commonwealth and each other jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except in the case of clauses (ii) and (iii) where the failure to have any such license, authorization or permit to be so qualified or in good standing would not have a Material Adverse Effect on the business of the Subsidiaries, taken as a whole.

         4.2  SUBSIDIARIES AND DOCUMENTS

         The Subsidiaries do not own any subsidiaries and do not own any capital stock or other interest in any other corporation or business entity nor are any of them subject to any obligations or requirements to make any investment in any entity. True and complete copies of the charter documents, the by-laws and the minutes of meetings of the Board of Directors and the sole stockholder of each of Subsidiaries have heretofore been delivered to Buyer, and said charters and by-laws are in full force and effect.

         4.3  CAPITALIZATION OF SUBSIDIARIES

         Each of the Subsidiaries entire authorized and outstanding capital is as set forth in Schedule 4.3 hereof. All such issued and outstanding shares of the Subsidiaries common stock have been duly and validly issued and are fully paid and non-assessable, free of any preemptive rights and are owned by Seller free and clear of any and all Encumbrances. Neither Seller nor any of the Subsidiaries is a party to or bound by any options, calls, contracts or commitments of any character relating to any issued or unissued stock or any other equity security issued or to be issued by the Subsidiaries.

         4.4  OWNERSHIP OF SHARES

         Seller has good and marketable title to the Shares, free of any and all Encumbrances and has full and unrestricted power and authority to sell, assign, transfer and deliver to Buyer valid title to the Shares. Upon delivery of the certificates representing the Shares as provided herein, Buyer will acquire good and marketable title to the Shares, free and clear of any and all Encumbrances, except those, if any, created by Buyer.

         4.5  FINANCIAL STATEMENTS

         The Financial Statements fairly present the financial position and results of operations of Seller and the Subsidiaries on a consolidated basis as of the date and for the periods presented, all in accordance with GAAP.

         4.6  ABSENCE OF CHANGES

         Since the date of the Interim Balance Sheet, the Subsidiaries have conducted their business in the ordinary course of business and there has not been:

             (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of the Subsidiaries, taken as a whole.

             (b) any damage, destruction or loss (whether or not covered by insurance) which, either singly or in the aggregate, would have a Material Adverse Effect.

         4.7  TAX MATTERS

             (a) Each Subsidiary has (i) timely (after giving effect to applicable extensions) filed all material returns required to be filed by it with respect to Taxes; (ii) timely paid all Taxes shown to have become due pursuant to such returns and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received.

             (b) All Tax returns for each Subsidiary have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of Tax) of the corporation filing the return.

             (c) None of the Subsidiaries are a party to or bound by any Tax allocation or Tax sharing agreement or have any current or potential contractual obligation to indemnify any other Person with respect to Taxes.

             (d) The Decree is in full force and effect.

         4.8  NO CONFLICT WITH PROPRIETARY RIGHTS

             (a) To the best knowledge of Seller, the conduct of the Subsidiaries' respective businesses as presently conducted does not infringe or otherwise conflict with any valid trademark, tradename, service mark, patent or copyright of others in any way which would have a Material Adverse Effect.

         4.9  NON-COMPETITION ARRANGEMENTS

              Following the Closing, none of the Subsidiaries will be subject to any agreement which contains covenants limiting the freedom of such Subsidiary (or any successor) to compete in any line of business or with any Person.

         4.10 EMPLOYEE BENEFITS

              There are no claims, actions or proceedings (other than routine claims for benefits) pending or, to the best knowledge of Seller, threatened, against any Subsidiary with respect to any Employee Benefit Plan.

         4.11 LITIGATION AND LABOR RELATIONS

              (a) There is no Litigation which, if decided adversely, would have a Material Adverse Effect.

              (b) There are (i) no labor disputes, material grievances, arbitration proceedings, actual or threatened strikes, work stoppages or slowdowns pending or, to the best knowledge of Seller, threatened against any Subsidiary or affecting any Subsidiary by any of their employees or their representatives; and (ii) no charges of unfair labor practices are pending or, to the best knowledge of Seller, threatened before any governmental, regulatory or administrative agency or authority.

              (c) None of the Subsidiaries are a party to a collective bargaining agreement.

              (d) Each of the Subsidiaries has complied with and is currently in compliance with all applicable federal and Commonwealth laws relating to employment, labor and working conditions, except such noncompliance which, in the aggregate, would not have a Material Adverse Effect, and Seller is not aware of the existence of any liability for any material arrearages of wages (other than current wages not yet due or payable), severance pay or other applicable laws or regulations relating to labor, or any taxes or penalties for failure to comply with any of such laws.

         4.12 PROPERTY AND LIABILITY INSURANCE

         The property and liability insurance coverage relating to the business of the Subsidiaries is sufficient for compliance with all requirements of law and of all agreements to which any Subsidiary is a party and provides coverage in amounts which are adequate against all risks usually insured against by Persons operating similar businesses.

         4.13 CONSENTS AND APPROVALS

         Except as set forth in Schedule 4.13, neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will (a) violate any provision of the Certificate of Incorporation or By-Laws (or other comparable governing documents) of Seller or of any of the Subsidiaries, (b) require any Consent of, or filing with or notification to, any Governmental Entity, (c) require any Consent under, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of any obligation to repay) under, any contract to which the Seller or any Subsidiary is a party or by which they or any of their property or assets may be bound, or (d) violate any Order of any Governmental Entity applicable to Seller or the Subsidiaries.

         4.14 PROPERTIES AND ASSETS

         Each of the Subsidiaries has good, valid and marketable title to all of its properties and assets, including without limitation all assets reflected on the Interim Balance Sheet and all assets acquired since the date of the Interim Balance Sheet (except for assets since sold, used or otherwise disposed of in the ordinary course of business consistent with past practices) free and clear of all Encumbrances.

         4.15 COMPLIANCE WITH LAWS; LICENSES AND PERMITS

              (a) Except as set forth in Schedule 4.15, the operations of the Subsidiaries have been conducted in accordance with applicable laws, except such noncompliance which, in the aggregate, would not have a Material Adverse Effect.

         4.16 ENVIRONMENTAL MATTERS

              (a) Except as set forth in Schedule 4.16, each of the Subsidiaries holds, and is in substantial compliance with, all material permits, licenses and government authorizations required for the Subsidiaries to conduct their respective business under any Environmental Law, and the Subsidiaries are otherwise in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not have a Material Adverse Effect;

              (b) None of the Subsidiaries have received any written request for information, or been notified that they are a potentially responsible party, under any Environmental Law with respect to any on-site or off-site location for which liability is currently being asserted;

              (c) None of the Subsidiaries have entered into or agreed to any consent decree or order, and are not subject to any judgment, decree or order relating to compliance with any Environmental Law or to investigation or cleanup of regulated substances under any Environmental Law;

              (d) No asbestos-containing material that could reasonably be expected to pose a current hazard to health is present at any facility or property owned or operated by any Subsidiary that could reasonably be expected to have a Material Adverse Effect;

              (e) None of the Subsidiaries have either expressly or by operation of law assumed or otherwise become subject to the liability of any other Person pursuant to any Environmental Law or any related common law theory that could reasonably be expected to have a Material Adverse Effect;

              (f) There are no other facts, events or circumstances with respect to the past or present operations or facilities of any of the Subsidiaries or any predecessor or affiliate thereof that would form the basis for any liability (including contingent liability) or corrective or remedial obligation pursuant to any Environmental Law or any related common law theory, including, without limitation, any liability or obligation for on-site or off-site cleanup costs, fines or penalties, property damage, personal injury or natural resources damages that could reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES BY BUYER

         Buyer represents and warrants to Seller as follows:

         5.1  ORGANIZATION AND STANDING

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth and has full corporate power and authority to enter into and perform this Agreement.

         5.2  AUTHORITY

         The execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming due execution by Seller, constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

         5.3  CONSENTS AND APPROVALS; NO VIOLATIONS

         Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby by Buyer will (a) violate any provision of its Certificate of Incorporation or By-Laws, (b) require any Consent of, or filing with or notification to, any Governmental Entity, except where the failure to obtain such Consent or to make such filing or notification would not impair, hinder or adversely affect the ability of Buyer to perform any of its obligations under this Agreement or to consummate the transactions contemplated hereby (a

"Buyer Material Adverse Effect"), or (c) violate any Order of any Governmental Entity applicable to Buyer, except such violations which, in the aggregate, would not have a Buyer Material Adverse Effect.

                                   ARTICLE VI

              CERTAIN COVENANTS AND AGREEMENTS OF SELLER AND BUYER

         6.1  ACCESS TO INFORMATION

              (a) After the date of this Agreement, Seller shall continue to permit Buyer and its representatives to have reasonable access during normal business hours, upon reasonable advance notice, to the books and records, properties and assets of the Subsidiaries, provided that such access shall be conducted by Buyer and its representatives in such a manner as not to interfere unreasonably with the business or operations of the Subsidiaries. Seller will assist Buyer in conducting such review and investigation and, subject to the aforesaid, will provide and will cause their independent public accountants to provide Buyer, its employees, agents and representatives full access to, and complete information concerning, all aspects of the businesses of the Subsidiaries, including its books, records (including tax returns filed or in preparation), personnel and premises and the audit work papers and other records of its independent public accountants.

              (b) In the event Seller is subject to a tax examination for years prior to the Closing Date, after the Closing Date Buyer shall permit the Seller and its representatives reasonable access during normal business hours, upon reasonable advance notice, to the books and records of the Subsidiaries for the periods under examination and will cooperate with Seller in making available to Seller and its representatives financial information reasonably requested by Seller for the tax audit, in either case, so long as it does not interfere unreasonably with the business or operations of the Subsidiaries.

         6.2  DISCLOSURE SUPPLEMENTS

         From time to time prior to the Closing Date, Seller will supplement or amend the disclosure schedules with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the disclosure schedules or which is necessary to complete or correct any information in the disclosure schedule or in any representation or warranty of Seller which has been rendered inaccurate thereby; provided, however, that for the purposes of determining the satisfaction of the condition set forth in Section 7.1 hereof, no such supplement or amendment shall be given effect.

         6.3  CONSENTS AND APPROVALS

         Each of the parties hereto shall use its best efforts to obtain as promptly as practicable all Consents of Governmental Entities and third parties required in connection with the consummation of the transactions contemplated by this Agreement; it being understood, however, that neither party shall be required, in satisfaction of its obligations under this or any other Section of this Agreement, to agree to hold separate or sell any assets or operations or otherwise take actions which it reasonably believes may interfere, in any material respect, with the benefits intended to be realized by such party as a result of the transactions contemplated hereby.

         6.4  FILINGS

         Promptly after the execution of this Agreement, each of the parties hereto shall prepare and make or cause to be made any required filings, submissions and notifications under the laws of any jurisdiction to the extent that such filings are necessary to consummate the transactions contemplated hereby, will use its best efforts to respond to and comply with any requests for additional information made by any Governmental Entity, and will use its best efforts to take all other actions necessary to consummate the transactions contemplated hereby in a manner consistent with applicable law. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

         6.5  COVENANT TO SATISFY CONDITIONS

         Seller will use its best efforts to ensure that the conditions set forth in Article VII hereof are satisfied, insofar as such matters are within the control of Seller, and Buyer will use its best efforts to ensure that the conditions set forth in Article VIII hereof are satisfied, insofar as such matters are within the control of Buyer.

         6.6  FURTHER ASSURANCES

         Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall, at Buyer's expense, take or cause to be taken all such reasonably necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by either party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

         6.7  CONDUCT OF THE BUSINESS OF THE SUBSIDIARIES; INTERCOMPANY
ACCOUNTS

              (a) Prior to the Closing, except as consented to or approved by Buyer in writing, Seller shall cause the Subsidiaries to:

                  (i) conduct their respective businesses in the ordinary and usual course consistent with past practice;

                  (ii) use their best efforts to maintain satisfactory relationships with customers, suppliers, distributors and others having commercially beneficial business relationships;

              (b) All intercompany accounts between the Subsidiaries and the Seller shall be settled at or prior to the Closing.

              (c) Seller shall apply the certificates of deposit with Banco Santander Puerto Rico securing the indebtedness listed on Schedule 2.2 against the amounts owed with respect to such indebtedness.

         6.8  PUBLIC DISCLOSURE

         The parties will consult with each other and agree on desirability, timing and substance of any Public Disclosure, relating solely to the transactions contemplated hereby. Subject to applicable law, including but not limited to federal, state and Commonwealth securities laws, neither party will make any Public Disclosure without the prior agreement of the other party as to the time of the issuance, extent of distribution, and form and substance of the Public Disclosure.

                                   ARTICLE VII

                          CONDITIONS PRECEDENT OF BUYER

         The obligation of Buyer to consummate the transactions contemplated hereby is subject to the fulfillment or written waiver by Buyer of each of the following conditions prior to or at the Closing:

         7.1  REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Seller made hereunder shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         7.2  COVENANTS

         Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller.

         7.3  OFFICER'S CERTIFICATE

         Buyer shall have received a certificate of an authorized officer of Seller, dated the Closing Date, certifying that the conditions contained in Sections 7.1 and 7.2 have been fulfilled.

         7.4  NO ORDER OR PROCEEDINGS

         No Order shall have been enacted, entered or promulgated (and remain in effect) or have been enforced by any Governmental Entity which prohibits or restricts the consummation of the transactions contemplated hereby. No action or proceeding by any Governmental Entity shall have been commenced (and remain pending) against Buyer, Seller, the Subsidiaries or any of their respective Affiliated Companies seeking to prevent, delay or materially change the transactions contemplated hereby or challenging any of the terms or provisions of this Agreement or seeking material damages in connection therewith.

         7.5  CONSENTS

         All Consents of Governmental Entities necessary for consummation of the transactions contemplated hereby shall have been obtained.

         7.6  OPINION OF COUNSEL

         Buyer shall have received an opinion or opinions of Pietrantoni Mendez & Alvarez LLP, counsel to Seller, in form and substance reasonably satisfactory to Buyer.

         7.7  CONDUCT OF BUSINESS OF SUBSIDIARIES

         Since the date of this Agreement, the respective businesses of the Subsidiaries shall have been conducted, in all material respects, in the ordinary and usual course consistent with past practice.

         7.8 CLOSING DELIVERIES

         Buyer shall have received each of the following:

         (a) all documents, instruments and other closing deliveries specified in Section 3.2; and

         (b) such other evidence as Buyer may reasonably request in order to establish compliance with the conditions of Closing set forth herein.

                                  ARTICLE VIII

                         CONDITIONS PRECEDENT OF SELLER

         The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment or written waiver by Seller of each of the following conditions prior to or at the Closing:

         8.1  REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Buyer made hereunder shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         8.2  COVENANTS

         Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

         8.3  OFFICER'S CERTIFICATE

         Seller shall have received a certificate of an authorized officer of Buyer, dated the Closing Date, certifying that the conditions contained in Sections 8.1 and 8.2 have been fulfilled.

         8.4  NO ORDER OR PROCEEDING

         No Order shall have been enacted, entered or promulgated (and remain in effect) or shall have been enforced by any Governmental Entity which prohibits or restricts the consummation of the transactions contemplated hereby. No action or proceeding by any Governmental Entity shall have been commenced (and remain pending) against Buyer, Seller, the Subsidiaries or any of their respective Affiliated Companies seeking to prevent, delay or materially change the transactions contemplated hereby or challenging any of the terms or provisions of this Agreement or seeking material damages in connection therewith.

         8.5  CONSENTS

         All Consents of Governmental Entities necessary for consummation of the transactions contemplated hereby shall have been obtained.

         8.6  OPINION OF COUNSEL

         Seller shall have received an opinion of Aviles & Colon Morales, LLP, counsel to Buyer, in form and substance reasonably satisfactory to Seller.

         8.7  iTract LLC MERGER

         The S-4 Registration Statement filed with the Securities and Exchange Commission by iTract, Inc. shall have been declared effective and Seller shall have received evidence reasonably satisfactory to Seller and its counsel that the mergers contemplated by that certain Agreement and Plan of Merger, dated as of April 11, 2000, by and among Margo Caribe, Inc., iTract Acquisition Company, LLC, iTract, Inc., iTract, LLC and International Commercial Exchange Systems, Inc. will occur concurrently with or immediately following the sale of the Shares and the Margo Marks hereunder.

         8.8  CLOSING DELIVERIES

         Seller shall have received each of the following:

         (a) all documents, instruments and other closing deliveries specified in Section 3.3; and

         (b) such other evidence as Seller may reasonably request in order to establish compliance with the conditions of Closing set forth herein.

         8.9  STOCKHOLDER APPROVAL

         Seller shall have obtained the approval of its stockholders of this Agreement and the transactions contemplated hereby.

                                   ARTICLE IX

                                EMPLOYEE MATTERS

         9.1  RETENTION OF EMPLOYEES

         Buyer agrees to retain the employees currently employed by the Subsidiaries and to honor their years of service for purposes of determining applicable employee benefits, including vacation and severance benefits. This Agreement shall not limit the ability of Buyer to terminate employees in the ordinary course of business or it otherwise deems necessary or advisable in connection with the business of the Subsidiaries following the Closing.

         9.2  THIRD PARTY BENEFICIARIES

         Notwithstanding any provision to the contrary contained herein, no employee or former employee of any of the Subsidiaries will be construed as a third party beneficiary under this Article IX of this Agreement or otherwise.

                                    ARTICLE X

                           SURVIVAL OF REPRESENTATIONS

         10.1  SURVIVAL OF REPRESENTATIONS

         All representations, warranties, covenants and agreements made by either party to this Agreement or in any certificate delivered pursuant to this Agreement shall expire on the Closing Date, and Seller shall have no liability whatsoever with respect to said representations, warranties, covenants and agreements other than the covenants and agreements contained in Article II hereof and Sections 6.6, 6.8 and 11.1.

                                   ARTICLE XI

                           TERMINATION AND ABANDONMENT

         11.1  TERMINATION

         This Agreement may be terminated at any time prior to the Closing Date as follows:

              (a) by mutual consent of Buyer and Seller;

              (b) by either Buyer or Seller at any time after October 15, 2000 if, through no fault of the party seeking termination, the Closing shall not have occurred;

              (c) by Buyer, if there has been a material violation or breach by Seller of any agreement, representation, covenant or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Buyer impossible and such violation or breach has not been waived by Buyer;

              (d) by Seller, if there has been a material violation or breach by Buyer of any agreement, representation, covenant or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Seller impossible and such violation or breach has not been waived by Seller;

              (e) by either Buyer or Seller if a court of competent jurisdiction shall have issued an Order permanently restraining or prohibiting the transactions contemplated by this Agreement, and such Order shall have become final and nonappealable; or

         11.2  PROCEDURE AND EFFECT OF TERMINATION

         In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either of the parties pursuant to Section
11.1 hereof, written notice thereof shall forthwith be given to the other party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without any liability or further obligation except that (i) in the event of the termination of this Agreement by Buyer under
Section 11.1(c), Seller shall be obligated to reimburse Buyer for all out-of-pocket expenses incurred by Buyer in connection with this Agreement and the transactions contemplated thereby, up to a maximum of $100,000 and (ii) in the event of the termination of this Agreement by Seller under Section 11.1(d), Buyer shall be obligated to reimburse Seller for all out-of-pocket expenses incurred by Seller in connection with the Agreement and the transactions contemplated thereby, up to a maximum of $100,000.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1  EXPENSES OF THE PARTIES

         Buyer will pay its own expenses, and Seller will pay its own expenses and the expenses of the Subsidiaries, including the expenses of its accountants and attorneys, in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement. Seller shall be responsible for any and all stock transfer taxes or documentation, any other similar registration costs, taxes and fees in connection with the transfer of the Shares contemplated hereby.

         12.2  PARTIES IN INTEREST

         This Agreement will inure to the benefit of and be binding on and enforceable against the parties hereto and their respective successors and permitted assigns.

         12.3  GOVERNING LAW

         This Agreement will be governed by and construed in accordance with the laws of the Commonwealth, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         12.4  CAPTIONS

         The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit or construe the scope and intent of such sections nor in any way affect the interpretation of this Agreement.

         12.5  ENTIRE AGREEMENT; AMENDMENTS

         This Agreement, the disclosure schedules and the documents and other agreements referred to herein, set forth the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior oral or written agreement or understanding (other than any confidentiality agreement executed by the parties prior to this Agreement) between the parties. No modification or amendment of this Agreement may be made except in writing signed by both parties.

         12.6  NOTICES

         Any notices or communications required or permitted hereunder will be deemed sufficiently given by either of the parties hereto to the other party if such notice or communication is in writing and delivered in person or by a nationally recognized overnight delivery service, sent via facsimile, or mailed (postage prepaid), by registered or certified mail, return receipt requested, as follows:

                  If to Seller, to:

                           Margo Caribe, Inc.
                           Road 690, Kilometer 5.8
                           Vega Alta, Puerto Rico  00692

                           Fax:  (787) 883-3244
                           Attention:  Chief Executive Officer

                  with a required copy to:

                           Ignacio Alvarez, Esq.
                           Pietrantoni Mendez & Alvarez LLP
                           Banco Popular Center, Suite 1901
                           209 Munoz Rivera Avenue
                           Hato Rey, Puerto Rico  00918
                           Fax:  (809) 274-1470


                  If to Buyer, to:

                           Empresas Margo, Inc.
                           Road 690, Kilometer 5.8
                           Vega Alta, Puerto Rico  00692

                           Fax:  (787) 883-3244
                           Attention: Michael J. Spector

                  with a required copy to:

                           Luis Anibal Aviles Pagan, Esq.
                           Suite 1112, Home Mortgage Plaza
                           268 Ponce de Leon Avenue
                           San Juan, PR 00918

                           Fax: (787) 754-2077

or to such other address or addresses as hereafter will be furnished as provided in this Section 12.6 by either of the parties hereto to the other party hereto. Each such notice will be deemed to have been given as of the date received. A return receipt, or evidence of refusal, obtained by the Post Office authorities at the request of the sender, or the expiration of ten days after mailing, will be conclusive as of the fact of receipt.

         12.7  COUNTERPARTS

         This Agreement may be executed in counterparts, each of which will be deemed to be an original, and together will constitute one and the same instrument.

         12.8  ASSIGNMENT

         This Agreement may not be assigned by either party hereto without the prior written consent of the other party, except that Buyer may assign its right to any of its Affiliated Company, but no such assignment shall relieve Buyer of its obligations hereunder.

         12.9  BROKERS

         Buyer and Seller each represent and warrant to the other that, except for San Juan Holdings, Inc., the fees and expenses of which will be paid by Seller, all negotiations between them have been carried out by them directly, without the intervention of any third person, and that there are no broker's commissions, finder's fees or other payment payable to any Person in connection with the transactions contemplated hereby.

         12.10  ACCESS TO INFORMATION

         For a period of eighteen (18) months following the Closing Date, Buyer will give Seller and its officers, employees and representatives reasonable access, upon reasonable advance notice, to such documentation and information which Seller or its affiliates may reasonably request for inspection and copying at Seller's expense, provided that such access and inspection and copying shall be conducted in such a manner as not to interfere unreasonably with the business and operations of the Subsidiaries and, provided further, that Seller and its officers, employees and representatives shall keep all such documentation and information confidential.

         12.11  EXTENSION; WAIVER

         At any time prior to the Closing Date, the party entitled to the benefits of the respective term or provision may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or
(c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of either party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party entitled to the benefits of such extended or waived term or provision.

         12.12  VALIDITY

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

                 [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                       MARGO CARIBE, INC.

                                               By: /s/ MICHAEL RUBIN
                                                   -----------------------------
                                             Name:         Michael Rubin
                                            Title:           Director



                                                  EMPRESAS MARGO, INC.

                                               By: /s/ MICHAEL J. SPECTOR
                                                   -----------------------------
                                             Name:      Michael J. Spector
                                            Title:      President and Chief
                                                         Executive Officer

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

                  This AMENDMENT (this "Amendment") is made as of October 20, 2000 to that certain Stock Purchase Agreement (the "Agreement") dated as of June 30, 2000, by and between MARGO CARIBE, INC., a Puerto Rico corporation ("Seller") and EMPRESAS MARGO, INC., a Puerto Rico corporation ("Buyer").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the parties hereto have previously entered into the Agreement, pursuant to which Seller agreed to sell to Buyer the Shares, as well as certain other proprietary rights of Seller, upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the parties are diligently working to satisfy all the conditions to the Closing;

                  WHEREAS, upon the terms and subject to the conditions set forth herein, the parties to the Agreement desire to amend the termination section of the Agreement to extend the date on which either party has the right to terminate the Agreement if the Closing has not occurred;

                  WHEREAS, capitalized terms used but not defined herein shall have the terms ascribed to them in the Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

         1. Extension of Termination Date. The Agreement is hereby amended to delete Subsections 11.1(b) in its entirety and replace it with the following:

                  "(b) by either Buyer or Seller at any time after December 31, 2000 (subject to a 60-day extension if the condition set forth in Section 8.7 has not been satisfied and Seller is using its best efforts to satisfy that condition) if, through no fault of the party seeking termination, the Closing shall not have occurred;"

         2.       Miscellaneous.

         2.1 Except as expressly amended hereby, the terms and conditions of the Agreement shall continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents or agreements referred to in the Agreement, and any reference to the Agreement in any such documents or agreements shall be a reference to the Agreement as amended hereby.

         2.2 This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico applicable to agreements made and to be performed therein without giving effect to conflicts of law principles.

         2.3 The section headings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Amendment.

         2.4 This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date and year first-above written.


                                    MARGO CARIBE, INC.

                                    By: /s/ Michael Rubin
                                       -----------------------------------------
                                    Name: Michael Rubin
                                    Title: Director


                                    EMPRESAS MARGO, INC.

                                    By: /s/ Michael J. Spector
                                       -----------------------------------------
                                    Name: Michael J. Spector
                                    Title: President and Chief Executive Officer

                                                                      APPENDIX D

[SCHWARTZ HESLIN GROUP, INC. LETTERHEAD]

CONFIDENTIAL

April 11, 2000

Margo Caribe, Inc.
Carretera 690, Km. 5.8
Vega Alta, Puerto Rico 00692

Attention:    Members of the Board Of Directors

Gentlemen:

You have requested that the Schwartz Heslin Group, Inc. ("SHG") deliver an Opinion to the Board of Directors of Margo Caribe, Inc. ("Margo"), a Puerto Rico corporation, that from a financial point of view, the following merger transaction with respect to itract, LLC ("itract" or the "Company") is fair to Margo's existing shareholders:

     Under the Agreement and Plan of Merger by and among Margo Caribe, Inc. ("Margo") and itract, LLC ("itract,") dated April 11, 2000, itract, LLC members would receive 86.8% of the issued and outstanding shares of common stock of Margo (on a fully diluted basis) in exchange for all of the membership units of itract. Margo will sell its existing operating businesses prior to the merger. In addition, Margo must have at least $5 million in cash and cash equivalents and not be subject to liabilities exceeding $10,000 as of the time of the effective closing. With respect to itract, LLC, certain existing liabilities representing International Commerce Exchange Systems, Inc. ("ICES") funded services and activities will be converted to contributed capital in the amount of approximately $384,000.

SHG issued a Valuation Report, which is an integral part of this Fairness Opinion, on the Company as of March 31, 2000. The Valuation Report contains detailed descriptions of our quantitative and qualitative analyses and conclusions; the statement of valuation assumptions and limiting conditions; SHG credentials; engagement letter; and a signed indemnification agreement.

In conducting our analysis and arriving at our Opinion as expressed herein, we have considered such financial and other factors, as we have deemed appropriate under the circumstances. We have reviewed, among other things, without limitation, the following: (i) the March 17, 2000 itract, LLC Business Plan (ii) certain internal information, financial and operational in nature (including

Margo Caribe, Inc.
April 11, 2000
Page 2


projections prepared by itract and ICES management) concerning the business and operations of itract; (iii) certain available information concerning the trading of, and the trading market for, the Common Stock of Margo Caribe, Inc.; (iv) certain publicly available information with respect to other companies that we believe to be comparable in certain respects to itract (or one or more of its business segments) and the trading markets for certain of such other companies' securities as of March 31, 2000. We have also met with certain officers and employees of itract to discuss the foregoing as well as other matters we believe relevant to our inquiry. We have also taken into account our assessment of market and financial conditions, as well as our experience in connection with similar transactions and valuations generally including economic, business, and financial market changes since March 31, 2000 through the signing of the Merger Agreement on April 11, 2000.

In arriving at our Opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have not attempted independently to verify any of such information, nor have we made or obtained any independent evaluations or appraisals of itract's ability to achieve its Business Plan as presented. Accordingly, we express no opinion or any form of assurance for the underlying data presented in this opinion and/or the Valuation Report nor do we express any opinion or any form of assurance that itract can achieve its Business Plan as presented. This Opinion, along with the Valuation Report, are to be used only for the one purpose stated. Any use or reliance of this report for any other purpose by you or third parties is invalid.

SHG is independent of itract, LLC, International Commerce Exchange Systems, Inc. and Margo Caribe, Inc. and has no financial interest in either of these businesses. Our fee for this Opinion is in no way influenced by the results of our analysis.

Based upon and subject to the foregoing and based upon such other matters, as we consider relevant, it is our Opinion that as of the date hereof, the cited merger transaction is fair, from a financial standpoint, to existing shareholders.

Very truly yours,
Schwartz Heslin Group, Inc.

/s/ Schwartz Heslin Group, Inc.

                                                                      APPENDIX E

                      [SAN JUAN HOLDINGS, INC. LETTERHEAD]

June 30, 2000

STRICTLY CONFIDENTIAL

Board of Directors
MARGO CARIBE, INC.
Road 690, Kilometer 5.8
Vega Alta, Puerto Rico 00692

Dear Members of the Board:

         Margo Caribe, Inc. (the "Company") and iTract, LLC ("iTract"), a developmental stage internet company, have entered into an Agreement and Plan of Merger dated as of April 11, 2000 (the "Agreement"). Under the Agreement, the Company would first reincorporate as a Delaware corporation pursuant to a merger with a newly created Delaware corporation. A subsidiary of the new Delaware corporation would then merge with iTract (the "iTract Merger"). As a condition prior to consummating the iTract Merger, the Company is required to sell its nursery and other operating businesses.

         You have asked us to advise you with respect to the fairness to the Company, from a financial point of view, of the consideration to be received by the Company pursuant to the terms of the Stock Purchase Agreement, dated as of June 30, 2000 (the "Stock Purchase Agreement"), between the Company and Empresas Margo, Inc., a Puerto Rico corporation ("Empresas Margo"). The Stock Purchase Agreement provides for the purchase by Empresas Margo, or an entity owned and controlled by Empresas Margo, of all of the issued and outstanding shares (the "Shares") of Margo Nursery Farms, Inc., Margo Garden Products, Inc., Margo Landscaping & Design, Inc., Rain Forest Products, Inc., and Margo Development Corp. (the "Subsidiaries"), which are wholly-owned subsidiaries of the Company (the "Transaction"). In consideration of the aforesaid Transaction, Empresas Margo shall pay to the Company a cash payment of $5.0 million plus the assumption of the outstanding debt (after application of the cash collateral securing this debt) of Margo. As of May 31, 2000, the outstanding principal amount of the debt to be assumed was approximately $812,000 (the "Consideration").

         In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company, as well as the Stock Purchase Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and have met with the Company's management to discuss the business and prospects of the Company.

         We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses similar to the Company and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant. At the request of the Board of Directors of the Company, we solicited indications of interest in acquiring the Subsidiaries from certain U.S. nursery companies and other third parties specifically identified to us by the Company.

FAIRNESS OPINION LETTER--MARGO CARIBE, INC.
June 30, 2000
Page 2 of 2

         In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof.

         With respect to the iTract Merger and Agreement, we have not been provided and have not reviewed the terms of the iTract Merger, the Agreement, or any information relating to iTract or any of the possible financial effects of the iTract Merger. We understand that, as of the date hereof, the iTract Merger is still pending based on the completion of certain terms and conditions, including the sale of the Subsidiaries. Accordingly, we have not been requested to opine as to, and our opinion does not in any manner take into consideration any possible financial, business, economic or other consequence of the iTract Merger to the Company or the shareholders of the Company.

         We have acted as the Company's financial advisor in connection with the sale of the Subsidiaries and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the sale of the Subsidiaries. We have also received a fee for rendering this opinion.

         In the ordinary course of business, our affiliate holds accounts for certain customers that may, at any time, hold a position in the Company's common stock.

         It is understood that this letter is for the information of the Company only in connection with its consideration of the Transaction, does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Transaction and is not to be quoted or referred to, in whole or in part, nor shall this letter be used for any other purposes, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement/prospectus to be distributed to the holders of Margo common stock in connection with the Transaction and the iTract Merger.

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Company in the Transaction is fair to the Company, from a financial point of view.

Very truly yours,

/s/ SAN JUAN HOLDINGS, INC.

SAN JUAN HOLDINGS, INC.

                                                                      APPENDIX F

                      PUERTO RICO GENERAL CORPORATIONS LAW

                       CHAPTER 10. MERGER OR CONSOLIDATION

Article 10.12.  Appraisal Rights.

         A. Any stockholder of a corporation organized in the Commonwealth of Puerto Rico (i) who holds shares of stock on the date of the making of a demand pursuant to subsection (D) of this section with respect to such shares, (ii) who continuously holds such shares through the effective date of the merger or consolidation,(iii) who has otherwise complied with subsection (D) of this section and (iv) who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to section 7.17 of this act shall be entitled to an appraisal by the Court of First Instance (Superior Part) of the fair value of his shares of stock under the circumstances described in subsections (B) and (C) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation, and also a member of record of a nonstock corporation. The words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation. The words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

       B. Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger [or consolidation] to be effected pursuant to sections 10.01,10.02, 10.04, 10.07 or 10.08 of this act:

              1. Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either:

                  (i) listed on a national securities exchange or the National Association of Securities Dealers, Inc. (NASDAQ)-NMS; or

                  (ii) held of record by more than two thousand (2,000) holders. No appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (F) of section
                        10.01 of this act.

              2. Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sections 10.01, 10.02, 10.04, 10.07 and 10.08 of this act to accept for such stock anything except:

                  (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  (ii) shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or the National Association of Securities Dealers, Inc. (NASDAQ)-NMS or held of record by more than two thousand (2,000) holders;

                  (iii) cash in lieu of fractional shares or fractional
                        depository receipts described in the foregoing subparagraphs (i) and (ii) of this paragraph; or

                  (iv) any combination of the I shares of stock, [depository receipts] and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs (i), (ii) and (iii) of this paragraph.

              3. In the event all of the stock of a subsidiary domestic corporation party to a merger effected under section 10.03 of this act is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary domestic corporation.

       C. Any, corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section; ,including those set forth in subsections (D) and (E) of this section, shall apply as nearly as is practicable.

      D. Appraisal rights shall be perfected as follows:

         1. If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (B) or (C) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within ten (10) days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         2. If the merger or consolidation was approved pursuant to section 7.17 or 10.03 of this act, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within ten (10) days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that Appraisal rights are available for any or all of the shares of the constituent corporation. Such notice shall include a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his Address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within twenty (20) days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

       E. Within one hundred and twenty (120) days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (A) and (D) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of First Instance (Superior Part) demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within sixty (60) days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within one hundred twenty (120) days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (A) and (D) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for Appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within ten (10) days after his written request for such a statement is received by the surviving or resulting corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal under subsection (D), hereof, whichever is later.

       F. Upon the filing of any such petition by A stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within twenty (20) days after such service file in the office of the Department of State in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving, or resulting corporation. If the petition shall be filed by the surviving or resulting corporation; the petition shall be accompanied by such a duly verified list. The Department of State, if so ordered by the Court, shall give notice of the Puerto Rico Taxes time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in San Juan, Puerto Rico or such publication as the Court deems advisable. The form of the notice by mail and by publication shall be approved by the Court. and the costs thereof shall be borne by the surviving or resulting corporation.

       G. At the hearing on such petition. the Court of First Instance (Superior
Part),shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Department of State for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

       H. After determining the stockholders entitled to an appraisal, the Court of First Instance (Superior-Part) shall determine their fair value taking into consideration the fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. In determining the fair value of the shares, the Court shall not take into consideration any element of value arising from the accomplishment or expectation of the merger or consolidation.

         Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (F) of this section and who has submitted his certificates of stock to the Department of State, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal, rights under this section.

       I. The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of First Instance (Superior Part) may be enforced, whether such surviving or resulting corporation be a domestic or foreign corporation.

       J. The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by, any stockholder in, connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

       K. From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (D) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation). If no petition for an appraisal shall be filed within the time provided in subsection
(E) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within sixty (60) days after the effective date of the merger or consolidation as provided in subsection (E) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of First Instance (Superior
Part) shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

       L. The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized, and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX G

                          Certificate of Incorporation

                                       of

                                  iTract, Inc.

         The undersigned, a natural person, for the purpose of organizing a corporation under the laws of the State of Delaware, hereby certifies as follows:

                                Article I - Name

         The name of the Corporation is iTract, Inc. (the "Corporation").

       Article II - Address of Registered Office; Name of Registered Agent

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

                              Article III - Purpose

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware, as set forth in Title 8 of the Delaware Code, as in effect from time to time (the "DGCL").

                           Article IV - Capital Stock

         A. Authorization. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of (i) 100,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock").

         B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more classes or series, each of which shall have such designations, number of shares or title, as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares of any such class or series. Each such class or series of Preferred Stock shall consist of such number of shares, and have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

         C. Common Stock. Except as otherwise provided in any Preferred Stock authorized under Section B above, or as otherwise required by law, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the Common Stock. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote of the shareholders except on such matters exclusively related to the holders of Preferred Stock. Each share of Common Stock shall be entitled to participate equally in dividends declared and paid by the Corporation from legally available funds. In the case of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of the Corporation, holders of the Common Stock are entitled to receive a pro rata portion of the amount distributed after the payment of any liquidation preference of the Preferred Stock.

              Article V - Limitation of Liability; Indemnification

         A. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to any act or omission occurring prior to such repeal or modification.

         B. Indemnification. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereinafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this subsection B of this Article V shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

                            Article VI - Incorporator

         The name and mailing address of the sole incorporator is Alfred G. Smith, II, and his address is 1600 Miami Center, 201 S. Biscayne Boulevard, Miami, Florida 33131.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation as of this 4th day of April, 2000.


                                       /S/ ALFRED G.  SMITH
                                       -------------------------------------
                                       Alfred G.  Smith, II, Incorporator

                                                                      APPENDIX H

                                     BYLAWS

                                       OF

                                  ITRACT, INC.

                     (hereinafter called the "Corporation")

                                    ARTICLE I

                                     OFFICES

                  Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

                  Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

                  Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held each year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

                  Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) the President, (iii) any Executive Vice-President, if there be one (iv) any Vice President, if there be one, (v) the Secretary, or (vi) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote.

                  Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at this address as it appears on the records of the Corporation.

Business transacted at any meeting of stockholders shall be limited to the purposes stated in the notice.

                  Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, a majority of the voting power of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

                  Section 6. Voting. When a quorum is present at any meeting, unless otherwise required by law, the Certificate of

Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the total voting power of the stock represented and entitled to vote thereat.

                  Section 7. Proxies. At each meeting of the stockholder, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder. No proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

                  Section 8. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  Section 9. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

                  Section 10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                  Section 11. Business Properly Brought Before An Annual Meeting. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 50 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder of record proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and
(iv) any material interest of the stockholder in such business.

                  Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 11 of this Article II provided, however, that nothing in this Section 11 of this Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

                  The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11 of this
Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                  In addition to the provisions of this Section 11, a stockholder shall also comply with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder with respect to the matters set forth herein. Nothing in these Bylaws shall be deemed to affect the rights of any stockholder to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE III

                                    DIRECTORS

                  Section 1. Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 1 of this Article III. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such stockholder's notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a

Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Regulation 14A under the Exchange Act, and (v) any other information relating to the person that is required pursuant to any statute, or any rule or regulation of any governmental authority; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                  Section 2. Number and Election of Directors. The Board of Directors shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 3 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders. Each directors shall serve until the next annual meeting of stockholders and until its successor is elected and qualified. Any director may be removed from office, with or without cause and only by the affirmative vote of the holders of at least 75% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

                  Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successors shall have been duly elected and qualified, or until their earlier resignation or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

                  Section 4. Duties and Powers. The property and business of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                  Section 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any one (1) director. Notice thereof stating the place, date and hour of the meetings shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, email or telegram on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

                  Section 6. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

                  Section 7. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                  Section 8. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

                  Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                  Section 10. Chairman of the Board of Directors. The Board of Directors in its discretion may choose a Chairman of the Board of Directors (who must be a director). The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

                  Section 11. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement of expenses for attending committee meetings.

                  Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or their committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                  Section 13. Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection herewith.

                  (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made, with respect to person who is a director or officer at the time of such determination, (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 13. Such expenses incurred by former directors and officer or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 13 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 13.

                  (h) For the purposes of this Section 13, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 13 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE IV

                                    OFFICERS

                  Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chief Operating Officer, one or more Vice-Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 2 hereof. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.

                  Section 2. Election. The Board of Directors, at its first meeting held after each Annual Meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

                  Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                  Section 4. President and Chief Executive Officer. The President shall, subject to the supervisory powers as may be given by the Board of Directors and, if there be one, the Chairman of the Board of Directors, be the Chief Executive

Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

                  Section 5. Chief Operating Officer. The Chief Operating Officer shall have the day to day responsibility for the business operations of the Corporation, reporting to the President and subject to the control of the Board of Directors.

                  Section 6. Vice-Presidents and Executive Vice-Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act, the Executive Vice-President or Executive Vice-Presidents or the Vice-President or the Vice-Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Executive Vice-President or Vice-President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Executive Vice-President or Vice-President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

                  Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

                  Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  Section 9. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice-President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                  Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice-President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE V
                                      STOCK

                  Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the President or a Vice-President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

                  Section 2. Signatures. Where a certificate is countersigned by
(i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

                  Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI
                                     NOTICES

                  Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, facsimile, email or cable and shall be deemed to be given at the time of receipt thereof if given personally or at the time of transmission if sent by telegram, telex, facsimile, email or cable.

                  Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII
                               GENERAL PROVISIONS

                  Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                  Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                  Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

                  Section 1. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

                  Section 2. Entire Board of Directors. As used in this Article VIII and in these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 20.  Indemnification of Directors and Officers.

    A. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Article V of iTract, Inc.'s Certificate of Incorporation contains such a provision.

    B. Section 145 of the DGCL authorizes Delaware corporations to indemnify their officers and directors against liabilities arising out of pending or threatened actions, suits or proceedings to which they are or may be made parties by reason of being directors or officers. Such rights of indemnification are not exclusive of any other rights to which such officers or directors may be entitled under any by-law, agreement, vote of stockholders or otherwise. The Certificate of Incorporation of iTract, Inc. provides that iTract, Inc. shall indemnify its directors, officers and employees to the full extent permitted by law. iTract, Inc. also maintains directors' and officers' liability insurance on behalf of its directors and officers.

    C. Section 13(a) of Article III of the iTract, Inc.'s By-laws (the "By-laws") provides that iTract, Inc. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of iTract, Inc.) by reason of the fact that he is or was a director, officer, employee or agent of iTract, Inc. or is or was serving at the request of iTract, Inc. as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of iTract, Inc., and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       Section 13(b) of Article III of the By-laws provides that iTract, Inc. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of iTract, Inc. to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards set forth in the preceding paragraph, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to iTract, Inc. unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

       Section 13(c) of Article III of the By-laws provides that to the extent a director or officer of iTract, Inc. has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Sections 13(a) and 13(b) of Article III of the By-laws or in the defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

       Section 13(e) of Article III of the By-laws provides that iTract, Inc. may pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding if it receives an undertaking by or on behalf of such director or officer to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified by iTract, Inc. as authorized in Section 13 of
Article III of the By-laws.

       Sections 13(f) and 13(g) of Article III of the By-laws provide that indemnification provided for by Section 13 of Article III of the By-laws shall not be deemed exclusive of any other rights to which the indemnified party may be
                                  Part II-1
entitled; and that iTract, Inc. may purchase and maintain insurance on behalf of a director or officer of iTract, Inc. against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such, whether or not iTract, Inc. would have the power to indemnify such person against such liabilities under such liabilities under the provisions of Section 13 of Article III of the By-laws.

    D. Section 9.11 of the Agreement and Plan of Merger, dated April 11, 2000, among Margo Caribe, Inc., iTract Acquisition Company, LLC, iTract, Inc., itract, LLC and International Commerce Exchange Systems, Inc., provides that iTract, Inc. shall indemnify and hold harmless each present and former officer and director of iTract, Inc. prior to the effective time of the merger with itract, LLC against any claims, losses, liabilities, damages, costs and expenses incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger with itract, LLC, whether asserted or claimed at or prior to said effective time, to the fullest extent permitted under the Certificate of Incorporation and Bylaws of iTract, Inc. as in effect immediately prior to the merger of Margo with and into iTract, Inc.

Item 21.  Exhibits and Financial Statement Schedules.

   2.1 Merger Agreement, dated June 21, 2000, between Margo Caribe, Inc. and iTract, Inc. (Attached to the proxy statement/prospectus constituting a part of this Registration Statement as Appendix A.)


   2.2 Agreement and Plan of Merger, dated as of April 11, 2000, among Margo Caribe, Inc., iTract Acquisition Company, LLC, iTract, Inc., itract, LLC and International Commerce Exchange Systems, Inc., as amended on October 20, 2000. (Attached to the proxy statement/prospectus constituting a part of this Registration Statement as Appendix B.)


   3.1 Certificate of Incorporation of iTract, Inc. (Attached to the proxy statement/prospectus constituting a part of this Registration Statement as Appendix G.)

   3.2 Bylaws of iTract, Inc. (Attached to the proxy statement/prospectus constituting a part of this Registration Statement as Appendix H.)


   4.1  Stock Option Plan.*


   5.1  Opinion regarding legality and consent of Shutts & Bowen LLP.**

   8.1 Opinion of Pietrantoni Mendez & Alvarez LLP regarding material Puerto Rico and Federal income tax consequences relating to merger with iTract, Inc.**

   8.2 Opinion of Kronish Lieb Weiner & Hellman LLP regarding material Federal income tax consequences relating to the merger with itract, LLC.**

   10.1 Agreement, dated September 29, 1999, between Net Creations, Inc. and itract, LLC.

   10.2 Rental API Agreement, dated June 28, 2000, between Net Creations, Inc. and itract, LLC.

   10.3 Moore Business Communications Services Agreement, dated June 12, 2000, between Moore Business Communications Services and itract, LLC.

   10.4 Letter Agreement, dated September 1, 1999, between eMarketplaces, Inc. and itract, LLC.

   10.5 Employment Agreement dated January 1, 2000, between itract, LLC and Kevin Kerzner.

   10.6 Assignment of Intellectual Property, dated April 18, 2000, by International Commerce Exchange Systems, Inc., CoreActive ACG, LLC, and Jencom Digital Technologies, LLC to itract, LLC.

   23.1 Consent of Shutts & Bowen LLP.**

   23.2 Consent of Pietrantoni Mendez & Alvarez LLP.**


                                  Part II-2

   23.3 Consent of Kronish Lieb Weiner & Hellman LLP.**

   23.4     Consent of Deloitte & Touche LLP.

   23.5     Consent of Anchin, Block & Anchin LLP.

   23.6     Consent of Schwartz Heslin Group, Inc.*

   23.7     Consent of San Juan Holdings, Inc.*

   24.1     Power of Attorney (included on page II-4).*

   99.1     Form of Margo Proxy Card.**

--------------------
   *Previously filed.
   **To be filed by a Pre-Effective Amendment to the Registration Statement.


Item 22.  Undertakings.

   The undersigned registrant hereby undertakes:

   1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   4. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   5. That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering
                                  Part II-3
of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   6. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  Part II-4

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of San Juan, Commonwealth of Puerto Rico, on the 23rd day of January, 2001.


                                    ITRACT, INC.


                                    By:            /s/ Michael J. Spector
                                        ----------------------------------------
                                                     Michael J. Spector
                                               Chairman of the Board, President
                                                 and Chief Executive Officer



   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                           Title                                 Date
           ---------                           -----                                 ----
     /s/ Michael J. Spector      Chairman of the Board, President,              January 23, 2001
-------------------------------   Executive Officer and Director
       Michael J. Spector

               *
-------------------------------              Secretary                          January 23, 2001
      Margaret D. Spector                   and Director


               *                             Director                           January 23, 2001
-------------------------------
       Blas R. Ferraiuoli

               *                             Director                           January 23, 2001
-------------------------------
       Frederick D. Moss

               *                             Director                           January 23, 2001
-------------------------------
        Michael A. Rubin

               *                 Vice President, Treasurer and Principal        January 23, 2001
-------------------------------  Financial Officer and Accounting Officer
       Alfonso A. Ortega


   *  /s/ Michael J. Spector
-------------------------------
     Michael J. Spector, as
  attorney-in-fact for each of
     the persons indicated


                                  Part II-5

                               INDEX TO EXHIBITS

  Exhibit
  Number                              Description
  ------                              -----------
   2.1     -      Merger Agreement, dated June 21, 2000, between Margo Caribe, Inc. and
                  iTract, Inc.  (Attached to the proxy statement/prospectus constituting a part of this Registration Statement as Appendix A.)


   2.2     -      Agreement and Plan of Merger, dated as of April 11, 2000, among Margo
                  Caribe, Inc., iTract Acquisition Company, LLC, iTract, Inc., itract, LLC and
                  International Commerce Exchange Systems, Inc., as amended on October 20,
                  2000.   (Attached to the proxy statement/prospectus constituting a part of this
                  Registration Statement as Appendix B.)


   3.1     -      Certificate of Incorporation of iTract, Inc.  (Attached to the proxy statement/prospectus constituting a part of this Registration Statement as
                  Appendix G.)

   3.2     -      Bylaws of iTract, Inc.  (Attached to the proxy statement/prospectus constituting a part of this Registration Statement as Appendix H.)


   4.1     -      Stock Option Plan.*

   5.1     -      Opinion regarding legality and consent of Shutts & Bowen LLP.**

   8.1     -      Opinion of Pietrantoni Mendez & Alvarez LLP regarding material Puerto Rico and Federal income tax consequences relating to merger with iTract, Inc.**

   8.2     -      Opinion of Kronish Lieb Weiner & Hellman LLP regarding material Federal income tax consequences relating to the merger with itract, LLC.**

   10.1    -      Agreement, dated September 29, 1999, between Net Creations, Inc. and itract, LLC.

   10.2    -      Rental API Agreement, dated June 28, 2000, between Net Creations, Inc. and itract, LLC.

   10.3    -      Moore Business Communications Services Agreement, dated June 12, 2000, between Moore Business Communications Services and itract, LLC.

   10.4    -      Letter Agreement, dated September 1, 1999, between eMarketplaces, Inc.
                  and itract, LLC.

   10.5           - Employment Agreement dated January 1, 2000, between itract,
                  LLC and Kevin Kerzner.

   10.6 - Assignment of Intellectual Property, dated April 18, 2000, by International Commerce Exchange Systems, Inc., CoreActive
                  ACG, LLC, and Jencom Digital Technologies, LLC to itract, LLC.

   23.1    -      Consent of Shutts & Bowen LLP.**

   23.2    -      Consent of Pietrantoni Mendez & Alvarez LLP.**


 Exhibit
   23.3    -      Consent of Kronish Lieb Weiner & Hellman LLP.**
   23.4    -      Consent of Deloitte & Touche LLP.
   23.5    -      Consent of Anchin, Block & Anchin LLP.
   23.6    -      Consent of Schwartz Heslin Group, Inc.*
   23.7    -      Consent of San Juan Holdings, Inc.*
   24.1    -      Power of Attorney (included on page II-4).*
   99.1    -      Form of Margo Proxy Card.**
--------------------
   *Previously filed.
   **To be filed by a Pre-Effective Amendment to the Registration Statement.